UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT

NUMBER 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

(Registrant)
CAMPBELL GLOBAL TREND FUND, L.P.
(Registrant)
(Exact name of registrant as specified in its charter)

Delaware	6799	52-1823554 (Strategic Allocation Fund)
(State of Organization)	(Primary Standard Industrial Classification Code Number)	27-1412568 (Global Trend Fund) (I.R.S. Employer Identification Number)

c/o Campbell & Company, Inc. 2850 Quarry Lake Drive Baltimore, Maryland 21209 (410) 413-2600	Thomas P. Lloyd Campbell & Company, Inc. 2850 Quarry Lake Drive Baltimore, Maryland 21209 (410) 413-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.
Sidley Austin llp
787 Seventh Avenue
New York, New York 10019

Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post — effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post — effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate Offering	Registration
Securities to be Registered	Price	Fee(1)
Class A (GLD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	$100,000,000	$7,130
Class B (GLD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	$100,000,000	$7,130
Class C (GLD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	N/A(2)	N/A

(1)	The proposed maximum aggregate offering has been calculated assuming that all Units of Campbell Global Trend Fund, L.P. are sold during the initial offering period at a price of $1,000 per unit of Units of each Class. The amount of the registration fee for Units of Campbell Global Trend Fund, L.P. is calculated in reliance upon Rule 457(o) promulgated under the Securities Act of 1933 and using the proposed maximum aggregate offering as described above. This Registration Statement contains a combined prospectus under Rule 429 promulgated under the Securities Act of 1933, which relates to the File No. 333-119259 with respect to Campbell Strategic Allocation Fund, L.P. Accordingly, upon effectiveness, this Registration Statement shall act as a Post-Effective Amendment No. 5 to File No. 333-119259.

(2)	To be issued in exchange for Class A (GLD) Units and Class B (GLD) Units of Campbell Global Trend Fund, L.P. in the event Limited Partners holding Class A (GLD) Units and Class B (GLD) Units have reached a certain limit of fees payable to selling agents, as hereinafter described. No registration fee is payable in reliance upon Rule 457(i) under the Securities Act.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

CAMPBELL GLOBAL TREND FUND, L.P.

	Maximum Available Units	Minimum Initial Investment	Minimum Additional Investment	Price Per Unit
Campbell Strategic Allocation Fund, L.P.	$331,000,000	N/A	$1,000	Net Asset Value

Campbell Global Trend Fund, L.P. Class A (USD)[1]	$100,000,000	$1,000 from IRAs and other tax-exempt accounts	$1,000	Initial Offering Period: $1,000[3]

Campbell Global Trend Fund, L.P. Class B (USD)[1]	$100,000,000

Campbell Global Trend Fund, L.P. Class C (USD)[1]	$100,000,000	$5,000 from all other investors

Campbell Global Trend Fund, L.P. Class D (USD)[1]	$100,000,000			Continuous Offering Period: Net Asset Value

Campbell Global Trend Fund, L.P. Class D (USD)[2]	$100,000,000	$50,000	$10,000

Campbell Global Trend Fund, L.P. Class B (GLD)[2]	$100,000,000

[1] These Units will be exchanged for Global Trend Fund Class E (USD) Units as described in this disclosure document. The Classe E (USD) Units are not being offered by this disclosure document.
[2] These Units will be exchanged for Global Trend Fund Class C (GLD) Units as described in this disclosure document. The Class C (GLD) Units are not being offered by this disclosure document.
[3] This price has been arbitrarily determined inasmuch as the Units have no inherent value other than their subscription price until trading.

The Offering

The Strategic Allocation Fund is being offered only to existing investors during the continuing offering. Units of each Class of the Global Trend Fund will initially be offered for a period ending ninety days from the date hereof, unless such date is extended by Campbell & Company for up to an additional ninety days. The subscription minimum for each Series of the Global Trend Fund as of the end of the initial offering period is $15,000,000. However, if after the expiration of the initial offering period, the subscription minimum is not reached, Campbell & Company may purchase Units with an aggregate initial Unit value in an amount equal to the difference between the actual total dollar amount of Units subscribed for during the initial offering period and $15,000,000. This initial offering period may be shorter if the subscription minimum is reached before the end of the initial offering period. If subscriptions for at least $15,000,000 for either Series have not been received and accepted by the end of the initial offering period, all subscriptions will be promptly returned to subscribers of that Series, with interest. After the end of the initial offering period, each of the Classes will be offered continuously.

The units are being offered on a best efforts basis without any firm underwriting commitment through selling agents which are registered broker-dealers and members of the Financial Industry Regulatory Authority. The selling agents are not required to sell any specific number or dollar amount of Units. There is no fixed termination date during the continuing offering of the Units; however, Campbell & Company may suspend, limit or terminate the continuing offering at any time.

The Risks

These are speculative securities. Before you decide whether to invest, read this entire prospectus carefully and consider “The Risks You Face” on page 14 and “Conflicts of Interest” on page 48.

•	The Funds are speculative and leveraged.

•	Past results of Campbell & Company are not necessarily indicative of future performance of the Funds, and the Funds’ performance can be volatile. As of the date of this disclosure document, the Global Trend Fund has no trading history. Past results of one Fund are not necessarily indicative of the future performance of that Fund or of the other Fund.

•	You could lose all or a substantial amount of your investment in either Fund.

•	By offering the Global Trend Series (GLD) neither the Fund nor Campbell & Company is making any recommendation or providing any investment or other advice with respect to the possible future performance of gold, gold futures, or any other gold-related product, nor is it a prediction or recommendation as to the future performance of the U.S. Dollar. This Series is offered solely to provide a gold-denominated exposure to the Campbell Trend Following Portfolio to those investors who prefer to have their investments denominated in gold, as opposed to the U.S. Dollar.

•	The long gold futures position in the Global Trend Series (GLD) is not an actively managed position. Its performance depends entirely on the performance of a long-only exposure to gold futures.

•	Gold prices historically have been extremely volatile and have fluctuated widely in recent years. A drop in the price of gold may cause significant loss in an investment of the Global Trend Fund’s Global Trend Series (GLD).

•	The trend following portion of the Global Trend Fund’s Global Trend Series (GLD) may also contain gold positions.

•	Campbell & Company has total trading authority over the Funds and the Funds are dependent upon the services of Campbell & Company. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

•	There is no secondary market for the Units and none is expected to develop. While the Units have redemption rights, there are restrictions and possible fees assessed.

•	There are restrictions on transferring units in the Funds.

•	Substantial expenses must be offset by trading profits and interest income.

•	A substantial portion of the trades executed for the Funds takes place on foreign exchanges. No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

•	Campbell & Company has full control over the management of the Funds and gives no management role to limited partners.

•	The Funds are subject to conflicts of interest. There are no independent experts representing investors.

You are required to make representations and warranties relating to the suitability of this investment for you. You are encouraged to discuss this investment with your financial, legal and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

CAMPBELL & COMPANY, INC.
General Partner of both Funds
March 1, 2010

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THESE POOLS BEGINNING AT PAGE 50 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, BEGINNING AT PAGE 4.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN EITHER OF THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN EITHER OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THESE INVESTMENTS, BEGINNING AT PAGE 14.

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A POOLED INVESTMENT VEHICLE. IN SO DOING, YOU SHOULD BE AWARE THAT THIS POOL ENTERS INTO TRANSACTIONS THAT ARE NOT TRADED ON AN EXCHANGE, AND THE FUNDS THE POOL INVESTS IN THOSE TRANSACTIONS MAY NOT RECEIVE THE SAME PROTECTIONS AS FUNDS USED TO MARGIN OR GUARANTEE EXCHANGE-TRADED FUTURES AND OPTIONS CONTRACTS. IF THE COUNTERPARTY BECOMES INSOLVENT AND THE POOL HAS A CLAIM FOR AMOUNTS DEPOSITED OR PROFITS EARNED ON TRANSACTIONS WITH THE COUNTERPARTY, THE POOL’S CLAIM MAY NOT RECEIVE A PRIORITY. WITHOUT A PRIORITY, THE POOL IS A GENERAL CREDITOR AND ITS CLAIM WILL BE PAID, ALONG WITH THE CLAIMS OF OTHER GENERAL CREDITORS, FROM ANY MONIES STILL AVAILABLE AFTER PRIORITY CLAIMS ARE PAID. EVEN POOL FUNDS THAT THE COUNTERPARTY KEEPS SEPARATE FROM ITS OWN OPERATING FUNDS MAY NOT BE SAFE FROM THE CLAIMS OF OTHER GENERAL AND PRIORITY CREDITORS.

FOREX TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

INVESTMENTS IN THE POOL MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY, AND BROKERAGE FEES, AND THE POOL MAY NEED TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETING OR EXHAUSTING ITS ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE (SEE PAGE 50) AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT (SEE PAGE 4).

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS POOL. THEREFORE, BEFORE

i

YOU DECIDE TO PARTICIPATE YOU SHOULD CAREFULLY REVIEW THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT (SEE PAGE 14).

NATIONAL FUTURES ASSOCIATION HAS NEITHER PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

A NUMBER OF JURISDICTIONS IN WHICH THE UNITS ARE OFFERED IMPOSE ON THEIR RESIDENTS HIGHER MINIMUM SUITABILITY REQUIREMENTS, WHICH ARE DESCRIBED IN EXHIBIT D TO THIS PROSPECTUS. PLEASE SEE PAGE D-2 OF EXHIBIT D FOR A DETAILED DESCRIPTION OF THE MINIMUM SUITABILITY REQUIREMENTS IN THE STATE IN WHICH YOU RESIDE. YOU WILL BE REQUIRED TO REPRESENT THAT YOU MEET THE REQUIREMENTS SET FORTH IN YOUR STATE OF RESIDENCE BEFORE YOUR SUBSCRIPTION TO PURCHASE UNITS WILL BE ACCEPTED. THESE SUITABILITY REQUIREMENTS ARE, IN EACH CASE, REGULATORY MINIMUMS ONLY, AND JUST BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT MEAN THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR YOU. IN NO EVENT MAY YOU INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS, AND AUTOMOBILES, IN EACH FUND.

CAMPBELL & COMPANY, INC.
General Partner of both Funds
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(410) 413-2600

REGULATORY NOTICES

NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDS, THE GENERAL PARTNER, OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AND OFFER TO SELL OR A SOLICITATION ON AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT BE LAWFULLY MADE.

THE BOOKS AND RECORDS OF THE FUNDS WILL BE MAINTAINED AT THEIR PRINCIPAL OFFICE, 2850 QUARRY LAKE DRIVE, BALTIMORE, MARYLAND 21209. LIMITED PARTNERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, THE GENERAL PARTNER WILL DISTRIBUTE REPORTS TO ALL LIMITED PARTNERS SETTING FORTH SUCH INFORMATION AS THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) MAY REQUIRE BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS WITH RESPECT TO THE FUNDS AND ANY SUCH OTHER INFORMATION AS THE GENERAL PARTNER MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO LIMITED PARTNERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUNDS’ FISCAL YEARS, CERTIFIED AUDIT FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO THE SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “THE CAMPBELL STRATEGIC ALLOCATION FUND, L.P. AND THE CAMPBELL GLOBAL TREND FUND, L.P. ARE NOT MUTUAL FUNDS OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND ARE NOT SUBJECT TO REGULATION THEREUNDER.”

PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $40,000,000, you are cautioned to carefully evaluate Global Trend Fund’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions for Units in Global Trend Fund.

This prospectus does not include all of the information or exhibits in the Funds’ registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

Each Fund files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facilities in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

The Funds’ filings are posted at the SEC website at http://www.sec.gov.

PART ONE — DISCLOSURE DOCUMENT

Page

SUMMARY	1
General	1
Plan of Distribution	3
Estimate of Break-Even Level	4
A Summary of Risk Factors You Should Consider Before Investing in the Funds	6
Investment Factors You Should Consider Before Investing in the Funds	8
Objectives of the Funds	8
Campbell & Company, Inc.	8
Charges to the Funds	9
Distributions and Redemptions	11
Federal Income Tax Aspects	11
CAMPBELL STRATEGIC ALLOCATION FUND, L.P. ORGANIZATIONAL CHART	12
CAMPBELL GLOBAL TREND FUND, L.P. ORGANIZATIONAL CHART	13
THE RISKS YOU FACE	14
Market Risks	14
You Could Possibly Lose Your Total Investment in the Funds	14
The Funds are Highly Leveraged	14
Changes in Financing Policies or the Imposition of Other Credit Limitations or Restrictions Could Compel the Funds to Liquidate at Disadvantageous Prices	14
Your Investment Could be Illiquid	14
Forward and Option Transactions are Over-the-Counter, are Not Regulated and are Subject to Credit Risk	15
Options on Futures and Over-the-Counter Contracts are Speculative and Highly Leveraged	15
An Investment in the Funds May Not Diversify an Overall Portfolio	15
The Current Markets are Subject to Market Disruptions and Governmental Intervention That May Be a Detriment to Your Investment	16
Gains, If Any, From the Trend Following Portfolio of the Global Trend Fund’s Global Trend Series (GLD) May Be Offset by Losses on the Gold Portfolio of the Global Trend Series (GLD), and Gains, If Any, on the Gold Portfolio of the Global Trend Series (GLD) May be Offset by Losses From the Trend Following Portfolio of the Global Trend Series (GLD), Resulting in No Gains or Aggregate Losses for Investors in the Global Trend Series (GLD) Units	16
Gold Prices Historically Have Been Extremely Volatile and Have Fluctuated Widely in Recent Years. A Drop in the Price of Gold May Cause a Significant Loss in an Investment in the Global Trend Fund’s Global Trend Series (GLD)	17
Large-Scale Sales of Gold May Lead to a Decline in the Price of Gold and a Decline in the Value of the Global Trend Fund’s Class A (GLD) Units, Class B (GLD) Units Class C (GLD) Units, Possibly Resulting in an Overall Loss of an Investment in the Global Trend Fund’s Global Trend Series (GLD)	17

Page

Widening Interest Rate Differentials Between the Cost of Money and the Cost of Borrowing Gold Could Result in Increased Sales and a Decline in the Price of Gold, Possibly Resulting in a Decline in the Value of the Global Trend Fund’s Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units and a Loss on an Investment in the Global Trend Fund’s Global Trend Series (GLD)	17
The Trend Following Portion of the Global Trend Fund’s Global Trend Series (GLD) May Also Contain Gold Positions	18
The Funds are a Party to Financial Instruments With Elements of Off-Balance Sheet Risk, Which Cause the Funds to Lose All of Their Assets	18
Trading Risks	18
There are Disadvantages to Making Trading Decisions Based Primarily on Technical Market Data	18
Increased Competition from Other Trend-Following Traders Could Reduce Campbell & Company’s Profitability	18
Limits Imposed by Futures Exchanges or Other Regulatory Organizations, Such as Speculative Position Limits and Daily Price Fluctuation Limits, May Alter Trading Decisions for the Funds	18
Increase in Assets Under Management May Make Profitable Trading More Difficult	19
Investors Will Not be Able to View the Funds’ Holdings on a Daily Basis, Which May Result in Unanticipated Losses	19
Tax Risks	19
Investors are Taxed Based on Their Share of the Funds’ Profits	19
Tax Could be Due from Investors on Their Share of the Funds’ Ordinary Income Despite Overall Losses	19
There Could be a Limit on the Deductibility of Brokerage and Performance Fees	19
Other Risks	20
Fees and Commissions are Charged Regardless of Profitability and are Subject to Change	20
The Funds’ Service Providers Could Fail, Which May Result in Losses to the Funds	20
Investors Must Not Rely on the Past Performance of Either Campbell & Company or the Funds in Deciding Whether to Buy Units	20
Conflicts of Interest Exist in the Structure and Operation of the Funds	21
There Are No Independent Experts Representing Investors	21
The Funds Place Significant Reliance on Campbell & Company and the Incapacity of its Principals Could Adversely Affect the Funds	21
Either of the Funds Could Terminate Before You Achieve Your Investment Objective Causing Potential Loss of Your Investment or Upsetting Your Investment Portfolio	21
The Funds are Not Regulated Investment Companies and are Therefore Subject to Different Protections Than a Regulated Investment Company	22

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SUMMARY

This summary, which highlights information contained elsewhere in this prospectus, is intended for quick reference only. The remainder of this prospectus contains more detailed information; you should read the entire prospectus, including all exhibits to the prospectus, before deciding to invest in any Units. This prospectus is dated March 1, 2010.

General

The offering consists of two Funds, the Campbell Strategic Allocation Fund, L.P., (the “Strategic Allocation Fund”) and the Campbell Global Trend Fund, L.P. (the “Global Trend Fund” and together with the Strategic Allocation Fund, the “Funds”). Both Funds trade speculatively in the U.S. and international futures, forward and option markets. Campbell & Company, Inc. (“Campbell & Company” or “general partner” or “trading advisor”), the Funds’ general partner and trading advisor, allocates assets across a broad spectrum of markets. Each Fund offers units of limited partnership interest (the “Units”) pursuant to this disclosure document. Unless provided otherwise, all references in this disclosure document to the term Units refer to the Units of both the Strategic Allocation Fund and the Global Trend Fund. The offered Units have different fee arrangements and trading portfolios, and may have different restrictions on redemptions.

The Campbell Strategic Allocation Fund L.P., (the “Strategic Allocation Fund”), was formed as a Delaware limited partnership on May 11, 1993. The Strategic Allocation Fund issues units of limited partnership interest, which represent units of fractional undivided limited partnership interest in the Strategic Allocation Fund. The Strategic Allocation Fund will continue in existence until December 31, 2023 (unless terminated earlier in certain circumstances). The principal offices of the Strategic Allocation Fund are located at c/o Campbell & Company, Inc., 2850 Quarry Lake Drive, Baltimore, Maryland 21209, and its telephone number is (410) 413-2600. The books and records of the Strategic Allocation Fund are maintained at the offices of Campbell & Company, Inc., its general partner and trading advisor (“Campbell & Company” or “general partner” or “trading advisor”). The Strategic Allocation Fund consists of one class of limited partnership Units, which is being offered only to existing investors in the Strategic Allocation Fund during the continuing offering at the net asset value per Unit as of each month-end closing date on which additions are accepted. The Strategic Allocation Fund trades pursuant to the Campbell Financial, Metal & Energy Large (“FME Large”) Portfolio. The FME Large Portfolio seeks exposure to financial markets, such as interest rates, foreign exchange and stock indices, as well as metals, energy products, soft commodities and other commodities. As with all Campbell Portfolios, the FME Large Portfolio seeks exposure to these markets by following signals generated by a series of systematic computer models. The FME Large Portfolio employs a broad spectrum of models including traditional and factor-based trend following models, as well as a number of macroeconomic-based models.

The Campbell Global Trend Fund L.P., (the “Global Trend Fund” and together with the Strategic Allocation Fund, the “Funds”), was formed as a Delaware series limited partnership on December 1, 2009. The Global Trend Fund issues units of limited partnership interest, which represent units of fractional undivided limited partnership interest in the Global Trend Fund. The Global Trend Fund will continue in existence unless terminated in certain circumstances. The principal offices of the Global Trend Fund are located at c/o Campbell & Company, Inc., 2850 Quarry Lake Drive, Baltimore, Maryland 21209, and its telephone number is (410) 413-2600. The books and records of the Global Trend Fund are maintained at the offices of Campbell & Company, its general partner, promoter and trading advisor. As the promoter, the general partner is not receiving anything of value, directly or indirectly, outside of the fee for acting as general partner and trading advisor to the Fund.

The Global Trend Fund currently consists of two series (“Series”) — the Global Trend Series (USD) and the Global Trend Series (GLD). The general partner has formed the Global Trend Fund as a series limited partnership pursuant to and in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq., as amended from time to time, the “Act”). The Act provides for the limitation of liability of each Series to the debts, liabilities, obligations and expenses of such Series and not those of any other Series or the Global Trend Fund in general. The Global Trend Series (USD) seeks to provide investors with a U.S. Dollar-denominated exposure to the Campbell Trend Following Portfolio. The Global Trend Series (USD) will trade pursuant to the Campbell Trend Following Portfolio. The Trend

Following Portfolio includes both traditional trend following and factor based trend following models. The Campbell Trend Following Portfolio employs the same traditional and factor-based trend following models that the FME Large Portfolio employs, but does not employ the macroeconomic-based models employed by FME Large.

The Global Trend Series (GLD) seeks to provide investors with a gold-denominated exposure to the Campbell Trend Following Portfolio. The gold-denominated exposure is achieved by first converting the investors’ U.S. Dollar investment to an exposure to gold by purchasing long positions in gold futures with a value approximately equal to the net asset value of that Series (the “Gold Portfolio”). The Global Trend Series (GLD) then seeks appreciation through a 100% overlay of the Campbell Trend Following Portfolio. The trading advisor will adjust the Global Trend Series (GLD)’s respective allocations to the Gold and Trend Following Portfolios at the beginning of each month to reflect additions to and redemptions of Series capital, as well as to reflect profits and losses from the Series’ long gold futures and its futures and currencies trading activities and interest income as of the end of the preceding month so as to maintain a gold futures position with a value approximately equal to the Series’ net asset value at the beginning of each month.

The Global Trend Series (USD) consists of five classes of limited partnership Units: Class A (USD) Units, Class B (USD) Units, Class C (USD) Units, Class D (USD) Units and Class E (USD) Units. Only Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units are being offered hereby and each of them is being offered to new investors in the Global Trend Fund. Class E (USD) Units are not being offered by this disclosure document but will be issued in exchange for Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units in certain circumstances which are described in this disclosure document. The Global Trend Series (GLD) consists of three classes of limited partnership Units: Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units. Only Class A (GLD) Units and Class B (GLD) Units are being offered hereby and each of them is being offered to new investors in the Global Trend Fund. Class C (GLD) Units are not being offered by this disclosure document but will be issued in exchange for Class A (GLD) Units and Class B (GLD) Units in certain circumstances which are described in this disclosure document. The selling agents will offer the Global Trend Fund Units at a price of $1,000 per unit of Units of each Class during the initial offering period. This price has been arbitrarily determined inasmuch as the Units have no inherent value other than their subscription price until trading begins. Units sold during the continuing offering period will be sold at a price equal to the net asset value per unit of Units of each Class at the close of business on each closing date.

Campbell & Company, the general partner of both Funds is a Maryland Corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Campbell & Company uses its technical trading and risk control methods to seek substantial medium- and long-term capital appreciation while, at the same time, seeking to manage risk and volatility. Campbell & Company provides advisory services to numerous other funds and individually managed accounts similar to the services Campbell & Company provides to the Funds. Campbell & Company has been using its technical approach since 1972 — one of the longest performance records of any currently active futures fund manager — and has developed and refined its approach over the past 38 years. See “Past Performance of the Campbell Strategic Allocation Fund, L.P.” for the performance data required to be disclosed for the most recent five calendar years and year-to-date. The Campbell Global Trend Fund, L.P. has not commenced trading and does not have any performance history.

Futures are standardized contracts traded on commodity exchanges that call for the future delivery of commodities at a specified time and place. While futures contracts are traded on a wide variety of commodities, both Funds will concentrate their futures trading in financial instruments such as interest rates, foreign exchange and stock index contracts, metal (including gold) and energy contracts, soft commodities and other commodities. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC. The Funds will trade futures positions on margin, meaning that the Funds will utilize leverage in their trading.

Currencies and other commodities may be purchased or sold by the Funds for future delivery or cash settlement through banks or dealers pursuant to forward or option contracts. Unlike futures contracts, forward and option contracts are not standardized and these markets are largely unregulated.

The following summary provides a review in outline form of important aspects of an investment in the Funds.

Plan of Distribution

How to Subscribe for Units

•	During the initial offering period, the selling agents will offer the Global Trend Fund Units at a price of $1,000 per unit of Units of each Class.

•	During the continuing offering, Units of both Funds are offered at a price equal to their net asset value per Unit. The net asset values of each Fund are its assets less its liabilities determined in accordance with its respective Limited Partnership Agreement. The net asset value per Unit Class equals the net asset value of each Unit Class divided by the number of Units outstanding as of the date of determination.

•	Investors in both Funds must submit subscriptions at least five (5) business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared. The general partner in its sole and absolute discretion may change the foregoing notice requirement by written notice to you.

•	Both Funds will accept subscriptions throughout the continuing offering, which can be terminated by Campbell & Company at any time.

•	Interest earned while subscriptions are being processed will be paid to subscribers in the form of additional Units.

•	The selling agents will use their best efforts to sell the Units offered, without any firm underwriting commitment. Investors are required to make representations and warranties relating to the suitability for them of an investment in Units in the Subscription Agreement. You should read the Subscription Agreement as well as this prospectus carefully before you decide whether to invest.

•	There is no limit on the number of Units that may be offered by the Funds, but all Units must be registered with the U.S. Securities and Exchange Commission prior to issuance.

Initial Offering Period

The selling agents will offer the Global Trend Fund Units at a price of $1,000 per unit of Units of each Class during the initial offering period, and thereafter, at a price equal to the net asset value per unit of Units of each Class at the close of business on each closing date. Units of each Class will initially be offered for a period ending ninety days from the date hereof, unless such date is extended by Campbell & Company for up to an additional ninety days. The subscription minimum for each Series of the Global Trend Fund as of the end of the initial offering period is $15,000,000. However, if after the expiration of the initial offering period, the subscription minimum is not reached, Campbell & Company may purchase Units with an aggregate initial Unit value in an amount equal to the difference between the actual total dollar amount of Units subscribed for during the initial offering period and $15,000,000. This initial offering period may be shorter if the subscription minimum is reached before the end of the initial offering period. If subscriptions for at least $15,000,000 for either Series have not been received and accepted by the end of the initial offering period, all subscriptions will be promptly returned to subscribers of that Series, with interest. After the end of the initial offering period, each of the Classes will be offered continuously.

Escrow of Funds During the Initial Offering Period

Subscription funds for the Global Trend Fund received during the initial offering period will be deposited in escrow accounts at PNC Financial Services Group, Inc., the escrow agent, and held there until the funds are released for trading purposes or returned to the payors of such funds in case of rejection. The escrowed subscription funds will earn interest, which will either be paid to subscribers in the form of additional Units or will be returned in cash to those whose applications are rejected. In case of rejection, no fees or other amounts will be deducted from the subscription, which will be returned to the subscriber as promptly as practicable (but in no event more than five business days) after such rejection.

What is the Minimum Investment Amount

The minimum initial investment for the Global Trend Fund’s Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units is $1,000 for eligible employee benefit plans and individual retirement accounts and $5,000 from all other investors. The minimum initial investment for the Global Trend Fund’s Class A (GLD) Units and Class B (GLD) Units is $50,000. The Strategic Allocation Fund is not currently available for initial investments. Limited partners of the Strategic Allocation Fund and Global Trend Fund Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units may increase their investment with a minimum additional investment of $1,000. Limited partners of the Global Trend Fund Class A (GLD) Units and Class B (GLD) Units may increase their investment with a minimum additional investment of $10,000.

Estimate of Break-Even Level

Strategic Allocation Fund

In order for an investor to “break-even” on his investment in the first year of trading, assuming an additional investment of $1,000, the Strategic Allocation Fund must earn $73.80, or 7.38%, provided that no redemption charge is applicable.

Redemption fees apply through the first twelve month-ends following purchase as follows: 4% of net asset value per Unit redeemed through the third month-end, 3% of net asset value per Unit redeemed through the sixth month-end, 2% of net asset value per Unit redeemed through the ninth month-end, and 1% of net asset value per Unit redeemed through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Unit redeemed on the first anniversary of the purchase. Accordingly, redemption fees are not included in the “break-even” estimate set forth below.

Assumed Additional Investment	$1,000.00

Brokerage Fee (estimated at 7.30)%	$73.00
Offering Expense Reimbursement (estimated at 0.20)%	2.00
Operating Expenses (estimated at 0.10%)	1.00
Cash Manager and Custodian Fees (estimated at 0.08%)[1]	0.80
Less: Interest Income (estimated at 0.30%)[2]	(3.00)

Amount of Trading Income Required to Break-Even on an Investor’s Additional Investment in the First Year of Trading	$73.80

Percentage of Additional Investment Required to Break-Even	7.38%

The maximum offering expense reimbursement is 2.5% of the total subscription amount over 30 months. The amount actually reimbursed represents, over the last two years, a charge equal to approximately 0.20% of average month-end net asset value. Operating expenses are subject to a maximum limit of 0.50% of the Strategic Allocation Fund’s net asset value per annum. The estimates also do not account for the bid-ask spreads in connection with the Strategic Allocation Fund’s forward and option contract trading. No performance fee is included in the calculation of the “break-even” level since all operating expenses of the Strategic Allocation Fund must be offset before a performance fee is accrued.

(1) The Strategic Allocation Fund pays the cash managers and the custodian a combined annualized fee equal to approximately 0.10% per annum of the Strategic Allocation Fund’s funds they manage. Based on the assumption that cash management constitutes 80% of the additional investment, a fee equal to 0.08% is used for this break-even analysis (80% of $1,000 multiplied by 0.10% equals $0.80 or 0.08% of the assumed additional investment).

(2) Variable based on current interest rates.

Global Trend Fund

In order for an investor to break-even on his/her investment in the first twelve months of trading, assuming an initial investment of $5,000, (a) Class A (USD) Units and Class A (GLD) Units must earn $316.50 or 6.33%; (b) Class B (USD) Units must earn $304.00 or 6.08%; (c) Class C (USD) and Class B (GLD) Units must earn $216.50 or 4.33%; (d) Class D (USD) Units must earn $204.00 or 4.08%; and (e) Class E (USD) and Class C (GLD) Units must earn $179.00 or 3.58% of the assumed initial investment, provided that no redemption charge is applicable.

Redemption fees apply to the Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units through the first twelve month-ends following purchase as follows: 1.833% of net asset value per redeemed Unit through the second month-end, 1.666% of net asset value per redeemed Unit through the third month-end, 1.500% of net asset value per redeemed Unit through the fourth month-end, 1.333% of net asset value per redeemed Unit through the fifth month-end, 1.167% of net asset value per redeemed Unit through the sixth month-end, 1.000% of net asset value per redeemed Unit through the seventh month-end, 0.833% of net asset value per redeemed Unit through the eighth month-end, 0.667% of net asset value per redeemed Unit through the ninth month-end, 0.500% of net asset value per redeemed Unit through the tenth month-end, 0.333% of net asset value per redeemed Unit through the eleventh month-end, 0.167% of net asset value per redeemed Unit through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Class A (USD) Unit, Class B (USD) Unit or Class A (GLD) Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Class A (USD) Unit, Class B (USD) Unit or Class A (GLD) Unit redeemed on the first anniversary of the purchase. Accordingly, redemption fees are not included in the “break-even” estimate set forth below.

	Class A (USD)		Class C (USD)		Class E (USD) and
	and	Class B (USD)	and	Class D (USD)	Class C (GLD)
	Class A (GLD) Units	Units	Class B (GLD) Units	Units	Units[5]

Assumed Initial Investment	$5,000	$5,000	$5,000	$5,000	$5,000

Advisory Fee (2.00)%	100.00	100.00	100.00	100.00	100.00
General Partner Fee (1.00)%	50.00	50.00	50.00	50.00	50.00
Organization & Offering Expense Reimbursement (0.50%)[1]	25.00	25.00	25.00	25.00	N/A
Operating Expenses (0.50%)[1]	25.00	25.00	25.00	25.00	25.00
Cash Manager and Custodian Fees (estimated at 0.08%)[2]	4.00	4.00	4.00	4.00	4.00
Sales Fee (2.00)%	100.00	100.00	N/A	N/A	N/A
Broker-Dealer Custodial Fee (0.25)%	12.50	N/A	12.50	N/A	N/A
Transaction Fees (estimated at 0.30%)[3]	15.00	15.00	15.00	15.00	15.00
Less: Interest Income (0.30%)[4]	(15.00)	(15.00)	(15.00)	(15.00)	(15.00)

Amount of Trading Income Required to Break-Even on an Investor’s Initial Investment in the First Year of Trading	$316.50	$304.00	$216.50	$204.00	$179.00

Percentage of Initial Investment Required to Break-Even	6.33%	6.08%	4.33%	4.08%	3.58%

The estimate does not account for the bid-ask spreads in connection with the Global Trend Fund’s forward and option contract trading. No performance fee is included in the calculation of the “break-even”

level since all operating expenses of the Global Trend Fund must be offset before a performance fee is accrued.

(1)	Reflects maximum amount. Actual amount may be less.

(2)	The Global Trend Fund pays the cash managers and the custodian a combined annualized fee equal to approximately 0.10% per annum of the Global Trend Fund’s funds they manage. Based on the assumption that cash management constitutes 80% of the additional investment, a fee equal to 0.08% is used for this break-even analysis (80% of $1,000 multiplied by 0.10% equals $0.80 or 0.08% of the assumed additional investment).

(3)	Clearing fees, execution fees and other transaction fees that will be paid to futures broker and the over-the-counter counterparty. In aggregate, transaction fees generally are not expected to exceed 0.30% (and will not exceed 1.00%) per annum of each Class of Units’ respective net asset value.

(4)	Variable based on current interest rates.

(5)	Once total underwriting compensation paid on any Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit, Class D (USD) Unit, Class A (GLD) Unit or Class B (GLD) Unit reaches 10% of the gross offering proceeds, the Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit or Class D (USD) Unit will automatically be re-designated as Class E (USD) Units, and the Class A (GLD) Unit or Class B (GLD) Unit will automatically be re-designated as Class C (GLD) Units.

Is the Campbell Strategic Allocation Fund or the Campbell Global Trend Fund a Suitable Investment for You?

An investment in either Fund is speculative and involves a high degree of risk. Neither Fund is a complete investment program. Campbell & Company offers both of the Funds as diversification opportunities for an investor’s entire investment portfolio, and therefore an investment in either or both Funds should only be a limited portion of the investor’s portfolio. You must, at a minimum, have:

1)	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

2)	a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.

A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, regulatory minimums only, and merely because you meet these standards does not mean that an investment in the Units is suitable for you. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in each Fund.

A Summary of Risk Factors You Should Consider Before Investing in the Funds

•	Each Fund is a highly volatile and speculative investment. There can be no assurance that either Fund will achieve its objectives or avoid substantial losses. You must be prepared to lose all or a substantial amount of your investment. Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients.

•	Futures, forward and option trading is a “zero-sum” economic activity in which for every gain there is an equal and offsetting loss (disregarding transaction costs), as opposed to a typical securities investment, in which there is an expectation of constant yields (in the case of debt) or participation over time in general economic growth (in the case of equity). It is possible that the Funds could incur major losses while stock and bond prices rise substantially in a prospering economy.

•	The Funds trade in futures, forward and option contracts. Therefore, the Funds are a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to the Funds.

•	Notwithstanding Campbell & Company’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell & Company to add new assets without detriment to diversification. Reduced diversification and more concentrated portfolios may have a detrimental effect on your investment.

•	The Funds are subject to numerous conflicts of interest including the following:

1)	Campbell & Company is both the general partner and trading advisor of both Funds and its fees were not negotiated at arm’s length. For these reasons, Campbell & Company has a disincentive to add or replace advisors, even if doing so may be in the best interests of the Funds;

2)	Campbell & Company may have incentives to favor other accounts over the Funds;

3)	Campbell & Company, the Funds’ futures brokers and over-the-counter counterparties and their respective principals and affiliates may trade in the futures, forward and option markets for their own accounts and may take positions opposite or ahead of those taken for the Funds;

4)	Selling agents will be entitled to ongoing compensation as a result of their clients remaining in the Funds, so a conflict exists between the agents’ interest in maximizing compensation and in advising their clients to make investment decisions in the clients’ best interests; and

5)	Campbell & Company operates other commodity pool offerings which may have materially different terms and operate at a lower overall cost structure.

•	Limited partners take no part in the management of the Funds and although Campbell & Company is an experienced professional manager, past performance is not necessarily indicative of future results.

•	The Strategic Allocation Fund will pay Campbell & Company a brokerage fee of up to 8% of the Strategic Allocation Fund’s month-end net asset value per annum (prior to accruals for such brokerage fee or performance fees), irrespective of profitability, of which up to 1% is paid to the futures brokers and over-the-counter counterparties and 4% is paid to the selling agents. The amount paid to selling agents on Units sold pursuant to this disclosure document will not, however, exceed 9.0% of the gross offering proceeds of the Strategic Allocation Fund Units sold pursuant to this disclosure document. Once the 9.0% threshold is reached with respect to a Strategic Allocation Fund Unit sold pursuant to this disclosure document, the selling agent will receive no future compensation and the up to 4% amount that would otherwise be paid to the selling agent for that Unit will instead be rebated to the Strategic Allocation Fund for the benefit of all holders of the Strategic Allocation Fund Units. Campbell & Company retains the remaining 3%. Currently, the Strategic Allocation Fund’s actual brokerage fee is approximately 7.30% of the Strategic Allocation Fund’s month-end net asset value per annum. Campbell & Company will also be paid a quarterly performance fee equal to 20% of aggregate cumulative appreciation in the Strategic Allocation Fund’s net asset value per Unit, if any, excluding interest income and as adjusted for subscriptions and redemptions. For the full disclosure of fees paid by the Strategic Allocation Fund, see “Charges to the Funds — Strategic Allocation Fund”.

•	All classes of the Global Trend Fund will pay Campbell & Company a monthly (i) advisory fee at the annual rate of 2%; and (ii) general partner fee at the annual rate of 1%, of the net asset value of the respective Class, prior to any accrual for or payment of any advisory fee, general partner fee, performance fee, redemption or subscription during said month. All classes of the Global Trend Fund will also pay Campbell & Company a quarterly performance fee equal to 20% aggregate cumulative appreciation in the respective Class’s net asset value per Unit, if any, excluding interest income and as adjusted for subscription and redemptions. For full disclosure of fees paid by the Global Trend Fund, see “Charges to the Funds — Global Trend Fund”.

•	The Funds are single-advisor funds which may be inherently more volatile than multi-advisor managed futures products.

•	Although the Funds are liquid compared to other alternative investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon ten business days’ advance written notice to Campbell & Company.

•	Redemption fees apply to certain Units of the Funds redeemed on or prior to the twelfth month-end following purchase. You may transfer or assign your Units on 30 days’ written notice to Campbell & Company, but only with the consent of Campbell & Company. There is no secondary market for Units, and none is expected to develop.

•	Investors are taxed each year on their share of the Funds’ profits, irrespective of whether they redeem any Units or receive any cash distributions from the Funds.

Investment Factors You Should Consider Before Investing in the Funds

•	The Funds are leveraged investment funds managed by an experienced, professional trading advisor and both trade in a wide range of futures, forward and option markets.

•	Campbell & Company utilizes several independent and different proprietary trading systems for the Funds.

•	The Funds have the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures, forward and option trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Funds will outperform other sectors of an investor’s portfolio or not produce losses. The Funds’ profitability also depends on the success of Campbell & Company’s trading techniques. If the Funds are unprofitable, then they will not increase the return on an investor’s portfolio or achieve its diversification objectives.

•	Investors in the Funds get the advantage of limited liability in highly leveraged trading.

Objectives of the Funds

The Funds seek to:

•	Reduce overall portfolio volatility and enhance returns by adding non-correlated assets.

•	Provide global diversification within a single investment.

•	Provide the potential to profit regardless of the economic environment.

•	Hedge the consequences of potential future market dislocations, including inflation (for the Global Trend Series (GLD)).

•	Generate returns independent of the stock and bond markets.

•	Potentially take advantage of global trends regardless of direction across 55+ markets in 10 countries on 20 exchanges.

•	Achieve capital appreciation over the medium- to long-term.

There is no guarantee that the Funds will achieve these objectives.

Campbell & Company, Inc.

Campbell & Company, the general partner and trading advisor for the Funds, administers the Funds and directs their trading. Campbell & Company has over 38 years of experience trading in the futures and forward markets. As of September 30, 2009, Campbell & Company and its affiliates were managing approximately $3.9 billion, including approximately $3.1 billion in its Financial, Metal & Energy Large Portfolio, approximately $19.9 million in its Trend Following Portfolio, and approximately $1.1 million in its Gold Portfolio. Campbell & Company has sole authority and responsibility for directing investment and reinvestment of the Funds’ assets.

Campbell & Company uses a systematic trading approach combined with quantitative portfolio management analysis and seeks to identify and profit from price movements in the futures, forward and option markets. Multiple trading models are utilized across most markets traded. Each model analyzes market movements and internal market and price configurations in order to generate signals to be executed through a variety of execution platforms.

The Strategic Allocation Fund trades pursuant to the Campbell Financial, Metal & Energy Large (“FME Large”) Portfolio. The FME Large Portfolio seeks exposure to financial markets, such as interest rates, foreign exchange and stock indices, as well as metals, energy products, soft commodities and other commodities. As with all Campbell Portfolios, the FME Large Portfolio seeks exposure to these markets by following signals generated by a series of systematic computer models. The FME Large Portfolio employs a broad spectrum of models including traditional and factor-based trend following models, as well as a number of macroeconomic-based models.

The Global Trend Fund currently consists of two series (“Series’’) — the Global Trend Series (USD) and the Global Trend Series (GLD). The Global Trend Series (USD) seeks to provide investors with a U.S. Dollar-denominated exposure to the Campbell Trend Following Portfolio. The Global Trend Series (USD) will trade pursuant to the Campbell Trend Following Portfolio. The Campbell Trend Following Portfolio seeks exposure to financial markets, such as interest rates, foreign exchange and stock indices, as well as metals, energy products, soft commodities and other commodities. The Campbell Trend Following Portfolio employs the same traditional and factor-based trend following models that the FME Large Portfolio employs, but does not employ the macroeconomic-based models employed by FME Large.

The Global Trend Series (GLD) seeks to provide investors with a gold-denominated exposure to the Campbell Trend Following Portfolio. The gold-denominated exposure is achieved by first converting the investors’ U.S. Dollar investment to an exposure to gold by purchasing long positions in gold futures with a value approximately equal to the net asset value of that Series (the “Gold Portfolio”). The Global Trend Series (GLD) then seeks appreciation through a 100% overlay of the Campbell Trend Following Portfolio. The trading advisor will adjust the Global Trend Series (GLD)’s respective allocations to the Gold and Trend Following Portfolios at the beginning of each month to reflect additions to and redemptions of Series capital, as well as to reflect profits and losses from the Series’ long gold futures and its futures and currencies trading activities and interest income as of the end of the preceding month so as to maintain a gold futures position with a value approximately equal to the Series’ net asset value at the beginning of each month.

Charges to the Funds

The Funds’ charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of the Funds’ assets.

Campbell & Company

•	The Strategic Allocation Fund will pay Campbell & Company a brokerage fee of up to 8% of the Strategic Allocation Fund’s month-end net asset value per annum (prior to accruals for such brokerage fee or performance fees), irrespective of profitability, of which up to 1% is paid to the futures brokers and over-the-counter counterparties and 4% is paid to the selling agents. The amount paid to selling agents on Units sold pursuant to this disclosure document will not, however, exceed 9.0% of the gross offering proceeds of the Strategic Allocation Fund Units sold pursuant to this disclosure document. Once the 9.0% threshold is reached with respect to a Strategic Allocation Fund Unit sold pursuant to this disclosure document, the selling agent will receive no future compensation and the up to 4% amount that would otherwise be paid to the selling agent for that Unit will instead be rebated to the Strategic Allocation Fund for the benefit of all holders of the Strategic Allocation Fund Units. Campbell & Company retains the remaining 3%.

•	All Classes of the Global Trend Fund will pay Campbell & Company a monthly (i) advisory fee at the annual rate of 2%; and (ii) general partner fee at the annual rate of 1%, of the net asset value of the respective Class, prior to any accrual for or payment of any advisory fee, general partner fee, performance fee, redemption or subscription during said month. These fees are paid in arrears based on the net asset value of the respective Class as of the end of each month. These fees are paid out of and reduce the net assets attributable to each Class of Units.

•	Campbell & Company will be paid a quarterly performance fee equal to 20% of aggregate cumulative appreciation in the Funds’ net asset value per Unit, if any, excluding interest income and as adjusted for subscriptions and redemptions.

•	Reimbursement of Strategic Allocation Fund’s offering expenses incurred during the continuing offering over a 30-month period following incurrence of each such expense, not to exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company.

•	Reimbursement of Global Trend Fund’s offering expenses is subject to an annual cap of 0.50% of the Global Trend Fund’s, and in turn, each Units’, month-end net asset value (excluding Class E (USD) Units and Class C (GLD) Units). Any offering costs incurred in excess of the aforementioned annual cap will initially be paid by Campbell & Company; provided, however, that the Global Trend Fund reimburses the offering costs paid by Campbell & Company at such time, if any, as the Global Trend Fund is able to do so within the limit of the aforementioned cap. Furthermore in no case will reimbursements of offering costs exceed 2.5% of aggregate subscriptions.

The Futures Brokers and Over-the-Counter Counterparties

•	The futures brokers and over-the-counter counterparties for the Strategic Allocation Fund are paid out of the brokerage fee as discussed in “— Campbell & Company”.

•	All Classes of the Global Trend Fund will pay the futures broker and over-the-counter counterparty up to 1% of the net asset value of each Class.

The Selling Agents

•	The selling agents for the Strategic Allocation Fund are paid out of the brokerage fee as discussed in “— Campbell & Company”.

•	The Global Trend Fund will pay to selected selling agents who have sold Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units, selling commissions of 2% of the subscription amount of each subscription for Class A (USD), Class B (USD) and Class A (GLD) Units. In addition, commencing thirteen months after the sale of Units and in return for providing ongoing services to limited partners, the Global Trend Fund will pay those selling agents (or their assignees) up to 2% of the Global Trend Fund’s average month-end net asset value. The amount paid to selling agents on Global Trend Fund Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units sold pursuant to this disclosure document will not, however, exceed 8.0% of the gross offering proceeds of the Global Trend Fund Class A (USD) Units and Class A (GLD) Units and 9.0% of the gross offering proceeds of the Global Trend Fund Class B (USD) Units sold pursuant to this disclosure document. Once the respective threshold is reached with respect to the Global Trend Fund Class A (USD) Units, Class B (USD) Units or Class A (GLD) Units sold pursuant to this disclosure document, the selling agent will receive no future compensation.

•	The Global Trend Fund Class A (USD) Units, Class C (USD) Units, Class A (GLD) Units and Class B (GLD) Units will pay a monthly broker-dealer custodial fee of 0.25% of Class A (USD) Units’, Class C (USD) Units’, Class A (GLD) Units’ and Class B (GLD) Units’ month-end net asset value per annum to the selling agents (the firm and not the individual) provided, however that the total of such broker-dealer custodial fees per Unit do not exceed 1.0% of the gross offering proceeds of Class A (USD) Units and Class A (GLD) Units and 6% of the gross offering proceeds of Class C (USD) Units and Class B (GLD) Units.

Once total underwriting compensation, including, but not limited to, the fees mentioned in the preceding paragraphs, paid on any Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit, Class D (USD) Unit, Class A (GLD) Unit or Class B (GLD) Unit reaches 10% of the gross offering proceeds, (1) the Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit or Class D (USD) Unit will automatically be re-designated as Class E (USD) Units, which are identical to Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units except that Class E (USD) Units do not pay any offering expenses, selling agent fee, broker-dealer custodial fee payable to the selling agents and, if applicable, redemption fees, and (2) the Class A (GLD) Unit or Class B (GLD) Unit will automatically be re-designated as Class C (GLD) Units, which are identical to Class A (GLD) Units and Class B (GLD) Units, except that Class C (GLD) Units do not pay any offering expenses, selling agent fee, broker-dealer custodial fee payable to the selling agents and, if applicable, redemption fees.

Dealers and Others

•	“Bid-ask” spreads for off-exchange contracts.

•	Operating expenses such as legal, auditing, administration, printing and postage, as incurred, up to a maximum of 0.50% of the Funds’ net asset value per annum.

•	Cash management and custodial fees for both Funds (0.10% annualized fee based on the percentage of assets under management) for management of the Funds’ non-margin assets.

•	Redemption fees apply to certain Units redeemed through the first twelve month-ends following purchase.

Distributions and Redemptions

The Funds are intended to be medium- to long-term, i.e., 3- to 5-year, investments. Units are transferable, but no secondary market exists for Units and none is expected to develop. Monthly redemptions are permitted from both Funds upon ten (10) business days’ advance written notice to Campbell & Company. The general partner of the Global Trend Fund has reserved the right to permit redemptions and accept subscriptions on a more frequent basis than monthly. The general partner in its sole and absolute discretion may change the foregoing notice requirement by written notice to you.

The redemption fees described above apply through the first twelve month-ends following purchase of Strategic Allocation Fund Units and Global Trend Fund Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units. After the twelfth month-end following purchase of a Unit, no redemption fees apply for either Fund. Campbell & Company reserves the right to make distributions of profits at any time in either Fund in its sole discretion.

Federal Income Tax Aspects

In the opinion of Sidley Austin LLP, counsel to Campbell & Company, each Fund is classified as a partnership and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes based on the type of income it is expected to earn. As such, whether or not either Fund has distributed any cash to the limited partners, each limited partner must report his allocable share of items of income, gain, loss and deduction of either Fund and is individually liable for income tax on such share. The Funds invest in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of:

1)	ordinary income or loss; and/or

2)	capital gain or loss.

Trading losses of the Funds, which will generally constitute capital losses, may only be available to offset a limited amount of interest income or other ordinary income allocated to the limited partners. Although the Funds treat the brokerage fees and performance fees paid to Campbell & Company as ordinary and necessary business expenses, all or a portion of such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible syndication costs by the Internal Revenue Service, or IRS.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
ORGANIZATIONAL CHART

The organizational chart below illustrates the relationships among the various service providers of this offering. Campbell & Company is both the general partner and trading advisor for the Fund. The selling agents (other than Campbell Financial Services, Inc.), futures brokers, over-the-counter counterparties, cash managers and the custodian of excess collateral, are not affiliated with Campbell & Company or the Strategic Allocation Fund.

*	Campbell & Company presently serves as commodity pool operator for six other commodity pools.

CAMPBELL GLOBAL TREND FUND, L.P.
ORGANIZATIONAL CHART

The organizational chart below illustrates the relationships among the various service providers of this offering. Campbell & Company is both the general partner and trading advisor for the Fund. The selling agents (other than Campbell Financial Services, Inc.), futures broker, over-the-counter counterparty, cash manager and custodian of excess collateral are not affiliated with Campbell & Company or the Global Trend Fund.

*	Campbell & Company presently serves as commodity pool operator for six other commodity pools.

THE RISKS YOU FACE

Market Risks

You Could Possibly Lose Your Total Investment in the Funds

Futures, forward and option contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or a substantial amount of your investment in the Funds.

The Funds are Highly Leveraged

Because the amount of margin funds necessary to be deposited in order to enter into a futures, forward or option contract position is typically about 2% to 10% of the total value of the contract, Campbell & Company is able to hold positions in each Fund’s account with face values equal to several times each Fund’s net asset value. The ratio of margin to equity is typically 10% to 30%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

Changes In Financing Policies or the Imposition of Other Credit Limitations or Restrictions Could Compel the Funds to Liquidate Positions at Disadvantageous Prices

The Funds may utilize and may depend on the availability of credit in order to trade their portfolios. There can be no assurance that the Funds will be able to maintain adequate financing arrangements under all market circumstances. As a general matter, the dealers that provide financing to the Funds can apply essentially discretionary margin, haircut, financing security and collateral valuation policies. Changes by dealers in such financing policies, or the imposition of other credit limitations or restrictions, whether due to market circumstances or governmental, regulatory or judicial action, may result in large margin calls, loss of financing, forced liquidation of positions at disadvantageous prices, termination of swap and repurchase agreements and cross-defaults to agreements with other dealers. Any such adverse effects may be exacerbated in the event that such limitations or restrictions are imposed suddenly and/or by multiple market participants at or about the same time. The imposition of such limitations or restrictions could compel the Funds to liquidate all or part of their portfolios at disadvantageous prices. In recent months, banks and dealers have substantially curtailed financing activities and increased collateral requirements, forcing many hedge funds to liquidate.

Your Investment Could be Illiquid

Futures, forward and option positions cannot always be liquidated at the desired price; this can occur when the market is thinly traded (i.e., a relatively small volume of buy and sell orders) or in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The financing available to the Funds from banks, dealers and other counterparties is likely to be restricted in disrupted markets. The Funds may incur material losses and the risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid making it difficult or impossible to close out positions against which the markets are moving. For example, in 1994, 1998 and again from 2007 — 2009 (it appears at this time that the 2007-2009 liquidity crisis has eased, however the potential of future liquidity issues continues to be a concern) there was a sudden restriction of credit by the dealer community that resulted in forced liquidations and major losses for a number of private investment funds. Campbell & Company was not forced to liquidate positions during the 1994, 1998 or 2007 — 2009 liquidity crises. However, it is possible that in the future, in such situations, Campbell & Company may be unable for some time to liquidate certain unprofitable positions thereby increasing the loss to the Funds from the trade. Additionally, foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, such as energy products or metals. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Funds, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk. Any of these actions could also result in losses to the Funds. A subscription for Units should be considered only by persons financially able to maintain their investment and who can afford the loss of all or substantially all of such investment.

Also, there is no secondary market for the Units and none is expected to develop. While the Units have redemption rights, there are restrictions, and possible fees assessed. For example, redemptions from each Fund can occur only at the end of a month. If a large number of redemption requests were to be received at one time for either Fund, the Funds might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Funds and consequently your investment.

Transfers of interest in the Units are subject to limitations, such as 30 days’ advance notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Funds. See each Fund’s “Agreement of Limited Partnership — Dispositions.”

Forward and Option Transactions are Over-the-Counter, are Not Regulated and are Subject to Credit Risk

The Funds trade forward and option contracts in foreign currencies. Such contracts are typically traded over-the-counter through a dealer market, which is dominated by major money center and investment banks, and is not regulated by the Commodity Futures Trading Commission. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Funds. The market for forward and option contracts relies upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. This regulation includes, for example, trading practices and other customer protection requirements, and minimum financial and trade reporting requirements. The absence of regulation could expose the Funds to significant losses in the event of trading abuses or financial failure by participants in the forward and option markets which it might otherwise have avoided. Also, the Funds face the risk of non-performance by its counterparties to forward and option contracts and such non-performance may cause some or all of its gains to remain unrealized.

The Funds have a substantial portion of their assets on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of each Fund’s assets on deposit may be limited to account insurance or other protection afforded such deposits, if any. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Funds’ assets at financial institutions and brokers that Campbell & Company believes to be creditworthy.

Options on Futures and Over-the-Counter Contracts are Speculative and Highly Leveraged

Options on futures and over-the-counter contracts may be used by the Funds to generate premium income or capital gains. The buyer of an option risks losing the entire purchase price (the premium as well as any commissions and fees) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity, futures or forward contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodity, futures or forward contracts underlying an option cannot accurately be predicted. Successful options trading requires an accurate assessment of near-term volatility in the underlying instruments, as that volatility is immediately reflected in the price of the option. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in trading futures and forwards, where volatility may not have as great an effect on price.

An Investment in the Funds May Not Diversify an Overall Portfolio

Historically, alternative investments such as managed futures funds have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures, forward and option contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, the Funds cannot be expected to be automatically profitable during unfavorable periods for the stock market or vice versa. The futures, forward and option markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or option transaction, the opposing side of that transaction will have an equal and off-setting loss. If the Funds do not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and the Funds may have no gains to offset your losses from other investments.

The Current Markets are Subject to Market Disruptions and Governmental Intervention That May Be a Detriment to Your Investment

The global financial markets are currently undergoing pervasive and fundamental disruptions which have led to extensive and unprecedented governmental intervention. Such intervention has, in certain cases, been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action, these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as to previously successful investment strategies. Confusion and uncertainty have also resulted from the apparent inconsistency which has characterized recent governmental actions. For example, while the Federal Reserve assisted or otherwise intervened with respect to certain distressed financial institutions, it refused to do so for others. Such inconsistency has caused both severe losses for a number of market participants, who assumed either no intervention or intervention consistent with past precedent, and contributed to the general uncertainty and resulting illiquidity of the markets.

The U.S. “bailout” of financial institutions is the largest governmental intervention in the history of the U.S. financial markets. Moreover, the form of the “bailout” continues to shift as the impact of the current financial crisis is further analyzed. For example, the Troubled Asset Relief Program was initially designed to purchase illiquid mortgage-backed securities. Funds were then used to inject capital directly into certain consumer-oriented financial companies. In further response to this crisis, the U.S. government enacted the Emergency Economic Stabilization Act (the “EESA”), the largest governmental intervention in the history of the U.S. financial markets. In connection with the EESA, it seems highly likely that the U.S. Congress will require that new market restrictions be applied to the U.S. financial markets, restrictions which may have a material adverse impact on both the future competitiveness of these markets as well as the profit potential of the Funds. Regulations in other jurisdictions also appear likely to take similar action.

The CFTC has recently proposed the imposition of position limits on energy futures contracts such as crude oil, heating oil, natural gas, gasoline and other energy products. We do not anticipate these limits, if accepted, will affect the Funds’ ability to trade, but it is possible that they may in the future if either or both Funds’ assets increase dramatically.

It is impossible to predict what additional interim or permanent governmental restrictions may be imposed on the markets and/or effect of such restrictions on the trading manager’s strategies. However, the trading advisor believes that there is a high likelihood of significantly increased regulation of the financial markets, and that such increased regulation could be materially detrimental to the Funds.

Gains, If Any, From the Trend Following Portfolio of the Global Trend Fund’s Global Trend Series (GLD) May Be Offset by Losses on the Gold Portfolio of the Global Trend Series (GLD), and Gains, If Any, on the Gold Portfolio of the Global Trend Series (GLD) May be Offset by Losses From the Trend Following Portfolio of the Global Trend Series (GLD), Resulting in No Gains or Aggregate Losses for Investors in the Global Trend Series (GLD) Units

An investment in the Global Trend Series (GLD) Units is not equivalent to an investment in gold. Rather, it is an investment in a product that combines a gold investment with a trend following futures portfolio, which is comprised of trend following trading models applied to a diverse portfolio of global futures and currencies. The gold investment is intended to de-link the net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the net asset value in terms of gold. Consequently, if the U.S. dollar value of gold declines, gains, if any, from the Trend Following Portfolio may not be sufficient for the Global Trend Series (GLD) of the Global Trend Fund to avoid a decline in the net asset value of its Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units expressed in U.S. dollars, the currency in which Units are redeemed. Likewise, losses from the Trend Following Portfolio may be greater than any increase in the U.S. dollar value of gold resulting in a decline in the net asset value of the Class A (GLD) Units, the Class B (GLD) Units and the Class C (GLD) Units. Additionally, there can be no assurance that, if the value of gold declines relative to the U.S. dollar, there will be any corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in U.S. dollars.

Gold Prices Historically Have Been Extremely Volatile and Have Fluctuated Widely in Recent Years. A Drop in the Price of Gold May Cause a Significant Loss in an Investment in the Global Trend Fund’s Global Trend Series (GLD)

While generally advancing, the price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including: (a) changes in supply and demand, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, central bank purchases and sales, and production and cost levels in major gold producing countries; (b) market uncertainty and investors’ expectations with respect to the rate of inflation; (c) currency exchange rates; (d) interest rates; (e) investment and trading activities of investment funds; and (f) political, economic or financial conditions and/or instability globally or in major producing regions. The trading advisor has no control over the price volatility, and cannot prevent or mitigate it, because the investment strategy does not permit hedging of gold positions. On the contrary, it requires the trading advisor to maintain a fully invested position in gold at all times. As a result, unless offset by trading profits from trend following and interest income, a decline in the price of gold will result in a decline in the net asset value of the Global Trend Series (GLD) Units and an overall loss on the investments of Class A (GLD), Class B (GLD) and Class C (GLD) limited partners. Because of the extreme volatility of gold prices, the trading advisor believes that any investment in the Global Trend Fund, but particularly an investment in the Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units should be a long-term investment of at least three to five years, and that investors should consider this when determining whether to make such an investment part of their overall portfolio.

Large-Scale Sales of Gold May Lead to a Decline in the Price of Gold and a Decline in the Value of the Global Trend Fund’s Class A (GLD) Units, Class B (GLD) Units Class C (GLD) Units, Possibly Resulting in an Overall Loss of an Investment in the Global Trend Fund’s Global Trend Series (GLD)

The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect the value of the Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units. For example, the 1997 Asian financial crisis resulted in significant sales of gold by individuals which depressed the price of gold. Crises in the future may impair gold’s price performance which would, in turn, adversely affect an investment in the Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units. Moreover, substantial sales of gold by the official sector could adversely affect an investment in the Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units. The official sector consists of central banks, other governmental agencies and multilateral institutions that buy, sell and hold gold as part of their reserve assets. Since 1999, most gold sales by the official sector have been made in a coordinated manner under the terms of the Central Bank Gold Agreement. In the event that future economic, political or social conditions or pressures result in members of the official sector liquidating their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in supply. Consequently, the price of gold could decline significantly, which would adversely affect the value of the Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units expressed in U.S. dollars, the currency in which the Units are redeemed, possibly resulting in an overall loss on your investment.

Widening Interest Rate Differentials Between the Cost of Money and the Cost of Borrowing Gold Could Result in Increased Sales and a Decline in the Price of Gold, Possibly Resulting in a Decline in the Value of the Global Trend Fund’s Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units and a Loss on an Investment in the Global Trend Fund’s Global Trend Series (GLD)

A combination of rising interest rates and a continuation of the current low cost of borrowing gold (the gold lease rate) could improve the economics of selling gold forward. This could result in increased hedging by gold mining companies and short selling by speculators, which could adversely affect the price of gold and thus the value of the Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units expressed in U.S. dollars, the currency in which Class A (GLD) Units, Class B (GLD) Units and Class C (GLD) Units are redeemed, possibly resulting in an overall loss on an investment in Class A (GLD) Units, Class B (GLD) Units or Class C (GLD) Units.

The Trend Following Portion of the Global Trend Fund’s Global Trend Series (GLD) May Also Contain Gold Positions

The Trend Following Portfolio may contain gold positions that could counter the passive long gold strategy of the Global Trend Series (GLD) if the trading models used indicate trends in the price of gold declining.

The Funds are a Party to Financial Instruments With Elements of Off-Balance Sheet Risk, Which Cause the Funds to Lose All of Their Assets

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Funds trade in futures, forward and options contracts and are therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Funds, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Funds at the same time, and if the Funds’ trading advisor was unable to offset futures interests positions of the Funds, the Funds could lose all of their assets and the limited partners would realize a 100% loss. Campbell & Company, Inc., the general partner (who also acts as trading advisor), minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%; however, these precautions may not be effective in limiting the risk of loss.

Trading Risks

There are Disadvantages to Making Trading Decisions Based Primarily on Technical Market Data

The trading systems used by Campbell & Company for the Funds are primarily technical. The profitability of trading under these systems depends on, among other things, the occurrence of significant price movements, up or down, in futures, forward or option prices. Such price movements may not develop; there have been periods in the past without such price movements.

The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Campbell & Company’s historic price analysis could establish positions on the wrong side of the price movements caused by such events.

Increased Competition from Other Trend-Following Traders Could Reduce Campbell & Company’s Profitability

There has been a dramatic increase in the volume of assets managed by trend-following trading systems like some of the Campbell & Company programs. For example, in 1980, the assets in the managed futures industry were estimated at approximately $300 million; by the third quarter of 2009, this estimate had risen to approximately $212.6 billion. Increased trading competition from other trend-following traders could operate to the detriment of the Funds. It may become more difficult for the Funds to implement their trading strategies if other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures, forward or option positions, or otherwise alter trading patterns.

Limits Imposed by Futures Exchanges or Other Regulatory Organizations, Such As Speculative Position Limits and Daily Price Fluctuation Limits, May Alter Trading Decisions for the Funds

The CFTC and U.S. futures exchanges have established limits, known as speculative position limits, on the maximum net long or net short positions that any person may hold or control in certain futures and option on futures contracts. Most U.S. futures exchanges also have established “daily price fluctuation limits” which preclude the execution of trades at prices outside of the limit. Contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. All accounts controlled by Campbell & Company are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of Campbell & Company’s trading decisions for the Funds or force the liquidation of certain futures or options on futures positions. Either of these actions may not be in the best interest of the investors. From time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases, it is possible that

Campbell & Company, as trading advisor, could be required to maintain a losing position that it otherwise would exit and incur significant losses or be unable to establish a position and miss a profit opportunity.

Increase in Assets Under Management May Make Profitable Trading More Difficult

Campbell & Company has not agreed to limit the amount of additional equity which it may manage, and is actively engaged in raising assets for existing and new accounts including the Funds. The more equity Campbell & Company manages, the more difficult it may be for Campbell & Company to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Campbell & Company to modify its trading decisions for the Funds which could have a detrimental effect on your investment. Such considerations may also cause Campbell & Company to eliminate smaller markets from consideration for inclusion in either or both of its Financial, Metal & Energy Large Portfolio or its Trend Following Portfolio, reducing the range of markets in which trading opportunities may be pursued. Campbell & Company reserves the right to make distributions of profits to limited partners in an effort to control asset growth. In addition, Campbell & Company may have an incentive to favor other accounts because the compensation received from some other accounts may exceed the compensation it receives from managing each of the Fund’s account. Because records with respect to other accounts are not accessible to limited partners in the Funds, the limited partners will not be able to determine if Campbell & Company is favoring other accounts. See “Campbell & Company, Inc. — Trading Capacity.”

Investors Will Not be Able to View the Funds’ Holdings on a Daily Basis, Which May Result in Unanticipated Losses

Campbell & Company makes the Funds’ trading decisions.  While Campbell & Company receives daily trade confirmations from the futures brokers and over-the-counter counterparties, the Funds’ trading results are reported to limited partners monthly. Accordingly, an investment in the Funds does not offer limited partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers. As a result, you may suffer unanticipated losses due to the Funds’ holdings.

Tax Risks

Investors are Taxed Based on Their Share of the Funds’ Profits

Investors are taxed each year on their share of the Funds’ profits, if any, irrespective of whether they redeem any Units or receive any cash distributions from the Funds. Campbell & Company has the authority to make such distributions at any time in its sole discretion.

All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

Tax Could be Due from Investors on Their Share of the Funds’ Ordinary Income Despite Overall Losses

Investors may be required to pay tax on their allocable share of either Fund’s ordinary income, which in the case of the Funds is the Funds’ interest income, gain on some foreign futures contracts, and certain other investment assets, even though the Funds incur overall losses. Capital losses of individual taxpayers can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if an individual investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The remaining $7,000 capital loss could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

There Could be a Limit on the Deductibility of Brokerage and Performance Fees

Although the Funds treat the brokerage fees and performance fees paid to Campbell & Company and other expenses of the Funds as ordinary and necessary business expenses, upon an IRS audit either Fund may be required to treat such fees as “investment advisory fees” if the Funds’ trading activities did not constitute a trade or business for tax purposes. If the limited partner’s share of expenses were deemed to be investment advisory fees, a limited partner’s tax liability would likely increase because of statutory limitations applicable to miscellaneous itemized deductions, including investment advisory fees, of individual taxpayers. In addition, upon audit, a portion of the brokerage fees might be treated as a non-deductible syndication cost or might be treated as a reduction in the Funds’ capital gain or as an increase in the Funds’ capital loss. If the brokerage fees were so treated, a limited partner’s tax liability would likely increase.

Other Risks

Fees and Commissions are Charged Regardless of Profitability and are Subject to Change

The Funds are subject to substantial charges payable irrespective of profitability, in addition to performance fees which are payable based on the Fund’s profitability. Included in these charges are brokerage fees and operating expenses. On the Funds’ forward and option trading, “bid-ask” spreads and prime brokerage fees are incorporated into the pricing of the Funds’ forward and option contracts by the counterparties in addition to the brokerage fees paid by the Funds. It is not possible to quantify the “bid-ask” spreads paid by the Funds because the Funds cannot determine the profit its counterparty is making on the forward and option transactions. Such spreads can at times be significant. In addition, while currently not contemplated, each Limited Partnership Agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days’ notice to the limited partners.

The Funds’ Service Providers Could Fail, Which May Result in Losses to the Funds

The institutions, including but not limited to, the futures brokers, over-the-counter counterparties, the cash managers and the custodian, with which the Funds trade or invest may encounter financial difficulties that impair the operational capabilities or the capital position of the Funds. The futures brokers are generally required by U.S. law to segregate all funds received from such brokers’ customers from such brokers’ proprietary assets. If the futures brokers do not do so to the full extent required by law, the assets of the Funds might not be fully protected in the event of the bankruptcy of the futures brokers. Furthermore, in the event of the futures brokers’ bankruptcy, the Funds could lose the entire amount, or be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures brokers’ combined customer accounts, even though certain property specifically traceable to the Funds (for example, Treasury bills deposited by the Funds with the futures brokers as margin) was held by the futures brokers. Furthermore, dealers in forward and option contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. The futures brokers have been the subject of regulatory and private causes of action, as described under “The Futures Brokers.”

The recent events surrounding the bankruptcies or similar proceedings with respect to various parties have demonstrated the risk that assets that traders such as the Funds believed were custodial under statutory and regulatory protections could be subject to various risks, and apparently significant losses incurred by many hedge funds in relation to the bankruptcy and/or administration of Lehman Brothers Holdings and its affiliates illustrate the risks incurred in other derivatives trading and brokerage arrangements. Although Campbell & Company had no assets held at Lehman Brothers or its affiliates at the time of its bankruptcy, and accounts held by Campbell & Company suffered no losses as a result of the Lehman Brothers bankruptcy, there is no guarantee that Campbell & Company traded assets would be immune from such losses if a similar scenario were to occur in the future.

Investors Must Not Rely on the Past Performance of Either Campbell & Company or the Funds in Deciding Whether to Buy Units

The future performance of the Funds is not predictable, and no assurance can be given that the Funds will perform successfully in the future in as much as past performance is not necessarily indicative of future results. Additionally, the markets in which the Funds operate have been severely disrupted over the past year or more, so results observed in earlier periods may have little relevance to the results observable in the current environment.

The Global Trend Fund is a recently-formed entity with no operating history, as of the date set forth on the cover page of this prospectus, upon which prospective investors can evaluate its potential performance. The personnel of the trading advisor responsible for managing the Global Trend Fund’s investment portfolio have substantial experience in managing investments and private and public investment funds and have provided and continue to provide advisory and management services to clients and private and public investment funds that have similar investment programs to that of the Global Trend Fund. However, the past performance of the trading advisor may not be construed as an indication of the future results of an investment in either Fund.

Conflicts of Interest Exist in the Structure and Operation of the Funds

Campbell & Company has not established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control over how Campbell & Company resolves these conflicts which can be relied upon by investors as ensuring that the Funds are treated equitably with other Campbell & Company clients.

Campbell & Company has a conflict of interest because it acts as the general partner and sole trading advisor for the Funds.

Since Campbell & Company acts as both trading advisor and general partner for the Funds, it is very unlikely that its advisory contract will be terminated by the Funds. The fees payable to Campbell & Company were established by it and were not the subject of arm’s-length negotiation. These fees on the Strategic Allocation Fund consist of a (i) brokerage fee of up to 8% of the Strategic Allocation Fund’s month-end net asset value per annum (prior to accruals for such brokerage fee or performance fees) (of which 3% is retained by Campbell & Company) and (ii) quarterly performance fee equal to 20% of aggregate cumulative appreciation in the Strategic Allocation Fund’s net asset value per Unit, if any, excluding interest income and redemptions and as adjusted for subscriptions and redemptions. These fees on the Global Trend Fund consist of a monthly (i) advisory fee at the annual rate of 2% and (ii) general partner fee at the annual rate of 1%, of the net asset value of each Class of Units, prior to any accrual for or payment of any advisory fee, general partner fee, performance fee, redemption or subscription during said month and (iii) a quarterly performance fee equal to 20% aggregate cumulative appreciation in the respective Class of Units’ net asset value per Unit, if any, excluding interest income and as adjusted for subscriptions and redemptions. Campbell & Company, as general partner, determines whether or not distributions are made and it receives increased fees to the extent distributions are not made.

Subject to the limit on selling agent compensation discussed in “Plan of Distribution — Items of Compensation Pursuant to FINRA Rule 2310”, selling agents will be entitled to ongoing compensation as a result of their clients remaining in the Funds, so a conflict exists between the selling agent’s interest in maximizing compensation and in advising its clients to make investment decisions in the client’s best interests.

Other conflicts are also present in the operation of the Funds. See “Conflicts of Interest.”

There Are No Independent Experts Representing Investors

Campbell & Company has consulted with counsel, accountants and other experts regarding the formation and operation of the Funds. No counsel has been appointed to represent the limited partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Funds.

The Funds Place Significant Reliance on Campbell & Company and the Incapacity of its Principals Could Adversely Affect the Funds

The incapacity of Campbell & Company’s principals could have a material and adverse effect on Campbell & Company’s ability to discharge its obligations under the advisory agreement. However, there are no individual principals at Campbell & Company whose absence would result in a material and adverse effect on Campbell & Company’s ability to adequately carry out its advisory responsibilities.

Either of the Funds Could Terminate Before You Achieve Your Investment Objective Causing Potential Loss of Your Investment or Upsetting Your Investment Portfolio

As general partner of both Funds, Campbell & Company may withdraw from either or both of the Funds upon 120 days’ notice, which would cause that Fund to terminate unless a substitute general partner were obtained. Other events, such as a long-term substantial loss suffered by either Fund, could also cause that Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Campbell & Company or the futures brokers were revoked or suspended, such entity would no longer be able to provide services to the Funds.

The Funds are Not Regulated Investment Companies and are Therefore Subject to Different Protections Than a Regulated Investment Company

Although the Funds and Campbell & Company are subject to regulation by the CFTC, neither of the Funds is an investment company subject to the Investment Company Act of 1940 and Campbell & Company is not registered as an investment adviser under the Investment Advisers Act of 1940. Accordingly, you do not have the protections afforded by those statutes which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company.

Forwards, Options, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation; Therefore, the Funds Will Not Receive the Same Protections on These Transactions

The Funds trade foreign exchange contracts and options in the interbank market. In the future, the Funds may also trade swaps, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. The Funds will not receive the protections which are provided by the CFTC’s regulatory scheme for these transactions.

The Funds are Subject to Foreign Market Credit and Regulatory Risk

A substantial portion of Campbell & Company’s trades takes place on markets or exchanges outside the United States. From time to time, over 50% of each Fund’s overall market exposure could involve positions taken on foreign markets. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, nor do they have the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Trading on foreign exchanges also presents the risks of exchange controls, expropriation, taxation and government disruptions.

The Funds are Subject to Foreign Exchange Risk

The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time a position is established and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Funds may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which Campbell & Company bases its strategies may not be as reliable or accessible as it is in the United States. The rights of clients (such as the Funds) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

Transfers Could be Restricted

You may transfer or assign your Units only upon 30 days’ prior written notice to Campbell & Company and only if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in adverse legal or tax consequences for the Funds.

A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund

Both Funds are single-advisor managed futures funds. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As single-advisor managed futures funds, the Funds may have increased performance volatility and a higher risk of loss than investment vehicles employing multiple advisors.

The Performance Fee Could be an Incentive to Make Riskier Investments

Campbell & Company employs speculative strategies for the Funds, and receives performance fees based on the trading profits earned by it for the Funds. Campbell & Company would not agree to manage the Funds’ accounts in the absence of such a performance fee arrangement. Accordingly, Campbell & Company may make investments that are riskier than might be made if the Funds’ assets were managed by a trading advisor that did not require performance-based compensation.

The Funds May Distribute Profits to Limited Partners at Inopportune Times

Campbell & Company reserves the right to make distributions of profits of the Funds to the limited partners at any time in its sole discretion in order to control the growth of the assets under Campbell & Company’s management. Limited partners will have no choice in receiving these distributions as income, and may receive little notice that these distributions are being made. Distributions may be made at an inopportune time for the limited partners.

Potential Inability to Trade or Report Due to Systems Failure Could Adversely Affect the Funds

Campbell & Company’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third party failures upon which such systems are dependent or the failure of Campbell & Company’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Funds to experience significant trading losses or to miss opportunities for profitable trading. Additionally, any such failures could cause a temporary delay in reports to investors.

Failure to Receive Timely and Accurate Market Data from Third Party Vendors Could Cause Disruptions or the Inability to Trade

Campbell & Company’s strategies are dependent to a significant degree on the receipt of timely and accurate market data from third party vendors. Accordingly, the failure to receive such data in a timely manner or the receipt of inaccurate data, whether due to the acts or omissions of such third party vendors or otherwise, could disrupt trading to the detriment of the Funds or make trading impossible until such failure or inaccuracy is remedied. Any such failure or inaccuracy could, in certain market conditions, cause the Funds to experience significant trading losses, effect trades in a manner which it otherwise would not have done, or miss opportunities for profitable trading. For example, the receipt of inaccurate market data may cause the Funds to establish (or exit) a position which it otherwise would not have established (or exited), or fail to establish (or exit) a position which it otherwise would have established (or exited), and any subsequent correction of such inaccurate data may cause the Funds to reverse such action or inaction, all of which may ultimately be to the detriment of the Funds.

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SELECTED FINANCIAL DATA WITH RESPECT TO THE STRATEGIC ALLOCATION FUND ONLY

Dollars in thousands, except per unit amounts

	9-Month
	Period Ended
	September 30,	Year Ended
	2009	2008	2007	2006	2005	2004

Total Assets	$1,928,949	$2,541,717	$3,999,585	$5,777,987	$5,233,064	$4,099,736
Total Partners’ Capital	1,872,272	2,455,984	3,803,392	5,654,540	5,175,699	4,048,146
Total Net Trading Gain (Loss) (includes brokerage commissions)	(49,863)	139,135	(620,158)	348,176	611,580	443,116
Net Income (Loss)	(162,242)	(24,940)	(739,180)	211,997	424,794	130,292
Net Income (Loss) Per General and Limited Partner Unit*	(189.08)	(21.87)	(440.33)	113.86	272.37	100.20
Increase (Decrease) in Net Asset Value per General and Limited Partner Unit	(183.16)	(40.75)	(458.41)	121.64	261.69	114.36

*	Based on weighted average number of Units outstanding during the period.

SUPPLEMENTARY FINANCIAL INFORMATION WITH RESPECT TO THE STRATEGIC ALLOCATION FUND ONLY

Dollars in thousands, except per unit amounts

The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31, June 30, and September 30, 2009 and March 31, June 30, September 30, and December 31, 2008 and 2007.

	1st Qtr.	2nd Qtr.	3rd Qtr.
	2009	2009	2009

Total Net Trading Gain (Loss) (includes brokerage commissions)	$8,220	$(137,234)	$79,152
Net Income (Loss)	(34,226)	(174,076)	46,059
Net Income (Loss) per General and Limited Partner Unit*	(37.40)	(203.11)	57.43
Increase (Decrease) in Net Asset Value per General and Limited Partner Unit	(39.68)	(202.41)	58.93
Net Asset Value per General and Limited Partner Unit at the End of the Period	2,590.22	2,387.81	2,446.74

*	Based on weighted average number of Units outstanding during the period.

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2008	2008	2008	2008

Total Net Trading Gain (Loss) (includes brokerage commissions)	$64,968	$173,742	$(85,127)	$(14,448)
Net Income (Loss)	27,628	130,870	(124,310)	(59,128)
Net Income (Loss) per General and Limited Partner Unit*	20.41	111.53	(118.24)	(60.14)
Increase (Decrease) in Net Asset Value per General and Limited Partner Unit	19.54	119.12	(119.34)	(60.07)
Net Asset Value per General and Limited Partner Unit at the End of the Period	2,690.19	2,809.31	2,689.97	2,629.90

*	Based on weighted average number of Units outstanding during the period.

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2007	2007	2007	2007

Total Net Trading Gain (Loss) (includes brokerage commissions)	$(347,410)	$659,908	$(825,832)	$(106,824)
Net Income (Loss)	(377,426)	629,468	(850,163)	(141,059)
Net Income (Loss) per General and Limited Partner Unit*	(210.38)	363.19	(514.62)	(91.86)
Increase (Decrease) in Net Asset Value per General and Limited Partner Unit	(212.74)	363.63	(509.13)	(100.17)
Net Asset Value per General and Limited Partner Unit at the End of the Period	2,916.32	3,279.95	2,770.82	2,670.65

*	Based on weighted average number of Units outstanding during the period.

CAMPBELL & COMPANY, INC.

Description

Campbell & Company is the general partner and trading advisor of the Funds. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at 2850 Quarry Lake Drive, Baltimore, Maryland 21209, and its telephone number is (410) 413-2600. Its primary business is the trading and management of discretionary futures and forward accounts, including commodity pools. As of September 30, 2009, Campbell & Company and its affiliates had approximately $3.9 billion under management (including approximately $3.1 billion traded pursuant to the same Financial, Metal & Energy Large Portfolio as traded by the Strategic Allocation Fund and approximately $19.9 million and $1.1 million traded pursuant to the same Trend Following Portfolio and Gold Portfolio, respectively, as traded by the Global Trend Fund). Please refer to “Campbell & Company, Inc. — Trading Systems” for a discussion of all of the portfolios offered by Campbell & Company, which includes the Financial, Metal & Energy Large Portfolio, the Trend Following Portfolio and the Gold Portfolio. Please refer to “Past Performance of the Campbell Strategic Allocation Fund, L.P.” on page 47 for the performance data required to be disclosed for the most recent five calendar years and year-to-date. The Global Trend Fund has not commenced trading and does not have any performance history.

Campbell & Company has been a member of the NFA since July 1, 1982, and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978. Pools currently operated by Campbell & Company, in addition to the two pools discussed herein, include: Campbell Financial Futures Fund Limited Partnership, which trades pursuant to the FME Large Portfolio; Campbell Fund Trust, which trades pursuant to the Global Diversified Large Portfolio (this portfolio that trades a fully diversified portfolio including energy products, soft and other commodities, precious and base metals, stock market indices, interest rates and foreign currencies); Campbell Global Assets Fund Limited SAC (Classes A and D), which trade pursuant to the FME Large Portfolio; The Campbell Gold Plus Fund, L.P., which trades pursuant to the Trend Following Portfolio and the Gold Portfolio, and Campbell Alternative Asset Trust, which trades pursuant to the FME Large Portfolio. None of these Funds are in direct competition with the Strategic Allocation Fund or the Global Trend Fund. Campbell & Company’s compensation is discussed in “Charges to the Funds”.

The principals of Campbell & Company have not purchased, and do not intend to purchase, Units. Although Campbell & Company has an employee trading policy, it has no policy, written or otherwise, in place that limits the amount of Units that a principal may purchase in either Fund.

Campbell & Company has agreed that its capital account as general partner at all times will equal to the greater of either (i) 1% of the net aggregate capital contributions of all partners or (ii) $25,000.

There has never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded.

Campbell & Company’s principals are G. William Andrews, Theresa D. Becks, D. Keith Campbell, Bruce L. Cleland, Gregory T. Donovan, Michael S. Harris, Michael J. Hebrank, Kevin M. Heerdt, Thomas P. Lloyd and Tracy Wills-Zapata. The majority voting stockholder of Campbell & Company is D. Keith Campbell.

The trading advisor makes the Funds’ trading decisions using proprietary trading models which analyze both technical and fundamental market indicators. Following are the members of the Risk Committee, which is responsible for overseeing the proprietary trading models utilized on behalf of the Funds: G. William Andrews, Theresa D. Becks, Bruce L. Cleland, Gregory T. Donovan, Michael S. Harris and Kevin M. Heerdt.

The Funds utilize a systematic, model driven trading approach. The trading advisor manages the Funds’ assets based on signals derived from trading models, thereby minimizing the “human” element in the day-to-day individual investment decision making process. The Risk Committee meets daily to review the trading signals received by the models for that day and the Risk Committee has the authority to override a specific trading signal indicated by the trading models. More specifically, risk management sits at the model level, portfolio level, and in the Risk Committee of the firm. Portfolio-wide position limits, portfolio volatility, and model diversification are also monitored. The Risk Committee monitors portfolio risks that may not be quantified by the models (i.e., extreme market shocks, liquidity crises, etc.), and has reduced risk at times of market shocks, such as the market contagion that occurred in July and August of 2007. In such situations, the Risk Committee will gradually return the portfolio to the model-determined risk levels upon a return to more normal market conditions.

G. William Andrews, born in 1972, has been employed by Campbell & Company since April 1997 and was appointed Chief Operating Officer in January 2010, was Vice President: Director of Operations from April 2007 to January 2010, and was Vice President: Director of Research Operations from March 2006 to April 2007. As Chief Operating Officer, he is involved in all operational aspects of the firm. Mr. Andrews holds an M.B.A. in Finance from Loyola College in Maryland and a Bachelor of Social Science from Waikato University, New Zealand. Mr. Andrews became listed as a Principal of Campbell & Company effective June 21, 2006.

Theresa D. Becks, born in 1963, joined Campbell & Company in June 1991 and has served as President and Chief Executive Officer since April 2007, Secretary since May 1992, a Director since January 1994, and was Chief Financial Officer and Treasurer until July 2008. Ms. Becks is also the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company and an SEC registered investment adviser, and Trustee, President, and Chief Executive Officer of The Campbell Multi-Strategy Trust, a registered investment company. Ms. Becks served as a member of the Board of Directors of the Managed Funds Association from November 2002 to November 2006. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective May 7, 1999, March 10, 1993 and April 21, 1999, respectively. Ms. Becks became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company Investment Adviser LLC effective December 14, 2005, December 12, 2005 and December 14, 2005, respectively.

D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell & Company since it began operations in 1972, was President until January 1994, and was Chief Executive Officer until January 1998. Mr. Campbell is the majority voting stockholder of Campbell & Company. Mr. Campbell has acted as a commodity trading advisor since 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on its behalf. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective October 29, 1997, September 29, 1978 and September 29, 1997, respectively. Mr. Campbell became listed as a Principal of Campbell & Company Investment Adviser LLC effective July 9, 2008. Mr. Campbell became listed as a Principal of his Commodity Pool Operator effective March 10, 1975.

Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and has served as Vice Chairman of the Board of Directors of Campbell & Company since April 2007, was President from January 1994 to April 2007, and Chief Executive Officer from January 1998 to April 2007. Until April 2007, Mr. Cleland was also the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company and an SEC registered investment adviser, and Trustee, Chief Executive Officer and President of The Campbell Multi-Strategy Trust, a registered investment company. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective December 15, 1993, September 15, 1993 and December 15, 1993, respectively. Mr. Cleland was an Associated Person, Principal and NFA Associate Member of Campbell & Company Investment Adviser LLC from December 2005 to April 2007. Effective July 9,

2008, Mr. Cleland again became listed as a Principal of Campbell & Company Investment Adviser LLC. Mr. Cleland was a registered Associated Person and NFA Associate Member of Campbell & Company Investment Adviser LLC from December 2005 to April 2007.

Gregory T. Donovan, born in 1972, has been employed by Campbell & Company since October 2006 as Chief Financial Officer and Treasurer since July 2008, and was Senior Vice President of Accounting and Finance from October 2006 to July 2008. His duties include oversight of accounting and finance functions and review of accounting policies and procedures. Mr. Donovan is also the Chief Financial Officer, Treasurer and Assistant Secretary of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a registered investment company. From November 2003 to October 2006, Mr. Donovan was employed by Huron Consulting Services, a managing consulting firm, serving as Director in the Financial and Economic Consulting Practice. Mr. Donovan is a C.P.A. and has a B.S. in Business Administration with concentrations in Accounting and Management from Castleton State College and holds a M.S. in Finance from the University of Baltimore. Mr. Donovan became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective July 5, 2007, May 9, 2007 and July 2, 2007, respectively. Mr. Donovan became listed as a Principal of Campbell & Company Investment Adviser LLC effective May 16, 2007.

Michael S. Harris, born in 1975, has been employed by Campbell & Company since July 2000, was appointed Deputy Manager of Trading in September 2004 and has served as Vice President and Director of Trading since June 2006. His duties include managing daily trade execution for the assets under Campbell & Company’s management. Mr. Harris holds a B.A. in Economics and Japanese Studies from Gettysburg College. He also spent time studying abroad at Kansai Gaidai University in Osaka, Japan. Mr. Harris became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective September 21, 2000, June 15, 2006 and August 19, 2000, respectively.

Michael J. Hebrank, born in 1955, joined Campbell & Company in April 2004 and has served as Chief Technology Officer since then. From February 1999 to April 2004, Mr. Hebrank was the Chief Information Officer at Greater Baltimore Medical Center, the fourth largest healthcare system in Maryland. Mr. Hebrank holds a B.S. in Applied Statistics from the University of Baltimore and an M.S. in Computer Engineering from Loyola College of Maryland. Mr. Hebrank became listed as a Principal of Campbell & Company effective June 21, 2006.

Kevin M. Heerdt, born in 1958, joined Campbell & Company in March 2003 and has served as Chief Investment Officer and Director of Research since July 2007, was Executive Vice President-Research from March 2003 to June 2007 and Chief Operating Officer from June 2005 to June 2007. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. Mr. Heerdt is also the Vice President and Chief Investment Officer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a registered investment company. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective April 15, 2003, April 15, 2003 and April 1, 2003, respectively. Mr. Heerdt became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company Investment Adviser LLC effective December 14, 2005, December 12, 2005 and December 14, 2005, respectively.

Thomas P. Lloyd, born in 1959, joined Campbell & Company in September 2005 as General Counsel and Executive Vice President-Legal and Compliance. In this capacity, he is involved in all aspects of legal affairs, compliance and regulatory oversight. Since April 2007, Mr. Lloyd has also overseen Campbell & Company’s fund administration function. Mr. Lloyd is also the Secretary, Chief Compliance Officer and Assistant Treasurer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company and an SEC registered investment adviser, and The Campbell Multi-

Strategy Trust, a registered investment company. From July 1999 to September 2005, Mr. Lloyd was employed by Deutsche Bank Securities Inc. (“DBSI”) in several positions, including Managing Director and head of the legal group for Deutsche Bank Alex. Brown, the Private Client Division of DBSI. Mr. Lloyd holds a B.A. in Economics from the University of Maryland, and a J.D. from the University of Baltimore School of Law. Mr. Lloyd is a member of the Bars of the State of Maryland and the United States Supreme Court. Mr. Lloyd became listed as a Principal of Campbell & Company and Campbell & Company Investment Adviser LLC effective October 20, 2005 and December 12, 2005, respectively.

Tracy Wills-Zapata, born in 1971, joined Campbell & Company in February 2006 and has served as Managing Director — Business Development since January 2007 and was Managing Director of Institutional Business Development from February 2006 to January 2007. Ms. Wills-Zapata is also the Vice President of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a registered investment company. Prior to joining Campbell, Ms. Wills-Zapata was a Managing Director of DB Advisors LLC, and affiliates, from September 2002 to December 2005, where she was responsible for distribution of Deutsche Bank’s single manager hedge fund platform. Ms. Wills-Zapata was registered as an Associated Person from January 2005 to December 2005 with DB Capital Advisers Inc., from February 2003 to January 2005 with DB Advisors LLC, and from November 2002 to February 2003 with Deutsche Bank Securities Inc. Ms. Wills-Zapata was listed as a Principal with DB Advisors LLC from February 2003 to February 2004. Ms. Wills-Zapata was an NFA Associate Member from December 2004 to December 2005 with DB Capital Advisers Inc., from January 2003 to January 2005 with DB Advisors LLC, and from November 2002 to February 2003 with Deutsche Bank Securities, Inc. Wills-Zapata is currently a member of the Board of Directors and a Member of the Executive Committee for the Managed Funds Association. Ms. Wills-Zapata became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective March 27, 2006, July 21, 2008 and March 27, 2006, respectively. Ms. Wills-Zapata became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company Investment Adviser LLC effective February 18, 2009.

The Advisory Agreements

Pursuant to the Advisory Agreement for each Fund, Campbell & Company has the sole authority and responsibility for directing the investment and reinvestment of the Funds’ assets. The Funds’ advisory agreement with Campbell & Company is valid for successive periods of one year, subject to each party’s right to terminate on 60 days’ prior written notice. It is unlikely that either advisory agreement would be terminated other than as a direct result of the dissolution of either or both Funds.

The advisory agreements do not alter any fiduciary duties that may otherwise be imposed by state law on Campbell & Company.

Trading Systems

Campbell & Company makes the Funds’ trading decisions using proprietary computerized trading models which analyze market statistics. There can be no assurance that the trading models will produce results similar to those produced in the past. In addition, limited partners will not have any vote or consent with respect to the trading approaches utilized by Campbell & Company. Existing limited partners will be notified in advance via their monthly statements with regard to any changes deemed to be a material change from the trading approach as currently described.

Campbell & Company currently offers the following portfolios:

1)	The Financial, Metal & Energy Large Portfolio,

2) The Trend Following Portfolio,

3) The Global Diversified Portfolio, and

4) The Gold Portfolio.

Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, Inc., currently offers the Multi-Strategy Portfolio, a commodities and securities portfolio with different investment objectives and terms.

The Strategic Allocation Fund trades pursuant to the Campbell FME Large Portfolio. The FME Large Portfolio seeks exposure to financial markets, such as interest rates, foreign exchange and stock indices, as well as metals, energy products, soft commodities and other commodities. As with all Campbell Portfolios, the FME Large Portfolio seeks exposure to these markets by following signals generated by a series of systematic computer models. The FME Large Portfolio employs a broad spectrum of models including traditional and factor-based trend following models, as well as a number of macroeconomic-based models.

The Global Trend Fund currently consists of two series (“Series”) — the Global Trend Series (USD) and the Global Trend Series (GLD). The Global Trend Series (USD) seeks to provide investors with a U.S. Dollar-denominated exposure to the Campbell Trend Following Portfolio. The Global Trend Series (USD) will trade pursuant to the Campbell Trend Following Portfolio. The Campbell Trend Following Portfolio seeks exposure to financial markets, such as interest rates, foreign exchange and stock indices, as well as metals, energy products, soft commodities and other commodities. The Campbell Trend Following Portfolio employs the same traditional and factor-based trend following models that the FME Large Portfolio employs, but does not employ the macroeconomic-based models employed by FME Large.

The Global Trend Series (GLD) seeks to provide investors with a gold-denominated exposure to the Campbell Trend Following Portfolio. The gold-denominated exposure is achieved by first converting the investors’ U.S. Dollar investment to an exposure to gold by purchasing long positions in gold futures with a value approximately equal to the net asset value of that Series (the “Gold Portfolio”). The Global Trend Series (GLD) then seeks appreciation through a 100% overlay of the Campbell Trend Following Portfolio. The trading advisor will adjust the Global Trend Series (GLD)’s respective allocations to the Gold and Trend Following Portfolios at the beginning of each month to reflect additions to and redemptions of Series capital, as well as to reflect profits and losses from the Series’ long gold futures and its futures and currencies trading activities and interest income as of the end of the preceding month so as to maintain a gold futures position with a value approximately equal to the Series’ net asset value at the beginning of each month.

See the following pie chart for a listing of contracts, by sector, for both the FME Large Portfolio and the Trend Following Portfolio. Sector allocation and the specific markets traded, may frequently fluctuate in response to changes in market volatility. The pie chart is not weighted to trading percentages.

Contracts by Sector for Both Funds

Campbell & Company’s trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Portfolio composition, including contracts traded and percentage allocations to each sector, may change at any time if Campbell & Company determines such change to be in the best interests of the Fund. Each sector traded by the Funds appears as a caption in the preceding pie charts. As an example, natural gas is a market that is traded within the commodities sector.

Campbell & Company believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell & Company’s intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and, since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell & Company’s policy to follow trades signaled by each trading model independently of the other models.

Over the course of a medium- to long-term price change, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances some of Campbell & Company’s trading models may exit a winning position prior to the end of a price move. While there is some risk to this method (for example, being out of the market during a significant portion of a price move), Campbell & Company’s research indicates that this is well compensated for by the decreased volatility of performance that may result.

Campbell & Company’s trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell & Company expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients’ accounts. The trading models currently used by Campbell & Company may be eliminated from use if Campbell & Company ever believes such action is warranted.

While Campbell & Company normally follows a disciplined, systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company’s discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

Campbell & Company applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell & Company may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

From time to time Campbell & Company may increase or decrease the total number of contracts held based on increases or decreases in the Funds’ assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

Campbell & Company estimates that, based on the margin required to maintain positions in the markets currently traded, the ratio of margin to equity is typically 10% to 30% of each Fund’s net asset value. From time to time, margin commitments may be above or below this range.

The number of contracts that Campbell & Company believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client’s portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.

Trading Capacity

Campbell & Company believes that it is not possible to define or quantify capacity with any degree of certainty. Campbell & Company has continued to introduce new strategies designed to deliver returns which have low correlation to returns from existing strategies. In addition, Campbell & Company has continued to develop new ways to manage assets, such as the application of dynamic portfolio and capital management tools and innovative execution methods. In the past, a significant increase in assets has led to portfolio compromises, as increasingly large positions can only be established and maintained in those markets that have sufficient depth and liquidity.

Notwithstanding Campbell & Company’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell & Company to add new assets without detriment to diversification. If this were to occur, Campbell & Company would expect risk-adjusted returns to begin to degrade — a more concentrated portfolio may result in lower risk-adjusted returns and may have a detrimental affect on your investment. See “The Risks You Face — Trading Risks — Increase in Assets Under Management May Make Profitable Trading More Difficult.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — Strategic Allocation Fund

Introduction

The offering of Campbell Strategic Allocation Fund L.P.’s (the “Strategic Allocation Fund”) Units of Limited Partnership Interest commenced on January 12, 1994, and the initial offering terminated on April 15, 1994 with proceeds of $9,692,439. The continuing offering period commenced immediately after the termination of the initial offering period; additional subscriptions totaling $6,068,918,915 have been accepted during the continuing offering period ended June 13, 2008.

Redemptions through September 30, 2009 total $4,648,851,510. The Strategic Allocation Fund commenced operations on April 18, 1994.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent; however, actual results could differ from those estimates. The Strategic Allocation Fund’s significant accounting policies are described in detail in Note 1 of its Financial Statements.

The Strategic Allocation Fund records all investments at fair value in its financial statements, with changes in fair value reported as a component of change in unrealized trading gain (loss) in the Statements of Operations. Generally, fair values are based on market prices; however, in certain circumstances, estimates are involved in determining fair value in the absence of an active market closing price (e.g. forward contracts and options on forward contracts which are traded in the inter-bank market). For forward contracts and options of forward contracts, fair values calculated by the Strategic Allocation Fund are compared to the interbank market maker values for reasonableness.

Capital Resources

Effective June 14, 2008 through the date of this disclosure document, Units in the Strategic Allocation Fund were not offered for sale. For existing investors in the Strategic Allocation Fund, business has been and will be conducted as usual. There will be no change in trading, operations or monthly statements, etc. and redemptions will continue to be offered on a monthly basis.

The Strategic Allocation Fund does not intend to raise any capital through borrowing. Due to the nature of the Strategic Allocation Fund’s business, it will make no capital expenditures and will have no capital assets, which are not operating capital or assets.

The Strategic Allocation Fund maintains 40-80% of its net asset value in cash, cash equivalents or other liquid positions in its cash management program over and above that needed to post as collateral for trading. These funds are available to meet redemptions each month. After redemptions are taken into account each month, the trade level of the Strategic Allocation Fund is adjusted and positions in the instruments the Strategic Allocation Fund trades are liquidated, if necessary, on a pro-rata basis to meet those increases or decreases in trade levels.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits”. During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Strategic Allocation Fund from promptly liquidating unfavorable positions and subject the Strategic Allocation Fund to substantial losses which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Strategic Allocation Fund may not be able to execute futures trades at favorable prices, if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Strategic Allocation Fund’s futures trading operations, the Strategic Allocation Fund’s assets are expected to be highly liquid.

The entire offering proceeds, without deductions, were credited to the Strategic Allocation Fund’s bank, brokerage and/or cash management accounts. The Strategic Allocation Fund meets margin requirements for its trading activities by depositing cash or U.S. government securities with the futures brokers and the over-the-counter counterparties. This does not reduce the risk of loss from trading futures, forward and option contracts. The Strategic Allocation Fund receives all interest earned on its assets. No other person shall receive any interest or other economic benefits from the deposit of Strategic Allocation Fund assets.

Approximately 10% to 30% of the Strategic Allocation Fund’s assets normally are committed as required margin for futures contracts and held by the futures brokers, although the amount committed may vary significantly. Such assets are maintained in the form of cash or U.S. Treasury bills in segregated accounts with the futures brokers pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Strategic Allocation Fund’s assets are deposited with over-the-counter counterparties in order to initiate and maintain forward and options on forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such over-the-counter counterparty is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the over-the-counter counterparties.

The trading advisor deposits the majority of those assets of the Strategic Allocation Fund that are not required to be deposited as margin with the futures broker and over-the-counter counterparty in custodial accounts with Northern Trust Company. The assets deposited in the custodial accounts with Northern Trust Company are segregated. Such custodial accounts constitute approximately 40% to 80% of the Strategic Allocation Fund’s assets and is invested, directly by Wilmington Trust Investment Management LLC (“Wilmington”) and Horizon Cash Management LLC (“Horizon”). Wilmington and Horizon are registered with the Securities and Exchange Commission as investment advisers under the Investment Advisers Act of 1940. Wilmington and Horizon do not guarantee any interest or profits will accrue on the Strategic Allocation Fund’s assets in the custodial account. Wilmington and Horizon will invest according to agreed upon investment guidelines that are modeled after those investments allowed by the futures broker as defined under The Commodity Exchange Act, Title 17, Part 1, § 1.25 Investment of customer funds. Investments can include, but are not limited to, (i) U.S. Government Securities, Government Agency Securities, Municipal Securities, banker acceptances and certificates of deposits; (ii) commercial paper; and (iii) corporate debt.

The Strategic Allocation Fund occasionally receives margin calls (requests to post more collateral) from its futures brokers or over-the-counter counterparties, which are met by moving the required portion of the assets held in the custody accounts at Northern Trust to the margin accounts. In the past 3 years, the Strategic Allocation Fund has not needed to liquidate any position as a result of a margin call.

The Strategic Allocation Fund’s assets are not and will not be, directly or indirectly, commingled with the property of any other person in violation of law or invested with or loaned to Campbell & Company or any affiliated entities.

Results of Operations

The returns for the nine months ended September 30, 2009 and for the years ended December 31, 2008, 2007 and 2006 were (6.96)%, (1.53)%, (14.65)% and 4.04%, respectively.

2009 (9 months ended September 30)

Of the 2009 year-to-date decrease of 6.96%, approximately 1.48% was due to trading losses (before commissions) and approximately 5.56% due to brokerage fees, operating expenses and offering costs borne by the Fund offset by approximately 0.08% due to interest income. During the nine months ended September 30, 2009, the Fund accrued brokerage fees in the amount of $112,819,855 and paid brokerage fees in the amount of $116,382,724. No performance fees were accrued or paid during this period. An analysis of the 1.48% trading losses by sector is as follows:

Sector	% Gain (Loss)

Currencies	2.70%
Stock Indices	(0.86)
Commodities	(0.87)
Interest Rates	(2.45)

(1.48)%

President Obama’s stimulus plan took center stage in January; however, weak economic data continued to negatively impact global stock markets into the start of the New Year. An early month rally fizzled quickly, causing notable declines in major global indices. The Strategic Allocation Fund gained in equity indices trading on net short positions across each region. Gains were recorded in fixed income trading as the world’s central banks continued to lower interest rates. Mounting fiscal deficits and huge issuance needs begin to weigh heavy on the long-end; however, credit markets generally improved in January with yield spreads continuing to contract. Foreign exchange trading finished slightly negative on the month. Risk aversion and capital preservation benefited the Strategic Allocation Fund’s net long U.S. Dollar position; however, the U.K. government’s unprecedented move to give the Bank of England power to increase their stake in Royal Bank of Scotland to 70% helped fuel a late month rally in the British Pound, eliminating gains from a previous decline. Commodity trading was generally flat on volatility across precious and base metals and a slowing of the negative energy trend.

In February, the U.S. government’s ability to address the economic crisis was met with skepticism by Wall Street. Economic data remained persistently weak, especially on the employment and housing fronts. The U.S. was not alone in reporting negative news, as European and Asian economies also continued with the release of dismal economic data such as declining exports and falling dividends. The majority of February gains in the Strategic Allocation Fund resulted from equity indices trading, particularly from short positions in the U.S. and Asia. Additional gains were recorded in foreign exchange trading as investors continued to feed U.S. Dollar strength, particularly relative to the Japanese Yen. The U.S. Dollar continues to be the safe haven pick as the risk aversion theme continued, as evidenced by the U.S. treasury yields recording all-time lows.

Stock markets rallied in March as the 2008 fourth quarter earnings announcements subsided and large U.S. banks announced they would be profitable for the first two months of 2009. The majority of the Strategic Allocation Fund’s losses in March resulted from equity indices trading, as the equity rally adversely impacted net short positions globally. Commodities recorded losses as energy price swings have become correlated with equities and metals surged on news of China’s economic stimulus plan. Gains from fixed income markets were recorded from the Strategic Allocation Fund’s long global bond positions as prices moved significantly higher on announcements from the Swiss, British and American Central Banks on their intentions of adding liquidity by purchasing medium to long-term bonds in the market. Foreign exchange trading resulted in gains as investors sought currencies whose home central banks were not keen on engaging in quantitative easing.

While equity index trading produced the most profitable sector results for the Strategic Allocation Fund for 2008, the Strategic Allocation Fund’s net exposure on the short side of global stock indices through April 2009 has hurt performance as markets continued to stage rallies that began in mid-March. U.S. economic indicators, including housing and manufacturing, showed signs of improvement and stabilization rather than further deterioration. In addition, the G-20 agreed to fund more than $1 trillion in emergency aid to help cushion the economic fallout of the current international financial crisis. While the general tone of the economic outlook was more upbeat, officials have still been cautious in their assessment. April saw a continuation of the March risk-seeking rally leading to several growth currencies registering solid gains against the dollar. Losses were realized in the foreign exchange sector due to the Strategic Allocation Fund’s general bias to be long the dollar against most major currencies. In fixed income, the equity market rally helped general investor sentiment, driving bond prices lower across the board which produced losses for the Strategic Allocation Fund in this sector. Commodity trading finished relatively flat with gains from the energy sector offsetting small losses in base and precious metals.

In May, conflicting signals on global recovery weighed on the direction of the markets as increased risk appetite and signs of stabilization in the global economy emerged. Equity markets continued their rally, particularly in Asia, generating small gains in the stock index sector. Fixed income trading generated a marginal positive return as short-term rates in Europe climbed higher following the European Central Bank rate cut of 25 basis points. The gains in the stock index and fixed income sectors were offset by losses in the foreign exchange sector. The U.S. Dollar suffered a broad based decline in May on a combination of stronger risk appetite and growing fears over structural deficiencies in the U.S. Investors moved dormant dollar denominated assets overseas to capture growth and risk in commodity block currencies. Smaller losses were also recorded in the commodities sector as natural gas finished a volatile month higher.

During June, a surprise payroll number to the upside for May prompted an aggressive sell-off in short-term U.S. rates and raised market expectations of a rate hike in 2009. The price reaction was swift and caused particular difficulty for systematic trading. Losses for the Strategic Allocation Fund in the fixed income sector were offset by marginal gains in the foreign exchange sector. The Strategic Allocation Fund’s currency positions were generally mixed, thus hedging some U.S. Dollar risk, as investors crowded the Dollar as a safe-haven trade, pushing it higher on the month. Marginal gains were also recorded in the commodities sector, primarily from long positions in the energy complex. As geo-political headlines were plentiful, energies traded in a highly correlated fashion to global equity markets. The stock index sector finished basically flat for the month as global equity markets reflected mixed results congruent with both positive and negative economic data relating to global recovery.

Contrary to investor fears, global stock market returns in 2009 have fueled improved risk appetite as economic data and corporate earnings support the rally for yet another month in July. The Strategic Allocation Fund’s trading performance was relatively flat, with positive results from long stock and short U.S. Dollar positions being offset by losses incurred from short interest rate positions. For the first half of 2009, many “trend-following” strategies struggled to curb losses and eked out small gains in a market environment that is in a classic “consolidation” (trendless and choppy) period.

While risk appetite was generally strong in August, investors’ risk behavior was a bit random as fixed income initially sold off on better than expected payrolls data, but spent the rest of the month rallying. Bernanke’s nomination for a second term and continued “lower rates for longer” comments from Fed officials helped support treasury prices against the Strategic Allocation Fund’s general positioning across the curve. Smaller losses were recorded in currency trading as investors appeared unwilling to chase growth currencies higher, at the expense of the dollar, from already stretched levels. Gains were recorded in commodity markets as the Strategic Allocation Fund increased its exposure to this sector with the launch of more agile models providing more efficient holding period diversification. Trading in base and precious metals was a primary driver as the “risk on” trade prevailed on improving economic data. Equity indices trading yielded a marginal gain as positioning geographically and across model groups remains mixed.

During the month of September, the Strategic Allocation Fund’s technical and fundamental strategies both recorded healthy gains in the foreign exchange sector from short positions in the U.S. Dollar vs. most major currencies. Commodity-linked currencies were particularly profitable for the Strategic Allocation Fund, as both the Australian and New Zealand Dollars rose in value close to 5%. Technical and fundamental signals were also effective in the equity index sector, where the Strategic Allocation Fund benefited from primarily long positions across global stock indices. With the exception of Japan, global equities moved higher by 2 — 3% during the month on healthy M&A activity, as well as favorable signs of a manufacturing rebound and consumer spending renewal. Results were mixed in fixed income trading as gains earned from short-term rates were largely offset by losses on the long end of the curve. Commodities trading resulted in marginal losses overall, primarily due to short positions in natural gas. The price of natural gas rallied over 20% during the month as a result of significant short covering in the market despite record storage levels.

2008 (9 months ended September 30)

Of the 2008 year-to-date increase of 0.72%, approximately 4.71% was due to trading gains (before commissions) and approximately 1.64% was due to interest income, offset by approximately 5.63% due to brokerage fees, operating expenses and offering costs borne by the Strategic Allocation Fund. During the nine months ended September 30, 2008, the Strategic Allocation Fund accrued brokerage fees in the amount of $170,103,319 and paid brokerage fees in the amount of $177,109,782. No performance fees were accrued or paid during this period. An analysis of the 4.71% trading gains by sector is as follows:

Sector	% Gain (Loss)

Stock Indices	7.67%
Commodities	1.06
Currencies	(0.67)
Interest Rates	(3.35)

4.71%

The disclosure describing the events that occurred between January 2008 and September 2008 is provided in the next section.

For the Year Ended December 31, 2008

Of the (1.53)% return for the year ended December 31, 2008, approximately 4.19% was due to trading gains (before commissions) and approximately 1.76% due to interest income offset by approximately 7.48% due to brokerage fees, operating costs and offering costs borne by the Strategic

Allocation Fund. An analysis of the 4.19% trading gain by sector is as follows:

Sector	% Gain (Loss)

Stock Indices	8.58%
Commodities	0.81
Currencies	(0.58)
Interest Rates	(4.62)

4.19%

The first quarter of 2008 began where 2007 left off, with the credit crisis causing more write-downs, more credit downgrades, and a growing realization that sub-prime issues would have broader and longer-lasting impacts than initially suspected. In January, weak economic data caused the Federal Open Market Committee to cut short-term rates by a total of 1.25%, which included an unprecedented 0.75% emergency cut. The S&P 500 recorded one of its worst monthly performances in the history of the index. The Strategic Allocation Fund’s performance in January was a 0.46% loss, with gains in equity indices trading more than offset by losses in currencies and flat performance in fixed income and commodities.

February saw the U.S. dollar weaken against most major currencies, as U.S. economic data disappointed, stagflation concerns grew and U.S. interest rate expectations declined dramatically. The Strategic Allocation Fund’s currency trading profited from these moves, generating a positive return for the month. The Strategic Allocation Fund also recorded gains in equity indices trading, as the S&P 500, Dow, and NASDAQ continued to slide. Overall, the Strategic Allocation Fund had a positive month, posting a 1.44% gain.

March brought more Federal Reserve intervention, which resulted in a slight recovery by U.S. stocks from mid-month slides to finish flat for the month, but still significantly negative for the year. The US dollar continued to weaken. The Strategic Allocation Fund’s performance was close to flat for the month at (0.23)%, with gains in equity indices and currencies offset by losses in commodities and fixed income. The Strategic Allocation Fund closed the first quarter of 2008 with a year-to-date gain of 0.73%.

In April, the U.S. Dollar rallied against key funding currencies, despite a generally weak global economy. The Strategic Allocation Fund realized gains in foreign exchange and commodities. However, those gains were overshadowed by losses in the fixed income and equity indices sectors, as prior trends in both sectors reversed course. For the month of April, the Strategic Allocation Fund suffered a loss of 2.69%.

May was a strong month for the Strategic Allocation Fund. Positive commodity trading led the charge as crude oil breached new technical levels, touching $135 mid-month. Foreign exchange models also posted gains, as high-yielding currencies performed well. These gains, together with modest gains in the fixed income more than offset a loss in equity indices. The Strategic Allocation Fund achieved a positive return on the month of 1.95%.

In June the Strategic Allocation Fund realized its best month of the year, posting a return of 5.26%. Equity indices trading produced strong gains as short positions benefitted from the negative news that roiled the markets around the globe. Signs of commodity-based inflation were constantly in the headlines. Consumer confidence fell to a 16-year low, as U.S., European, and Asian equities markets fell in tandem. Fixed income trading produced additional gains for the Strategic Allocation Fund, in response to fears of inflation and the ECB’s increasingly hawkish stance. Commodities also posted gains as crude oil hit new highs on the back of increased tensions in the Middle East and among OPEC members. In addition, the Strategic Allocation Fund had modest gains in foreign exchange sector. The Strategic Allocation Fund concluded the second quarter with a gain of 4.43% for the quarter, and a year-to-date gain of 5.19%.

The month of July was characterized by reversals in many asset classes. The Dow and S&P hit technical bear market territory early in the month, while Japanese equities saw their longest back-to-back losing streak in 54 years. Equity markets seemed to find a bottom mid-month after the U.S. announced the Government-Sponsored Enterprises bailout plan. Commodity prices also reversed, with crude oil declining almost 12% on fears that a weakened economy would reduce global demand. The Strategic Allocation Fund earned profits in equity indices trading. Those gains were offset by losses in fixed income and commodities. All-in, the Strategic Allocation Fund finished the month with a loss of 1.30%.

In August, sub-prime fallout continued to plague the global financial markets. The U.S. unemployment rate hit a four-year high. Commodity prices continued to decline, with natural gas leading the way with a decline of 12.75% and gold falling to its lowest level in eight months. The Strategic Allocation Fund experienced losses in foreign exchange and commodities sectors as currencies linked to commodities fell in tandem with metal and energy markets, while the U.S. Dollar Index posted unusually strong gains. Those losses edged out gains in fixed income, resulting in a loss for the month of 1.64%.

September saw concern over the widening credit crises come to a boiling point. Equity markets in the U.S., Europe, and Asia declined sharply. Investors fled high-yielding currencies in response to the global decline in equity markets. The Strategic Allocation Fund posted a loss of 1.37%. Gains in equity indices were offset by losses in foreign exchange, fixed income, and commodities. Diversification of positions by sector and geography played an important role in dampening losses to the Strategic Allocation Fund, as did a decrease in risk levels across the portfolio. The Strategic Allocation Fund concluded the third quarter with a loss of 4.25% for the quarter, leaving the year-to-date gain at 0.72%.

At the time, the month of October seemed like a month to remember, as equity markets around the world plummeted, fueling further anxiety about the length and depth of a global recession and further exacerbating the liquidity, growth, and confidence crisis. With the benefit of hindsight, it was but the beginning of a quarter to remember. For the Strategic Allocation Fund, the month was about the benefits and disadvantages of diversification. Modest gains in equity indices trading were more than offset by losses in foreign exchange and fixed income, resulting in a loss for the month of 1.22%.

November brought further global economic panic, as governments around the world continued to announce plans to help bolster sagging economies. The U.S. reversed course on its bailout effort, from buying troubled assets to facilitating lending flow. Economic data reflected another sharp drop in manufacturing, rising unemployment, and the largest drop in retail sales since 1992, prompting wild swings in both equity and bond markets. The Strategic Allocation Fund maintained a relatively low risk profile during the month, which resulted in marginal losses and gains across the sectors. For the Strategic Allocation Fund, losses in fixed income offset marginal gains in other sectors, resulting in a loss for the month of 1.46%.

December saw more of the same on the global economic front. The Strategic Allocation Fund, however, took advantage of dramatic moves in the British Pound, particularly against the Euro, to achieve gains in foreign exchange. Likewise, fixed income trading was profitable as central banks across the globe continued to lower interest rates on persistent negative data. Overall, the Strategic Allocation Fund gained 0.44% for December.

The Strategic Allocation Fund completed the fourth quarter of 2008, one of the most volatile in market history, with a loss for the quarter of 2.23%, bringing the return for the year to (1.53)%.

For the Year Ended December 31, 2007

Of the (14.65)% return for the year ended December 31, 2007, approximately 11.89% was due to trading losses (before commissions) and approximately 7.46% due to brokerage fees, operating costs and offering costs borne by the Strategic Allocation Fund offset by approximately 4.70% due to interest income. An analysis of the 11.89% trading loss by sector is as follows:

Sector	% Gain (Loss)

Interest Rates	0.80%
Metals	(0.67)
Energy	(1.79)
Stock Indices	(2.61)
Currencies	(7.62)

(11.89)%

The first quarter demonstrated how market perceptions on the global macroeconomic environment can drastically change during a quarter. Fixed income was initially a driver in performance as a result of the acceleration of global economic momentum, but ultimately resulted in overall losses for the quarter. The global growth environment turned into a flight to quality from risky assets, sponsored by former Federal Reserve Chairman Alan Greenspan’s comments about a recession by year end and the whipsaw activity experience in fixed income. Currency trading followed a similar path of fixed income (initial gains and overall quarterly losses); initial gains from currency crosses were generated from unexpected rate hikes by the Bank of England in the beginning of the quarter but were wiped out by the liquidations of Yen-based carry trades in February, followed by whipsaw activity at the end of quarter. The Strategic Allocation

Fund’s equity indices initially bucked the trend of fixed income and currency with gains coming from our fundamental models and strong M&A activity, but ultimately succumbed to an overall quarterly loss. Energy losses were driven by price declines in January on inventory build-ups due to warmer than average temperatures, but finished the last two months of the quarter basically flat. Global economic worries that were sparked at the end of February continued through the early part of March. All major market sectors experienced increased volatility accompanied by sharply higher short-term correlation. Whipsaw activity in currencies, interest rates and equities indices led to negative performance in all of these sectors, acting as the primary drivers of March losses. Risk levels for the Strategic Allocation Fund were reduced early in March in response to market conditions, and were restored to normal levels as conditions warranted.

The second quarter charged forward with M&A activity supported by impressive earnings, unfettered access to liquidity and major U.S. indices reaching all time highs, to only end with inflation concerns and a flight to quality related to the sub-prime world. Currencies provided gains early and late in the quarter related to negative U.S. dollar sentiment, but experienced losses mid-quarter mainly in outright exposures. Fixed income gains early in the month of April were given back during the last days of the month, but global fixed income prices breaking out of their trading ranges in May allowed the Strategic Allocation Fund to gain on both the long and short end of the yield curve. Early in the quarter commodity trading was positive as copper prices rallied on China’s release of high import figures, then finished slightly negative mid-quarter with energy trading gains mitigating some losses in metals. Commodities ended the quarter with small losses related to being short crude as it rallied above $70 per barrel on geo-political risks and inventory changes keeping traders bullish.

The third quarter began with a sudden flight to quality, reversal of high yielding currencies, and a highly correlated, unusually large move against the Strategic Allocation Fund’s positions resulting in one of the Strategic Allocation Fund’s largest monthly declines in recent years. Losses were broadly based and evenly spread between the interest rate, foreign exchange and equity index sectors. In response to this “perfect storm,” the Strategic Allocation Fund’s leverage was temporarily cut by 50%. Continuing the unusual market conditions theme into the first half of August, the contagion effect throughout the financial system created a confidence and liquidity crisis that also negatively impacted the Strategic Allocation Fund’s performance. Major stock, bond and currency markets globally experienced double digit losses from mid-July to mid-August. The foreign exchange sector proved very difficult in August as the Strategic Allocation Fund’s technical and macro models were both exposed to high-yielding currencies that suffered market value declines of historical proportions in mid-August. The Strategic Allocation Fund’s leverage was cut again in mid-August. Trading in the equity indices sector was also difficult as volatility dominated global stock markets, with the S&P dropping over 8% from its intra-month high only to bounce off of its lows once the Strategic Allocation Fund’s exposure was reduced. The Strategic Allocation Fund earned the majority of its gains at the end of the quarter in the foreign exchange markets as higher-yielding currencies once again gained favor. Trading in the stock indices sector also posted positive results, as the markets breathed a collective sigh of relief that the Federal Reserve was seriously addressing the credit crisis and resulting economic impact. The Strategic Allocation Fund’s portfolio maintained a lower risk posture throughout the month of September with full re-engagement resuming in the early part of the fourth quarter.

The fourth quarter started with mixed messages as corporate earnings’ reports either beat estimates or severely disappointed, money centers and investment banks grappling with major credit related losses, housing data continuing to soften, and the Federal Open Market Committee complying with market expectations of a 25 basis point cut. High yielding currencies provided healthy gains early in the quarter battling back from August lows, however, during the remainder of the quarter the Strategic Allocation Fund incurred its largest sector losses in currencies enduring the yen reaching levels not seen since June of 2005. Trading in global indices proved a similar fate to the currency sector, initially beginning the quarter with gains followed up by two consecutive months of incurring losses related to U.S. recessionary fears spawning fears of a global slowdown in growth. Fixed income began the quarter flat as credit quality remained an underlying concern, then moving to positive returns mid-quarter thanks to Treasuries posting the best month in 12 years, to finishing negative at year-end related to extreme volatility. Energy and base metals began the quarter with a minimal loss and flat performance, respectively, as the markets continued to wrestle with a tight supply/demand picture, deteriorating geo-political landscape, a weakening dollar and strong growth from India & China. This market landscape then switched to fears of slowing global growth and fundamental arguments for lower energy prices in which Campbell recorded losses in both sectors. The quarter ended with gains realized in base and precious metals as gold rallied 6% to all time highs amid strong buying in the face of a bounce in the U.S. dollar.

For the Year Ended December 31, 2006

Of the 4.04% return for the year ended December 31, 2006, approximately 6.93% was due to trading gains (before commissions) and approximately 4.72% was due to interest income, offset by approximately 7.61% due to brokerage fees, performance fees, and operating and offering costs borne by the Strategic Allocation Fund. An analysis of the 6.93% trading gain by sector is as follows:

Sector	% Gain (Loss)

Stock Indices	6.67%
Interest Rates	3.05
Metals	2.01
Currencies	1.91
Energy	(6.71)

6.93%

The first quarter demonstrated how markets interplay and how a diversified set of strategies can take advantage of changes in geopolitical and macroeconomic events. Currencies were relatively quiet in the first two months of the year as the markets tried to ascertain central bank policy intentions for 2006, but managed to rally at quarter-end on expectations of further interest rate hikes. Energy volatility proved difficult for the Strategic Allocation Fund, as the markets continued to fluctuate between excess inventory levels, supply constraints, and the ebb and flow of geopolitical tensions. A sharp sell-off in energy prices in February and a rebound in prices in March left the Strategic Allocation Fund flat in energy trading on the quarter. The first quarter also saw the long end of the yield curve reverse sharply, the markets’ first peek at Ben Bernanke as Chairman of the Federal Reserve Bank, and the reintroduction of the 30-year bond, leaving fixed income trading flat on the quarter. Following all of this activity, the Strategic Allocation Fund recorded gains in equity indices (despite the choppy start for global equity markets) and currencies, and finished the first quarter up 4.49%.

The second quarter proved to be quite a bit more difficult for the Strategic Allocation Fund with a quarterly rate of return of (6.29)%. A major sell off of the U.S. dollar against all major currencies, coupled with other central banks contemplating rate hikes, resulted in negative performance, primarily from the Strategic Allocation Fund’s fundamental currency models. These losses proved difficult to overcome despite gains in other sectors. Mid-quarter, the Strategic Allocation Fund was faced with another trend reversal, this time in equities, resulting in additional losses to our global equity index trading. Energy trading was positive overall on the quarter as prices moved higher in response to continuing uncertainty in Iran and the approaching hurricane season. Toward the end of the quarter the markets were choppy as traders were attempting to interpret monetary policies from each of the world’s major central banks. Expectations of slowed economic growth due to central bank policies and the shifting sands of geopolitical events continued to pressure precious and base metals resulting in only slightly positive performance for that sector on the quarter.

As much as the second quarter was dominated by the sell off of the U.S. dollar, energy was largely responsible for the Strategic Allocation Fund posting a third quarter return of (3.61)%. Early in the quarter, economic activity suggested a slower pace and a cooling housing market leading to a reduced probability of another rate hike. The quarter began with a push in energy prices higher as a result of certain geopolitical events, followed by a sharp reversal in the energy complex on the perception of easing geopolitical intensions, a mild hurricane season and steadily rising inventories. Energy markets continued to sell off towards the end of the quarter causing losses for the Strategic Allocation Fund. Gains were recorded in the currency markets, where losses on the Strategic Allocation Fund’s cross rate exposures were more than offset by gains in outright positions, despite the historically low volatilities in many of these markets. The market continued to believe the U.S. Federal Reserve would not raise rates in the foreseeable future and consequently the Strategic Allocation Fund recorded small losses in the interest rate sector and small gains in equity index trading.

The fourth quarter of 2006 proved to be a very productive period for our strategies, and produced a quarterly return of 10.23% for the Strategic Allocation Fund. The currency sector carried the Strategic Allocation Fund throughout the quarter, recording gains related to the renewed popularity of the Yen “carry” trade, Euro related crosses and the continued weakening of the Swiss Franc. The same strategies that caused the Strategic Allocation Fund difficulty in April and May, benefited the Strategic Allocation Fund throughout the fourth quarter and finished positive on the year overall. Equity index trading was also strongly positive throughout the quarter on strong economic growth, restrained inflation, and continued red-hot M&A activity ultimately contributing to the Dow finishing the year near all-time highs. The energy complex continued its unpredictable pattern-hitting lows for the year-to-date at the beginning of the quarter, rallying on refinery problems in November, and then falling back on above average temperatures throughout the U.S. and Europe. The Strategic Allocation Fund posted overall losses in the energy sector for the quarter and the year. Fixed income trading was slightly negative on the quarter until December when the sector contributed significantly to gains for the Strategic Allocation Fund. Yields rose sharply across the curve on firm November payrolls, stronger mid-month retail sales and indications of a potential boom in housing market data.

Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Strategic Allocation Fund trades in futures, forward and options contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Strategic Allocation Fund, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Strategic Allocation Fund at the same time, and if the Strategic Allocation Fund’s trading advisor was unable to offset futures interests positions of the Strategic Allocation Fund, the Strategic Allocation Fund could lose all of its assets and the Limited Partners would realize a 100% loss. Campbell & Company, Inc., the General Partner (who also acts as trading advisor), minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%.

In addition to market risk, in entering into futures, forward and option contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Strategic Allocation Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward and option contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. Campbell & Company trades for the Strategic Allocation Fund only with those counterparties which it believes to be creditworthy. All positions of the Strategic Allocation Fund are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Strategic Allocation Fund.

Disclosures About Certain Trading Activities that Include Non-Exchange Traded Contracts Accounted for at Fair Value

The Strategic Allocation Fund invests in futures, forward currency and options on forward currency contracts. The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. The market value of forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period.

Quantitative and Qualitative Disclosures About Market Risk — Strategic Allocation Fund

Introduction

Past Results Not Necessarily Indicative of Future Performance

The Strategic Allocation Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Strategic Allocation Fund’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Strategic Allocation Fund’s main line of business.

Market movements result in frequent changes in the fair market value of the Strategic Allocation Fund’s open positions and, consequently, in its earnings and cash flow. The Strategic Allocation Fund’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Strategic Allocation Fund’s open positions and the liquidity of the markets in which it trades.

The Strategic Allocation Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Strategic Allocation Fund’s past performance is not necessarily indicative of its future results.

Standard of Materiality

Materiality as used in this section, “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage and multiplier features of the Strategic Allocation Fund’s market sensitive instruments.

Quantifying the Strategic Allocation Fund’s Trading Value at Risk

The following quantitative disclosures regarding the Strategic Allocation Fund’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).

The Strategic Allocation Fund’s risk exposure in the various market sectors traded is estimated in terms of Value at Risk (VaR). The Strategic Allocation Fund estimates VaR using a model based upon historical simulation (with a confidence level of 97.5%) which involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to risks, including equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors to which the portfolio is sensitive. The Strategic Allocation Fund’s VaR at a one day 97.5% confidence level of the Strategic Allocation Fund’s VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 40 trading days or one day in 40. VaR typically does not represent the worst case outcome.

The Strategic Allocation Fund uses approximately one quarter of daily market data and revalues its portfolio for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily “simulated profit and loss” outcomes. The VaR is the 2.5 percentile of this distribution.

The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The current methodology used to calculate the aggregate VaR represents the VaR of the Strategic Allocation Fund’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

The Strategic Allocation Fund’s VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and does not distinguish between exchange and non-exchange dealer-based instruments. It is also not based on exchange and/or dealer-based maintenance margin requirements.

VaR models, including the Strategic Allocation Fund’s, are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by the Strategic Allocation Fund in its daily risk management activities. Please further note that VaR as described above may not be comparable to similarly titled measures used by other entities.

Because the business of the Strategic Allocation Fund is the speculative trading of futures, forwards and options, the composition of the Strategic Allocation Fund’s trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

The Strategic Allocation Fund’s Trading Value at Risk in Different Market Sectors

The following tables indicate the trading Value at Risk associated with the Strategic Allocation Fund’s open positions by market category as of September 30, 2009 and December 31, 2008 and the trading gains/losses by market category for the six months ended September 30, 2009 and the year ended December 31, 2008.

September 30, 2009

		Trading
Market Sector	Value at Risk*	Gain/(Loss)**

Currencies	0.80%	2.70%
Stock Indices	0.40%	(0.86)%
Interest Rates	0.35%	(2.45)%
Commodities	0.33%	(0.87)%

Aggregate/Total	1.34%	(1.48)%

*	The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The aggregate VaR represents the VaR of the Strategic Allocation Fund’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

**	Of the return for the nine months ended September 30, 2009, approximately 1.48% was due to trading losses (before commissions) and approximately 5.56% due to brokerage fees, operating expenses and offering costs borne by the Strategic Allocation Fund offset by approximately 0.08% due to interest income, giving a net return of (6.96)%.

December 31, 2008

		Trading
Market Sector	Value at Risk*	Gain/(Loss)**

Currencies	0.50%	(0.58)%
Interest Rates	0.30%	(4.62)%
Stock Indices	0.18%	8.58%
Commodities	0.05%	0.81%

Aggregate/Total	0.60%	4.19%

*	The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The aggregate VaR represents the VaR of the Strategic Allocation Fund’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

**	Of the return for the year ended December 31, 2008, approximately 4.19% was due to trading gains (before commissions) and approximately 1.76% due to interest income offset by approximately 7.48% due to brokerage fees, operating costs and offering costs borne by the Strategic Allocation Fund giving a net return of (1.53)%.

Material Limitations on Value at Risk as an Assessment of Market Risk

The following limitations of VaR as an assessment of market risk should be noted:

1)	Past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

2)	Changes in portfolio value caused by market movements may differ from those of the VaR model;

3)	VaR results reflect past trading positions while future risk depends on future positions;

4)	VaR using a one day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

5)	The historical market risk factor data for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

VaR is not necessarily representative of historic risk nor should it be used to predict the Strategic Allocation Fund’s future financial performance or its ability to manage and monitor risk. There can be no assurance that the Strategic Allocation Fund’s actual losses on a particular day will not exceed the VaR amounts indicated or that such losses will not occur more than once in 40 trading days.

Non-Trading Risk

The Strategic Allocation Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial. The Strategic Allocation Fund also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury Bills held at the broker and over-the-counter counterparty. The market risk represented by these investments is minimal. Finally, the Strategic Allocation Fund has non-trading market risk on fixed income securities held as part of its cash management program. The cash managers will use their best endeavors in the management of the assets of the Strategic Allocation Fund but provide no guarantee that any profit or interest will accrue to the Fund as a result of such management.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Strategic Allocation Fund’s market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Strategic Allocation Fund manages its primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Strategic Allocation Fund’s primary market risk exposures as well as the strategies used and to be used by Campbell & Company for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Strategic Allocation Fund’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Strategic Allocation Fund. There can be no assurance that the Strategic Allocation Fund’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Strategic Allocation Fund.

The following were the primary trading risk exposures of the Strategic Allocation Fund as of September 30, 2009, by market sector.

Currencies

Exchange rate risk can be a significant market exposure of the Strategic Allocation Fund. The Strategic Allocation Fund’s currency exposure is to foreign exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Strategic Allocation Fund trades in a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. Dollar. Campbell & Company does not anticipate that the risk profile of the Strategic Allocation Fund’s currency sector will change significantly in the future.

Interest Rates

Interest rate risk can be a significant market exposure of the Strategic Allocation Fund. Interest rate movements directly affect the price of the sovereign bond positions held by the Strategic Allocation Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Strategic Allocation Fund’s profitability. The Strategic Allocation Fund’s primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. Campbell & Company anticipates that G-7 interest rates will remain the primary rate exposure of the Strategic Allocation Fund for the foreseeable future. The changes in interest rates that have the most effect on the Strategic Allocation Fund are changes in long-term, as oppose to short-term rates. Most of the speculative positions held by the Strategic Allocation Fund are in medium- to long-term instruments.

Stock Indices

The Strategic Allocation Fund’s primary equity exposure is to equity price risk in the G-7 countries and several other countries (Hong Kong, Spain, Netherlands and Taiwan). The stock index futures traded by the Strategic Allocation Fund are by law limited to futures on broadly based indices. The Strategic Allocation Fund is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Strategic Allocation Fund to avoid being “whipsawed” into numerous small losses.)

Energy

The Strategic Allocation Fund’s primary energy market exposure is to crude oil and derivative product price movements, often resulting from international political developments and ongoing conflicts in the Middle East and the perceived outcome. Oil and gas prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Metals

The Strategic Allocation Fund’s metals market exposure is to fluctuations in the price of gold, silver, copper, nickel and zinc.

Agricultural

The Strategic Allocation Fund’s agricultural exposure is to the fluctuations of the price of wheat, corn, coffee and cotton.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

The following were the primary non-trading risk exposures of the Strategic Allocation Fund as of September 30, 2009.

Foreign Currency Balances

The Strategic Allocation Fund’s primary foreign currency balances are in Australian Dollar, Japanese Yen, British Pounds and Euros. The Strategic Allocation Fund controls the non-trading risk of these balances by regularly converting these balances back into dollars (no less frequently than twice a month, and more frequently if a particular foreign currency balance becomes unusually large).

Fixed Income Securities

The Strategic Allocation Fund’s primary market exposure in instruments (other than treasury positions described in the subsequent section) held other than for trading is in its fixed income portfolio. The cash managers, Wilmington and Horizon, have authority to make certain investments on behalf of the Strategic Allocation Fund. All securities purchased by the cash managers on behalf of the Strategic Allocation Fund will be held in the Strategic Allocation Fund’s custody accounts at the custodian. The cash managers will use their best endeavors in the management of the assets of the Strategic Allocation Fund but provide no guarantee that any profit or interest will accrue to the Strategic Allocation Fund as a result of such management.

Treasury Bill Positions Held for Margin Purposes

The Strategic Allocation Fund also has market exposure in its Treasury Bill portfolio. The Strategic Allocation Fund holds Treasury Bills (interest bearing and credit risk-free) with maturities no longer than six months. Violent fluctuations in prevailing interest rates could cause minimal mark-to-market losses on the Strategic Allocation Fund’s Treasury Bills, although substantially all of these short-term investments are held to maturity.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The means by which the Strategic Allocation Fund and Campbell & Company, severally, attempt to manage the risk of the Strategic Allocation Fund’s open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as precalculating “stop-loss” points at which systems will signal to close open positions.

Campbell & Company manages the risk of the Strategic Allocation Fund’s non-trading instruments of Treasury Bills held for margin purposes by limiting the duration of such instruments to no more than six months.

Campbell & Company manages the risk of the Strategic Allocation Fund’s fixed income securities held for cash management purposes by restricting the cash managers to investing in securities that are modeled after those investments allowed by the futures broker as defined under The Commodity Exchange Act, Title 17, Part 1, § 1.25 Investment of customer funds. Investments can include, but are not limited to, (i) U.S. Government Securities, Government Agency Securities, Municipal Securities, banker acceptances and certificates of deposits; (ii) commercial paper; and (iii) corporate debt.

General

The Strategic Allocation Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Strategic Allocation Fund generally will use a small percentage of assets as margin, the Strategic Allocation Fund does not believe that any increase in margin requirements, as proposed, will have a material effect on the Strategic Allocation Fund’s operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — Global Trend Fund

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent; however, actual results could differ from those estimates.

The Global Trend Fund will record all investments at fair value in its financial statements, with changes in fair value reported as a component of change in unrealized trading gain (loss) in the Statements of Operations. Generally, fair values are based on market prices; however, in certain circumstances, estimates are involved in determining fair value in the absence of an active market closing price (e.g. forward contracts and options on forward contracts which are traded in the inter-bank market).

Capital Resources

The selling agents will offer the Global Trend Fund Units during the initial offering period, and thereafter through the sale of Units offered pursuant to the continuing offering. The Global Trend Fund does not intend to raise any capital through borrowing. Due to the nature of the Global Trend Fund’s business, it will make no capital expenditures and will have no capital assets, which are not operating capital or assets.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Global Trend Fund from promptly liquidating unfavorable positions and subject the Global Trend Fund to substantial losses which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Global Trend Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Global Trend Fund’s futures trading operations, the Global Trend Fund’s assets are expected to be highly liquid.

The entire offering proceeds, without deductions, will be credited to the Global Trend Fund’s bank, brokerage and/or cash management accounts. The Global Trend Fund will meet margin requirements for its trading activities by depositing cash or U.S. government securities with the futures broker and the over-the-counter counterparty. This does not reduce the risk of loss from trading futures, forward and option contracts. The Global Trend Fund will receive all interest earned on its assets. No other person shall receive any interest or other economic benefits from the deposit of Global Trend Fund assets.

Approximately 10% to 30% of the Global Trend Fund’s assets will normally be committed as required margin for futures contracts and held by the futures broker, although the amount committed may vary significantly. Such assets will be maintained in the form of cash or U.S. Treasury bills in segregated accounts with the futures brokers pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Global Trend Fund’s assets will be deposited with over-the-counter counterparty in order to initiate and maintain forward and options on forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such over-the-counter counterparty is registered as a futures commission merchant. These assets will be held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the over-the-counter counterparty.

The trading advisor will deposit the majority of those assets of the Global Trend Fund that are not required to be deposited as margin with the futures broker and over-the-counter counterparty in a custodial account for each Series with Northern Trust Company. The assets deposited in the custodial accounts with Northern Trust Company will be segregated. Such custodial accounts will constitute approximately 40% to 80% of the Global Trend Fund’s assets and will be invested, directly by Wilmington Trust Investment Management LLC (“Wilmington”). Wilmington is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. Wilmington does not guarantee any interest or profits will accrue on the Global Trend Fund’s assets in the custodial accounts. Wilmington will invest according to agreed upon investment guidelines that are modeled after those investments allowed by the futures broker as defined under The Commodity Exchange Act, Title 17, Part 1, § 1.25 Investment of customer funds. Investments can include, but are not limited to, (i) U.S. Government Securities, Government Agency Securities, Municipal Securities, banker acceptances and certificates of deposits; (ii) commercial paper; and (iii) corporate debt.

The Global Trend Fund will occasionally receive margin calls (requests to post more collateral) from its futures broker or over-the-counter counterparty, which are met by moving the required portion of the assets held in the custody accounts at Northern Trust to the margin accounts.

The Global Trend Fund’s assets will not be, directly or indirectly, commingled with the property of any other person in violation of law or invested with or loaned to Campbell & Company or any affiliated entities.

Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Global Trend Fund will trade in futures, forward and options contracts and therefore will be a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Global Trend Fund, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Global Trend Fund at the same time, and if the Global Trend Fund’s trading advisor was unable to offset futures interests positions of the Global Trend Fund, the Global Trend Fund could lose all of its assets and the Limited Partners would realize a 100% loss. Campbell & Company, as general partner of the Global Trend Fund (who also acts as trading advisor) minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%.

In addition to market risk, in entering into futures, forward and options contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Global Trend Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward and options contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. Campbell & Company will trade for the Global Trend Fund only with those counterparties which it believes to be creditworthy. All positions of the Global Trend Fund will be valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Global Trend Fund.

PAST PERFORMANCE OF THE CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
January 2004 — September 2009

Name of Pool:  Campbell Strategic Allocation Fund, L.P.
Type of Pool:  Publicly offered
Inception of Trading:  April 18, 1994
Aggregate Gross Capital Subscriptions to the Fund:  $6,078,611,354
Current Net Asset Value of the Fund:  $1,872,271,808
Worst Monthly Percentage Draw-down(1): July 2007/10.92%
Worst Peak-to-Valley Draw-down(1): June 2007 — August 2009/28.12%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Rate of Return(2)
	(Computed on a compounded monthly basis)
Month	2009 YTD		2008	2007	2006	2005	2004
January	−0.08%		−0.46%	2.50%	1.97%	−2.22%	1.85%

February	0.82%		1.44%	−5.89%	−1.85%	−1.32%	10.65%

March	−2.23%		−0.23%	−3.38%	4.40%	−0.07%	0.83%

April	−4.77%		−2.69%	2.07%	−2.94%	0.40%	−6.84%

May	−0.79%		1.95%	5.61%	−2.91%	4.86%	−0.61%

June	−2.43%		5.26%	4.33%	−0.55%	6.54%	−3.30%

July	0.05%		−1.30%	−10.92%	−0.21%	0.90%	−0.73%

August	−1.32%		−1.64%	−6.79%	−0.51%	−5.68%	−1.37%

September	3.79%		−1.37%	1.74%	−2.92%	3.59%	−1.78%

October			−1.22%	5.48%	1.60%	3.97%	2.16%

November			−1.46%	−6.32%	0.68%	2.02%	3.78%

December			0.44%	−2.46%	7.76%	−3.16%	0.59%

Total	−6.96% (9 months	)	−1.53%	−14.65%	4.04%	9.53%	4.35%

(1)	“Draw-down” means losses experienced by the Fund over a specified period.

(2)	The “Rate of Return” for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net asset value in the calculations of “Rates of Return.”

Please refer to Part Two, the Statement of Additional Information, for additional performance information and graphic presentations of the Fund.

CONFLICTS OF INTEREST

Campbell & Company, Inc.

Conflicts exist between Campbell & Company’s interests in and its responsibilities to the Funds. The conflicts are inherent in Campbell & Company acting as general partner and as trading advisor to the Funds. The conflicts and the potential detriments to the limited partners are described below.

Campbell & Company’s selection of itself as trading advisor was not objective, since it is also the general partner of the Funds. In addition, it has a disincentive to replace itself as the trading advisor. The Advisory Agreement between each Fund and Campbell & Company, including the fee arrangement, was not negotiated at arm’s length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Funds and competitive with compensation arrangements in pools involving independent general partners and advisors. Campbell & Company will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive. Campbell & Company may not receive per-trade compensation directly or indirectly from the Funds. Investors should note that Campbell & Company operates other commodity pool offerings which may have materially different terms and may operate at a lower overall cost structure.

Neither Campbell & Company nor its principals devote their time exclusively to the Funds; however, Campbell & Company intends to devote sufficient time to the activities of the Funds to properly manage the Funds consistent with its duties as general partner and trading advisor. Campbell & Company (or its principals) acts as general partner to other commodity pools and trading advisor to thirteen other accounts, which may compete with the Funds for Campbell &Company’s services. One of the thirteen other accounts is in direct competition with the Funds. Thus, Campbell & Company could have a conflict between its responsibilities to the Funds and to those other pools and accounts. Campbell & Company believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner.

Campbell & Company receives higher advisory fees from some of those other accounts than it receives from the Funds. Campbell & Company, however, trades all accounts of the Financial, Metal & Energy Large Portfolio, the Trend Following Portfolio and the Gold Portfolio (including the Funds’) in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Funds, when aggregated with positions in other accounts traded by Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Funds’ positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. In the event that Campbell & Company were required to liquidate positions as the result of speculative position limits, such liquidation would be done on a pro rata basis across all accounts under management.

Principals of Campbell & Company may trade futures and related contracts for his or her own account. In addition, Campbell & Company manages proprietary accounts for itself, its deferred compensation plan and certain principals and employees. There are written procedures that govern proprietary trading by principals and employees. For instance, Campbell & Company has implemented employee trading policies that prohibit employee trading in futures and options unless the Company’s consent is given to the employee in writing. Such consent will only be given in extraordinary circumstances. All employees must preclear all trades in equities, equity options, equity indices or equity index options though a computer-based system provided by the Company. The proposed trades are compared to a restricted list that includes positions traded in material amounts. The Company receives a daily feed from Company approved brokerage firms, which are compared against the preclearance lists to assure compliance. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are in the same markets and at the same time, using the futures brokers to be used by the Funds.

When Campbell & Company executes an order in the market, the order is typically placed on an aggregate basis for all accounts for which Campbell & Company trades, and then is subsequently broken up and allocated among the various accounts. To the extent executions are grouped together and then allocated among accounts held at the futures brokers and the over-the-counter counterparties, the Funds may receive less favorable executions than such other accounts. It is Campbell & Company’s policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by the Funds.

The Futures Brokers and the Over-the-Counter Counterparties

The futures brokers, currently UBS Securities LLC, Goldman, Sachs & Co. and NewEdge USA, LLC, and the over-the-counter counterparties, currently Deutsche Bank AG London and The Royal Bank of Scotland PLC and the affiliates and personnel of such entities, may trade futures, forward and option contracts for their own accounts. These trades may be different from, opposite to or entered ahead of trades entered into by the Funds, and these persons may even be the other party to a trade entered into by the Funds. The records of any of these trades will not be available to limited partners of either Fund.

UBS Securities LLC is one of the futures brokers and an affiliate of one of the selling agents of the Strategic Allocation Fund, which could give rise to conflicts of interest because its compensation in each role is based on the net asset value of Units outstanding. Further, in making recommendations to redeem or purchase additional Units, the affiliated selling agent’s employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer and themselves. Finally, the affiliated selling agent may offer additional pools managed by Campbell & Company in which brokerage and selling fees paid to the affiliated selling agent are lower than the Funds’ fees.

The Selling Agents

A current list of the selling agents for the Strategic Allocation Fund includes, but is not limited to: A.G. Edwards & Sons, Inc.; Campbell Financial Services, Inc.; Ferris, Baker Watts Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Securities America, Inc.; and UBS Financial Services Inc. Those selling agents (or their assignees) that are registered futures commission merchants or introducing brokers will receive, beginning in the thirteenth month after the sale of the Units, ongoing compensation based on the net asset value of the Units which remain outstanding. Consequently, in advising clients whether they should redeem their Units or purchase additional Units, such selling agents will have a conflict of interest between the selling agents’ interest in maximizing the ongoing compensation which they will receive and their interest in giving their client the financial advice which is in such clients’ best interests. Some or all of these selling agents and others may also become selling agents for the Global Trend Fund, with the same conflicts of interest.

Campbell & Company acts as a commodity pool operator and a commodity trading advisor in respect of various managed futures investment products. The selling agents may or may not be authorized to offer certain of such products to their clients, which may have materially different terms, including investment portfolios and objectives, fees, risks, conflicts of interest and suitability requirements, from those of the Funds.

Fiduciary Duty and Remedies

In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as general partner, has a responsibility to limited partners to exercise good faith and fairness in all dealings affecting the Funds. The fiduciary responsibility of a general partner to the limited partners is a rapidly developing and changing area of the law and limited partners who have questions concerning the duties of Campbell & Company as general partner should consult with their own counsel. In the event that a limited partner believes that Campbell & Company has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of either or both of the Funds under applicable laws, including partnership and commodities laws, to recover damages from or require an accounting by Campbell & Company. The Limited Partnership Agreements of both Funds are governed by Delaware law and any breach of Campbell & Company’s fiduciary duty under the Limited Partnership Agreements will generally be governed by Delaware law. The Limited Partnership Agreements do not limit Campbell & Company’s fiduciary obligations under Delaware or common law; however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed in the prospectus. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring partnership class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission (“SEC”). Limited partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide remedies, such as the ability to bring civil liability lawsuits, to limited partners. Limited partners should be aware that performance by Campbell & Company of its fiduciary duty to the Funds is measured by the terms of the Limited Partnership Agreements as well as applicable law.

Limited partners are afforded rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.

Indemnification and Standard of Liability

Campbell & Company and its controlling persons may not be liable to the Funds or any limited partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

Campbell & Company and its controlling persons will not have any liability to the Funds or to any limited partner for any loss suffered by either Fund which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute negligence or misconduct of Campbell & Company. Each Fund has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to that Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to that Fund and was done in good faith and in a manner which Campbell & Company, in good faith, determined to be in the best interests of that Fund. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 15 of each Fund’s Limited Partnership Agreement, included as Exhibits A and B to this prospectus.

The Funds will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units, unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 15.2 of each Fund’s Limited Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

CHARGES TO THE FUNDS

Strategic Allocation Fund

The following list of expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Campbell & Company, the selling agents, the futures brokers, the over-the-counter counterparties, the cash managers, the custodian and the affiliates of those parties may earn or receive in connection with the offering and operation of the Strategic Allocation Fund. Prospective investors should refer to the Summary for an estimate of the trading profit and interest income that must be earned for an investor to break-even in the first year of trading.

Brokerage Fee

The Strategic Allocation Fund pays a single asset-based fee for all brokerage and management services. The fee is equal to up to 8% of the Strategic Allocation Fund’ month-end net asset value per annum, prior to accruals for such brokerage fee or performance fees, irrespective of profitability.

From such 8% brokerage fee, the futures brokers and the over-the-counter counterparties receive up to 1% for execution and clearing costs. The amount of the fee to be paid to the futures brokers and the over-the-counter counterparties is evaluated from time to time based on the amount of trading for the Strategic Allocation Fund that the brokers are required to clear, but at no time will the amount exceed 1% of Strategic Allocation Fund net asset value per annum.

From the remaining 7%, Campbell & Company retains 3% as management fees (2% for providing advisory services and 1% for acting as general partner) and remits 4% to the selling agents for ongoing administrative services provided to limited partners. The amount paid to selling agents on Units sold pursuant to this disclosure document will not, however, exceed 9.0% of the gross offering proceeds of the Strategic Allocation Fund Units sold pursuant to this disclosure document. Once the 9.0% threshold is reached with respect to a Strategic Allocation Fund Unit sold pursuant to this disclosure document, the selling agent will receive no future compensation and the up to 4% amount that would otherwise be paid to the selling agent for that Unit will instead be rebated to the Strategic Allocation Fund for the benefit of all holders of Strategic Allocation Fund Units.

Other Fund Expenses

The Strategic Allocation Fund will also be subject to the following fees and expenses.

Recipient	Nature of Payment	Amount of Payment
Campbell & Company	Quarterly Performance Fee	20% of aggregate cumulative appreciation in Strategic Allocation Fund’s net asset value per Unit, excluding interest income and as adjusted for subscriptions and redemptions.
	Reimbursement of offering expenses	As incurred; to be reimbursed, up to 2.5% of aggregate subscriptions, in 30-month payment periods.
Dealers	“Bid-ask” spreads	Indeterminable because embedded in price of forward and option contracts.
Cash Managers and Custodian	Cash management and custodial fees	0.10% annualized fee based on the percentage of the principal amount of assets under management.
Others	Legal, accounting, printing, postage and administrative costs	As incurred, up to a maximum of 0.5% of the Strategic Allocation Fund’s average month-end net asset value per annum.

The above fees, together with the brokerage fee, are the complete compensation that will be received by Campbell & Company or its affiliates from the Strategic Allocation Fund. This excludes redemption fees, which will be charged to some limited partners if they redeem prior to one year of ownership.

Campbell & Company, Inc.

Brokerage Fee

The Strategic Allocation Fund pays a brokerage fee up to 8% of the Strategic Allocation Fund’s month-end net asset value per annum, of which Campbell & Company receives 7% per annum, as described earlier.

The futures brokers are paid approximately $6 per round-turn trade per contract, which equates to approximately 0.24% annually. In addition, the over-the-counter counterparties charge approximately $4 per $1 million, plus any additional electronic platform charges, for forward and option contracts facilitated on behalf of the Strategic Allocation Fund with third party banks. These fees, combined with the futures brokers’ charges, equal approximately 0.30% of the Strategic Allocation Fund’s net asset value, but will not exceed 1%. The approximate 0.30% actual brokerage fee, compared to the 1% allowable, lowers the Strategic Allocation Fund’s total brokerage fee to approximately 7.30%. If trading velocity and/or portfolio allocation change again in the future, the fee may be further reduced, or it may be raised. However, the Strategic Allocation Fund’s brokerage fee will not exceed 8% of Strategic Allocation Fund’s month-end net asset value per annum (prior to accruals for such brokerage fee or performance fees).

Redemption Fee

Redemption fees apply through the first twelve month-ends following purchase as follows: 4% of net asset value per Unit redeemed through the third month-end, 3% of net asset value per Unit redeemed through the sixth month-end, 2% of net asset value per Unit redeemed through the ninth month-end, and 1% of net asset value per Unit redeemed through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Unit redeemed on the first anniversary of the purchase.

Performance Fee

The quarterly performance fee equals 20% of the Strategic Allocation Fund’s aggregate cumulative appreciation in the net asset value per Unit, if any, excluding interest income and as adjusted for subscriptions and redemptions, calculated pursuant to the terms of the advisory agreement between the Strategic Allocation Fund and Campbell & Company and paid quarterly. “Aggregate cumulative appreciation” means the total increase in net asset value per Unit from the commencement of trading, minus the total increase in net asset value per Unit for all prior quarters, multiplied by the number of Units outstanding. The performance fee is paid only on profits attributable to Units outstanding, and no fee is paid with respect to interest income. Because the performance fee is accrued monthly, Units that are redeemed other than at the end of the quarter will effectively pay a performance fee, if accrued, as of the end of the month in which the redemption occurs.

If any payment is made by the Strategic Allocation Fund in respect of a performance fee, and the Strategic Allocation Fund thereafter incurs a net loss, Campbell & Company will retain the amount previously paid. Thus, Campbell & Company may be paid a performance fee during a year in which the Strategic Allocation Fund overall incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior losses have been recovered.

Below is a sample calculation of how the performance fee is determined:

Assume the Strategic Allocation Fund paid a performance fee at the end of the fourth quarter of 2009 and assume that the Strategic Allocation Fund recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the first quarter of 2010. The aggregate cumulative appreciation for the quarter (before interest earned) would be $200,000 and Campbell & Company’s performance fee would be $40,000 (0.2 x $200,000). Now assume that the Strategic Allocation Fund paid a performance fee at the end of the third quarter of 2009 but did not pay a performance fee at the end of the fourth quarter of 2009 because it had trading losses of $100,000. If the Strategic Allocation Fund recognized trading profits of $200,000 at the end of the first quarter of 2010, the aggregate cumulative appreciation (before interest earned) for the quarter would be $100,000 ($200,000 — $100,000 loss carryforward) and Campbell & Company’s performance fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no limited partners have added or redeemed Units during this sample time frame. Such capital changes require that the calculation be determined on a “per unit” basis.

If the net asset value per unit at the time when a particular investor acquires Units is lower than the net asset value per unit as of the end of the most recent prior calendar quarter for which a performance fee was payable (due to losses incurred between such quarter-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar quarter-end because the Strategic Allocation Fund as a whole has not experienced aggregate cumulative appreciation.

If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of the Strategic Allocation Fund declines after the subscription date, the performance fee accrual is “reversed” and such reversal is credited to all Units equally, including the Units which were purchased at a net asset value per unit which fully reflected such accrual.

Performance fees are not reduced by redemption charges and interest income.

The brokerage fee and performance fee may be increased upon sixty days’ notice to the limited partners, as long as the notice explains their redemption and voting rights. Existing limited partners who redeem within twelve months after any increase in fees would not be required to pay any redemption fees.

The Futures Brokers

As described earlier, the futures brokers receive up to 1% of the net asset value of the Strategic Allocation Fund per annum (which includes payments to the over-the-counter counterparties as referenced below), which is a portion of the maximum 8% brokerage fee. The futures brokers are responsible for all trading transactional costs, such as pit brokerage, exchange and NFA fees, “give-up” and transfer fees. The compensation paid to the futures brokers is competitive with rates paid by other trading funds having assets and structures similar to the Strategic Allocation Fund. The compensation to the futures brokers of approximately $6 per round-turn contract is equivalent to approximately 0.24% of the Strategic Allocation Fund net asset value per annum. The compensation paid to the futures brokers will not exceed the guidelines established by the North American Securities Administrators Association, Inc. (“NASAA”).

The Selling Agents

The selling agents receive from Campbell & Company (and not the Strategic Allocation Fund) selling commissions of up to 4% of the subscription amount of each subscription for Units. In addition, commencing thirteen months after the sale of Units and in return for providing ongoing services to the limited partners, Campbell & Company will pay those selling agents (or their assignees) a portion of the 8% brokerage fee of up to 4% of the Strategic Allocation Fund’s average month-end net asset value per annum. The amount paid to selling agents on the Strategic Allocation Fund Units sold pursuant to this disclosure document will not, however, exceed 9.0% of the gross offering proceeds of the Strategic Allocation Fund Units sold pursuant to this disclosure document. Once the 9.0% threshold is reached with respect to a Strategic Allocation Fund Unit sold pursuant to this disclosure document, the selling agent will receive no future compensation and the up to 4% amount that would otherwise be paid to the selling agent for that Unit will instead be rebated to the Strategic Allocation Fund for the benefit of all holders of Strategic Allocation Fund Units.

The additional selling commissions described in the preceding paragraph are also subject to the following restrictions:

The total of additional commissions plus:

(1)	the initial selling commission of up to 4% of the subscription amount of each subscription for Units;

(2)	salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities; and

(3)	per-unit costs properly deemed to constitute underwriting compensation allocable to the selling agents, such as a selling brochure, seminar costs and travel expenses, do not exceed 10% of such Units’ gross offering proceeds. Such compensation may be deemed to create a conflict of interest in that the selling agents have a disincentive in advising investors to redeem their Units. See “Conflicts of Interest.”

The Over-the-Counter Counterparties

The Strategic Allocation Fund trades forward and option contracts among dealers which act as

“principals” or counterparties to each trade. The execution costs are included in the price of the forward or option contract purchased or sold, and, accordingly, such costs cannot be determined. Campbell & Company believes the bid-ask spreads for forward and option contract trades, which incorporate these execution costs, are at the prevailing market prices. In addition, the over-the-counter counterparties charge approximately $4 per $1 million, plus any additional electronic platform charges, in prime brokerage fees for forward and option contracts they facilitate on behalf of the Strategic Allocation Fund with third party banks. These prime brokerage fees, combined with the futures brokers’ charges, will not exceed the 1% of the net asset value of the Strategic Allocation Fund per annum, as referenced under “The Futures Brokers” above.

The Cash Managers and the Custodian

The Strategic Allocation Fund pays Wilmington Trust Investment Management LLC (“Wilmington”), Horizon Cash Management L.L.C. (“Horizon”) and Northern Trust Company a combined annualized fee equal to approximately 0.10% per annum of the funds managed by Wilmington and Horizon based on the percentage of the principal amount of the Strategic Allocation Fund’s assets under management by Wilmington and Horizon, computed and accrued on the average daily market value maintained in the Northern Trust Company custodial accounts by the Strategic Allocation Fund. Wilmington, Horizon and Northern Trust Company are not affiliated with Campbell & Company. The Strategic Allocation Fund may engage other firms which are unaffiliated with Campbell & Company from time to time to provide cash management and custodial services. Such services would be provided pursuant to similar terms and fees as those that apply to Wilmington, Horizon and Northern Trust Company. The Strategic Allocation Fund may also terminate all types of cash management services at any time. See “The Cash Managers and the Custodian”.

Offering Expenses

The offering expenses during the continuing offering through September 30, 2009 totaled $97,072,912 and are estimated at $2,160,000 for the nine months following the date of this prospectus, all of which will be advanced by Campbell & Company. Such expenses include all fees and expenses in connection with the distribution of the Units, including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities, and marketing expenses of Campbell & Company and the selling agents which are paid by the Strategic Allocation Fund. Subject to the limit described below, Campbell & Company will be reimbursed, without interest, by the Strategic Allocation Fund in 30-month payment periods throughout the continuing offering. In no event will the reimbursement exceed 2.5% of the total subscriptions accepted by Campbell & Company, which, based on the 30-month amortization period, represents a maximum of 1% of gross additions per annum. Organization and offering expenses equal to $240,961 were incurred during the initial offering period and were advanced by Campbell & Company. Such expenses were reimbursed in the same manner and were subject to the same 2.5% limit.

The Strategic Allocation Fund is required to disclose that the “organization and offering expenses” of the Strategic Allocation Fund, as defined by the NASAA Guidelines, will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Strategic Allocation Fund, will be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 2.5% of total subscriptions, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling commissions) will not be reached.

Other Expenses

The Strategic Allocation Fund bears its operating expenses, including, but not limited to, administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by the Strategic Allocation Fund. Such expenses are estimated to be 0.10% (and will not exceed 0.50%) of the Strategic Allocation Fund’s net asset value per annum; 0.7 basis points (0.00007) of the 10 estimated basis points will be paid to Campbell & Company directly to cover administrative expenses incurred on behalf of the Strategic Allocation Fund. Campbell & Company will be responsible for any such expenses during any year of operations which exceed such percentage estimate. For the years ended December 31, 2008, 2007 and 2006, operating expenses were 0.06%, 0.04% and 0.04%, respectively, of the Strategic Allocation Fund’s average net asset value. Indirect expenses in connection with the administration of the Strategic Allocation Fund, such as indirect salaries, rent, travel and other overhead of Campbell & Company, may not be charged to the Strategic Allocation Fund. Actual expenses charged to the Strategic Allocation Fund are reflected on a dollar basis in the financial statements for the Strategic Allocation Fund; see “Index to Financial Statements.”

Global Trend Fund

The following list of expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Campbell & Company, the selling agents, the futures broker, the over-the-counter counterparty, the cash manager, the custodian and the affiliates of those parties may earn or receive in connection with the offering and operation of the Global Trend Fund. Prospective investors should refer to the Summary for an estimate of the trading profit and interest income that must be earned for an investor to break-even in the first year of trading.

Campbell & Company, Inc.

Advisory and General Partner Fees

All Classes of Units of the Global Trend Fund will pay Campbell & Company a monthly (i) advisory fee of 2% per annum and (2) a general partner fee of 1% per annum, of the net asset value of the respective Class, prior to any accrual for or payment of any advisory fee, performance fee, redemption or subscription during said month. The advisory and general partner fees are paid in arrears based on the net asset value of the respective Class as of the end of each month. The advisory and general partner fees are paid out of and reduces the net assets attributable to each Class of Units.

Redemption Fee

Redemption fees apply to Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units through the first twelve month-ends following purchase as follows: 1.833% of net asset value per redeemed Unit through the second month-end, 1.666% of net asset value per redeemed Unit through the third month-end, 1.500% of net asset value per redeemed Unit through the fourth month-end, 1.333% of net asset value per redeemed Unit through the fifth month-end, 1.167% of net asset value per redeemed Unit through the sixth month-end, 1.000% of net asset value per redeemed Unit through the seventh month-end, 0.833% of net asset value per redeemed Unit through the eighth month-end, 0.667% of net asset value per redeemed Unit through the ninth month-end, 0.500% of net asset value per redeemed Unit through the tenth month-end, 0.333% of net asset value per redeemed Unit through the eleventh month-end, 0.167% of net asset value per redeemed Unit through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Class A (USD) Unit, Class B (USD) Unit or Class A (GLD) Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Class A (USD) Unit, Class B (USD) Unit or Class A (GLD) Unit redeemed on the first anniversary of the purchase.

Performance Fee

All Units will pay the trading advisor quarterly performance compensation equal to 20% of the Global Trend Fund’s aggregate cumulative appreciation in the net asset value per Unit of each Class, exclusive of appreciation attributable to interest income, allocable to such Class of Units, and as adjusted for subscriptions and redemptions, on a cumulative high water mark basis, charged quarterly. In determining the fees in this paragraph, net assets shall not be reduced by the performance fees being calculated for such current period. In respect of each Class of Units, “aggregate cumulative appreciation” means the total increase in Unit value of such Class of Units from the commencement of trading, minus the total increase in Unit value of such Class of Units for all prior quarters, multiplied by the number of Units of such Class outstanding. The performance fee is paid only on profits attributable to each Class of Units outstanding. The performance fee is accrued monthly and paid quarterly.

If any payment is made and attributed to any Class in respect of a performance fee, and that Class thereafter incurs a net loss, the trading advisor will retain the amount previously paid. Thus, the trading advisor may be paid a performance fee during a year in which a Class overall incurred net losses. Trading losses shall be carried forward and no further performance fee may be paid until the prior losses have been recovered. Similarly, the trading advisor’s performance fee is based on unrealized, as well as realized, gains. There can be no assurance that such gains will, in fact, ever be recognized. Furthermore, the valuation of unrealized gain and loss may be subject to material subsequent revision.

Assume a class of the Global Trend Fund paid a performance fee at the end of the fourth quarter of 2009 and assume that this class of the Global Trend Fund recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the first quarter of 2010. The aggregate cumulative appreciation for the quarter (before interest earned) would be $200,000 and Campbell & Company’s performance fee would be $40,000 (0.2 x $200,000). Now assume that the class paid a performance fee at the end of the third quarter of 2009 but did not pay a performance fee at the end of the fourth quarter of 2009 because it had trading losses of $100,000. If the class recognized trading profits of $200,000 at the end of the first quarter of 2010, the aggregate cumulative appreciation (before interest earned) for the quarter would be $100,000 ($200,000 — $100,000 loss carryforward) and Campbell & Company’s performance fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no limited partners have added or redeemed Units during this sample time frame. Such capital changes require that the calculation be determined on a “per unit” basis.

If the net asset value per Unit at the time when a particular investor acquires Units is lower than the net asset value per Unit as of the end of the most recent prior calendar quarter for which a performance fee was payable (due to losses incurred between such quarter-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar quarter-end because the class as a whole has not experienced aggregate cumulative appreciation.

If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of the class declines after the subscription date, the performance fee accrual is “reversed” and such reversal is credited to all Units equally, including the Units which were purchased at a net asset value per Unit which fully reflected such accrual.

Performance fees are not reduced by redemption charges and interest income.

The advisory fee, general partner fee, and performance fee may be increased upon sixty days’ notice to the limited partners, as long as the notice explains their redemption and voting rights. Existing limited partners who redeem within twelve months after any increase in fees would not be required to pay any redemption fees.

The Futures Broker

As described earlier, the futures broker receives up to 1% of the Global Trend Fund’s net asset value per annum (which includes payments to the over-the-counter counterparty as referenced below). The futures broker is responsible for all trading transactional costs, such as pit brokerage, exchange and NFA fees, “give-up” and transfer fees. The compensation paid to the futures broker is competitive with rates paid by other trading funds having assets and structures similar to the Global Trend Fund. The futures broker will charge the Global Trend Fund brokerage commissions at a rate of approximately $6 per round-turn contract. Annual brokerage commissions payable by the Global Trend Fund are estimated at approximately 0.24% of the Global Trend Fund’s net assets annually. Each Class of Units is allocated its pro rata share of all such brokerage commissions. The compensation paid to the futures broker will not exceed the guidelines established by the North American Securities Administrators Association, Inc. (“NASAA”).

The Selling Agents

The selling agents for Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units receive from the Global Trend Fund selling commissions of up to 2% of the subscription amount of each subscription for Class A (USD) Units, Class B (USD) Units or Class A (GLD) Units. In addition, commencing thirteen months after the sale of Units and in return for providing ongoing services to the limited partners, the Fund will pay those selling agents (or their assignees) up to 2% of the Global Trend Fund’s average month-end net asset value per annum. The amount paid to selling agents on Global Trend Fund Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units sold pursuant to this disclosure document will not, however, exceed 8.0% of the gross offering proceeds of the Global Trend Fund Class A (USD) Units and Class A (GLD) Units and 9.0% of the gross offering proceeds of the Global Trend Fund Class B (USD) Units sold pursuant to this disclosure document. The Global Trend

Fund Class A (USD) Units, Class C (USD) Units, Class A (GLD) Units and Class B (GLD) Units will pay a monthly broker-dealer custodial fee of 0.25% of the Class A (USD) Units’, Class C (USD) Units’, Class A (GLD) Units’ and Class B (GLD) Units’ month-end net asset value per annum to the selling agents (the firm and not the individual) provided, however, that the total of such broker-dealer custodial fees per Unit do not exceed 1.0% of the gross offering proceeds of Class A (USD) Units and Class A (GLD) Units and 6% of the Class C (USD) Units and Class B (GLD) Units.

The additional selling commissions and broker-dealer custodial fee, where applicable, described in the preceding paragraphs, are also subject to the following restrictions:

The total of additional commissions and broker-dealer custodial fees, plus:

(1)	the initial selling commission of 2% of the subscription amount of each subscription for Units;

(2)	salaries, expenses and bonuses of employees of Campbell & Company or its affiliates engaged in wholesaling activities; and

(3)	per-unit costs properly deemed to constitute underwriting compensation allocable to the selling agents, such as a selling brochure, seminar costs and travel expenses,

(collectively “Underwriting Compensation”) do not exceed 10% of such Units’ gross offering proceeds. If total Underwriting Compensation paid on any Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit, Class D (USD) Unit, Class A (GLD) Unit or Class B (GLD) Unit reaches 10% of the gross offering proceeds, (1) the Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit or Class D (USD) Unit will automatically be re-designated as Class E (USD) Units, which are identical to Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units except that Class E (USD) Units do not pay any offering expenses, selling agent fees, broker-dealer custodial fees payable to the selling agents and, if applicable, redemption fees, and (2) the Class A (GLD) Unit or Class B (GLD) Unit will automatically be re-designated as Class C (GLD) Units, which are identical to Class A (GLD) Units and Class B (GLD) Units, except that Class C (GLD) Units do not pay any offering expenses, selling agent fee, broker-dealer custodial fee payable to the selling agents and, if applicable, redemption fees. Such compensation may be deemed to create a conflict of interest in that the selling agents have a disincentive in advising investors to redeem their Units. See “Conflicts of Interest.”

The Over-the-Counter Counterparty

The Global Trend Fund will trade currency forward and option contracts. Such contracts are traded among dealers which act as “principals” or counterparties to each trade. Execution costs will be included in the price of each forward or option contract purchased or sold, and accordingly, such costs cannot be determined. Campbell & Company believes the bid-ask spreads for forward and option contract trades, which incorporate these execution costs, are at prevailing market prices. In addition, the over-the-counter counterparty will charge approximately $4 per $1 million, plus any additional electronic platform charges, in prime brokerage fees for forward or option contracts it facilitates on behalf of the Global Trend Fund with third party banks. These prime brokerage fees, combined with the futures broker’s charges, will equal approximately 0.30% of the Global Trend Fund’s net assets. Each Class of Units will be allocated its pro rata share of all such costs. These prime brokerage fees, combined with the futures broker’s charges, will not exceed the 1% of the Global Trend Fund net asset value per annum, as referenced under “The Futures Broker” above.

The Cash Manager and the Custodian

The Global Trend Fund will pay Wilmington Trust Investment Management LLC (“Wilmington”) and Northern Trust Company a combined annualized fee equal to approximately 0.10% per annum of the funds managed by Wilmington based on the percentage of the principal amount of the Global Trend Fund’s assets under management by Wilmington, computed and accrued on the average daily market value maintained in the Northern Trust Company custodial accounts by the Global Trend Fund. Wilmington and Northern Trust Company are not affiliated with Campbell & Company. The Global Trend Fund may engage other firms which are unaffiliated with Campbell & Company from time to time to provide cash management and custodial services. Such services would be provided pursuant to similar terms and fees as those that apply to Wilmington and Northern Trust Company. The Global Trend Fund may also terminate all types of cash management services at any time.

Organization and Offering Expenses

The Global Trend Fund, and in turn, each Class of Units (excluding Class E (USD) Units and Class C (GLD) Units), will pay, monthly, its organization and offering costs (collectively, “Offering Costs”) as incurred, subject to an annual cap of 0.50% of the Global Trend Fund’s, and in turn, each Class of Units’, average month-end net asset value. Such Offering Costs include all fees and expenses in connection with the distribution of the Units, including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities (including wholesaling), and marketing expenses of Campbell & Company and the selling agents which are paid by the Global Trend Fund. Any Offering Costs incurred in excess of the aforementioned annual cap are initially paid by the trading advisor; provided, however, that the Global Trend Fund reimburses the Offering Costs paid by the trading advisor at such time, if any, as the Global Trend Fund is able to do so within the limit of the aforementioned cap. In its discretion, the general partner may require the Global Trend Fund to reimburse the general partner in any subsequent calendar year for amounts that exceeded these limits in any calendar year, provided that the maximum amount reimbursed by the Global Trend Fund in any calendar year not exceed the overall limits set forth above. In no event will the reimbursement exceed 2.5% of the total subscriptions accepted by the Global Trend Fund. The payment of Offering Costs reduces the Global Trend Fund’s net asset value. Each Class of Units (excluding Class E (USD) Units and Class C (GLD) Units) is specifically allocated its pro rata share of all Offering Costs.

The Global Trend Fund also engages certain employees of the general partner to provide wholesaling services with respect to the Global Trend Fund. Any compensation paid to employees of the general partner for their wholesaling services is considered part of the Global Trend Fund’s organization and Offering Costs and is payable by the Global Trend Fund as such.

The Global Trend Fund is required to disclose that the “organization and offering expenses” of the Global Trend Fund, as defined by the NASAA Guidelines (and referenced to as “Offering Costs” above, will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Global Trend Fund, will be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 2.5% of total subscriptions, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling commissions) will not be reached. Class E (USD) Units and Class C (GLD) Units do not pay Offering Costs.

Other Expenses

The Global Trend Fund bears its operating expenses, including, but not limited to, administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by the Global Trend Fund. Such expenses are estimated to be 0.10% (and will not exceed 0.50%) of the Global Trend Fund’s net asset value per annum; 0.7 basis points (0.00007) of the 10 estimated basis points will be paid to Campbell & Company directly to cover administrative expenses incurred on behalf of the Global Trend Fund. Campbell & Company will be responsible for any such expenses during any year of operations which exceed such percentage estimate. Campbell & Company estimates that a maximum of $120,000 in legal fees and a maximum of $70,000 in audit fees will be charged to the Global Trend Fund during its first full year of operations, subject to the 0.50% cap discussed above.

USE OF PROCEEDS

The assets of both Funds are not and will not be, directly or indirectly, commingled with the property of any other person or with the property of the other Fund in violation of law or invested with or loaned to Campbell & Company or any affiliated entities.

Strategic Allocation Fund

Approximately 10% to 30% of the Strategic Allocation Fund’s assets normally are committed as required margin for futures contracts and held by the futures brokers, although the amount committed may vary significantly. Such assets are maintained in the form of cash or U.S. Treasury bills in segregated accounts with the futures brokers pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Strategic Allocation Fund’s assets are deposited with the over-the-counter counterparties in order to initiate and maintain currency forward and option contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such over-the-counter counterparty is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the over-the-counter counterparties.

The trading advisor deposits those assets of the Strategic Allocation Fund that are not required to be deposited as margin with the futures brokers and over-the-counter counterparties in custodial accounts with Northern Trust Company. The assets deposited in the custodial accounts with Northern Trust Company are segregated. Such custodial accounts constitute approximately 40% to 80% of the Strategic Allocation Fund’s assets and are invested, directly by Wilmington and Horizon. Wilmington and Horizon are registered with the Securities and Exchange Commission as investment advisers under the Investment Advisers Act of 1940. Wilmington and Horizon do not guarantee any interest or profits will accrue on the Strategic Allocation Fund’s assets in the custodial accounts. Wilmington and Horizon will invest according to agreed upon investment guidelines that are consistent with those investments allowed by the futures broker as defined under Title 17, Part 1, § 1.25 Investment of customer funds. Investments can include, but is not limited to, (i) U.S. Government Securities, Government Agency Securities, Municipal Securities, banker acceptances and certificates of deposits; (ii) commercial paper; and (iii) corporate debt.

Global Trend Fund

Approximately 10% to 30% of the Global Trend Fund’s assets will normally be committed as required margin for futures contracts and held by the futures broker, although the amount committed may vary significantly. Such assets will be maintained in the form of cash or U.S. Treasury bills in segregated accounts with the futures brokers pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Global Trend Fund’s assets will be deposited with over-the-counter counterparty in order to initiate and maintain forward and options on forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such over-the-counter counterparty is registered as a futures commission merchant. These assets will be held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the over-the-counter counterparty.

The trading advisor will deposit the majority of those assets of the Global Trend Fund that are not required to be deposited as margin with the futures broker and over-the-counter counterparty in a custodial account for each Series with Northern Trust Company. The assets deposited in the custodial accounts with Northern Trust Company will be segregated. Such custodial account will constitute approximately 40% to 80% of the Global Trend Fund’s assets and will be invested, directly by Wilmington Trust Investment Management LLC (“Wilmington”). Wilmington is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. Wilmington does not guarantee any interest or profits will accrue on the Global Trend Fund’s assets in the custodial accounts. Wilmington will invest according to agreed upon investment guidelines that are modeled after those investments allowed by the futures broker as defined under The Commodity Exchange Act, Title 17, Part 1, § 1.25 Investment of customer funds. Investments can include, but are not limited to, (i) U.S. Government Securities, Government Agency Securities, Municipal Securities, banker acceptances and certificates of deposits; (ii) commercial paper; and (iii) corporate debt.

THE FUTURES BROKERS

Strategic Allocation Fund

UBS Securities LLC (“UBS Securities”) is one of the Strategic Allocation Fund’s futures brokers and an affiliate of one of the selling agents for that Fund. Additional or replacement futures brokers may be appointed in respect of the Strategic Allocation Fund’s account in the future solely at the discretion of Campbell & Company.

UBS Securities LLC principal business address is 677 Washington Boulevard, Stamford, CT 06901. UBS Securities is a futures clearing broker for the Strategic Allocation Fund. UBS Securities is registered in the U.S. with the Financial Industry Regulatory Authority (“FINRA”) as a Broker-Dealer and with the CFTC as a Futures Commission Merchant. UBS Securities is a member of various US futures and securities exchanges.

UBS Securities is the defendant in two purported securities class actions brought in the District Court of the Northern District of Alabama, brought by holders of stock and bonds in HealthSouth, captioned In re HealthSouth Corporation Stockholder, No. CV-03-BE-1501-S and In re HealthSouth Corporation Bondholder Litigation,

No. CV-03-BE-1502-S. Both complaints assert liability under the Securities Act of 1934.

UBS has been responding to investigations by the SEC and the United States Attorney’s Office for the Eastern District of New York regarding UBS’s valuation of U.S. mortgage-backed securities and derivatives, and compliance with public disclosure rules. These investigations are ongoing.

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding against UBS Securities LLC, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleges, in sum and substance, that UBS Securities has been violating the Massachusetts Uniform Securities Act (“the “Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. The Complaint seeks a cease and desist order from conduct that violates the Act and regulations, to censure UBS Securities, to require UBS Securities to pay an administrative fine of an unspecified amount, and to find as fact the allegations of the Complaint.

On June 26, 2008, the Massachusetts Securities Division filed an administrative complaint and notice of adjudicatory proceeding against UBS Securities and UBS Financial Services, Inc. (“UBS Financial”), captioned In the Matters of UBS Securities, LLC and UBS Financial Services, Inc., Docket No. 2008-0045, which alleged that UBS Securities and UBS Financial violated the Act in connection with the marketing and sale of auction rate securities.

On July 22, 2008, the Texas State Securities board filed an administrative proceeding against UBS Securities and UBS Financial captioned the Matter of the Dealer Registrations of UBS Financials Services Inc. and UBS Securities LLC, SOAH Docket No. ###-##-####, SSB Docket No. 08-IC04, alleging violations of the anti-fraud provision of the Texas Securities Act in connection the marketing and sale of auction rate securities.

On July 24, 2008 the New York Attorney General (“NYAG”) filed a complaint in Supreme Court of the State of New York against UBS Securities and UBS Financial captioned State of New York v. UBS Securities LLC and UBS Financial Services, Inc. No. 650262/2008, in connection with UBS’ marketing and sale of auction rate securities. The complaint alleges violations of the anti-fraud provisions of New York state statutes and seeks a judgment ordering that the firm buy back auction rate securities from investors at par, disgorgement, restitution and other remedies.

On August 8, 2008, UBS Securities and UBS Financial reached agreements in principle with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 20, 2012. On August 20, 2008, the Texas proceeding was dismissed and withdrawn. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. UBS Securities and UBS Financial are finalizing agreements with the SEC, NYAG and NASAA.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (NHHELCO). The complaint alleges fraudulent and unethical conduct in violation of New Hampshire state statues. The complaint seeks an administrative fine, a cease and desist order, and restitution to NHHELCO. The claim does not impact the global settlement with the SEC, NYAG and NASAA relating to the marketing and sale of ARS to investors.

Further, UBS Securities, like most full service investment banks and broker-dealers, receives inquiries and is sometimes involved in investigations by the SEC, FINRA, NYSE and various other regulatory organizations, exchanges and government agencies. UBS Securities fully cooperates with the authorities in all such requests. UBS Securities regularly discloses to the FINRA arbitration awards, disciplinary action and regulatory events. These disclosures are publicly available on the FINRA’s website at www.finra.org. Actions with respect to UBS Securities’ futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

UBS Securities will act only as clearing broker for the Strategic Allocation Fund and as such will be paid commissions for executing and clearing trades on behalf of the Strategic Allocation Fund. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to the Strategic Allocation Fund nor participate in the management of Campbell & Company or the Strategic Allocation Fund.

Goldman, Sachs & Co. (“Goldman”) is one of the Strategic Allocation Fund’s futures brokers. Additional or replacement futures brokers may be appointed in respect of the Strategic Allocation Fund’s account in the future solely at the discretion of Campbell & Company.

Goldman’s principal address is 85 Broad Street, New York, NY 10004, telephone (212) 904-1000.

Futures trades made on behalf of the Strategic Allocation Fund are carried by Goldman. Goldman is not affiliated with Campbell & Company. Goldman did not sponsor the Strategic Allocation Fund and is not responsible for the activities of Campbell & Company. It will act only as one of the futures brokers.

Goldman, in addition to being a registered futures commission merchant, is a registered broker-dealer. From time to time, Goldman and its affiliates are involved in judicial, regulatory and arbitration concerning matters arising in connection with the conduct of its business. Goldman’s management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the firm’s financial condition, but may be material to the firm’s operating results for any particular period, depending, in part, upon the results for such period. For further information, please refer to the periodic public filings by The Goldman Sachs Group, Inc. and to Goldman’s Form BD as periodically filed with the Securities and Exchange Commission. These filings are posted in the EDGAR database at the SEC website at http://www.sec.gov.

Global Trend Fund

Newedge USA, LLC (“NUSA” or the “futures broker”) is the Global Trend Fund’s futures broker. NUSA and Newedge Alternative Strategies Inc. (“NAST”) are subsidiaries of Newedge Group, which was formed on January 2, 2008 as a joint venture by Société Générale and Calyon to combine the brokerage activities previously carried by their respective subsidiaries which comprised the Fimat Group and the Calyon Financial Group of affiliated entities. NUSA is a futures commission merchant and broker-dealer registered with the CFTC and the SEC, and is a member of the National Futures Association and the Financial Industry Regulatory Authority (“FINRA”). NUSA is a clearing member of all principal equity, option, and futures exchanges located in the United States as well as a member of the Options Clearing Corporation and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.

NUSA and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, Illinois 60661 with branch offices in San Francisco, California; New York, New York; Kansas City, Missouri; Houston, Texas; and Montreal, Canada.

Prior to January 2, 2008, NUSA was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc. On September 1, 2008, NUSA merged with future commission merchant and broker dealer Newedge Financial Inc. (“NFI”) — formerly known as Calyon Financial Inc. NUSA was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

Other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of NUSA, there have been no material administrative, civil or criminal actions brought,

pending or concluded against NUSA, NAST, or its principals in the past five years.

Affiliates of NUSA may execute transactions opposite the Fund as principal. Neither NUSA nor any affiliate, officer, director or employee thereof have passed on the merits of this Memorandum or offering, or give any guarantee as to the performance or any other aspect of the Fund.

NUSA has adopted and implemented an anti-money laundering program consistent with its obligations to comply with applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, including Customer Identification Procedures.

All futures trades made on behalf of the Global Trend Fund are cleared by NUSA. NUSA is not affiliated with either the Global Trend Fund or the trading advisor. NUSA did not sponsor the Global Trend Fund and is not responsible for the activities of the trading advisor. It will act only as the futures broker.

The futures broker and its affiliates, Trustees, officers and employees may trade futures for their own accounts. Records of such trading, if any, will not be made available to the limited partners. It is possible that such persons may take positions either similar or opposite to positions taken by the Global Trend Fund, and that the Global Trend Fund and such persons may from time to time be competing for similar positions in the futures markets. Furthermore, it is possible that the futures broker will effect transactions for the Global Trend Fund in which the other party is affiliated with the futures broker. Although the futures broker is not affiliated with the trading advisor, it is the futures broker for other accounts managed by the trading advisor and/or its affiliates. Neither the Global Trend Fund nor the trading advisor and/or its affiliates are obligated to continue to use NUSA and may select other or additional futures brokers in the future, provided that a reasonable determination is made that their service and pricing are competitive.

The Global Trend Fund has entered into a futures brokerage agreement with NUSA, which clears all futures transactions on a fully disclosed basis. The Global Trend Fund has appointed the futures broker to clear trades for the Global Trend Fund upon the instructions of the trading advisor.

The futures broker may change its commission rates at any time. The brokerage agreement with NUSA is terminable at any time upon notice by either party.

THE OVER-THE-COUNTER COUNTERPARTIES

Strategic Allocation Fund

The Strategic Allocation Fund trades foreign exchange and other forward and option contracts through “dealers” in such contracts. The dealers that maintain the forward and option positions, or act as the counterparties, for the Strategic Allocation Fund are Deutsche Bank AG London and The Royal Bank of Scotland plc. Unlike futures contracts which are traded through brokers such as the futures brokers, foreign exchange or currency forward and option contracts are executed through a network of dealers. Campbell & Company then instructs the executing dealer to “give up” the trade to Deutsche Bank AG London or The Royal Bank of Scotland plc. Campbell & Company is not obligated to continue to use the over-the-counter counterparties identified above and may select others or additional ones in the future, provided Campbell & Company believes that their service and pricing are competitive and present minimal counterparty credit risk.

Global Trend Fund

The Global Trend Fund trades foreign exchange and other forward and option contracts through “dealers” in such contracts. The dealer that maintains the forward and option positions, or acts as the counterparty, for the Global Trend Fund is The Royal Bank of Scotland plc. Unlike futures contracts which are traded through brokers such as the futures broker, foreign exchange or currency forward and option contracts are executed through a network of dealers. Campbell & Company then instructs the executing dealer to “give up” the trade to The Royal Bank of Scotland plc. Campbell & Company is not obligated to continue to use the over-the-counter counterparty identified above and may select others or additional ones in the future, provided Campbell & Company believes that their service and pricing are competitive and present minimal counterparty credit risk.

THE CASH MANAGERS AND THE CUSTODIAN

The Strategic Allocation Fund has appointed Wilmington Trust Investment Management LLC, a wholly owned subsidiary of Wilmington Trust Corporation, and Horizon Cash Management L.L.C. as cash managers (the “Cash Managers”) under Non-Custody Investment Advisory Agreements dated July 8, 2009, to manage and control the liquid assets of the Strategic Allocation Fund. The Global Trend Fund appointed Wilmington as cash manager under the Non-Custody Investment Advisory Agreement dated December 15, 2009. Wilmington is organized under the laws of the State of Georgia. Horizon is incorporated in the State of Illinois. Both Cash Managers are registered as investment advisers with the Securities and Exchange Commission of the United States under the Investment Advisers Act of 1940.

Wilmington, based in Wilmington, Delaware, and Horizon, based in Chicago, Illinois, specialize in providing short-term, fixed income investment management to institutional investors. As of September 2009, Wilmington managed approximately $40.3 billion for clients on six continents, in all 50 states, and in 88 foreign countries. As of December 2008, Horizon managed approximately $2.2 billion for over 40 clients world-wide. The Cash Managers structure customized portfolios by applying fundamental yield curve and interest rate analysis to each client’s unique cash flow needs, investment parameters and risk/return objectives. The Cash Managers specialize in investments which are predominately short-term in maturity and high grade, high quality in nature with particular emphasis on U.S. Treasury securities and U.S. Government Agencies’ issues.

Both Funds opened custodial accounts at The Northern Trust Company (the “Custodian”), and has granted the Cash Managers a limited power of attorney over such accounts. Such power of attorney gives the Cash Managers authority to make certain investments on behalf of the Funds provided such investments are consistent with the investment guidelines created by the trading advisor to both Funds. Such investments include, but are not limited to, U.S. Treasury securities, securities issued by U.S. Government Agencies, high quality money-market securities and repurchase agreements. All securities purchased by the Cash Managers on behalf of the Funds or other liquid funds of the Funds will be held in its custody accounts at the custodian. The Cash Managers will have no beneficial or other interest in the securities and cash in such custody accounts.

The Cash Managers will use their best endeavors in the management of the assets of the Funds but provides no guarantee that any profit or interest will accrue to the Funds as a result of such management.

The Cash Managers and their principals, employees, agents and affiliates will be indemnified out of the assets of the Funds for all losses, costs, damages, expenses (including attorneys’ fees) incurred in the performance of its duties except for loss resulting from its gross negligence, malfeasance or a violation of applicable law.

DISTRIBUTIONS AND REDEMPTIONS

Distributions

Campbell & Company is not required to make any distributions to limited partners. However, Campbell & Company does have the authority to make such distributions, and reserves the right to do so at any time in its sole discretion. Campbell & Company is not under any obligation to make pro rata distributions to its other accounts under management if it makes distributions to either or both of the Funds. The amount and timing of future distributions is uncertain. Because of the potential volatility of futures, forward and option markets, especially in the short-term, each Fund is recommended for those seeking a medium- to long-term investment (i.e., 3-5 years).

If either Fund realizes profits for any fiscal year, such profits will constitute taxable income to the limited partners in accordance with their respective investments in the Fund whether or not cash or other property has been distributed to limited partners. Any distributions, if made, may be inadequate to cover such taxes payable by the limited partners.

Redemptions

A limited partner, with the payment of charges below, may request any or all of his Units or a specific dollar amount be redeemed by the Strategic Allocation Fund or the Global Trend Fund at the net asset value of a Unit as of the end of the month. Limited partners must transmit a written request of such withdrawal to Campbell & Company not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Campbell & Company). See Exhibit C to this prospectus for the form of Request for Redemption for each Fund.

The Request for Redemption must specify the number of Units for which redemption is sought. Except as set forth below, redemptions will be paid within 20 business days after the date of redemption, contingent upon the Funds having assets sufficient to discharge all of their liabilities on the requested date of redemption. A delay may occur only in the event that redemptions are requested with respect to more Units than Campbell & Company is able to honor, Campbell & Company will honor requests for redemption in the order actually received and will hold requests for redemption in such order. Limited partners will be notified in the event a request for redemption cannot be honored, and their requests will be honored thereafter at the first available opportunity.

The federal income tax aspects of redemptions are described under “Federal Income Tax Aspects.”

Redemption Fees

Strategic Allocation Fund

Redemption fees for the Strategic Allocation Fund apply through the first twelve month-ends following purchase as follows: 4% of net asset value per Unit redeemed through the third month-end, 3% of net asset value per Unit redeemed through the sixth month-end, 2% of net asset value per Unit redeemed through the ninth month-end, and 1% of net asset value per Unit redeemed through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Unit redeemed on the first anniversary of the purchase. Accordingly, redemption fees are not included in the “break-even” estimate set forth below. For example, if a Unit were purchased on June 30, 2009 (the Closing Date for such Unit), a redemption fee of 4% would apply if the Unit were redeemed on July 31, or August 31, 2009, a redemption fee of 3% would apply if the Unit were redeemed on September 30, October 31, or November 30, 2009, a redemption fee of 2% would apply if the Unit were redeemed on December 31, 2009, January 31, or February 28, 2010, a redemption fee of 1% would apply if the Unit were redeemed on March 31, April 30, or May 31, 2010 and no redemption fee would apply if the Unit were redeemed on or after June 30, 2010.

In determining whether redemption fees apply to a particular limited partner’s Units, Units will be deemed to be redeemed on a “first-in, first-out” basis.

Global Trend Fund

Redemption fees apply to Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units through the first twelve month-ends following purchase as follows: 1.833% of net asset value per redeemed Unit through the second month-end, 1.666% of net asset value per redeemed Unit through the third month-end, 1.500% of net asset value per redeemed Unit through the fourth month-end, 1.333% of net asset value per redeemed Unit through the fifth month-end, 1.167% of net asset value per redeemed Unit through the sixth month-end, 1.000% of net asset value per redeemed Unit through the seventh month-end, 0.833% of net asset value per redeemed Unit through the eighth month-end, 0.667% of net asset value per redeemed Unit through the ninth month-end, 0.500% of net asset value per redeemed Unit through the tenth month-end, 0.333% of net asset value per redeemed Unit through the eleventh month-end, 0.167% of net asset value per redeemed Unit through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Class A (USD) Unit, Class B (USD) Unit or Class A (GLD) Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Class A (USD) Unit, Class B (USD) Unit or Class A (GLD) Unit redeemed on the first anniversary of the purchase.

For example, if Class A (USD) Units, Class B (USD) Units or Class A (GLD) Units were purchased on June 30, 2009 (the Closing Date for such Unit), a redemption fee of 1.833% would apply if the Class A (USD) Units, Class B (USD) Units or Class A (GLD) Units were redeemed through July 31, 2009, declining each month thereafter as referenced above. No redemption fee would apply if the Class A (USD) Units, Class B (USD) Units or Class A (GLD) Units were redeemed on or after June 30, 2010.

In determining whether redemption fees apply to a particular limited partner’s Class A (USD) Units, Class B (USD) Units or Class A (GLD) Units, Class A (USD) Units, Class B (USD) Units or Class A (GLD) Units will be deemed to be redeemed on a “first-in, first-out” basis.

Net Asset Value

The net asset value of a Unit as of any date is the limited partner’s share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities marked-to-market, plus the market value of all open futures, forward and option positions maintained by the Strategic Allocation Fund or the Global Trend Fund, and in turn, each Class of Units, less all liabilities of the respective Fund or Class of Units, and accrued performance fees, determined in accordance with the principles specified in that Fund’s Limited Partnership Agreement. Where no principle is specified in either Limited Partnership Agreement, the net asset value is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting, divided by the number of Units then outstanding. Thus, if the net asset value of a Unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such Unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.

AGREEMENTS OF LIMITED PARTNERSHIP

The following is a summary of the Funds’ Limited Partnership Agreements, forms of which are attached as Exhibits A and B and incorporated by reference.

Organization and Limited Liability

The Funds are organized under the Delaware Revised Uniform Limited Partnership Act (“RULPA”). In general, a limited partner’s liability under RULPA is limited to the amount of his capital contribution and his share of any undistributed profits.

Management of Partnership Affairs

The Limited Partnership Agreements effectively give Campbell & Company, as general partner, full control over the management of the Fund and gives no management role to the limited partners. To facilitate matters for Campbell & Company, the limited partners must execute the applicable Fund’s Subscription Agreement (attached as Exhibit E or F).

Sharing of Profits and Losses

Profit Potential; Fund Accounting

Each limited partner has a capital account. Initially, the limited partner’s balance equals the amount paid for the Units. The limited partner’s balance is then proportionally adjusted monthly to reflect his portion of the Funds’ gains or losses for the month.

Federal Tax Allocations

At year-end, the Funds will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss is allocated to each limited partner in proportion to his capital account and each limited partner is responsible for his share of the taxes. See Article 7 of each Limited Partnership Agreement, and “Federal Income Tax Aspects.”

For net capital gain and loss, the gains and losses are first allocated to each limited partner who redeemed Units during the year. The remaining net capital gain or loss is then allocated to each limited partner in proportion to his capital account.

Each limited partner’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

Upon the Funds’ liquidation, each limited partner will receive his proportionate share of the assets of the Funds.

Dispositions

A limited partner may transfer or assign his Units in the Fund upon 30 days’ prior written notice to Campbell & Company and subject to approval of the assignee. Campbell & Company will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of the Funds for federal income tax purposes. An assignee not admitted to the Funds as a limited partner will have only limited rights to share the profits and capital of the Funds and a limited redemption right.

Assignees receive “carry-over” tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

Campbell & Company does not intend to permit purchase transfers.

Dissolution and Termination of the Funds

The Funds will be terminated and dissolved upon the happening of the earlier of:

1)	expiration of the Strategic Allocation Fund’s stated term on December 31, 2023 (the Global Trend Fund has no stated expiration date);

2)	limited partners owning more than 50% of the outstanding Units vote to dissolve the respective Fund;

3)	Campbell & Company withdraws as general partner and no new general partner is appointed;

4)	Campbell & Company determines that the purpose of the Funds cannot be fulfilled; or

5)	the continued existence of the Funds become unlawful or the Funds are dissolved by operation of law.

Amendments and Meetings

Strategic Allocation Fund

The Limited Partnership Agreement may be amended by Campbell & Company if the limited partners owning more than 50% of the outstanding Units concur. Campbell & Company may make minor changes to the Limited Partnership Agreement without the approval of the limited partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations, or any other changes the general partner deems advisable so long as they do not change the basic investment policy or structure.

Limited partners owning at least 10% of the outstanding Units can call a meeting of the Fund. At that meeting, the limited partners, provided that limited partners owning a majority of the outstanding Units concur, can vote to:

1)	amend the Limited Partnership Agreement without the consent of Campbell & Company;

2)	dissolve the Strategic Allocation Fund;

3)	terminate contracts with Campbell & Company;

4)	remove and replace Campbell & Company as general partner; and

5)	approve the sale of Strategic Allocation Fund assets.

Global Trend Fund

The Limited Partnership Agreement may be amended by Campbell & Company without obtaining the authorization or approval of any other limited partner and without giving prior notification to any limited partner. These changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations, or any other changes the general partner deems advisable so long as they do not change the basic investment policy or structure and do not have material adverse affect on the Global Trend Fund or its limited partners. If the amendment is deemed to have a material affect on the Global Trend Fund or the limited partners, the general partner will provide notification at least thirty (30) days prior to the implementation of such amendment and obtaining the consent of the Global Trend Fund subject to the provisions set forth in Section 16.3 of the Limited Partnership Agreement. The Limited Partnership Agreement may not be amended to modify the limited liability of a limited partner.

Indemnification

The Funds agree to indemnify Campbell & Company, as general partner, for actions taken on behalf of the Funds, provided that Campbell & Company’s conduct was in the best interests of the Funds and the conduct was not the result of negligence or misconduct. Indemnification by the Funds for alleged violation of securities laws is only available if the following conditions are satisfied:

1)	a successful adjudication on the merits of each count alleged has been obtained, or

2)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

3)	a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

4)	in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

Reports to Limited Partners

The limited partners will have access to and the right to copy the Funds’ books and records. A limited partner may obtain a list of all limited partners together with the number of Units owned by each limited partner, provided such request is not for commercial purposes.

Campbell & Company will provide various reports and statements to the limited partners including:

1)	monthly, Campbell & Company will provide an unaudited income statement of the prior month’s activities;

2)	annually, Campbell & Company will provide audited financial statements accompanied by a fiscal year-end summary of the monthly reports described above;

3)	annually, Campbell & Company will provide tax information necessary for the preparation of the limited partners’ annual federal income tax returns; and

4)	if the net asset value per Unit as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value or there is a material change in the advisory agreement with Campbell & Company or otherwise affecting the compensation to any party, including Campbell & Company, Campbell & Company will suspend trading activities, notify all limited partners of the relevant facts within seven business days and declare a special redemption period.

FEDERAL INCOME TAX ASPECTS

The following discussion has been prepared by Sidley Austin LLP, tax counsel to Campbell & Company, and summarizes the material federal income tax consequences to individual (non-corporate) investors in the Fund. Sidley Austin LLP’s opinion is filed as an exhibit to the registration statement related to the Units offered hereby. A complete discussion of all U.S. federal, state, local or foreign aspects of an investment in the Fund is beyond the scope of this summary, and prospective investors are advised to consult their tax advisors as to their particular circumstances.

The Funds’ Partnership Tax Status

The Strategic Allocation Fund is classified as a partnership for federal income tax purposes. Campbell & Company will treat each Series of the Global Trend Fund as a separate partnership for federal income tax purposes, and will cause the federal income tax returns to be filed on that basis. For purposes of the remainder of this section under the caption “Federal Income Tax Aspects”, the term “Fund” shall mean the Strategic Allocation Fund and each Series of the Global Trend Fund.

No Fund will be considered a publicly traded partnership taxable as a corporation for federal income tax purposes based on the type of income each is expected to earn. Therefore, no Fund will be subject to any federal income tax. Each Fund’s taxable year is the calendar year and each Fund will prepare its partnership tax return using the accrual method of accounting.

Taxation of Limited Partners on Profits and Losses of the Funds

Each limited partner of a Fund will be subject to tax on his share of such Fund’s annual income and gains, if any, even if the limited partner does not redeem any Units or receive any cash distributions from such Fund.

Each Fund generally allocates its gains and losses equally to each Unit. However, a limited partner who redeems any Units will be allocated gains and losses in order that the amount of cash a limited partner receives for a redeemed Unit equals the limited partner’s adjusted tax basis allocable to the redeemed Unit. For this purpose, a limited partner’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.

Fund Losses by Limited Partners

A limited partner may deduct Fund losses only to the extent of his aggregate tax basis in his Units. Generally, a limited partner’s tax basis is the amount paid for the Units reduced (but not below zero) by his share of any Fund distributions, deductions or losses and increased by his share of a Fund’s income and gains. However, a limited partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund in which the limited partner is invested.

“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of a Fund are not a “passive activity.” Accordingly, the passive activity loss rules will not prevent a limited partner from deducting Fund losses against his other taxable income (subject to capital loss and other limitations that may apply). However, a limited partner cannot offset losses from other “passive activities” against Fund income and gains.

Cash Distributions and Unit Redemptions

A limited partner who receives cash from a Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his aggregate tax basis in the Units has been reduced to zero.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the position was open.

Non-Section 1256 Contracts are, among other things, certain foreign currency transactions, including Section 988 transactions — transactions when the amount paid or received is in a foreign currency. Gain and loss from these non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.

Tax on Capital Gains and Losses

Long-term capital gains of individual taxpayers — net gain on capital assets held more than one year, “qualified dividend income,” and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 15% for most gains recognized in taxable years beginning on or before December 31, 2010. Short-term capital gains of individual taxpayers — net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income.

Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, a Fund could suffer significant losses and a limited partner could still be required to pay taxes on his share of such Fund’s interest income.

An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

Limited Deduction for Certain Expenses

Campbell & Company does not consider the brokerage and performance fees, as well as other ordinary expenses of the Funds, to be investment advisory expenses. Accordingly, each Fund treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses a limited partner that is subject to such limitations would have more taxable income to report than if such expenses were fully deductible as ordinary business expenses as intended.

Interest Income

Interest income received or accrued by a Fund is taxed as ordinary income. Net capital losses of individual taxpayers can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”

Syndication Fees

No Fund nor any limited partner of a Fund is entitled to any deduction for syndication expenses, nor can these expenses be amortized by a Fund or any limited partner even though the payment of such expenses reduces net asset value.

The IRS could take the position that a portion of the brokerage fees paid by a Fund to Campbell & Company or part or all of any redemption fees paid by a limited partner constitutes non-deductible syndication expenses.

Investment Interest Deductibility Limitations

Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include capital gain and “qualified dividend income” taxed at the reduced capital gains rates, unless an election is made to treat such income as ordinary income subject to tax at the regular tax rates.

Unrelated Business Taxable Income

Campbell & Company believes that all of the income expected to be realized by the Funds will be short-term or long-term capital gain income, interest income or other passive investment income that is exempt from the tax imposed on unrelated business taxable income of U.S. tax-exempt entities. Also, no Fund will borrow funds for the purpose of acquiring or holding any of its positions or otherwise incur “acquisition indebtedness” with respect to such positions. Therefore, tax-exempt limited partners will not be subject to federal income tax on their share of income or gains of a Fund, provided that such limited partners do not purchase Units with borrowed funds.

IRS Audits of the Funds and their Limited Partners

If a Fund is audited, the IRS audits Fund-related items at the Fund level rather than at the limited partner level. Campbell & Company acts as “tax matters partner” with the authority to determine a Fund’s responses to an audit. If an audit results in an adjustment, all limited partners of the affected Fund may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, each Fund and its limited partners may be subject to applicable state and local income taxes and other applicable taxes.

Taxation of Foreign Limited Partners

Subject to the discussion below regarding derivative transactions, a non-resident alien individual not otherwise engaged in a United States trade or business should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in a Fund. Capital gains earned by a Fund and allocated to a foreign limited partner of such Fund will, as a general matter, not be subject to United States federal income tax or withholding, but may be subject to tax in the jurisdiction in which the foreign limited partner is resident. Interest income earned by a Fund will, as a general rule, likewise not be subject to U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign limited partner is a resident.

With respect to derivative transactions such as options or forwards, based on current law it is uncertain whether entering into derivative transactions may cause a Fund, and therefore any foreign limited partners of such Funds, to be treated as engaged in a trade or business within the United States. However, the Treasury has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in a Fund even if such Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Funds to elect to apply the final regulations retroactively once they are finalized.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENT BY ERISA ACCOUNTS

General

This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan,” as defined in, and subject to the fiduciary responsibility provisions of, ERISA, or of a “plan,” as defined in, and subject to Section 4975 of the Code, who has investment discretion should consider before deciding to invest the plan’s assets in, the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Special Investment Consideration

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in either or both Funds, including the role that an investment in either or both Funds plays or would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in either or both Funds, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including in either or both Funds, are diversified so as to minimize the risk of large losses and that an investment in either or both Funds complies with the terms of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

The Funds Should Not Be Deemed to Hold “Plan Assets”

ERISA and a regulation issued thereunder contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide in pertinent part that assets of a limited partnership will not be plan assets of a Plan which purchases an equity interest in the partnership if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

1)	“freely transferable” (determined based on the relevant facts and circumstances);

2)	part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

At any time that the conditions described above are satisfied with respect to each Class of Units of a Fund, the Publicly-Offered Security Exception should apply and the assets of such Fund should not be considered to constitute plan assets of any Plan that purchases Units in the Fund.

ERISA and the regulation discussed above contain another exception that may be applicable to purchases of Units by Plans. Under that exception, the assets of a limited partnership will not be considered plan assets of a Plan which purchases an interest therein if the investment by all “benefit plan investors” is not “significant.” The term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in and subject to the fiduciary responsibility provisions of ERISA and all “plans” as defined in and subject to

Section 4975 of the Code), and all entities that hold “plan assets” (each a “Plan Assets Entity”) due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors. In addition, all or part of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than 25% of the total value of each class of equity interests of the limited partnership (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” (as defined in the regulations issued under ERISA) of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation).

At any time that the Publicly-Offered Security Exception does not apply with respect to each Class of Units of a Fund, the General Partner intends, in order to avoid causing the assets of such Fund to be “plan assets,” to restrict the aggregate investment by benefit plan investors to under 25% of the total value of each Class of Units in such Fund (not including the investments of Campbell & Company, any other person who provides investment advice for a fee (direct or indirect) with respect to the assets of such Fund, and any entity (other than a benefit plan investor) that is directly or indirectly through one or more intermediaries controlling, controlled by or under common control with any of such entities (including a partnership for which Campbell & Company is the general partner, investment advisor or provides investment advice), and each of the principals, officers and employees of any of the foregoing entities who has the power to exercise a controlling influence over the management or policies of such entity or of such Fund). Furthermore, because the 25% test is ongoing, it not only restricts additional investments by benefit plan investors, but also may cause Campbell & Company to require that existing benefit plan investors divest Units in a Fund in the event that other investors divest Units such Fund.

Ineligible Purchasers

In general, Units may not be purchased with the assets of a Plan if Campbell & Company, the futures brokers, any over-the-counter counterparty, the escrow agent, any wholesaler, any of the selling agents, any of their respective affiliates or any of their respective employees either:

1)	has investment discretion with respect to the investment of such plan assets; or

2)	has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or

3)	is an employer maintaining or contributing to such Plan.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in either or both Funds based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

None of Campbell & Company, the futures brokers, the over-the-counter counterparties, the selling agents or any other party related to the Funds make any representation that an investment in either or both Funds meets the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in either or both Funds in light of the circumstances of the particular plan.

PLAN OF DISTRIBUTION

Subscription Procedure

The Units for both Funds are offered on a “best efforts” basis without any firm underwriting commitment through selling agents, which are registered broker-dealers and members of the Financial Industry Regulatory Authority, Inc.

Units of each Class of Global Trend Fund will initially be offered for a period ending ninety days from the date hereof, unless such date is extended by Campbell & Company for up to additional ninety days. The subscription minimum for each Series of the Global Trend Fund as of the end of the Initial Offering Period is $15,000,000. However, if after the expiration of the initial offering period, the subscription minimum is not reached, Campbell & Company may purchase Units with an aggregate initial Unit value in an amount equal to the difference between the actual total dollar amount of Units subscribed for during the initial offering period and $15,000,000. This initial offering period may be shorter if the subscription minimum is reached before the end of the initial offering period. If subscriptions for at least $15,000,000 for either Series have not been received and accepted by the end of the initial offering period, all subscriptions will be promptly returned to subscribers of that Series, with interest. After the end of the initial offering period, each of the Classes will be offered continuously.

Units of both Funds are offered until such time as Campbell & Company suspends, limits or terminates the continuing offering. Subscriptions received during the continuing offering can be accepted by each Fund as detailed below. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions, plus interest, will be returned, which will be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places. The issued Units will be in an amount equal the accepted subscription amount, including all interest earned. Campbell & Company may suspend, limit or terminate the continuing offering at any time.

Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the subscriber’s customer securities account at the selling agent on the settlement date. Promptly after debiting the customer’s securities account, the selling agent will send payment to the escrow agent as described above, in the amount of the subscription so debited.

Campbell & Company will purchase Units for investment purposes only and not with a view towards resale.

An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement attached as Exhibit E for the Strategic Allocation Fund and Exhibit F for the Global Trend Fund. A subscriber can pay either by a check made payable to the applicable Fund or by authorizing his selling agent to debit his customer securities account. Campbell & Company will then accept or reject the subscription in the time periods discussed below for each Fund. All subscriptions are irrevocable once subscription payments are deposited in escrow.

Investors will purchase Units for investment purposes only and not with a view toward resale. There is no limit on the number of Units that may be offered by the Funds, provided, however, that all such Units must be registered with the U.S. Securities and Exchange Commission prior to issuance.

Strategic Allocation Fund

The Strategic Allocation Fund offers the Units to existing investors during the continuing offering at the net asset value per Unit as of each Closing Date on which subscriptions are accepted. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end Closing Date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Strategic Allocation Fund’s prospectus. Campbell & Company may suspend, limit or terminate the continuing offering at any time. Escrow balances will be credited with interest at prevailing money market rates.

The Strategic Allocation Fund’s escrow account is currently maintained at The PNC Financial Services Group, Inc., Baltimore, Maryland (the “escrow agent”). A replacement escrow agent may be appointed in respect of the Strategic Allocation Fund in the future solely at the discretion of Campbell & Company. All subscription funds are required to be promptly transmitted to the escrow agent. Subscriptions must be accepted or rejected by Campbell & Company within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The escrow agent will invest the subscription funds in a money market account or in other authorized instruments while held in escrow.

Global Trend Fund

The Global Trend Fund offers any of the Classes of Units to new investors during the initial offering period at a price of $1,000 per unit of Units of each Class. During the continuing offering, the Global Trend Fund offers any of the Classes of Units to new and existing investors at the net asset value per Class of Unit as of each Closing Date on which subscriptions are accepted. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end Closing Date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Global Trend Fund’s prospectus. Campbell & Company may suspend, limit or terminate the continuing offering at any time. Escrow balances will be credited with interest at prevailing money market rates.

Multiple Classes of Units have been set up to accommodate the different types of accounts an individual may have with their financial advisor. Class A (USD) Units and Class A (GLD) Units are for commission based accounts that are sold through selling agents. These Classes also charge a custody fee that is paid to the selling firm for custody of the assets. Class B (USD) Units are for commission based accounts with no custody fee. Class C (USD) Units and Class B (GLD) Units are for wrap or fee-based accounts that are sold through selling agents. These Classes charge a custody fee that is paid to the selling firm for custody of the assets. Class D (USD) Units are for wrap or fee-based accounts with no custody fee.

Subscription funds may be deposited and held in the Global Trend Fund’s accounts at PNC Financial Services Group, Inc., Baltimore, Maryland, U.S.A., prior to the transfer to the Global Trend Fund’s trading accounts. If after the expiration of the Initial Offering Period, the subscription minimum for each Series is not reached, Campbell & Company may purchase Units with an aggregate initial Unit value in an amount equal to the difference between the actual total dollar amount of Units subscribed for during the Initial Offering Period and $15,000,000.

Representations and Warranties of Investors in the Subscription Agreement

Investors are required to make representations and warranties in the Subscription Agreement. The Funds’ primary intention in requiring investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in the Funds. The Funds are most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in the Funds. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to:

1)	eligibility of investors to invest in the Funds, including legal age, net worth and annual income;

2)	representative capacity of investors;

3)	information provided by investors;

4)	information received by investors; and

5)	investments made on behalf of employee benefit plans.

See the Subscription Agreement attached as Exhibit E for the Strategic Allocation Fund and Exhibit F for the Global Trend Fund for further detail.

Minimum Investment

The minimum initial investment for the Global Trend Fund’s Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units is $1,000 from IRAs and other tax-exempt accounts and $5,000 from all other investors. The minimum initial investment for the Global Trend Fund Class A (GLD) Units and Class B (GLD) Units is $50,000. The Strategic Allocation Fund is only open to existing investors. The minimum additional investment for the Strategic Allocation Fund and the Global Trend Fund Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units is $1,000. The minimum additional investment for the Global Trend Fund Class A (GLD) Units and Class B (GLD) Units is $10,000. Prospective investors must be aware that the price per Unit during the continuing offering will vary depending upon the month-end net asset value per Unit for the applicable Fund or Fund Class. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

Investor Suitability

There can be no assurance that the Funds will achieve their objectives or avoid substantial losses. An investment in either Fund is suitable only for a limited segment of the risk portion of an investor’s portfolio and no one should invest more in either Fund than he can afford to lose. Campbell & Company and each selling agent will make every reasonable effort to determine the suitability (pursuant to NASAA guidelines) of prospective investors through information received on the Subscription Agreement. Campbell & Company acts as a commodity pool operator and a commodity trading advisor in respect of various managed futures investment products. The selling agent may or may not be authorized to offer certain of such products, which may have materially different terms, including investment portfolios and objectives, fees, risks, conflicts of interest and suitability requirements, from those of either Fund.

At an absolute minimum, investors must have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (as calculated above) of at least $70,000. No one may invest more than 10% of his net worth (as calculated above) in each of the Funds.

These standards (and the additional standards applicable to residents of certain states as set forth under “Exhibit D — Subscription Requirements” herein) are regulatory minimums only. Qualification under such standards does not necessarily imply that an investment in either Fund is suitable for a particular investor. Prospective subscribers should review Exhibit D and consider the highly speculative and illiquid nature of an investment in either Fund, as well as the high risk and highly leveraged nature of the financial instrument markets, in determining whether an investment in either Fund is consistent with their overall portfolio objectives.

The Selling Agents

The selling agents — the broker-dealers who offer the Units — offer the Units on a best efforts basis without any firm underwriting commitment. The selling agents, including the foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with either Fund or both Funds.

Selling agents of Campbell Strategic Fund Units receive no commission from the proceeds of the offering. Instead, they receive from Campbell & Company’s brokerage fee an amount up to 4% of the subscription amount for the Strategic Allocation Fund Units sold. Selling agents of Global Trend Fund Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units receive commissions from the proceeds of the offering in an amount up to 2% of the subscription amount for the Global Trend Fund Class A (USD) Units, Class B (USD) Units, and/or Class A (GLD) Units sold. In addition, selling agents of the Global Trend Fund Class A (USD) Units, Class C (USD) Units, Class A (GLD) Units and Class B (GLD) Units receive a broker-dealer custodial fee of 0.25% of Class A (USD) Units’, Class C (USD) Units’, Class A (GLD) Units’ and Class B (GLD) Units’ month-end net asset value per annum.

Campbell & Company also will pay ongoing payments to the selling agents (or their assignees) in return for providing continuing services to the limited partners of up to 4% of the Strategic Allocation Fund’s month-end net asset value per annum beginning at the end of the thirteenth full month after the Units were sold. The Global Trend Fund also will pay ongoing payments to selling agents (or their assignees) in return for providing continuing services to the limited partners of up to 2% of the Global Trend Fund Class A (USD) Units’, Class B (USD) Units’ and/or Class A (GLD) Units’ average month-end net asset value per annum. Such selling agents may pay all or a portion of such ongoing payments to certain account executives.

The amount paid to selling agents on Strategic Allocation Fund Units sold pursuant to this disclosure document will not, however, exceed 9.0% of the gross offering proceeds of the Strategic Allocation Fund sold pursuant to this prospectus. Once the 9.0% threshold is reached with respect to a Strategic Allocation Fund Unit sold pursuant to this disclosure document, the selling agent will receive no future compensation and amount that would otherwise be paid to the selling agent for that Unit will instead be rebated to the Strategic Allocation Fund (up to 4%) for the benefit of all holders of Strategic Allocation Fund Units.

The amount paid to selling agents on Global Trend Fund Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units sold pursuant to this prospectus will not, however, exceed 8.0% of the gross offering proceeds of the Global Trend Fund Class A (USD) Units and Class A (GLD) Units and 9.0% of the gross offering proceeds of the Global Trend Fund Class B (USD) Units sold pursuant to this disclosure document. In addition, the amount paid to selling agents for the broker-dealer custodial fee on Class A (USD) Units, Class C (USD) Units, Class A (GLD) Units and Class B (GLD) Units sold pursuant to this prospectus will not, however, exceed 1.0% of the gross offering proceeds of Class A (USD) Units and Class A (GLD) Units and 6% of the gross offering proceeds of Class C (USD) Units and Class B (GLD) Units.

Once total underwriting compensation, including, but not limited to, the fees mentioned in the preceding paragraph, paid on any Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit, Class D (USD) Unit, Class A (GLD) Unit or Class B (GLD) Unit reaches 10% of the gross offering proceeds, (1) the Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit or Class D (USD) Unit will automatically be re-designated as Class E (USD) Units, which are identical to Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units except that Class E (USD) Units do not pay any offering expenses, selling agent fee, broker-dealer custodial fee payable to the selling agents and, if applicable, redemption fees, and (2) the Class A (GLD) Unit or Class B (GLD) Unit will automatically be re-designated as Class C (GLD) Units, which are identical to Class A (GLD) Units and Class B (GLD) Units, except that Class C (GLD) Units do not pay any offering expenses, selling agent fee, broker-dealer custodial fee payable to the selling agents and, if applicable, redemption fees.

Selling agents and registered representatives as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the maximum compensation to be paid to underwriters and related persons regardless of the source of payment, including, but not limited to, wholesaling salaries, bonus or sales incentives, sales commissions, expense reimbursements, and continuing compensation to non-duly registered selling agents, will not exceed 10% of the initial gross proceeds of such Units’ initial sales price. Such ongoing payments, salaries and bonuses, and additional selling commissions may be deemed to constitute underwriting compensation.

Certain of the offering expenses paid by Campbell & Company might be deemed to constitute costs properly allocated to the accounts of the selling agents. Such costs will, for example, cover the expenses of producing a selling brochure, organizing seminars to promote the Funds and related travel expenses. Such costs are estimated at approximately $150,000 for the Global Trend Fund and $100,000 for the Strategic Allocation Fund, and in no event will the aggregate amount of (i) such costs and (ii) the selling commission exceed, over the life of the Fund, 10% of the gross proceeds of the offering of the Units.

Other than as described above, Campbell & Company will pay no person any commissions or other fees from the Funds in connection with the solicitation of purchases for Units.

Campbell & Company will pay the Funds’ offering expenses related to the continuing offering and the Funds will reimburse Campbell & Company. Such reimbursement, however, will not exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company as general partner. Organization and offering expenses related to the initial offering of the Global Trend Fund will be reimbursed in the same manner. See “Charges to the Funds — Offering Expenses.”

The Selling Agents are underwriters within the meaning of securities laws. In the Selling Agreement with each selling agent, Campbell & Company has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933. The Selling Agreement also requires the selling agents to comply fully with FINRA Rule 2310 which includes, among other things, that there will be no sales of Units to discretionary accounts without the prior specific written approval of the investor.

Indemnification of Selling Agents

Pursuant to the Selling Agreement with respect to the Funds, the general partner on behalf of the respective Fund indemnifies and holds harmless the selling agent and each person, who controls such person against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they may become subject under any federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus, registration statement, this prospectus or any amendment of supplement thereto, or promotional material, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading); provided, however, that in no event will the indemnification agreement inure to the benefit of any of the indemnified parties (or any person controlling any such party) on account of any losses, claims, damages, costs, expenses and liabilities arising from the sale of the Funds’ Units to any person if such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon, an untrue statement or omission in a preliminary prospectus or this prospectus or a supplement or amendment thereto, if a preliminary prospectus, the prospectus, the prospectus as amended or supplemented or as further amended or supplemented, respectively, will correct, prior to the delivery to such person of his subscription, the untrue statement or omission which is the basis of the loss, claim, damage, liability or action for which indemnification is sought and a copy of a preliminary prospectus, this prospectus or this prospectus as amended or supplemented or as further amended or supplemented, as the case may be, had not been sent or given to such indemnified person at or prior to the receipt of the subscription

The general partner shall have no obligation to indemnify the selling agent for more than the amount of proceeds resulting from the sale of Units by the selling agent during the continuing offering plus the selling agent’s actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys’ and accountants’ fees incurred in defense thereof). See Section 10 of each Fund’s Selling Agreement.

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Selling Agent Compensation Tables

Strategic Allocation Fund

Nature of Payment	Recipient	Amount of Payment
Initial Selling Fee	Selling Agents	Selling Agents shall receive from the Strategic Allocation Fund, in conjunction with the sale of Units, an initial selling fee of up to 4% of the gross offering proceeds of the Units sold by the Selling Agents.
On-going Selling Fee	Selling Agents	Selling Agents shall receive from the Strategic Allocation Fund an on-going selling fee (commencing the 13th month after sale of each unit) of 0.334% of the month-end net asset value of the Units sold and outstanding, subject to a limit of 5% of the gross offering proceeds of the Units sold.
Transaction and Non-transaction based Compensation to Wholesalers	Wholesalers	Wholesalers will receive transaction and non-transaction based compensation of up to 0.75% of the gross proceeds of the Units sold.
Expense Reimbursements for training and education meetings, travel expenses, etc.	General Partner	The general partner will be reimbursed for expenses incurred for training and education meetings, travel expenses, etc. of up to 0.25% of the gross offering proceeds of the Units sold. When added with the initial and on-going selling fees and transaction and non-transaction based payments to wholesalers, the total amount shall not exceed 10% of the gross offering proceeds of the Units sold.

Global Trend Fund

Nature of Payment	Recipient	Amount of Payment
Initial Selling Fee	Selling Agents	Selling Agents shall receive from the Global Trend Fund, in conjunction with the sale of Units, an initial selling fee of up to 2% of the gross offering proceeds of the Class A (USD), B (USD) and A (GLD) Units sold by the Selling Agents.
On-going Selling Fee	Selling Agents	Selling Agents shall receive from the Global Trend Fund an on-going selling fee (commencing the 13th month after sale of each unit) of 0.167% of the month-end net asset value of the Class A (USD), B (USD) and A (GLD) Units sold and outstanding, subject to a limit of 6% of the gross offering proceeds of the Class A (USD) and A (GLD) Units sold and 7% of the gross offering proceeds of the Class B (USD) Units sold.
Transaction and Non-transaction based Compensation to Wholesalers	Wholesalers	Wholesalers will receive transaction and non-transaction based compensation of up to 0.75% of the gross offering proceeds of the Class A (USD), B (USD) and A (GLD) Units sold, up to 3% of the of the gross offering proceeds of the Class C (USD) and B (GLD) Units sold, and up to 6% of the of the gross offering proceeds of the Class D (USD) Units sold.
Expense Reimbursements for training and education meetings, travel expenses, etc.	General Partner	The general partner will be reimbursed for expenses incurred for training and education meetings, travel expenses, etc. of up to 0.25% of the gross offering proceeds of the Units sold. When added with initial and on-going selling fees and transaction and non-transaction based payments to wholesalers, the total amount shall not exceed 10% of the gross offering proceeds of the Units sold.
Broker — Dealer Custodial Fee	Selling Agent/Custodian	Selling Agents and/or custodians will receive a broker-dealer custodial fee of 0.0208% of the month-end net asset value of the Class A (USD), Class C (USD), Class A (GLD) and Class B (GLD) Units sold and outstanding, subject to a limit of 1% of the gross offering proceeds of Class A (USD) Units and Class A (GLD) Units sold and a limit of 6% of the gross offering proceeds of Class C (USD) and Class B (GLD) Units sold.

There are no other items of compensation paid in respect of the sale of the Funds’ Units.

Items of Compensation Pursuant to FINRA RULE 2310

The following tables set forth the items of compensation, and the maximum amounts thereof in respect of the offering of the Units of the Funds, paid to members of FINRA pursuant to FINRA Rule 2310 on a fund-by-fund and class-by-class basis. These items of compensation are set forth in detail below and more fully described above. In the following tables, CFS stands for Campbell Financial Services, Inc., a broker-dealer that is wholly owned by Campbell & Company, Inc.

Strategic Allocation Fund

Transaction and
Non-Transaction
Based Compensation to
	On-Going Selling		Registered	Expense
	Fee (Commencing the 13 Month		Representatives	Reimbursements for Training and
	After the Sale of		of CFS, Including	Education Meetings, Travel
Initial Selling Fee	Each Unit)	Custodial Fee	Wholesalers	Expenses, etc.	Total
4% of the gross offering proceeds of the units sold.	0.334% of the month-end net asset value of the Units sold and outstanding, subject to a limit of 5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 0.75% of the gross proceeds of the Units sold.	Up to 0.25% of the gross offering proceeds of the Units sold.	Up to 10% of the gross proceeds of the Units sold.

Global Trend Fund — Class A (USD) and Class A (GLD)

Transaction and
Non-Transaction
			Based Compensation to	Expense
	On-Going Selling		Registered	Reimbursements
	Fee (Commencing the 13 Month		Representatives	for Training and
	After the Sale of		of CFS, Including	Education Meetings, Travel
Initial Selling Fee	Each Unit)	Custodial Fee	Wholesalers	Expenses, etc.	Total
2% of the gross offering proceeds of the units sold.	0.167% of the month-end net asset value of the Units sold and outstanding, subject to a limit of 6% of the gross offering proceeds of the Units sold.	0.0208% of the month-end net asset value of the Units sold and outstanding, subject to a limit of 1% of the gross offering proceeds of the Units sold.	Up to 0.75% of the gross proceeds of the Units sold.	Up to 0.25% of the gross offering proceeds of the Units sold.	Up to 10% of the gross proceeds of the Units sold.

Global Trend Fund — Class B (USD)

Transaction and
Non-Transaction
			Based	Expense
			Compensation to	Reimbursements
	On-Going Selling		Registered	for Training and
	Fee (Commencing the 13 Month		Representatives	Education
	After the Sale of		of CFS, Including	Meetings, Travel
Initial Selling Fee	Each Unit)	Custodial Fee	Wholesalers	Expenses, etc.	Total
2% of the gross offering proceeds of the units sold.	0.167% of the month-end net asset Value of the Units sold and outstanding, subject to a limit of 7% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 0.75% of the gross proceeds of the Units sold.	Up to 0.25% of the gross offering proceeds of the Units sold.	Up to 10% of the gross proceeds of the Units sold.

Global Trend Fund — Class C (USD) and Class B (GLD)

Transaction and
			Non-Transaction	Expense
	On-Going Selling		Based Compensation to	Reimbursements
	Fee (Commencing		Registered	for Training and
	the 13 Month		Representatives	Education
	After the Sale of		of CFS, Including	Meetings, Travel
Initial Selling Fee	Each Unit)	Custodial Fee	Wholesalers	Expenses, etc.	Total
This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	0.0208% of the month-end net asset value of the Units sold and outstanding, subject to a limit of 6% of the gross offering proceeds of the Units sold.	Up to 3% of the gross proceeds of the Units sold.	Up to 1% of the gross offering proceeds of the Units sold.	Up to 10% of the gross proceeds of the Units sold.

Global Trend Fund — Class D (USD)

Transaction and
			Non-transaction	Expense
	On-Going Selling		Based Compensation to	Reimbursements
	Fee (Commencing		Registered	for Training and
	the 13 Month		Representatives	Education
	After the Sale of		of CFS, Including	Meetings, Travel
Initial Selling Fee	Each Unit)	Custodial Fee	Wholesalers	Expenses, etc.	Total
This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 6% of the gross proceeds of the Units sold.	Up to 4% of the gross offering proceeds of the Units sold.	Up to 10% of the gross proceeds of the Units sold.

Global Trend Fund — Class E (USD) and Class C (GLD)

Transaction and
			Non-Transaction	Expense
	On-Going Selling		Based Compensation	Reimbursements
	Fee (Commencing		to Registered	for Training and
	the 13 Month		Representatives	Education
	After the Sale of		of CFS, Including	Meetings, Travel
Initial Selling Fee	Each Unit)	Custodial Fee	Wholesalers	Expenses, etc.	Total
This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	No items of underwriting compensation are paid by these Units

LIMITED PARTNER PRIVACY NOTICE

The Funds and Campbell & Company believe that investors are entitled to the best service they can offer — and that includes the right to feel comfortable about the personal non-public information investors share with the Funds and Campbell & Company.

In the normal course of business, investors give the Funds and Campbell & Company personal non-public information. The Funds and Campbell & Company use this information to manage each investor’s account, direct transactions and provide each investor with valuable information. The Funds and Campbell & Company may collect this information through forms, interviews, transaction history of an investor’s account, or third parties. The information includes each investor’s name, address, telephone number, social security number, transactional and financial information, as well as other personal non-public information the Funds and Campbell & Company may need to service an investor’s account. The Funds and Campbell & Company maintain physical, electronic, and procedural safeguards that comply with federal standards to protect confidentiality.

Neither the Funds nor Campbell & Company provides customer names and addresses, or other non-public information, to outside firms, organizations or individuals, except as necessary to service investor accounts or as permitted by law. For example, in the course of regular business, the Funds may share relevant information with service providers that support the Funds and Campbell & Company in servicing investor accounts. These companies may use this information only for the services for which they are hired, and are not permitted to use or share this information for any other purpose.

The Funds and Campbell & Company require service providers to the Funds to maintain policies and procedures designed to assure that access to personal non-public information about investors is restricted to employees who need to know that information in order to provide products or services to those investors, and that the use of such information is limited to the purposes for which it was disclosed or as otherwise permitted by law. The Funds and Campbell & Company also require that service providers maintain strict physical, electronic and procedural safeguards designed to protect the personal information of investors that comply with federal standards.

The Funds and Campbell & Company will continue to adhere to the privacy policies and practices described in this prospectus with respect to information about former limited partners who have redeemed their Units in the Funds.

RELATED PERFORMANCE INFORMATION OF THE COMMODITY POOL OPERATOR AND THE TRADING ADVISOR

TABLE 1
PERFORMANCE OF TRADING PORTFOLIOS OFFERED BY CAMPBELL & COMPANY, INC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Financial, Metal & Energy	Global Diversified
	Large Portfolio(4)	Large Portfolio(5)
Commodity Trading Advisor:	Campbell & Company, Inc.

Inception of CTA’s Trading:	January 1972

Total Assets Under Management By CTA:	$3.5 Billion

Inception of Trading of the Portfolio:	April 1983	February 1986

Total Assets/Accounts Currently Traded in the Portfolio:	$3.1 Billion/13 Accounts	$413.7 Million/2 Accounts

Worst Monthly Percentage Draw-down(2):	July 2007/10.81%	July 2007/10.58%

Worst Peak-to-Valley Draw-down(2):	June 2007 — August 2009/25.48%	June 2007 — August 2009/23.24%

Annual Returns(1):

2009 through September	−5.62%	−4.63%

2008	−0.28%	1.25%

2007	−13.35%	−12.89%

2006	5.48%	6.30%

2005	11.01%	11.87%

2004	6.93%	8.63%

TABLE 1 — (Continued)
PERFORMANCE OF TRADING PORTFOLIOS OFFERED BY CAMPBELL & COMPANY, INC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Trend Following	Gold
	Portfolio(6)	Portfolio(7)
Commodity Trading Advisor:	Campbell & Company, Inc.

Inception of CTA’s Trading:	January 1972

Total Assets Under Management By CTA:	$3.5 Billion

Inception of Trading of the Portfolio:	Will Begin Trading in October 2009	Will Begin Trading in October 2009

Total Assets/Accounts Currently Traded in the Portfolio:	$0/0 Accounts	$0/0 Accounts

Worst Monthly Percentage Draw-down(2):	N/A	N/A

Worst Peak-to-Valley Draw-down(2):	N/A	N/A

Annual Returns(1):

2009 through September	N/A	N/A

2008	N/A	N/A

2007	N/A	N/A

2006	N/A	N/A

2005	N/A	N/A

2004	N/A	N/A

TABLE 2
PERFORMANCE OF POOLS OPERATED BY CAMPBELL & COMPANY, INC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Campbell Strategic	Campbell	Campbell	Campbell
	Allocation Fund,	Fund Trust	Fund Trust	Fund Trust
	L.P.	(Series A)	(Series B)	(Series W)
Type of Pool:	Publicly Offered	Privately Offered	Privately Offered	Privately Offered

Inception of Trading:	April 1994	October 2008	January 1972	March 2009

Aggregate Subscriptions:	$6,078,611,354	$18,382,066	$1,154,642,279	$3,651,993

Current Net Asset Value:	$1,872,271,808	$16,474,695	$371,734,184	$3,653,816

Current Net Asset Value Per Unit:	$2,446.74	$2,399.21	$2,411.16	$2,425.43

Worst Monthly Percentage	July 2007	April 2009	July 2007	April 2009
Draw-down(3):	10.92%	4.60%	10.59%	4.48%

Worst Peak-to-Valley	June 2007 — August 2009	October 2008 — August 2009	June 2007 — August 2009	March — August 2009
Draw-down(3):	28.12%	9.84%	23.26%	9.10%

Trading Portfolio Used:	Financial, Metal & Energy Large	Global Diversified Large	Global Diversified Large	Global Diversified Large

Annual Returns(1):

2009 through September	−6.96%	−4.98%	−4.62%	−5.41% (seven months)

2008	−1.53%	−1.38% (three months)	1.25%	N/A

2007	−14.65%	N/A	−12.91%	N/A

2006	4.04%	N/A	6.26%	N/A

2005	9.53%	N/A	11.96%	N/A

2004	4.35%	N/A	8.45%	N/A

TABLE 2 — (Continued)
PERFORMANCE OF POOLS OPERATED BY CAMPBELL & COMPANY, INC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Campbell Global	Campbell Global
	Assets Fund	Assets Fund	Campbell Financial
	Limited SAC	Limited SAC	Futures Fund
	(Class A)	(Class D)	Limited Partnership
Type of Pool:	Offshore	Offshore	Privately Offered

Inception of Trading:	February 1998	July 2004	August 1992

Aggregate Subscriptions:	$1,015,661,327	$33,444,683	$167,587,860

Current Net Asset Value:	$21,876,384	$2,675,017	$27,227,064

Current Net Asset Value Per Unit:	$3,035.16	$3,093.17	$5,213.26

Worst Monthly Percentage	July 2007	July 2007	July 2007
Draw-down(3):	10.49%	10.56%	9.89%

Worst Peak-to-Valley	June 2007 — August 2009	June 2007 — April 2008	June 2007 — August 2009
Draw-down(4):	17.70%	16.75%	18.17%

Trading Portfolio Used:	Financial, Metal &	Financial, Metal &	Financial, Metal &
	Energy Large	Energy Large	Energy Large

Annual Returns(1):

2009 through September	−3.36%	2.42%*	−2.59%

2008	5.83%	4.78%	4.61%

2007	−10.37%	−11.08%	−10.93%

2006	9.17%	8.20%	9.00%

2005	14.55%	13.73%	12.98%

2004	9.55%	5.32% (6 months)	11.29%

*	The year-to-date rate of return does not contain trading results for March — April 2009 as there were no assets in Class D during this time. Class D’s year-to-date rate of return would be lower, and Class D’s worst peak-to-valley decline would be higher, if it had been trading during those two months.

TABLE 2 — (Continued)
PERFORMANCE OF POOLS OPERATED BY CAMPBELL & COMPANY, INC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	The Campbell Gold	The Campbell Gold
	Plus Fund, L.P.	Plus Fund, L.P.
	(Class C)	(Class D)
Type of Pool:	Private	Private

Inception of Trading:	Will Begin Trading in October 2009	Will Begin Trading in October 2009

Aggregate Subscriptions:	N/A	N/A

Current Net Asset Value:	N/A	N/A

Current Net Asset Value Per Unit:	N/A	N/A

Worst Monthly Percentage Draw-down(3):	N/A	N/A

Worst Peak-to-Valley Draw-down(4):	N/A	N/A

Trading Portfolio Used:	Trend Following Portfolio	Trend Following and Gold Portfolios

Annual Returns(1):

2009 through September	N/A	N/A

2008	N/A	N/A

2007	N/A	N/A

2006	N/A	N/A

2005	N/A	N/A

2004	N/A	N/A

NOTES TO PERFORMANCE TABLES

1.	In the accompanying performance tables, for the Financial, Metal & Energy Large Portfolio, the Global Diversified Large Portfolio and for each pool, the “Annual Return” is calculated by compounding the monthly rates of return during the year. The rate of return for a month is calculated by dividing the net profit or loss by the net assets at the beginning of such month. Additions and withdrawals occurring during the month are included as an addition to or deduction from beginning net assets in the calculations of rates of return, except for accounts which close on the last day of a month in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Rate of return for the period May 1, 2004 through September 30, 2009 is calculated using the Modified Only Accounts Traded (Modified OAT) method of computation. This computation method is one of the three methods approved by the CFTC (pursuant to NFA Compliance Rule 2-34) to reduce the distortion caused by significant additions or withdrawals of capital during a month. NFA Compliance Rule 2-34 also requires that rates of return be calculated on the nominal account size (i.e., actual funds plus notional funds) for the periods beginning on or after May 1, 2004. The rate of return prior to May 1, 2004 is calculated using the Only Accounts Traded (OAT) method of computation. This computation method was one of the methods approved by the CFTC prior to May 1, 2004 to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes accounts that had material intra-month additions or withdrawals and accounts that were open for only part of the month. CFTC Rules require the disclosure of performance information for the last five full calendar years and year-to-date and consider older performance information less material to an investment decision.

2.	In the portfolio composite tables, “draw-down” means losses experienced by the portfolio over a specified period. Worst monthly percentage draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. Worst peak-to-valley draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composites have experienced draw-downs which are materially larger than the draw-downs reported for the composite. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

3.	In the performance tables for the pools, “draw-down” means losses experienced by that pool over a specified period. Worst monthly percentage drawdown is the largest monthly loss experienced by the pool during the period presented in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down. Worst peak-to-valley draw-down is the largest cumulative loss experienced by the pool during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down.

4.	The first column of Table 1 contains the composite performance of accounts traded pursuant to the Financial, Metal & Energy Large Portfolio. The data presented reflects the composite performance of 48 accounts traded according to the Financial, Metal & Energy Large Portfolio. The data below is as of September 30, 2009. During the period presented, 35 accounts have been closed; 25 closed with a profit and 10 closed with a loss. 13 accounts remained open, of which 6 accounts were profitable and 7 accounts were unprofitable. The open accounts ranged in size from $2,500,000 to in excess of $1,914,000,000, with an average account size of approximately $234,400,000. The average composite monthly return for the period from January 2004 through September 2009 was 0.10% compared to the average of average monthly returns for all accounts of 0.13% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.

5.	The second column of Table 1 reflects the composite performance of all accounts (a total of 2 accounts) traded according to the Global Diversified Large Portfolio. During the period presented, 0 accounts have been closed. The 2 open accounts are profitable. The data below is as of September 30, 2009. During the period presented, 0 accounts have been closed; 0 closed with a profit and 0 closed with a loss. 2 accounts remained open, both of which were profitable. The open accounts ranged in size from $14,800,000 to in excess of $398,000,000, with an average account size of approximately $206,850,000. The average composite monthly return for the period from January 2004 through September 2009 is 0.18% compared to the average of average monthly returns for all accounts of 0.23% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.

6.	The Trend Following Portfolio will not commence trading until October 1, 2009.

7.	The Gold Portfolio will not commence trading until October 1, 2009.

LEGAL MATTERS

Sidley Austin LLP, New York, New York will advise Campbell & Company on all legal matters in connection with the Units. In the future, Sidley Austin LLP may advise Campbell & Company (and its affiliates) with respect to its responsibilities as general partner and trading advisor of, and with respect to, matters relating to the Funds. The statements under “Federal Income Tax Aspects” have been reviewed by Sidley Austin LLP. Sidley Austin LLP has not represented, nor will it represent, either the Funds or the limited partners in matters relating to the Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.

EXPERTS

The financial statements of the Strategic Allocation Fund for the years ended December 31, 2008, 2007 and 2006, included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such audited statements have been so included in reliance upon such report, given upon the authority of that firm as experts in auditing and accounting. The Global Trend Fund will also be audited by Deloitte & Touche LLP.

The consolidated balance sheet of Campbell & Company as of December 31, 2008, included in this prospectus, has been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their report appearing herein, and has been included in reliance upon such report, given upon the authority of that firm as experts in auditing and accounting.

The financial statements of the Strategic Allocation Fund as of September 30, 2009 and for the three month and nine month periods ended September 30, 2009 and 2008 are unaudited. In the opinion of Campbell & Company, such unaudited statements reflect all adjustments which were of a normal and recurring nature, necessary for a fair presentation of the Strategic Allocation Fund’s financial position as of September 30, 2009.

The consolidated balance sheet of Campbell & Company as of September 30, 2009 is unaudited. In the opinion of Campbell & Company, such unaudited statement reflects all adjustments which were of a normal and recurring nature, necessary for a fair presentation of Campbell & Company’s financial position as of September 30, 2009.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

CAMPBELL GLOBAL TREND FUND, L.P.

FORM OF STATEMENT OF FINANCIAL CONDITION*

CAMPBELL GLOBAL TREND FUND, L.P. HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

CAMPBELL GLOBAL TREND FUND, L.P. HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

 * To be furnished by amendment.

Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

STATEMENTS OF FINANCIAL CONDITION

September 30, 2009 (Unaudited) and December 31, 2008

	September 30,	December 31,
	2009	2008

ASSETS
Equity in broker trading accounts
Cash	$138,228,442	$1,278,536,649
Restricted cash	0	41,411,655
Fixed income securities (cost $299,995,528 and $1,099,934,669, respectively)	299,995,528	1,099,934,669
Net unrealized gain (loss) on open futures contracts	4,672,573	206,159

Total equity in broker trading accounts	442,896,543	2,420,089,132
Cash and cash equivalents	14,099,063	30,721,976
Restricted cash deposits with forwards broker	0	42,515,724
Fixed income securities (cost $1,400,517,636 and $37,000,000, respectively)	1,400,990,261	37,000,000
Options purchased, at fair value (premiums paid — $2,333,466 and $969,001. respectively)	1,652,374	519,315
Net unrealized gain (loss) on open forward currency contracts	68,539,382	10,828,848
Interest receivable	750,215	41,698
Other assets	20,688	0

Total assets	$1,928,948,526	$2,541,716,693

LIABILITIES
Accounts payable	$615,300	$668,492
Brokerage fee	11,238,756	14,801,625
Options written, at fair value (premiums received — $1,465,854 and $3,537,352 respectively)	1,285,080	3,202,653
Accrued commissions and other trading fees on open contracts	225,924	114,176
Offering costs payable	178,346	309,964
Redemptions payable	43,133,312	66,725,891

Total liabilities	56,676,718	85,822,801

PARTNERS’ CAPITAL (Net Asset Value)
General Partner — 6,637,982 and 10,367,982 redeemable units outstanding at September 30, 2009 and December 31, 2008	16,241,416	27,266,756
Limited Partners — 758,574,125 and 923,465,791 redeemable units outstanding at September 30, 2009 and December 31, 2008	1,856,030,392	2,428,627,136

Total partners’ capital (Net Asset Value)	1,872,271,808	2,455,893,892

Total liabilities and partners’ capital (Net Asset Value)	$1,928,948,526	$2,541,716,693

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

SEPTEMBER 30, 2009
(Unaudited)

FIXED INCOME SECURITIES

Maturity	Maturity			% of Net
Face Value	Date	Description	Values ($)	Asset Value

		Bank Deposits
		United States
		Financials (cost $64,333,000)	$64,355,881	3.44%

		Commercial Paper
		Germany
		Materials (cost $17,223,643)	$17,247,196	0.92%

		United Kingdom
		Financials (cost $31,069,670)	$31,096,733	1.66%

		United States
		Consumer Discretionary	$21,822,784	1.17%
		Consumer Staples	$44,464,321	2.37%
		Financials	$229,137,346	12.24%
		Healthcare	$32,215,282	1.72%
		Industrials	$148,994,656	7.96%
		Municipal	$140,575,158	7.51%
		Services	$64,453,111	3.44%
		Utilities	$84,236,262	4.50%

		Total United States (cost $765,672,506)	$765,898,920	40.91%

		Total Commercial Paper (cost $813,965,819)	$814,242,849	43.49%

		Corporate Bonds
		United States
		Financials (cost $153,865,322)	$153,765,828	8.21%

		Government And Agency Obligations
		United States
		Municipal Bonds
		Municipal	$28,102,842	1.50%
		US Government Agency	$276,507,522	14.77%
		US Treasury Bill
$34,000,000	10/01/2009	U.S. Treasury Bills*	$34,000,000	1.82%
$300,000,000	10/08/2009	U.S. Treasury Bills*	$299,995,528	16.02%
$30,000,000	10/22/2009	U.S. Treasury Bills*	$29,999,387	1.60%

		Total United States (cost $668,333,071)	$668,605,279	35.71%

		Short Term Investment Funds
		United States
		Short Term Investment Funds (cost $15,952)	$15,952	0.00%

		Total Fixed Income Securities (cost $1,700,513,164)	$1,700,985,789	90.85%

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

SEPTEMBER 30, 2009
(Unaudited)

LONG FUTURES CONTRACTS
		% of Net
Description	Values ($)	Asset Value

Agricultural	$(16,645)	0.00%
Metals	$(581,439)	(0.03)%
Stock indices	$579,746	0.03%
Short-term interest rates	$880,436	0.05%
Long-term interest rates	$5,401,958	0.29%

Total long futures contracts	$6,264,056	0.34%

SHORT FUTURES CONTRACTS
		% of Net
Description	Values ($)	Asset Value

Agricultural	$159,544	0.01%
Energy	$(3,868,476)	(0.21)%
Metals	$241,276	0.01%
Stock indices	$(2,454)	0.00%
Short-term interest rates	$892,174	0.05%
Long-term interest rates	$986,453	0.05%
Total short futures contracts	$(1,591,483)	(0.09)%

Total futures contracts	$4,672,573	0.25%

FORWARD CURRENCY CONTRACTS
		% of Net
Description	Values ($)	Asset Value

Various long forward currency contracts	$85,051,317	4.54%
Various short forward currency contracts	$(16,511,935)	(0.88)%

Total forward currency contracts	$68,539,382	3.66%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS
		% of Net
Description	Values ($)	Asset Value

Purchased options on forward currency contracts (premiums paid — $2,333,466)	$1,652,374	0.09%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS
		% of Net
Description	Values ($)	Asset Value

Written options on forward currency contracts (premiums received — $1,465,854)	$(1,285,080)	(0.07)%

*	Pledged as collateral for the trading of futures, forward and option positions.

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2008

FIXED INCOME SECURITIES

UNITED STATES GOVERNMENT SECURITIES*

Maturity				% of Net
Face Value	Maturity Date	Description	Values ($)	Asset Value

$800,000,000	03/19/2009	U.S. Treasury Bills	$799,948,669	32.57%
$300,000,000	03/26/2009	U.S. Treasury Bills	$299,986,000	12.21%

$37,000,000	01/22/2009	U.S. Treasury Bills	$37,000,000	1.51%

		Total United States government securities (cost, including accrued interest, — $1,136,934,669)	$1,136,934,669	46.29%

LONG FUTURES CONTRACTS
		% of Net
Description	Values ($)	Asset Value

Metals	$94,925	0.00%
Stock indices	$771,700	0.03%
Short-term interest rates	$3,840,778	0.16%
Long-term interest rates	$4,905,228	0.20%

Total long futures contracts	$9,612,631	0.39%

SHORT FUTURES CONTRACTS
		% of Net
Description	Values ($)	Asset Value

Energy	$(801,546)	(0.03)%
Metals	$(1,664,930)	(0.07)%
Stock indices	$(3,375,148)	(0.14)%
Short-term interest rates	$(27,625)	0.00%
Long-term interest rates	$(3,537,223)	(0.14)%

Total short futures contracts	$(9,406,472)	(0.38)%

Total futures contracts	$206,159	0.01%

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2008

FORWARD CURRENCY CONTRACTS
		% of Net
Description	Values ($)	Asset Value

Various long forward currency contracts	$26,680,445	1.09%
Various short forward currency contracts	$(15,851,597)	(0.65)%

Total forward currency contracts	$10,828,848	0.44%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS
		% of Net
Description	Values ($)	Asset Value

Purchased options on forward currency contracts (premiums paid — $969,001)	$519,315	0.02%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS
		% of Net
Description	Values ($)	Asset Value

Written options on forward currency contracts (premiums received — $3,537,352)	$(3,202,653)	(0.13)%

*	Pledged as collateral for the trading of futures, forward and option positions.

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

STATEMENTS OF OPERATIONS

For the Three Months and Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

TRADING GAINS (LOSSES)
Futures trading gains (losses)
Realized	$10,450,421	$119,992,807	$(98,941,018)	$200,497,144
Change in unrealized	7,628,026	(113,558,756)	4,466,414	(32,119,788)
Brokerage commissions	(631,027)	(1,063,015)	(1,893,725)	(3,116,295)

Net gain (loss) from futures trading	17,447,420	5,371,036	(96,368,329)	165,261,061

Forward currency and options on forward currency trading gains (losses)
Realized	(4,788,900)	(12,495,201)	(10,585,535)	(35,870,012)
Change in unrealized	66,584,403	(77,910,424)	57,325,202	24,551,508
Brokerage commissions	(90,967)	(92,603)	(233,887)	(360,086)

Net gain (loss) from forward currency and options on forward currency trading	61,704,536	(90,498,228)	46,505,780	(11,678,590)

Total net trading gain (loss)	79,151,956	(85,127,192)	(49,862,549)	153,582,471

NET INVESTMENT INCOME (LOSS)
Investment income
Interest income	862,133	11,759,779	1,301,843	52,037,243
Change in unrealized gain (loss) on fixed income securities	472,625	0	472,625	0

Total investment income	1,334,758	11,759,779	1,774,468	52,037,243

Expenses
Brokerage fee	33,841,330	50,532,819	112,819,855	170,103,319
Operating expenses	586,057	409,370	1,333,933	1,328,039

Total expenses	34,427,387	50,942,189	114,153,788	171,431,358

Net investment income (loss)	(33,092,629)	(39,182,410)	(112,379,320)	(119,394,115)

NET INCOME (LOSS)	$46,059,327	$(124,309,602)	$(162,241,869)	$34,188,356

NET INCOME (LOSS) PER GENERAL AND LIMITED PARTNER UNIT (based on weighted average number of units outstanding during the period)	$57.43	$(118.24)	$(189.08)	$28.66

INCREASE (DECREASE) IN NET ASSET VALUE PER GENERAL AND LIMITED PARTNER UNIT	$58.93	$(119.34)	$(183.16)	$19.32

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008

Cash flows from (for) operating activities
Net income (loss)	$(162,241,869)	$34,188,356
Adjustments to reconcile net income (loss) to net cash from (for) operating activities
Net change in unrealized	(62,264,241)	7,568,280
(Increase) decrease in restricted cash	83,927,379	0
(Increase) decrease in option premiums paid	(1,364,465)	7,408,972
Increase (decrease) in option premiums received	(2,071,498)	(4,122,315)
(Increase) decrease in interest receivable	(708,517)	249,957
(Increase) decrease in other assets	(20,688)	(2,911)
Increase (decrease) in accounts payable and accrued expenses	(3,504,313)	(7,757,565)
Net maturities (purchases) of investments in Fixed income securities	(563,578,496)	1,548,629,029

Net cash from (for) operating activities	(711,826,708)	1,586,161,803

Cash flows from (for) financing activities
Addition of units	0	38,172,639
Redemption of units	(442,861,293)	(1,270,024,605)
Offering costs paid	(2,243,119)	(4,137,640)

Net cash from (for) financing activities	(445,104,412)	(1,235,989,606)

Net increase (decrease) in cash and cash equivalents	(1,156,931,120)	350,172,197
Cash and cash equivalents
Beginning of period	1,309,258,625	516,188,570

End of period	$152,327,505	$866,360,767

End of period cash and cash equivalents consists of:
Cash in broker trading accounts	$138,228,442	$853,377,908
Cash and cash equivalents	14,099,063	12,982,859

Total end of period cash and cash equivalents	$152,327,505	$866,360,767

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS CAPITAL (NET ASSET VALUE)

For the Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	Partners’ Capital
	General Partner		Limited Partners		Total
	Units	Amount	Units	Amount	Units	Amount

Nine Months Ended September 30, 2009
Balances at December 31, 2008	10,367,982	$27,266,756	923,465,791	$2,428,627,136	933,833,773	$2,455,893,892
Net income (loss) for the nine months ended September 30, 2009		(2,096,089)		(160,145,780)		(162,241,869)
Redemptions	(3,730,000)	(8,906,531)	(164,891,666)	(410,362,183)	(168,621,666)	(419,268,714)
Offering costs		(22,720)		(2,088,781)		(2,111,501)

Balances at September 30, 2009	6,637,982	$16,241,416	758,574,125	$1,856,030,392	765,212,107	$1,872,271,808

Nine Months Ended September 30, 2008
Balances at December 31, 2007	19,227,982	$51,351,210	1,404,914,962	$3,752,040,355	1,424,142,944	$3,803,391,565
Net income (loss) for the nine months ended September 30, 2008		458,041		33,730,315		34,188,356
Additions	0,000	0	14,098,315	38,088,526	14,098,315	38,088,526
Redemptions	(6,240,000)	(16,825,973)	(420,508,937)	(1,134,122,167)	(426,748,937)	(1,150,948,140)
Offering costs		(45,996)		(3,787,584)		(3,833,580)

Balances at September 30, 2008	12,987,982	$34,937,282	998,504,340	$2,685,949,445	1,011,492,322	$2,720,886,727

Net Asset Value per General and Limited Partner Unit
September 30,	December 31,	September 30,	December 31,
2009	2008	2008	2007

$2,446,74	$2,629.90	$2,689.97	$2,670.65

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

FINANCIAL HIGHLIGHTS

For the Three Months and Nine Months Ended September 30, 2009 and 2008
(UNAUDITED)

The following information presents per unit operating performance data and other supplemental financial data for the three months and nine months ended September 30, 2009 and 2008. This information has been derived from information presented in the financial statements.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Per Unit Performance (for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period	$2,387.81	$2,809.31	$2,629.90	$2,670.65

Income (loss) from operations:
Total net trading gains (losses)(1)	100.82	(81.02)	(49.73)	122.63
Net investment income (loss)(1)	(41.26)	(37.27)	(130.97)	(100.10)

Total net income (loss) from operations	59.56	(118.29)	(180.70)	22.53

Offering costs(1)	(0.63)	(1.05)	(2.46)	(3.21)

Net asset value per unit at end of period	$2,446.74	$2,689.97	$2,446.74	$2,689.97

Total Return(3)	2.47%	(4.25)%	(6.96)%	0.72%

Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee(4)	7.21%	7.08%	7.14%	7.20%
Performance fee(3)	0.00%	0.00%	0.00%	0.00%

Total expenses	7.21%	7.08%	7.14%	7.20%

Net investment income (loss)(2),(4)	(6.93)%	(5.45)%	(7.03)%	(5.02)%

Total returns are calculated based on the change in value of a unit during the period. An individual partner’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) net of expenses per unit and offering costs per unit are calculated by dividing the net investment income (loss) net of expenses and offering costs by the average number of units outstanding during the period. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Excludes performance fee.

(3)	Not annualized

(4)	Annualized

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
September 30, 2009 (Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General Description of the Fund

Campbell Strategic Allocation Fund, L.P. (the Fund) is a Delaware limited partnership which operates as a commodity investment pool. The Fund engages in the speculative trading of futures contracts, forward currency contracts and options on forward currency contracts.

Effective June 14, 2008, units in the Fund were no longer offered for sale. For existing investors in the Fund, business will continue to be conducted as usual. There will be no change in trading, operations or monthly statements, etc. and redemptions will continue to be offered on a monthly basis.

B.	Regulation

As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Fund trades.

C.	Method of Reporting

The Fund’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which may require the use of certain estimates made by the Fund’s management. Actual results may differ from these estimates. Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 210-20, Offsetting — Balance Sheet, (formerly FAS No. 39 — “Offsetting of Amounts Related to Certain Contracts”). The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. The market value of forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent.

The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.

When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of option written. Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

The fixed income investments, other than U.S. Treasury bills held at the brokers or interbank market makers, are marked-to-market on the last business day of the reporting period by a custodian who utilizes

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
September 30, 2009 (Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

a third party vendor hierarchy of pricing providers who specialize in such markets. The prices furnished by the providers consider the yield or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make makers in such securities. U.S. Treasury bills not held by the custodian are stated at cost plus accrued interest, which approximates fair value. Premiums and discounts on debt securities are amortized for financial reporting purposes.

For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of outstanding units.

The Fund adopted the provisions of ASC 820, Fair Value Measurements and Disclosures (formerly FASB No. 157, “Fair Value Measurements”), as of January 1, 2008. ASC 820 provides guidance for determining fair value and requires increased increased disclosure regarding the inputs to valuation techniques used to measure fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The value of the Fund’s exchange-traded futures contracts fall into this category.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. This category includes forward currency contracts and options on forward currency contracts that the Fund values using models or other valuation methodologies derived from observable market data. This category also includes fixed income investments.

Level 3 inputs are unobservable inputs for an asset or liability (including the Fund’s own assumptions used in determining the fair value of investments). Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. As of and for the period ended September 30, 2009, the Fund did not have any Level 3 assets or liabilities.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
September 30, 2009 (Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

The following tables set forth by level within the fair value hierarchy the Fund’s investments accounted for at fair value on a recurring basis as of September 30, 2009 and December 31, 2008.

	Fair Value at September 30, 2009
Description	Level 1	Level 2	Level 3	Total

Investments
Fixed income securities	$0	$1,700,985,789	$0	$1,700,985,789
Other Financial Instruments
Exchange-traded futures contracts	4,672,573	0	0	4,672,573
Forward currency contracts	0	68,539,382	0	68,539,382
Options purchased	0	1,652,374	0	1,652,374
Options written	0	(1,285,080)	0	(1,285,080)

Total	$4,672,573	$1,769,892,465	$0	$1,774,565,038

	Fair Value at December 31, 2008
Description	Level 1	Level 2	Level 3	Total

Investments
Fixed income securities	$0	$1,136,934,669	$0	$1,136,934,669
Other Financial Instruments
Exchange-traded futures contracts	206,159	0	0	206,159
Forward currency contracts	0	10,828,848	0	10,828,848
Options purchased	0	519,315	0	519,315
Options written	0	(3,202,653)	0	(3,202,653)

Total	$206,159	$1,145,080,179	$0	$1,145,286,338

D.	Cash and Cash Equivalents

Cash and cash equivalents includes cash and overnight money market investments at financial institutions.

E.	Income Taxes

The Fund prepares calendar year U.S. and applicable state information tax returns and reports to the partners their allocable shares of the Fund’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each partner is individually responsible for reporting income or loss based on such partner’s respective share of the Fund’s income and expenses as reported for income tax purposes.

Management has continued to evaluate the application of ASC 740, Income Taxes (formerly FAS No. 48, “Accounting for Uncertainty in Income Taxes”) to the Fund, and has determined that no reserves for uncertain tax positions were required to have been recorded as a result of the adoption of ASC 740. There are no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months. The Fund files federal and state tax returns. The 2005 through 2008 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
September 30, 2009 (Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

F.	Offering Costs

Campbell & Company, Inc. (Campbell & Company) has incurred all costs in connection with the initial and continuous offering of units of the Fund (offering costs). In addition, Campbell & Company continues to compensate wholesalers for services rendered to Limited Partners. The Fund’s liability for offering costs is limited to the maximum of total offering costs incurred by Campbell & Company or 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings. The Fund is only liable for payment of offering costs on a monthly basis as calculated based on the limitations stated above. At September 30, 2009, and December 31, 2008, the Fund reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $178,346 and $309,964, respectively. The amount of monthly reimbursement due to Campbell & Company is charged directly to partners’ capital.

If the Fund terminates prior to completion of payment of the calculated amounts to Campbell & Company, Campbell & Company will not be entitled to any additional payments, and the Fund will have no further obligation to Campbell & Company. At September 30, 2009 and December 31, 2008, the amount of unreimbursed offering costs incurred by Campbell & Company is $321,423 and $926,519, respectively.

G.	Foreign Currency Transactions

The Fund’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income.

Note 2.	GENERAL PARTNER AND COMMODITY TRADING ADVISOR

The general partner of the Fund is Campbell & Company, which conducts and manages the business of the Fund. Campbell & Company is also the commodity trading advisor of the Fund. The Amended Agreement of Limited Partnership provides that Campbell & Company may make withdrawals of its units, provided that such withdrawals do not reduce Campbell & Company’s aggregate percentage interest in the Fund to less than 1% of the net aggregate contributions.

Campbell & Company is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Fund. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

The Fund pays a monthly brokerage fee equal to 1/12 of 7% (7% annualized) of month-end net assets to Campbell & Company and approximately $5 per round turn to the broker for execution and clearing costs. From the 7% fee, a portion (4%) is used to compensate selling agents for ongoing services rendered and a portion (3%) is retained by Campbell & Company for trading and management services rendered. The amount paid to the broker and interbank market makers for execution and clearing costs is limited to 1/12 of 1% (1% annualized) of month-end net assets.

Campbell & Company is also paid a quarterly performance fee of 20% of the Fund’s aggregate cumulative appreciation in the Net Asset Value per unit, exclusive of appreciation attributable to interest income. More

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
September 30, 2009 (Unaudited)

Note 2.	GENERAL PARTNER AND COMMODITY TRADING ADVISOR — (Continued)

specifically, the performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Net Asset Value per Unit (commonly referred to as a High Water Mark) adjusting for investment income. In determining the brokerage and performance, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the fees being calculated for such current period. The performance fee is not subject to any clawback provisions. The brokerage fee and performance fee are typically paid in the month following the month in which they are earned. The brokerage fee and performance fee are paid from the available cash at the Funds bank, broker or cash management accounts.

Note 3.	CASH MANAGER AND CUSTODIAN

In July 2009 the Fund appointed Wilmington Trust Investment Management LLC, a wholly owned subsidiary of Wilmington Trust Corporation, and Horizon Cash Management LLC as cash managers under the Non-Custody Investment Advisory Agreements to manage and control the liquid assets of the Fund. Each cash manager is registered as an investment adviser with the Securities and Exchange Commission of the United States under the Investment Advisers Act of 1940.

The Fund opened custodial accounts at The Northern Trust Company (the custodian) and has granted the cash managers authority to make certain investments on behalf of the Fund provided such investments are consistent with the investment guidelines created by the managing operator. All securities purchased by the cash managers on behalf of the Fund will be held in the Fund’s custody accounts at the custodian. The cash managers will have no beneficial or other interest in the securities and cash in such custody accounts. The cash managers began trading on behalf of the Fund in August 2009.

Note 4.	DEPOSITS WITH BROKERS

The Fund deposits assets with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such brokers. The Fund earns interest income on its assets deposited with the brokers.

Note 5.	OPERATING EXPENSES

Operating expenses of the Fund are limited by the Amended Agreement of Limited Partnership to 0.5% per year of the average month-end Net Asset Value of the Fund. Actual operating expenses were less than 0.5% (annualized) of average month-end Net Asset Value for the three months and nine months ended September 30, 2009, and 2008.

Note 6.	SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Fund were made by subscription agreement, subject to acceptance by Campbell & Company.

The Fund is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A limited partner may request and receive redemption of units owned, subject to restrictions in the Amended Agreement of Limited Partnership. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon ten (10) business days advance written notice to Campbell & Company.

Redemption fees, which are paid to Campbell & Company, apply through the first twelve month-ends following purchase as follows: 4% of Net Asset Value per unit redeemed through the third month-end, 3% of Net Asset Value per unit redeemed through the sixth month-end, 2% of Net Asset Value per unit redeemed through the

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
September 30, 2009 (Unaudited)

Note 6.	SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS — (Continued)

ninth month-end and 1% of Net Asset Value per unit redeemed through the twelfth month end. After the twelfth month-end following purchase of a unit, no redemption fees apply. For the nine months ended September 30, 2009 and 2008, Campbell & Company received redemption fees of $11,966 and $184,858 respectively.

Note 7.	TRADING ACTIVITIES AND RELATED RISKS

The Fund engages in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and options on forward currency contracts (collectively, “derivatives”). Specifically, the Fund trades a portfolio primarily focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals, energy and agriculture values. The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. The market sensitive instruments held by the Fund are acquired for speculative trading purposes, and all or a substantial amount of the Fund’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund’s main line of business.

Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker’s segregation requirements. In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated Funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at September 30, 2009 and December 31, 2008 was $363,994,915 and $1,136,934,669, respectively, which equals 19% and 46% of Net Asset Value, respectively. The cash deposited with interbank market makers at September 30, 2009 and December 31, 2008 was $14,012,129 and $73,104,593, respectively, which equals 1% and 3% of Net Asset Value, respectively. These amounts are included in cash and cash equivalents. Included in cash deposits with the broker and interbank market maker at September 30, 2009 and December 31, 2008 was restricted cash for margin requirements of $0 and $41,411,655 respectively, which equals 0% and 2% of Net Asset Value respectively.

The Fund trades forward currency and options on forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency and options on foreign currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency and options on forward currency contracts typically involves delayed cash settlement.

The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits.

For derivatives, risks arise from changes in the market value of the contracts. Market movements result in frequent changes in the fair market value of the Fund’s open positions and, consequently, in its earnings and cash flow. The Fund’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund’s open positions and the liquidity of the markets in which it trades. Theoretically, the Fund is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Fund pays or receives a

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
September 30, 2009 (Unaudited)

Note 7.	TRADING ACTIVITIES AND RELATED RISKS — (Continued)

premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Fund to potentially unlimited liability, and purchased options expose the Fund to a risk of loss limited to the premiums paid. See Note 1. C. for an explanation of how the Fund determines its valuation for derivatives as well as the netting of derivatives.

The unrealized gain (loss) on open futures, forward currency and options on forward currency contracts is comprised of the following:

			Forward Currency and Options on
	Futures Contracts		Forward Currency Contracts
	(exchange traded)		(non-exchange traded)
	September 30,	December 31,	September 30,	December 31,
	2009	2008	2009	2008

Gross unrealized gains	$17,407,762	$14,648,019	$121,518,782	$64,296,837
Gross unrealized losses	(12,735,189)	(14,441,860)	(53,479,718)	(53,582,976)

Net unrealized gain (loss)	$4,672,573	$206,159	168,039,064	$10,713,861

In March 2008, the FASB issued ASC 815, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Dervative instruments and Hedging Activities”). ASC 815 provides enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments are accounted for, and how derivative instruments affect an entity’s financial position, financial performance and cash flows. ASC 815 is effective for financial statements issued for the Fund’s first fiscal year beginning after November 15, 2008. The Fund adopted ASC 815 effective January 1, 2009.

The following tables summarize quantitative information required by ASC 815.

The trading revenue of the Fund’s derivatives by instrument type, as well as the location of those gains and losses on the Statement of Operations, for the period ended September 30, 2009 is as follows:

	Trading Revenue for	Trading Revenue for
	the Three Months Ended	the Nine Months Ended
Type of Instrument	September 30, 2009	September 30, 2009

Agricultural Contracts	$(2,712,614)	$(2,712,614)
Energy Contracts	(21,928,205)	(17,492,421)
Metal Contracts	20,544,888	475,116
Stock Indices Contracts	39,637,152	(25,898,450)
Short-Term Interest Rate Contracts	3,106,421	(10,650,946)
Long Term Interest Rate Contracts	(20,583,409)	(38,988,767)
Forward Currency Contracts	60,372,823	15,885,429
Purchased Options on Forward Currency Contracts	(12,173,990)	(23,724,057)
Written Options on Forward Currency Contracts	13,596,671	54,578,296

Total	$79,859,737	$(48,528,414)

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
September 30, 2009 (Unaudited)

Note 7.	TRADING ACTIVITIES AND RELATED RISKS — (Continued)

	Trading Revenue for	Trading Revenue for
	the Three Months Ended	the Nine Months Ended
Line Item in the Statement of Operations	September 30, 2009	September 30, 2009

Futures trading gains (losses):
Realized	$10,436,208	$(99,734,495)
Change in unrealized	7,628,026	4,466,414
Forward currency and options on forward currency trading gains (losses):
Realized	(4,788,900)	(10,585,535)
Change in unrealized	66,584,403	57,325,202

Total	$79,859,737	$(48,528,414)

For the three months and nine months ended September 30, 2009, the monthly average of futures contracts bought and sold was approximately 90,600 and 81,800 respectively, and the monthly average of notional value of forward currency and options on forward currency contracts was $11,087,400,000 and $9,548,200,000 respectively.

Open contracts generally mature within three months; as of September 30, 2009, the latest maturity date for open futures contracts is December 2010, the latest maturity date for open forward currency contracts is December 2009, and the latest expiry date for options on forward currency contracts is October 2009. However, the Fund intends to close all futures and foreign currency contracts prior to maturity.

Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company’s basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company’s attempt to manage the risk of the Fund’s open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as precalculating “stop-loss” points at which systems will signal to close open positions. Campbell & Company controls the risk of the Fund’s non-trading fixed income instruments by limiting the duration of such instruments and requiring a minimum credit quality of the issuers of those instruments.

Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Fund’s assets at financial institutions and brokers which Campbell & Company believes to be credit worthy. The limited partners bears the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 8.	INDEMNIFICATIONS

In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

Note 9.	INTERIM FINANCIAL STATEMENTS

The statement of financial condition, including the condensed schedule of investments, as of September 30, 2009, the statements of operations and financial highlights for the three months and nine months ended

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
September 30, 2009 (Unaudited)

Note 9.	INTERIM FINANCIAL STATEMENTS — (Continued)

September 30, 2009 and 2008, and the statements of cash flows and changes in partners’ capital (Net Asset Value) for the nine months ended September 30, 2009 and 2008 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of September 30, 2009, and the results of operations and financial highlights for the three months and nine months ended September 30, 2009 and 2008, and cash flows and changes in partners’ capital (Net Asset Value) for the nine months ended September 30, 2009 and 2008.

Note 10.	SUBSEQUENT EVENTS

Management of the Fund evaluated subsequent events through November 16, 2009, the date the financial statements were issued. There are no subsequent events to disclose.

Deloitte & Touche LLP 750 College Road East Third Floor Princeton, NJ 08540 USA Tel: +1 609 514 3600 Fax: +1 609 514 3603 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Campbell Strategic Allocation Fund, L.P.

We have audited the accompanying statements of financial condition of Campbell Strategic Allocation Fund, L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2008 and 2007, and the related statements of operations, cash flows, changes in partners’ capital (net asset value) and financial highlights for each of the three years in the period ended December 31, 2008. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Campbell Strategic Allocation Fund, L.P. as of December 31, 2008 and 2007, the results of its operations, cash flows, changes in its partners’ capital (net asset value) and financial highlights for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Member of
Deloitte Touche Tohmatsu

March 23, 2009

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

STATEMENTS OF FINANCIAL CONDITION

December 31, 2008 and 2007

	2008	2007

ASSETS
Equity in broker trading accounts
Cash	$1,278,536,649	$274,531,263
Restricted cash	41,411,655	0
United States government securities	1,099,934,669	1,691,871,056
Net unrealized gain (loss) on open futures contracts	206,159	26,023,256

Total equity in broker trading accounts	2,420,089,132	1,992,425,575
Cash and cash equivalents	30,721,976	241,657,307
Restricted cash deposits with forwards broker	42,515,724	0
United States government securities	37,000,000	1,846,461,931
Options purchased, at fair value (premiums paid — $969,001 and $7,987,556, respectively)	519,315	5,400,578
Net unrealized gain (loss) on open forward currency contracts	10,828,848	(87,540,444)
Interest receivable	41,698	1,096,076
Subscriptions receivable	0	84,113

Total assets	$2,541,716,693	$3,999,585,136

LIABILITIES
Accounts payable	$668,492	$802,775
Brokerage fee	14,801,625	23,262,515
Options written, at fair value (premiums received — $3,537,352 and $4,485,004, respectively)	3,202,653	2,090,429
Accrued commissions and other trading fees on open contracts	114,176	692,664
Offering costs payable	309,964	659,698
Redemptions payable	66,725,891	168,685,490

Total liabilities	85,822,801	196,193,571

PARTNERS’ CAPITAL (Net Asset Value)
General Partner — 10,367.982 and 19,227.982 units outstanding at December 31, 2008 and December 31, 2007	27,266,756	51,351,210
Limited Partners — 923,465.791 and 1,404,914.962 units outstanding at December 31, 2008 and December 31, 2007	2,428,627,136	3,752,040,355

Total partners’ capital (Net Asset Value)	2,455,893,892	3,803,391,565

Total liabilities and partners’ capital (Net Asset Value)	$2,541,716,693	$3,999,585,136

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2008

UNITED STATES GOVERNMENT SECURITIES*

Maturity				% of Net
Face Value	Maturity Date	Description	Values ($)	Asset Value

$800,000,000	03/19/2009	U.S. Treasury Bills	$799,948,669	32.57%
$300,000,000	03/26/2009	U.S. Treasury Bills	$299,986,000	12.21%
$37,000,000	01/22/2009	U.S. Treasury Bills	$37,000,000	1.51%

		Total United States government securities (cost, including accrued interest, — $1,136,934,669)	$1,136,934,669	46.29%

LONG FUTURES CONTRACTS

Description

Metals	$94,925	0.00%
Stock indices	$771,700	0.03%
Short-term interest rates	$3,840,778	0.16%
Long-term interest rates	$4,905,228	0.20%

Total long futures contracts	$9,612,631	0.39%

SHORT FUTURES CONTRACTS

Description

Energy	$(801,546)	(0.03)%
Metals	$(1,664,930)	(0.07)%
Stock indices	$(3,375,148)	(0.14)%
Short-term interest rates	$(27,625)	0.00%
Long-term interest rates	$(3,537,223)	(0.14)%

Total short futures contracts	$(9,406,472)	(0.38)%

Total futures contracts	$206,159	0.01%

FORWARD CURRENCY CONTRACTS

Description
Various long forward currency contracts	$26,680,445	1.09%
Various short forward currency contracts	$(15,851,597)	(0.65)%

Total forward currency contracts	$10,828,848	0.44%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS

Description

Purchased options on forward currency contracts (premiums paid — $969,001)	$519,315	0.02%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS

Description

Written options on forward currency contracts (premiums received — $3,537,352)	$(3,202,653)	(0.13)%

*	Pledged as collateral for the trading of futures, forward and option positions.

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2007

UNITED STATES GOVERNMENT SECURITIES*

				% of Net
Maturity Face Value	Maturity Date	Description	Values ($)	Asset Value

$1,000,000,000	03/13/2008	U.S. Treasury Bills	$994,400,000	26.15%
$950,000,000	01/31/2008	U.S. Treasury Bills	$946,956,042	24.90%
$500,000,000	01/03/2008	U.S. Treasury Bills	$499,893,889	13.14%
$500,000,000	02/14/2008	U.S. Treasury Bills	$497,952,778	13.09%
$400,000,000	01/10/2008	U.S. Treasury Bills	$399,612,000	10.51%
$200,000,000	01/24/2008	U.S. Treasury Bills	$199,518,278	5.25%

		Total United States government securities (cost, including accrued interest, — $3,538,332,987)	$3,538,332,987	93.04%

LONG FUTURES CONTRACTS
Description

Energy	$9,164,371	0.24%
Metals	$3,590,807	0.09%
Stock indices	$12,447,403	0.33%
Short-term interest rates	$5,705,646	0.15%
Long-term interest rates	$3,926,133	0.10%

Total long futures contracts	$34,834,360	0.91%

SHORT FUTURES CONTRACTS
Description

Energy	$(6,965,096)	(0.18)%
Metals	$977,188	0.03%
Stock indices	$1,128,791	0.03%
Short-term interest rates	$(4,858,209)	(0.13)%
Long-term interest rates	$906,222	0.02%
Total short futures contracts	$(8,811,104)	(0.23)%

Total futures contracts	$26,023,256	0.68%

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2007

FORWARD CURRENCY CONTRACTS

		% of Net
		Asset
	Values ($)	Value

Description
Various long forward currency contracts	$(63,863,691)	(1.68)%
Various short forward currency contracts	$(23,676,753)	(0.62)%

Total forward currency contracts	$(87,540,444)	(2.30)%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS

Description

Purchased options on forward currency contracts (premiums paid — $7,987,556)	$5,400,578	0.14%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS

Description

Written options on forward currency contracts (premiums received — $4,485,004)	$(2,090,429)	(0.05)%

*	Pledged as collateral for the trading of futures, forward and option positions.

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2008, 2007 And 2006

	2008	2007	2006

TRADING GAINS (LOSSES)
Futures trading gains (losses)
Realized	$179,004,073	$(90,020,404)	$131,759,999
Change in unrealized	(25,817,098)	(122,751,393)	147,687,919
Brokerage commissions	(3,568,175)	(7,474,048)	(8,756,027)

Net gain (loss) from futures trading	149,618,800	(220,245,845)	270,691,891

Forward currency and options on forward currency trading gains (losses)
Realized	(108,527,108)	(116,066,270)	(280,907,717)
Change in unrealized	98,446,709	(280,170,992)	361,269,635
Brokerage commissions	(403,740)	(3,674,992)	(2,878,200)

Net gain (loss) from forward currency and options on forward currency trading	(10,484,139)	(399,912,254)	77,483,718

Total net trading gain (loss)	139,134,661	(620,158,099)	348,175,609

INTEREST INCOME NET OF EXPENSES
Income
Interest income	53,353,643	231,682,261	261,724,377

Expenses
Brokerage fee	215,712,348	348,527,101	390,856,239
Performance fee	0	0	4,818,187
Operating expenses	1,715,745	2,177,186	2,228,483

Total expenses	217,428,093	350,704,287	397,902,909

Interest income net of expenses	(164,074,450)	(119,022,026)	(136,178,532)

NET INCOME (LOSS)	$(24,939,789)	$(739,180,125)	$211,997,077

NET INCOME (LOSS) PER GENERAL AND LIMITED PARTNER UNIT
(based on weighted average number of units outstanding during the year)	$(21.87)	$(440.33)	$113.86

INCREASE (DECREASE) IN NET ASSET VALUE PER GENERAL AND LIMITED PARTNER UNIT	$(40.75)	$(458.41)	$121.64

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006

Cash flows from (for) operating activities
Net income (loss)	$(24,939,789)	$(739,180,125)	$211,997,077
Adjustments to reconcile net income (loss) to net cash from (for) operating activities
Net change in unrealized	(72,629,611)	402,922,385	(508,957,554)
(Increase) decrease in restricted cash	(83,927,379)	64,472,902	(64,472,902)
(Increase) decrease in option premiums paid	7,018,555	(3,996,452)	(3,991,104)
Increase (decrease) in option premiums received	(947,652)	2,165,305	2,319,699
(Increase) decrease in interest receivable	1,054,378	5,249,167	(5,045,324)
Increase (decrease) in accounts payable and accrued expenses	(9,173,661)	(11,714,926)	5,192,027
Net maturities (purchases) of investments in United States government securities	2,401,398,318	116,703,926	336,630,893

Net cash from (for) operating activities	2,217,853,159	(163,377,818)	(26,327,188)

Cash flows from (for) financing activities
Addition of units	38,172,639	86,659,011	849,723,054
Increase (decrease) in subscription deposits	0	0	(150,000)
Redemption of units	(1,457,812,994)	(1,108,096,252)	(510,552,792)
Offering costs paid	(5,142,749)	(6,074,654)	(13,455,560)

Net cash from (for) financing activities	(1,424,783,104)	(1,027,511,895)	325,564,702

Net increase (decrease) in cash and cash equivalents	793,070,055	(1,190,889,713)	299,237,514
Cash and cash equivalents
Beginning of year	516,188,570	1,707,078,283	1,407,840,769

End of year	$1,309,258,625	$516,188,570	$1,707,078,283

End of year cash and cash equivalents consists of:
Cash in broker trading accounts	$1,278,536,649	$274,531,263	$1,230,053,812
Cash and cash equivalents	30,721,976	241,657,307	477,024,471

Total end of year cash and cash equivalents	$1,309,258,625	$516,188,570	$1,707,078,283

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)

For the Years Ended December 31, 2008, 2007 and 2006

	Partners’ Capital
	General Partner		Limited Partners		Total
	Units	Amount	Units	Amount	Units	Amount

Balances at December 31, 2005	17,240,171	$51,848,435	1,703,733,918	$5,123,850,224	1,720,974,089	$5,175,698,659
Net income (loss) for the year ended December 31, 2006		2,327,389		209,669,688		211,997,077
Additions	1,982,811	6,100,000	276,043,383	843,623,054	278,026,194	849,723,054
Redemptions	0,000	0	(191,894,596)	(570,371,209)	(191,894,596)	(570,371,209)
Offering costs		(125,960)		(12,381,455)		(12,507,415)

Balances at December 31, 2006	19,222,982	60,149,864	1,787,882,705	5,594,390,302	1,807,105,687	5,654,540,166
Net income (Loss) for the year ended December 31, 2007		(8,740,910)		(730,439,215)		(739,180,125)
Additions	5,000	13,617	29,737,090	86,729,507	29,742,090	86,743,124
Redemptions	0,000	0	(412,704,833)	(1,192,493,381)	(412,704,833)	(1,192,493,381)
Offering costs		(71,361)		(6,146,858)		(6,218,219)

Balances at December 31, 2007	19,227,982	51,351,210	1,404,914,962	3,752,040,355	1,424,142,944	3,803,391,565
Net income (loss) for the year ended December 31, 2008		(239,626)		(24,700,163)		(24,939,789)
Additions	0,000	0	14,098,315	38,088,526	14,098,315	38,088,526
Redemptions	(8,860,000)	(23,787,863)	(495,547,486)	(1,332,065,532)	(504,407,486)	(1,355,853,395)
Offering costs		(56,965)		(4,736,050)		(4,793,015)

Balances at December 31, 2008	10,367,982	$27,266,756	923,465,791	$2,428,627,136	933,833,773	$2,455,893,892

Net Asset Value per General and Limited Partner Unit
December 31,
2008	2007	2006

$2,629.90	$ 2,670.65	$3,129.06

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

FINANCIAL HIGHLIGHTS
For the Years Ended December 31, 2008, 2007 and 2006

The following information presents per unit operating performance data and other supplemental financial data for the years ended December 31, 2008, 2007 and 2006. This information has been derived from information presented in the financial statements.

	2008	2007	2006

Per Unit Performance
(for a unit outstanding throughout the entire year)
Net asset value per unit at beginning of year	$2,670.65	$3,129.06	$3,007.42
Income (loss) from operations:
Total net trading gains (losses)(1)	107.33	(383.81)	201.50
Interest income net of expenses(1)	(143.88)	(70.90)	(73.14)

Total net income (loss) from operations	(36.55)	(454.71)	128.36

Offering costs(1)	(4.20)	(3.70)	(6.72)

Net asset value per unit at end of year	$2,629.90	$2,670.65	$3,129.06

Total Return	(1.53)%	(14.65)%	4.04%

Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee	7.19%	7.11%	7.08%
Performance fee	0.00%	0.00%	0.09%

Total expenses	7.19%	7.11%	7.17%

Interest income net of expenses (2,3)	(5.43)%	(2.41)%	(2.37)%

Total returns are calculated based on the change in value of a unit during the year. An individual partner’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Interest income net of expenses per unit and offering costs per unit are calculated by dividing the interest income net of expenses and offering costs by the average number of units outstanding during the year. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Excludes performance fee.

(3)	Interest income net of expenses is shown as a positive amount when the interest income exceeds expenses for the year and a negative number when expenses exceed interest income for the year.

See Accompanying Notes to Financial Statements.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
December 31, 2008

Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General Description of the Fund

Campbell Strategic Allocation Fund, L.P. (the Fund) is a Delaware limited partnership which operates as a commodity investment pool. The Fund engages in the speculative trading of futures contracts, forward currency contracts and options on forward currency contracts.

Effective June 14, 2008, units in the Fund were no longer offered for sale. For existing investors in the Fund, business will continue to be conducted as usual. There will be no change in trading, operations or monthly statements, etc. and redemptions will continue to be offered on a monthly basis.

B.	Regulation

As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Fund trades.

C.	Method of Reporting

The Fund’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which may require the use of certain estimates made by the Fund’s management. Actual results may differ from these estimates. Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 — “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. The market value of forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent.

The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.

When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of option written. Brokerage commissions include other trading fees and are charged to expense when contracts are opened. United States government securities are stated at cost plus accrued interest, which approximates market value.

For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of outstanding units.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
December 31, 2008

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

The Fund adopted the provisions of Statement of Financial Accounting Statement No. 157 — “Fair Value Measurement”, or SFAS 157, as of January 1, 2008. SFAS 157 provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation techniques used to measure fair value. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

SFAS No. 157 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur- with sufficient frequency and volume to provide pricing information on an ongoing basis. The value of the Fund’s exchange-traded futures contracts fall into this category.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. This category includes forward currency contracts and options on forward currency contracts that the Fund values using models or other valuation methodologies derived from observable market data.

Level 3 inputs are unobservable inputs for an asset or liability (including the Fund’s own assumptions used in determining the fair value of investments). Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. As of and for the year ended December 31, 2008, the Fund did not have any Level 3 assets or liabilities.

The following table sets forth by level within the fair value hierarchy the Fund’s investments accounted for at fair value on a reoccurring basis as of December 31, 2008.

	Fair Value at December 31, 2008
Description	Level 1	Level 2	Level 3	Total

Investments
U.S. Treasury Bills	$0	$1,136,934,669	$0	$1,136,934,669
Other Financial Instruments
Exchange-traded futures contracts	206,159	0	0	206,159
Forward currency contracts	0	10,828,848	0	10,828,848
Options purchased	0	519,315	0	519,315
Options written	0	(3,202,653)	0	(3,202,653)

Total	$206,159	$1,145,080,179	$0	$1,145,286,338

D.	Cash and Cash Equivalents

Cash and cash equivalents includes cash and short-term investments in fixed income securities held at financial institutions.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
December 31, 2008

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

E.	Income Taxes

The Fund prepares calendar year U.S. and applicable state information tax returns and reports to the partners their allocable shares of the Fund’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each partner is individually responsible for reporting income or loss based on such partner’s respective share of the Fund’s income and expenses as reported for income tax purposes.

Management has continued to evaluate the application of Financial Accounting Standards Board (FASB) Interpretation No. 48. “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109(FIN 48),” to the Fund, and has determined that FIN 48 does not have a material impact on the Fund’s financial statements. The Fund files federal and state tax returns. The 2005 through 2008 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

F.	Offering Costs

Campbell & Company, Inc. (Campbell & Company) has incurred all costs in connection with the initial and continuous offering of units of the Fund (offering costs). In addition, Campbell & Company continues to compensate wholesalers for services rendered to Limited Partners. The Fund’s liability for offering costs is limited to the maximum of total offering costs incurred by Campbell & Company or 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings. The Fund is only liable for payment of offering costs on a monthly basis as calculated based on the limitations stated above. At December 31, 2008, and December 31, 2007, the Fund reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $309,964 and $659,698, respectively. The amount of monthly reimbursement due to Campbell & Company is charged directly to partners’ capital.

If the Fund terminates prior to completion of payment of the calculated amounts to Campbell & Company, Campbell & Company will not be entitled to any additional payments, and the Fund will have no further obligation to Campbell & Company. At December 31, 2008 and December 31, 2007, the amount of unreinibursed offering costs incurred by Campbell & Company is $926,519 and $1,164,118, respectively.

G.	Foreign Currency Transactions

The Fund’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income.

H.	Recently Issued Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 161 , “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (SFAS 161). SFAS 161 establishes, among other things, the disclosure requirements for derivative instruments and for hedging activities. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
December 31, 2008

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

within those fiscal years. The impact on the Fund’s financial statement disclosures, if any, is currently being assessed.

Note 2.	GENERAL PARTNER AND COMMODITY TRADING ADVISOR

The general partner of the Fund is Campbell & Company, which conducts and manages the business of the Fund. Campbell & Company is also the commodity trading advisor of the Fund. The Amended Agreement of Limited Partnership provides that Campbell & Company may make withdrawals of its units, provided that such withdrawals do not reduce Campbell & Company’s aggregate percentage interest in the Fund to less than 1% of the net aggregate contributions.

Campbell & Company is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Fund. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

The Fund pays a monthly brokerage fee equal to 1/12 of 7% (7% annualized) of month-end net assets to Campbell & Company and approximately $6 per round turn to the broker for execution and clearing costs. From the 7% fee, a portion (4%) is used to compensate selling agents for ongoing services rendered and a portion (3%) is retained by Campbell & Company for trading and management services rendered. The amount paid to the broker and interbank market makers for execution and dealing costs is limited to 1/12 of 1% (1% annualized) of month-end net assets.

Campbell & Company is also paid a quarterly performance fee of 20% of the Fund’s aggregate cumulative appreciation in the Net Asset Value per unit, exclusive of appreciation attributable to interest income.

Note 3.	DEPOSITS WITH BROKERS

The Fund deposits assets with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements, Margin requirements are satisfied by the deposit of U.S., Treasury bills and cash with such brokers. The Fund earns interest income on its assets deposited with the brokers.

Note 4.	OPERATING EXPENSES

Operating expenses of the Fund are limited by the Amended Agreement of Limited Partnership to 0.5% per year of the average month end Net Asset Value of the Fund. Actual operating expenses were less than 0.5% (annualized) of average month-end Net Asset Value for the years ended December 31, 2008, 2007 and 2006.

Note 5.	SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Fund were made by subscription agreement, subject to acceptance by Campbell & Company.

The Fund is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A limited partner may request and receive redemption of units owned, subject to restrictions in the Amended Agreement of Limited Partnership. Redemption fees, which are paid to Campbell & Company, apply through the first twelve month-ends following purchase as follows: 4% of Net Asset Value per unit redeemed through the third month-end, 3% of Net Asset Value per unit redeemed through die sixth month-end, 2% of Net Asset Value per unit redeemed through the ninth month-end and 1% of Net Asset Value per unit redeemed through the twelfth month end. After the twelfth month-end following purchase of a unit, no redemption fees apply. For the years ended

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
December 31, 2008

Note 5.	SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS — (Continued)

December 31, 2008 and 2007, Campbell & Company received redemption fees of $192,892 and $170,797 respectively.

Note 6.  TRADING ACTIVITIES AND RELATED RISKS

The Fund engages in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and options on forward currency contracts (collectively, “derivatives”). The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker’s segregation requirements. In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated Funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at December 31, 2008 and December 31,2007 was $1,136,934,669 and $3,538,332,987, respectively, which equals 46% and 93% of Net Asset Value, respectively. The cash balance with interbank market makers at December 31, 2008 and December 31, 2007 was $73,104,593 and $234,111,805, respectively, which equals 3% and 6% of Net Asset Value, respectively. These amounts are included in cash and cash equivalents. Included in cash deposits with the broker and interbank market maker at December 31, 2008 and December 31, 2007 was restricted cash for margin requirements of $83,927,379 and $0 respectively, which equals 3% and 0% of Net Asset Value respectively.

The Fund trades forward currency and options on forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency and options on foreign currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency and options on forward currency contracts typically involves delayed cash settlement.

The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Fund to potentially unlimited liability, and purchased options expose the Fund to a risk of loss limited to the premiums paid.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)
December 31, 2008

Note 6.  TRADING ACTIVITIES AND RELATED RISKS — (Continued)

The unrealized gain (loss) on open futures, forward currency and options on forward currency contracts is comprised of the following:

			Forward Currency and Options
	Futures Contracts		on Forward Currency Contracts
	(exchange traded)		(non-exchange traded)
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007

Gross unrealized gains	$14,648,019	$58,463,410	$64,296,837	$76,353,401
Gross unrealized losses	(14,441,860)	(32,440,154)	(53,582,976)	(164,086,248)

Net unrealized gain (loss)	$206,159	$26,023,256	$10,713,861	$(87,732,847)

Open contracts generally mature within three months; as of December 31, 2008, the latest maturity date for open futures contracts is September 2009, the latest maturity date for open forward currency contracts is March 2009, and the latest expiry date for options on forward currency contracts is January 2009. However, the Fund intends to close all futures and forward currency contracts prior to maturity.

Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company’s basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Fund’s assets at financial institutions and brokers which Campbell & Company believes to be creditworthy. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 7.	INDEMNIFICATIONS

In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

CAMPBELL & COMPANY, INC.

CONSOLIDATED BALANCE SHEET

September 30, 2009
(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$44,343,713
Accounts receivable
Advisory and performance fees	9,487,114
Receivable from Campbell Strategic Allocation Fund, L.P.	6,600,491
Other receivables	1,019,350

Total current assets	61,450,668

Property and equipment
Furniture and office equipment	18,100,948
Leasehold improvements	5,755,048

23,855,996
Less accumulated depreciation and amortization	(9,967,615)

Total property and equipment	13,888,381

Other assets
Cash surrender value of life insurance, net of policy loans of $358,068	551,885
Investments in sponsored funds	96,195,260
Investment in other fund	5,014,909
Other	5,596,322

Total assets	$182,697,425

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$33,917,734
Current portion of subordinated debt	49,986,477

Total current liabilities	83,904,211
Deferred rent expense	3,198,626
Subordinated debt	75,283,523
Capital stock subject to repurchase, at current redemption value	1,579,721

Total liabilities	163,966,081

Minority interest	11,000,000

STOCKHOLDERS’ EQUITY
Retained earnings	7,731,344

Total liabilities and stockholders’ equity	$182,697,425

See accompanying notes.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

The consolidated balance sheet of Campbell & Company, Inc. includes the accounts of Campbell & Company, Inc. and its wholly-owned subsidiary, Campbell & Company Investment Adviser LLC (CCIA) and its majority owned subsidiary, The Campbell Gold Plus Fund, L.P (CGPF). Campbell & Company, Inc. is incorporated in Maryland and earns fees as a commodity trading advisor. CCIA was formed on January 31, 2005 as a limited liability company under the laws of Delaware. CCIA is registered under the Investment Advisers Act of 1940, as amended, as an investment adviser. Campbell & Company, Inc. is the sole member of CCIA. CGPF is a limited partnership formed on July 2, 2009 under the laws of Delaware. CGPF is an investment partnership that is majority owned by Campbell & Company, Inc. and Campbell & Company, Inc.’s majority stockholder. Campbell & Company, Inc. intends to solicit additional outside investment in CGPF and will re-assess the need to consolidate CGPF in future periods.

Both Campbell & Company, Inc. and CGPF are subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. They are also subject to the rules of the National Futures Association, an industry self-regulatory organization, and the requirements of commodity exchanges, Futures Commission Merchants (brokers), and interbank market makers through which they trade. CCIA is subject to the regulations of the Securities and Exchange Commission under the Investment Advisers Act of 1940.

The consolidated balance sheet includes the accounts of Campbell & Company, Inc., CCIA and CGPF (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated in consolidation. As of September 30, 2009, Campbell & Company, Inc. is deemed to be the controlling investor of CGPF. The interest of CGPF not owned by Campbell & Company, Inc. is presented as Minority Interest in the consolidated balance sheet.

The Company’s consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

B.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash, certificates of deposit and money market mutual funds readily convertible into cash.

C.	Revenue Recognition

Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

D.	Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

E.	Fair Value

The Company’s Asset and Liabilities measured on a recurring basis are reported at fair value pursuant to the provisions of Accounting Standards Codification (ASC) 820, Fair Value Measurements & Disclosures (formerly Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurement. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3).

F.	Investments in Sponsored Funds & Other Funds

Investments in sponsored funds & other funds are reported at fair value at the date of the consolidated balance sheet. Fair value ordinarily is the value determined for each fund in accordance with such fund’s valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a fund equals the underlying net asset value and represents the amount the Company could reasonable expect to receive from such fund if the Company’s investment was redeemed at the time of valuation.

G.	Income Taxes

The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the consolidated balance sheet. The Company’s taxable income is taxable to the stockholders on an individual basis.

The Company has continued to evaluate the application of ASC 740, Income Taxes (formerly FASB No. 48 (FIN 48) entitled “Accounting For Uncertainty in Income Taxes”) to the Company, and has determined that ASC 740 does not have a material impact on the Company’s consolidated balance sheet. The Company files U.S. federal and state tax returns. The 2005 through 2008 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 2.	FAIR VALUE

The following summarizes the Company’s assets accounted for at fair value at September 30, 2009 using the fair value hierarchy of ASC 820:

Assets	Level 1	Level 2	Level 3	Total

Cash equivalents	$681,905	$—	$—	$681,905
Investments in sponsored funds	—	96,195,260	—	96,195,260
Investments in other funds	—	5,014,909	—	5,014,909

Total	$681,905	$101,210,169	$—	$101,892,074

The following summarizes the carrying amount and fair value of the Company’s other financial instruments at September 30, 2009:

	Carrying	Fair
	Amount	Value

Assets
Cash surrender value of life insurance	$551,885	$551,885

Liabilities
Subordinated debt	$125,270,000	$125,270,000

Note 3.	THE CAMPBELL GOLD PLUS FUND, L.P.

The Company is the General Partner and commodity trading advisor of The Campbell Gold Plus Fund, L.P. (CGPF). As of September 30, 2009 the Fund has not commenced trading and does not have any performance history. The Net Asset Value of CGPF at September 30, 2009 is $21,000,000. The capital contributions and related net asset value at September 30, 2009 consists of $10,000,000 from Campbell & Company, Inc., $10,000,000 from the majority stockholder of Campbell & Company, Inc., and another $1,000,000 from an affiliate of the majority stockholder of Campbell & Company, Inc.

Note 4.	INVESTMENTS IN SPONSORED FUNDS

Investments in sponsored funds consist of the following at September 30, 2009:

The Campbell Multi-Strategy Trust	$47,957,711
Campbell Strategic Allocation Fund, L.P.	16,241,416
The Campbell Global Assets Fund Limited SAC- Class B	10,131,552
The Campbell Global Assets Fund Limited SAC- Class A	9,229,500
The Campbell Qualified Multi-Strategy Fund L.L.C.	8,214,876
Campbell Alternative Asset Trust	2,198,301
Campbell Financial Futures Fund Limited Partnership	2,172,813
The Campbell Fund Trust	49,091

Total	$96,195,260

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 4.	INVESTMENTS IN SPONSORED FUNDS — (Continued)

In addition to its investments in these sponsored funds, the Company has General Partner, Adviser, Managing Owner, Managing Member, or Managing Operator responsibilities with regards to the following:

The Campbell Multi-Strategy Trust

The Company acts as Adviser of The Campbell Multi-Strategy Trust (CMST).

Summarized financial information with respect to CMST as of September 30, 2009 is as follows:

Balance Sheet Data
Assets	$279,056,638
Liabilities	108,074,056

Net Asset Value	$170,982,582

The Company has agreed to advance funds to CMST necessary to pay organization and offering costs related to CMST’s initial and continuous offerings. The Company is reimbursed such amounts by CMST at the rate of 0.75% per annum of CMST’s net assets. The Company reflects a receivable of $113,185 as of September 30, 2009 from CMST for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $1,655,778 at September 30, 2009 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CMST of these reimbursements, even though CMST is not liable for this amount at the current time. In the event CMST terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CMST. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Campbell Strategic Allocation Fund, L.P.

The Company is the General Partner and commodity trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and a quarterly performance fee. Such fees represented approximately 69% of the Company’s advisory and performance fee revenues. Of these fees, $4,827,532 is included in advisory and performance fees receivable at September 30, 2009. The Net Asset Value of Strategic at September 30, 2009 is $1,872,271,808.

The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company is further bound by Strategic’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

As General Partner, the Company incurs costs in connection with Strategic’s initial and continuous offerings. The Company reflects a current receivable of $178,345 as of September 30, 2009, from Strategic for offering costs due to be reimbursed. Such amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet. The remaining unreimbursed offering costs of $75,825 at September 30, 2009 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 4.	INVESTMENTS IN SPONSORED FUNDS — (Continued)

newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Prior to July 1, 2008, the Company also paid, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. At September 30, 2009, $6,422,146 in selling agent commissions are subject to future reimbursement, all of which is included in a Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet.

In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

The Campbell Global Assets Fund Limited SAC

The Company is the Trading Advisor of The Campbell Global Assets Fund Limited SAC (CGAF), an international business company incorporated in The Bahamas.

Summarized financial information with respect to CGAF as of September 30, 2009 is as follows:

Balance Sheet Data
Assets	$56,947,040
Liabilities	16,674,880

Net Asset Value	$40,272,160

The Campbell Qualified Multi-Strategy Fund L.L.C.

The Company acts as Managing Member of The Campbell Qualified Multi-Strategy Fund L.L.C. (CQMSF).

Summarized financial information with respect to CQMSF as of September 30, 2009 is as follows:

Balance Sheet Data
Assets	$138,388,921
Liabilities	58,580,418

Net Asset Value	$79,808,503

Campbell Alternative Asset Trust

The Company is the Managing Owner and commodity trading advisor of Campbell Alternative Asset Trust (CAAT). The Trustee of CAAT has delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT. The Net Asset Value of CAAT at September 30, 2009 is $31,410,216.

The Company has committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT. The Company’s capital account balance as of September 30, 2009 is $2,198,301. The Company is further bound by CAAT’s Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 4.	INVESTMENTS IN SPONSORED FUNDS — (Continued)

As Managing Owner, the Company has agreed to advance funds to CAAT necessary to pay organization and offering costs related to CAAT’s initial and continuous offerings. The Company is reimbursed such amounts by CAAT at the rate of 0.9% per annum of CAAT’s net assets. The Company reflects a current receivable of $6,522 at September 30, 2009 from CAAT for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $37,208 at September 30, 2009 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CAAT of these reimbursements, even though CAAT is not liable for this amount at the current time. In the event CAAT terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CAAT. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Campbell Financial Futures Fund Limited Partnership

The Company acts as General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The Net Asset Value of Financial Futures as of September 30, 2009 is $27,227,064.

The Campbell Fund Trust

The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The Net Asset Value of the Trust at September 30, 2009 is $391,862,696.

As Managing Operator, the Company has agreed to advance funds to the Trust necessary to pay organization and offering costs related to the Trust’s initial and continuous offerings. The Company is reimbursed by the Trust for the amount of such costs applicable to certain Series of the Trust at the rate of 0.5% per annum of the applicable Series’ net assets. The Company reflects a current receivable as of September 30, 2009 of $5,992 from CFT Series A and $1,445 from CFT Series W for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $1,034,681 for CFT Series A, and $257,672 for CFT Series W at September 30, 2009 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from the Trust of these reimbursements, even though the Trust is not liable for this amount at the current time. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

The Company also pays, up-front, a 2% commission to selling agents who sell units of Series A of the Trust. The Company is then reimbursed by the Trust for this cost, over twelve months, through a fee, which is based on the monthly net asset value of the Series A units. At September 30, 2009, $238,165 in selling agent commissions are subject to future reimbursement, of which $23,968 is included in Other receivables in the consolidated balance sheet. The remaining $214,197 is included in Other assets in the consolidated balance sheet.

In the event the Trust terminates prior to the completion of reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from the Trust.

Generally, all investments in sponsored funds can be redeemed from the sponsored funds either monthly or quarterly, subject to any minimum investment requirements or other restrictions.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 5.	INVESTMENTS IN OTHER FUNDS

Investments in other funds consist of the following at September 30, 2009:

Lyxor/Campbell Fund Limited	$5,014,909

In September 2009, Campbell & Company made an investment in an offshore fund, the Lyxor/Campbell Fund Limited. The fund engages in the speculative trading of futures, options, currencies, forward contracts and other financial contracts and instruments. Campbell & Company, Inc. acts as the Trading Advisor of the Fund.

Note 6.	INVESTING ACTIVITIES AND RELATED RISKS

The sponsored or other funds for which the Company is either the General Partner, Adviser, Managing Owner, Managing Member, Managing Operator or Trading Advisor engage in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and other derivative contracts (collectively, “derivatives”). The sponsored funds are exposed to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. As the sponsored funds trade forward currency contracts and options on forward currency contracts in unregulated markets between principals, the sponsored funds also assume the risk of loss from counterparty nonperformance.

Certain sponsored or other funds engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market. Such sponsored or other funds also sell securities not owned at the time of sale (a “short sale”). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose such sponsored funds and the Company to potentially unlimited liability as the ultimate obligation to purchase a security sold short may exceed the amount recorded in such fund’s balance sheet.

The Company maintains a large portion of its cash and cash equivalents on deposit with financial institutions in connection with its operating and cash management activities. In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the sponsored or other funds and the Company, as General Partner, Adviser, Managing Owner, Managing Member, Managing Operator or Trading Advisor of the sponsored or other funds, and as a direct investor in the sponsored funds, are exposed to a market risk equal to the notional contract value of derivatives purchased and unlimited liability on derivatives sold short. As both a buyer and seller of options, the sponsored or other funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the sponsored or other funds to potentially unlimited liability, and purchased options expose the sponsored or other funds to a risk of loss limited to the premiums paid.

The Company has established procedures to actively monitor the market risk and minimize the credit risk of such sponsored or other funds, although there can be no assurance that it will, in fact, succeed in doing so. Additionally, the Company, in its capacity as General Partner, Managing Owner, Managing Member or Managing Operator of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

Note 7.	INDEMNIFICATIONS

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 7.	INDEMNIFICATIONS — (Continued)

that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 8.	CAPITAL STOCK SUBJECT TO REPURCHASE

The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder’s employment with the Company, the Company will purchase the stockholders’ capital stock at an amount equal to that shareholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve (12) months. Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred. In accordance with ASC 480, Distinguishing Liabilities from Equity (formerly FASB No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”), the redemption value of all capital stock has been reclassified from retained earnings to liabilities (“Capital stock subject to repurchase, at current redemption value”) within the consolidated balance sheet.

Capital stock subject to repurchase at September 30, 2009 consists of:

Capital stock
Class A voting, no par, $100 stated value; 2,500 shares authorized; 80.32 shares issued and outstanding	$8,032
Additional paid-in capital, attributable to those shares	35,701
Retained earnings, attributable to those shares	1,535,988

$1,579,721

Note 9.	SUBORDINATED DEBT

The Company has entered into a working capital agreement with its stockholders. This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company. Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%. Any unpaid principal balance is due on the sixth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At September 30, 2009, $125,270,000 was outstanding under this agreement. Under the terms of the notes, maturities by year are as follows:

2010	59,834,177
2011	4,923,850
2012	7,934,223
2014	27,567,750
2015	25,010,000

$125,270,000

Note 10.	LEASE OBLIGATIONS

The Company leases and occupies office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses. The leases for the currently occupied office facilities expire

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 10.	LEASE OBLIGATIONS — (Continued)

on October 31, 2012 and January 31, 2021, but the company has the option to renew the leases for 60 months and two additional five-year terms, respectively.

Minimum base annual rentals through the original lease terms are as follows:

Year ending Sept 30

2010	2,130,098
2011	2,172,700
2012	2,216,154
2013	2,202,975
2014	2,241,785
Thereafter	15,271,355

Total base annual rentals	$26,235,067

Note 11.	PROFIT SHARING PLAN

The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 8.75% of the employees’ compensation. The Company may also make optional additional contributions to the Plan.

Note 12.	SUBSEQUENT EVENTS

The Company purchased all common stock outstanding of Campbell Financial Services, Inc. (CFS), an affiliated broker and dealer in securities on October 22, 2009. Campbell & Company, Inc. became the sole shareholder of CFS as a result of the sale of the common stock. Effective October 22, 2009, CFS is now a wholly-owned subsidiary which will be consolidated for the Company’s financial reporting purposes.

Management of the Company evaluated subsequent events through December 17, 2009, the date the consolidated balance sheet was issued.

Note 13.	INTERIM CONSOLIDATED BALANCE SHEET

The consolidated balance sheet as of September 30, 2009 is unaudited. In the opinion of management, it reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of the Company’s consolidated financial position as of September 30, 2009.

201 International Circle, Suite 400 Hunt Valley, Maryland 21030 • USA Tel: 410-771-0001 • Fax: 410-785-9784 www.arthurbellepas.com

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors
Campbell & Company, Inc.

We have audited the accompanying consolidated balance sheet of Campbell & Company, Inc. and subsidiary (collectively, the “Company”) as of December 31, 2008. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Campbell & Company, Inc. and subsidiary as of December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Hunt Valley, Maryland
May 13, 2009

CAMPBELL & COMPANY, INC.

CONSOLIDATED BALANCE SHEET
December 31, 2008

ASSETS
Current assets
Cash and cash equivalents	$35,781,756
Accounts receivable
Advisory and performance fees	9,686,784
Receivable from Campbell Strategic Allocation Fund, L.P.	8,768,035
Other receivables	1,859,328

Total current assets	56,095,903

Property and equipment
Furniture and office equipment	15,538,897
Leasehold improvements	1,676,410

17,215,307
Less accumulated depreciation and amortization	(10,882,814)

Total property and equipment	6,332,493

Other assets
Cash surrender value of life insurance, net of policy loans of $358,068	551,885
Investments in sponsored funds	108,332,936
Other	14,495,297

Total assets	$185,808,514

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$33,658,956
Current portion of subordinated debt	31,980,000

Total current liabilities	65,638,956
Deferred rent expense	3,087,095
Subordinated debt	100,260,000
Capital stock subject to repurchase, at current redemption value	1,744,921

Total liabilities	170,730,972

STOCKHOLDERS’ EQUITY
Retained earnings	15,077,542

Total liabilities and stockholders’ equity	$185,808,514

See accompanying notes.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

The consolidated balance sheet of Campbell & Company, Inc. includes the accounts of Campbell & Company, Inc. and its wholly-owned subsidiary, Campbell & Company Investment Adviser LLC (CCIA). Campbell & Company, Inc. is incorporated in Maryland and earns fees as a commodity trading advisor. CCIA was formed on January 31, 2005 as a limited liability company under the laws of Delaware. CCIA is registered under the Investment Advisers Act of 1940, as amended, as an investment adviser. Campbell & Company, Inc. is the sole member of CCIA.

Campbell & Company, Inc. is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization, and the requirements of commodity exchanges, Futures Commission Merchants (brokers), and interbank market makers through which it trades. CCIA is subject to the regulations of the Securities and Exchange Commission under the Investment Advisers Act of 1940.

The consolidated balance sheet includes the accounts of Campbell & Company, Inc. and CCIA (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

B.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash, certificates of deposit and money market mutual funds readily convertible into cash.

C.	Revenue Recognition

Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied. For the period January 1, 2008 to December 31, 2008, CCIA waived the advisory fees of all accounts managed by CCIA of approximately $7,080,632.

D.	Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

E.	Fair Value

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurement. FAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FAS 157 requires use of a fair value hierarchy that

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3).

The adoption of FAS 157 did not have a material impact on the Company’s consolidated balance sheet.

F.	Investments in Sponsored Funds

Investments in sponsored funds are reported at fair value at the date of the consolidated balance sheet. Fair value ordinarily is the value determined for each sponsored fund in accordance with such sponsored fund’s valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a sponsored fund equals the underlying net asset value and represents the amount the Company could reasonable expect to receive from such sponsored fund if the Company’s investment was redeemed at the time of valuation.

G.	Income Taxes

The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the consolidated balance sheet. The Company’s taxable income is taxable to the stockholders on an individual basis.

The Company has continued to evaluate the application of Financial Accounting Standards Board (FASB) Interpretation No. 48 (FIN 48) entitled “Accounting For Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” to the Company, and has determined that FIN 48 does not have a material impact on the Company’s consolidated balance sheet. The Company files U.S. federal and state tax returns. The 2005 through 2008 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

Note 2.	FAIR VALUE

The following summarizes the Company’s assets accounted for at fair value at December 31, 2008 using the fair value hierarchy of FAS 157:

Assets	Level 1	Level 2	Level 3	Total

Cash equivalents	$29,638,754	$—	$—	$29,638,754
Investments in sponsored funds	—	108,332,936	—	108,332,936

Total	$29,638,754	$108,332,936	$—	$137,971,690

The following summarizes the carrying amount and fair value of the Company’s other financial instruments at December 31, 2008:

	Carrying	Fair
Assets	Amount	Value

Cash surrender value of life insurance	$551,885	$551,885

Liabilities
Subordinated debt	$132,240,000	$132,240,000

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 3.	INVESTMENTS IN SPONSORED FUNDS

Investments in sponsored funds consist of the following at December 31, 2008:

The Campbell Multi-Strategy Trust	$48,591,288
Campbell Strategic Allocation Fund, L.P.	27,266,756
The Campbell Global Assets Fund Limited SAC	10,084,318
The Campbell Qualified Multi-Strategy Fund L.L.C.	17,801,475
Campbell Alternative Asset Trust	2,306,948
Campbell Financial Futures Fund Limited Partnership	2,230,680
The Campbell Fund Trust	51,471

Total	$108,332,936

In addition to its investments in these sponsored funds, the Company has General Partner, Adviser, Managing Owner, Managing Member, or Managing Operator responsibilities with regards to the following:

The Campbell Multi-Strategy Trust

The Company acts as Adviser of The Campbell Multi-Strategy Trust (CMST).

Summarized financial information with respect to CMST as of December 31, 2008 is as follows:

Balance Sheet Data
Assets	$307,457,679
Liabilities	109,228,698

Net Asset Value	$198,228,981

The Company has agreed to advance funds to CMST necessary to pay organization and offering costs related to CMST’s initial and continuous offerings. The Company is reimbursed such amounts by CMST at the rate of 0.75% per annum of CMST’s net assets. The Company reflects a receivable of $132,691 as of December 31, 2008 from CMST for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $1,929,856 at December 31, 2008 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CMST of these reimbursements, even though CMST is not liable for this amount at the current time. In the event CMST terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CMST. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Campbell Strategic Allocation Fund, L.P.

The Company is the General Partner and commodity trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and a quarterly performance fee. Such fees represented approximately 64% of the Company’s advisory and performance fee revenues. Of these fees, $6,357,880 is included in advisory and performance fees receivable at December 31, 2008. The Net Asset Value of Strategic at December 31, 2008 is $2,455,893,892.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 3.	INVESTMENTS IN SPONSORED FUNDS — (Continued)

The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company is further bound by Strategic’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

As General Partner, the Company incurs costs in connection with Strategic’s initial and continuous offerings. The Company reflects a receivable of $309,964 as of December 31, 2008, from Strategic for offering costs due to be reimbursed. Such amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet. The remaining unreimbursed offering costs of $616,555 at December 31, 2008 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Prior to July 1, 2008, the Company also paid, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. At December 31, 2008, $8,906,473 in selling agent commissions are subject to future reimbursement, of which $8,458,071 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $448,402 is included in Other assets in the consolidated balance sheet.

In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

The Campbell Global Assets Fund Limited SAC

The Company is the Trading Advisor of The Campbell Global Assets Fund Limited SAC (CGAF), an international business company incorporated in The Bahamas.

Summarized financial information with respect to CGAF as of December 31, 2008 is as follows:

Balance Sheet Data
Assets	$59,717,345
Liabilities	10,167,839

Net Asset Value	$49,549,506

The Campbell Qualified Multi-Strategy Fund L.L.C.

The Company acts as Managing Member of The Campbell Qualified Multi-Strategy Fund L.L.C. (CQMSF).

Summarized financial information with respect to CQMSF as of December 31, 2008 is as follows:

Balance Sheet Data
Assets	$128,319,997
Liabilities	40,116,522

Net Asset Value	$88,203,475

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 3.	INVESTMENTS IN SPONSORED FUNDS — (Continued)

Campbell Alternative Asset Trust

The Company is the Managing Owner and commodity trading advisor of Campbell Alternative Asset Trust (CAAT). The Trustee of CAAT has delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT. The Net Asset Value of CAAT at December 31, 2008 is $35,835,483.

The Company has committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT. The Company’s capital account balance as of December 31, 2008 is $2,306,948. The Company is further bound by CAAT’s Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.

As Managing Owner, the Company has agreed to advance funds to CAAT necessary to pay organization and offering costs related to CAAT’s initial and continuous offerings. The Company is reimbursed such amounts by CAAT at the rate of 0.9% per annum of CAAT’s net assets. The Company reflects a receivable of $9,025 at December 31, 2008 from CAAT for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $105,026 at December 31, 2008 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CAAT of these reimbursements, even though CAAT is not liable for this amount at the current time. In the event CAAT terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CAAT. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Campbell Financial Futures Fund Limited Partnership

The Company acts as General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The Net Asset Value of Financial Futures as of December 31, 2008 is $32,276,165.

The Campbell Fund Trust

The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The Net Asset Value of the Trust at December 31, 2008 is $501,206,565.

As Managing Operator, the Company has agreed to advance funds to the Trust necessary to pay organization and offering costs related to the Trust’s initial and continuous offerings. The Company is reimbursed by the Trust for the amount of such costs applicable to certain Series of the Trust at the rate of 0.5% per annum of the applicable Series’ net assets. The Company reflects a receivable of $143,583 at December 31, 2008 for such unreimbursed offering costs which is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from the Trust of these reimbursements, even though the Trust is not liable for this amount at the current time. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

The Company also pays, up-front, a 2% commission to selling agents who sell units of Series A of the Trust. The Company is then reimbursed by the Trust for this cost, over twelve months, through a fee, which is based on the monthly net asset value of the Series A units. At December 31, 2008, $50,768 in selling agent commissions are subject to future reimbursement, which is included in Other receivables in the consolidated balance sheet.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 3.	INVESTMENTS IN SPONSORED FUNDS — (Continued)

In the event the Trust terminates prior to the completion of reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from the Trust.

Generally, all investments in sponsored funds can be redeemed from the sponsored funds either monthly or quarterly, subject to any minimum investment requirements or other restrictions.

Note 4.	INVESTING ACTIVITIES AND RELATED RISKS

The sponsored funds for which the Company is either the General Partner, Adviser, Managing Owner, Managing Member or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and other derivative contracts (collectively, “derivatives”). The sponsored funds are exposed to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. As the sponsored funds trade forward currency contracts and options on forward currency contracts in unregulated markets between principals, the sponsored funds also assume the risk of loss from counterparty nonperformance.

Certain sponsored funds engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market. Such sponsored funds also sell securities not owned at the time of sale (a “short sale”). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose such sponsored funds and the Company to potentially unlimited liability as the ultimate obligation to purchase a security sold short may exceed the amount recorded in such sponsored funds balance sheet.

The Company maintains a large portion of its cash and cash equivalents on deposit with financial institutions in connection with its operating and cash management activities. In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the sponsored funds and the Company, as General Partner, Adviser, Managing Owner, Managing Member or Managing Operator of the sponsored funds, and as a direct investor in the sponsored funds, are exposed to a market risk equal to the notional contract value of derivatives purchased and unlimited liability on derivatives sold short. As both a buyer and seller of options, the sponsored funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the sponsored funds to potentially unlimited liability, and purchased options expose the sponsored funds to a risk of loss limited to the premiums paid.

The Company has established procedures to actively monitor the market risk and minimize the credit risk of such sponsored funds, although there can be no assurance that it will, in fact, succeed in doing so. Additionally, the Company, in its capacity as General Partner, Managing Owner, Managing Member or Managing Operator of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

Note 5.	INDEMNIFICATIONS

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 6.	CAPITAL STOCK SUBJECT TO REPURCHASE

The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder’s employment with the Company, the Company will purchase the stockholders’ capital stock at an amount equal to that shareholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve (12) months. Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred. In accordance with Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” the redemption value of all capital stock has been reclassified from retained earnings to liabilities (“Capital stock subject to repurchase, at current redemption value”) within the consolidated balance sheet.

Capital stock subject to repurchase at December 31, 2008 consists of:

Capital stock
Class A voting, no par, $100 stated value;
2,500 shares authorized; 88.73 shares issued and outstanding	$8,873
Additional paid-in capital, attributable to those shares	39,434
Retained earnings, attributable to those shares	1,696,614

$1,744,921

Note 7.	SUBORDINATED DEBT

The Company has entered into a working capital agreement with its stockholders. This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company. Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%. Any unpaid principal balance is due on the sixth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At December 31, 2008, $132,240,000 was outstanding under this agreement. Under the terms of the notes, maturities by year are as follows:

2009	$31,980,000
2010	59,834,177
2011	4,923,850
2012	7,934,223
2014	27,567,750

$132,240,000

Note 8.	LEASE OBLIGATIONS

The Company leases and occupies office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses. The leases for the currently occupied office facilities originally expired on September 30, 2010 and October 31, 2012. The Company had the option to renew the leases for an additional 60 months. During November 2008, the Company entered into an agreement with the landlord to buy out the remaining portion of the Company’s primary office location lease, expiring on September 30, 2010, as of March 31, 2009 for a termination amount of approximately $1.2 million.

In May 2007, the Company signed a lease to occupy new office facilities under construction, with rent payment and occupancy occurring during February 2009. The lease expires on January 31, 2021, but the Company has the

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 8.	LEASE OBLIGATIONS — (Continued)

option to renew the lease for two additional five-year terms. The lease commencement date, which is the date the facilities were delivered to the Company, was November 1, 2008. The remaining book value of leasehold improvements associated with the currently occupied office facilities is being amortized through February 2009.

Minimum base annual rentals through the original lease terms are as follows:

Year ending December 31
2009	$2,164,715
2010	2,147,256
2011	2,190,201
2012	2,223,604
2013	2,215,725
Thereafter	17,014,222

Total base annual rentals	$27,955,723

Note 9.	PROFIT SHARING PLAN

The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 8.75% of the employees’ compensation. The Company may also make optional additional contributions to the Plan.

Note 10.	SUBSEQUENT EVENTS

During January 2009, the Company authorized distributions to its stockholders aggregating $15,077,542. Such distributions were made in cash to stockholders during February 2009.

During 2009, the Company intends on purchasing all common stock outstanding of Campbell Financial Services, Inc. (CFS), an affiliated broker and dealer in securities and, accordingly, will become sole shareholder of common stock of CFS. CFS would then become a wholly-owned subsidiary which would be consolidated for the Company’s financial reporting purposes.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

$331,000,000 Limited Partnership Units

CAMPBELL GLOBAL TREND FUND, L.P.

$100,000,000 Class A (USD) Limited Partnership Units
$100,000,000 Class B (USD) Limited Partnership Units
$100,000,000 Class C (USD) Limited Partnership Units
$100,000,000 Class D (USD) Limited Partnership Units
Class E (USD) Limited Partnership Units

$100,000,000 Class A (GLD) Limited Partnership Units
$100,000,000 Class B (GLD) Limited Partnership Units
Class C (GLD) Limited Partnership Units

These are speculative, leveraged investments which involve the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” and “Conflicts of Interest” in Part One.

THIS PROSPECTUS IS IN TWO PARTS:  A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

CAMPBELL & COMPANY, INC.
General Partner of Both Funds
March 1, 2010

PART TWO — STATEMENT OF ADDITIONAL INFORMATION

THE FUTURES, FORWARD, OPTION AND SWAP MARKETS

Futures Contracts

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions.

Futures contracts are traded on a wide variety of commodities, including agricultural products, metals (including gold), energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The Fund concentrates its futures trading in financial instruments, such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

Forward Contracts

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward, option or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Campbell & Company will use the dealer market in foreign exchange contracts for most of the Funds’ trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not “cleared” or guaranteed by a third party. Thus, the Funds are subject to the creditworthiness of the over-the-counter counterparties with whom it maintains all assets and positions relating to the Funds’ forward and option contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

Option Contracts

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the “striking,” “strike” or “exercise price”). The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be “in the money” if the striking price is below current market levels, and “out of the money” if the striking price is above current market levels. Conversely, a put option is said to be “in the money” if the striking price is above current market levels, and “out of the money” if the striking price is below current market levels.

Options have limited lifespans. An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option’s intrinsic value and market value is referred to as the “time value” of the option.

Swap Transactions

In the future, the Funds may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present risks similar to those in the futures, forward and options markets:

(1)	the swap markets are generally not regulated by any United States or foreign governmental authorities;

(2)	there are generally no limitations on daily price moves in swap transactions;

(3)	speculative position limits are not applicable to swap transactions, although the counterparties with which the Funds may deal may limit the size or duration of positions available as a consequence of credit considerations;

(4)	participants in the swap markets are not required to make continuous markets in swaps contracts; and

(5)	the swap markets are “principal markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Funds will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Funds trade.

In 1993, the CFTC adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulation under the Commodity Exchange Act for swap transactions which meet certain specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. In addition, on December 21, 2000, the Commodity Futures Modernization Act of 2000 amended the Commodity Exchange Act so that it does not apply to any agreement, contract, or transaction in a commodity, other than an agricultural commodity (including swap transactions), if the agreement, contract, or transaction is entered into only between eligible contract participants (which includes commodity pools meeting certain capitalization requirements), is subject to individual negotiation by the parties, and is not executed or traded on a trading facility. It is expected that the Funds will engage only in swap transactions for which such exemptive/safe harbor relief is available. If the Funds were restricted in its ability to trade in the swap markets, the activities of Campbell & Company, to the extent that it trades in such markets on behalf of the Funds, might be materially affected.

In 2008, various federal and state regulators have discussed adopting or enacting new regulatory and legal requirements for swap transactions, including the clearing of such transactions through a centralized clearinghouse. It is possible that new regulatory or legal requirements could materially affect or restrict the ability of Campbell & Company to trade in the swap markets on behalf of the Funds.

Regulation

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” Campbell & Company is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Fund’s commodity pool operator and commodity trading advisor.

The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Funds’ trading.

The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency forward contracts may be less liquid and the Funds’ trading results may be adversely affected.

Margin

The Fund will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts, but is not required by any applicable regulation.

There are two types of margin. “Initial” margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is “maintenance” margin. When the contract value of a trader’s futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

INVESTMENT FACTORS

The Advantages of Non-Correlation and Diversification of Your Portfolio

The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.

Historically, alternative investments such as managed futures funds have had very little correlation to the stock and bond markets. Campbell & Company believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures — being able to be long or short a futures position with similar ease — means that profit and loss from futures trading is not dependent upon economic or geopolitical prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor’s portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund’s performance will likely have no relation to the performance of equity and debt instruments, reflecting Campbell & Company’s belief that factors that affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per Unit may decline or increase more or less than equity and debt instruments during both rising and falling markets. Campbell & Company has no expectation that the Funds’ performance will be negatively correlated to the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa.

Advantages of Managed Futures Fund Investments

Both the futures, forward and option markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.

Profit or Loss Potential

Futures and related contracts can easily be leveraged, which magnifies the potential profit or loss.

100% Interest Credit

Unlike some other alternative investment funds, the Funds do not borrow money in order to obtain leverage, so the Funds do not incur any interest expense. Rather, the Funds’ margin deposits are maintained in cash and cash equivalents, such as U.S. Treasury bills, and the Funds earn interest on 100% of the Funds’ available assets, which include unrealized profits credited to the Funds’ accounts held at the futures brokers.

Global Diversification Within a Single Investment

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the world. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy, metals, soft commodities and other commodities.

While the Funds themselves trade across a diverse selection of global markets, an investment in the Funds is not a substitute for overall portfolio diversification.

Ability to Profit or Lose in a Rising or Falling Market Environment

The Funds can establish short positions and thereby profit from declining markets as easily as they can establish long positions. This potential to make or lose money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while the Funds have a short position, the Funds will lose money until the short position is exited and vice versa.

Professional Trading

Campbell & Company is one of the world’s largest and most experienced futures trading advisors. Campbell & Company’s approach includes the following elements:

•	Disciplined Money Management. Campbell & Company generally allocates between 1% and 5% of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

•	Balanced Risk. Campbell & Company allocates the Funds’ capital to approximately 60 markets around the world 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

•	Capital Management. When proprietary risk/reward indicators reach predetermined levels, Campbell & Company may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

•	Multiple Systems. Campbell & Company utilizes a multi-system trading strategy on behalf of the Funds that divides capital among different trading systems in an attempt to reduce performance volatility and manage risk.

Campbell & Company receives from the Strategic Allocation Fund a 7% brokerage fee, of which 3% is retained as management fees (2% for providing advisory services and 1% for acting as general partner) and 4% is remitted to the selling agents for ongoing administrative services provided to limited partners. Campbell & Company receives from the Global Trend Fund advisory fees of 2% and general partner fees of 1%. Campbell & Company receives from both Funds a 20% performance fee in exchange for these services.

Convenience

Through the Funds, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

Liquidity

In most cases, the underlying markets have sufficient liquidity. Some markets trade 24 hours a day when global markets are open. While there can be cases where there may be no buyer or seller for a particular contract, the Funds try to select markets for investment based upon, among other things, their perceived liquidity. However, unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Funds at any time or from time to time. Some exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the price limit for several days in a row have not been common, but do occur. See “The Risks You Face — Market Risks — Your Investment Could be Illiquid.”

Generally, investors may redeem all or a portion of their Units on a monthly basis, subject to a declining redemption fee during the first year for the Strategic Allocation Fund and the Global Trend Fund Class A

(USD) Units, Class B (USD) Units and Class A (GLD) Units. See “Distributions and Redemptions.”

Limited Liability

Investors’ liability is limited to the value of their investment in the Funds and no investor will be required to contribute additional capital to the Funds. The Funds will cease trading and Campbell & Company will declare a special redemption period if the net asset value per Unit as of the end of any business day declines by 50% or more from either the prior year-end or prior month-end unit value.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Historical Correlation

The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, Europe, Australasia, Far East (EAFE) Index, Barclays Capital Long-Term T-Bond Index and CISDM Index with that of the S&P 500 Index. Note that stocks associated with the NASDAQ and EAFE indices have historically had a higher correlation with the S&P 500 Index than managed futures investments, as represented by the CISDM Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

Historical Correlation of Monthly Returns
with the S&P 500 Index
January 1980* — September 2009

*	CISDM data was not available prior to 1980.

 This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Volatility (Risk) Comparison

A common measure of risk is standard deviation, which measures the variability of returns around the average return for that particular investment. Generally, the higher the standard deviation, the higher the volatility. Shown below are three comparisons of volatility: overall, upside and downside.

Overall volatility is the most common measure of volatility or risk. Upside volatility measures the volatility of only the profitable months. Downside volatility measures the volatility of only the unprofitable months. Investors are typically more concerned with downside volatility, which is perhaps a better historical indication of the risk of actually losing money. As can be seen from the chart, managed futures investments, as represented by the CISDM Index, have shown comparable upside volatility and less downside volatility than the other benchmarks with the exception of bonds. There is no guarantee that historical volatility levels will persist into the future, nor is this representative of future returns through an investment in either Fund.

Standard Deviation of Monthly Returns
January 1980* — September 2009

*	CISDM data was not available prior to 1980.

 This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Risk Perspective

The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst decline would be the largest percentage loss experienced. The chart below shows the worst cumulative monthly decline in the Barclays Capital Long-Term T-Bond Index, CISDM Index, S&P 500 Index, EAFE Index and NASDAQ Composite Index since 1980. The CISDM Index experienced a smaller peak to valley decline than three of the other indices. This does not imply that managed futures are necessarily safer than the benchmarks compared; it is merely intended to put risk in a historical perspective.

Worst Declines
January 1980* — September 2009

*	CISDM data was not available prior to 1980.

 This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Managed Futures vs. Stocks During Draw-downs

The following charts show the comparison between the performance of managed futures and stocks during the five worst declines for each since 1980. These charts demonstrate the historical non-correlation between these two asset classes over the stated time periods. The managed futures portion is represented by the CISDM Index and the stocks portion is represented by the S&P 500 Index.

Managed Futures vs. Stocks During Managed Futures Draw-downs
January 1980* — September 2009

Managed Futures vs. Stocks During Stock Draw-downs
January 1980* — September 2009

*	CISDM data was not available prior to 1980.

These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The Effect of Adding Strategic Allocation Fund

The chart below demonstrates the potential benefit of incorporating Strategic Allocation Fund into a balanced investment portfolio of stocks and bonds. As the chart shows, a portfolio consisting of 10% Strategic Allocation Fund, 55% stocks and 35% bonds would have produced comparable returns with a slightly lower standard deviation, one measure of risk, than a 60% stock and 40% bond portfolio.

Prospective investors must be aware that this hypothetical analysis includes periods in which the Strategic Allocation Fund outperforms other asset classes in the portfolio. There can be no assurance that the Strategic Allocation Fund will outperform the other asset classes during any particular time period. This chart does not constitute a recommendation that anyone invest more than 10% of his or her net worth; the maximum investment permitted.

The Effect of Adding Strategic Allocation Fund
to a Hypothetical Portfolio Consisting of Stocks and Bonds
April 1994 — September 2009

This chart, prepared by Campbell & Company, contains historical trading results hypothetically blended. The stocks are represented by the S&P 500 Index and the bonds are represented by the Barclays Capital Long-Term T-Bond Index.
See the glossary following this section for information integral to this chart.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Correlation of Monthly Returns

The more similarly two markets behave, the higher their correlation. Generally, asset allocation models attempt to reduce overall portfolio volatility by combining instruments that behave differently from one another. The first chart shows the correlation between the Strategic Allocation Fund and various stock, bond, managed futures and hedge fund indices. The second chart shows the correlation between the S&P 500 Index and the same indices. The first chart uses the Strategic Allocation Fund as the benchmark for comparison, while the second chart uses the S&P 500 Index as the benchmark against which the others are correlated.

Historical Correlation of Monthly Returns with Campbell Strategic Allocation
Fund
April 1994 — September 2009

Historical Correlation of Monthly Returns with the S&P 500 Index
April 1994 — September 2009

These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Correlation Analysis

This chart shows that, historically, the Strategic Allocation Fund’s returns are not negatively correlated with stocks but, rather non-correlated, and therefore perform independently from stocks. As displayed below, in a small percentage of time, the Strategic Allocation Fund and stocks have experienced losses simultaneously. In a larger percentage of time (37%), the Strategic Allocation Fund has had positive returns during periods when stocks were also experiencing positive performance. However, in 45% of the 186 months represented in these charts, the performance of the Strategic Allocation Fund and stocks have moved in opposite directions.

Correlation Analysis Between Campbell Strategic Allocation Fund
and S&P 500 Index
April 1994 — September 2009

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Past Consistency Analysis Between the Campbell Strategic Allocation Fund and the S&P 500 Index

Campbell & Company believes that an investment in the Strategic Allocation Fund should be considered as a medium- to long-term investment and should not be purchased with the intent to redeem the investment within the first three years. The benefits of this philosophy are illustrated by the table shown below.

On a monthly basis, 54.30% of all months have been profitable with an average rate of return of 3.55% and 45.70% were unprofitable with an average rate of return of – 2.97%.

Consider the investment time horizon when compared to the profitability of the Strategic Allocation Fund’s performance over time. This clearly demonstrates that an investment held for any ten year rolling window would have been profitable every period, or 100% of the time, whereas a shorter time horizon, such as twelve month windows, produced profitability in 73.14% of the time periods.

On a historical basis this demonstrates that for the Strategic Allocation Fund, the longer the investment time horizon, the greater the probability of positive returns. Performance can be volatile. The net asset value per Unit has fluctuated in a single month by as much as 12%. This table should in no way be considered an assurance of profitability if the investment is held for at least ten years.

The following tables compare the Strategic Allocation Fund’s profitable versus unprofitable periods to those of the S&P 500 Index.

Campbell Strategic Allocation Fund
April 1994 — September 2009

	Number of		Number	Percentage
April 1994 — September 2009	Time Periods	Number Profitable	Unprofitable	Profitable
Total Months	186	101	85	54.30%
Total Years*	15	12	3	80.00%
12-Month Rolling Windows	175	128	47	73.14%
24-Month Rolling Windows	163	136	27	83.44%
36-Month Rolling Windows	151	130	21	86.09%
60-Month Rolling Windows	127	117	10	92.13%
120-Month Rolling Windows	67	67	0	100.00%

The S&P 500 Index
April 1994 — September 2009

	Number of Time			Percentage
April 1994 — September 2009	Periods	Number Profitable	Number Unprofitable	Profitable
Total Months	186	120	66	64.52%
Total Years*	15	11	4	73.33%
12-Month Rolling Windows	175	124	51	70.86%
24-Month Rolling Windows	163	118	45	72.39%
36-Month Rolling Windows	151	108	43	71.52%
60-Month Rolling Windows	127	85	42	66.93%
120-Month Rolling Windows	67	56	11	83.58%

*	For the period April 1994 — December 2008. April 1994 to December 1994 is considered one year.

These tables were prepared by Campbell & Company. See the glossary following this section for information integral to these tables.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Volatility (Risk) Comparison (ending September 2009)

A common measure of risk is standard deviation, which measures the variability of returns around the average return for that specific investment. Generally, the higher the standard deviation, the higher the volatility or risk. A comparison of overall volatility (measured by standard deviation) of monthly returns for the Barclays Capital Long-Term T-Bond Index, the Strategic Allocation Fund, EAFE Index, S&P 500 Index and NASDAQ Composite Index is shown in the first chart below. Past performance is not necessarily indicative of future results, and there is no guarantee that historical volatility levels will persist into the future. Upside volatility measures the volatility of only the profitable months. Downside volatility measures the volatility of only the unprofitable months. Investors are typically more concerned with downside volatility, which is perhaps a better historical indicator of the risk of actually losing money. The second chart compares the upside volatility and the third chart compares the downside volatility for the Strategic Allocation Fund and the same indices. Once again, there is no guarantee that historical volatility levels will persist into the future.

Overall Volatility

Upside Volatility

Downside Volatility

These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Risk Perspective

The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst decline would be the largest percentage loss experienced. The chart below shows the worst cumulative monthly decline in the CISDM Index, Barclays Capital Long-Term T-Bond Index, HFRI Fund of Funds Composite Index, S&P 500 Index, EAFE Index, NASDAQ Composite Index and the Strategic Allocation Fund since the Strategic Allocation Fund’s inception of trading in 1994.

Worst Declines
April 1994 — September 2009

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Historical Performance Comparison (April 1994 — September 2009)

The table below charts the annual rates of returns for various indices or asset categories since the Strategic Allocation Fund’s inception in April 1994.

	Barclays			HFRI
	Capital	Campbell		Fund of
	Long-Term	Strategic		Funds		NASDAQ
	T-Bond	Allocation		Composite		Composite
	Index	Fund	CISDM Index	Index	EAFE Index	Index	S&P 500 Index

1994*	−1.14%	−11.62%	−2.18%	−3.48%	6.23%	−3.20%	5.31%	1994*

1995	30.73%	9.99%	9.66%	11.10%	9.42%	39.92%	37.59%	1995

1996	−0.76%	30.46%	11.89%	14.39%	4.38%	22.70%	22.96%	1996

1997	14.91%	14.31%	9.48%	16.20%	0.24%	21.64%	33.38%	1997

1998	13.48%	14.60%	6.81%	−5.11%	18.24%	39.62%	28.58%	1998

1999	−8.71%	4.45%	1.48%	26.47%	25.26%	84.55%	21.04%	1999

2000	20.11%	10.70%	9.37%	4.07%	−15.20%	−39.28%	−9.09%	2000

2001	5.34%	2.91%	7.52%	2.80%	−22.61%	−21.04%	−11.87%	2001

2002	16.31%	13.12%	11.99%	1.01%	−17.52%	−31.52%	−22.10%	2002

2003	2.06%	17.68%	12.17%	11.62%	35.27%	50.01%	28.69%	2003

2004	7.97%	4.35%	3.22%	6.87%	17.60%	8.60%	10.87%	2004

2005	6.70%	9.53%	5.97%	7.50%	10.85%	1.38%	4.89%	2005

2006	0.85%	4.04%	8.30%	10.39%	23.46%	9.51%	15.79%	2006

2007	8.52%	−14.65%	8.57%	10.26%	8.61%	9.81%	5.50%	2007

2008	25.08%	−1.53%	16.28%	−21.39%	−45.09%	−40.53%	−37.01%	2008

2009 YTD	−8.32%	−6.96%	1.59%	9.78%	25.49%	34.57%	18.78%	2009 YTD

* The Strategic Allocation Fund began trading in April 1994, therefore, the returns for all indices or asset categories for 1994 are for the 9 months from April — December 1994.

This table was prepared by Campbell & Company. See the glossary following this section for information integral to this table.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The Periodic Table of Index Returns (January 1999 — September 2009)

The table below charts the annual rates of returns for various indices or asset categories for the past ten years and year-to-date, and illustrates that all sectors behave differently from year to year. An index or asset category that is ranked at the top one year may be ranked toward the bottom in subsequent years. The Strategic Allocation Fund is intended to be a medium- to long-term investment. No one can predict which sectors are likely to outperform the others during any specific period in the future.

										2009 YTD
1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	(9 Months)

NAS	BCBI	CISDM	BCBI	NAS	EAFE	EAFE	EAFE	HFRI	BCBI	NAS
84.55%	20.11%	7.52%	16.31%	50.01%	17.60%	10.85%	23.46%	10.26%	25.08%	34.57%

HFRI	CSAF	BCBI	CSAF	EAFE	S&P	CSAF	S&P	NAS	CISDM	EAFE
26.47%	10.70%	5.34%	13.12%	35.27%	10.87%	9.53%	15.79%	9.81%	16.28%	25.49%

EAFE	CISDM	CSAF	CISDM	S&P	NAS	HFRI	HFRI	EAFE	CSAF	S&P
25.26%	9.37%	2.91%	11.99%	28.69%	8.60%	7.50%	10.39%	8.61%	−1.53%	18.78%

S&P	HFRI	HFRI	HFRI	CSAF	BCBI	BCBI	NAS	CISDM	HFRI	HFRI
21.04%	4.07%	2.80%	1.01%	17.68%	7.97%	6.70%	9.51%	8.57%	−21.39%	9.84%

CSAF	S&P	S&P	EAFE	CISDM	HFRI	CISDM	CISDM	BCBI	S&P	CISDM
4.45%	−9.09%	−11.87%	−17.52%	12.17%	6.87%	5.97%	8.30%	8.52%	−37.01%	−0.56%

CISDM	EAFE	NAS	S&P	HFRI	CSAF	S&P	CSAF	S&P	NAS	CSAF
1.48%	−15.20%	−21.04%	−22.10%	11.62%	4.35%	4.89%	4.04%	5.50%	−40.53%	−6.96%

BCBI	NAS	EAFE	NAS	BCBI	CISDM	NAS	BCBI	CSAF	EAFE	BCBI
-8.71%	−39.28%	−22.61%	−31.52%	2.06%	3.22%	1.38%	0.85%	−14.65%	−45.09%	−8.32%

BCBI = Barclays Capital Long-Term T-Bond Index
CISDM = CISDM Index
CSAF = Campbell Strategic Allocation Fund, L.P.
EAFE = Europe, Australasia, Far East Index
HFRI = HFRI Fund of Funds Composite Index
NAS = NASDAQ Composite Index
S&P = S&P 500 Index

This table was prepared by Campbell & Company. See the glossary following this section for information integral to this table.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Performance History (ending September 2009)

The charts below illustrate how the Campbell Strategic Allocation Fund has performed relative to various stock and bond indices over the past one, five and ten year time periods.

These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Performance Statistics

This table compares various performance statistics for the Strategic Allocation Fund, the S&P 500 Index, the EAFE Index, the NASDAQ Composite Index and the Barclays Capital Long-Term T-Bond Index through September 2009.

Performance Statistics
Through September 2009

						Barclays Capital
		Campbell	S&P 500	EAFE	NASDAQ	Long-Term
Performance Statistics Through September 2009		Strategic	Index	Index	Index	T-Bond Index
Rate-of-Return:	September 2009	3.79%	3.57%	3.59%	5.64%	1.84%
	Year To Date	-6.96%	18.78%	25.49%	34.57%	-8.32%

Compounded Annual Rate-of-Return:	12-Month	-9.04%	-7.30%	-0.03%	1.46%	7.37%
(Average Annual Rate-of-Return)	36-Month	-4.83%	-5.56%	-6.27%	-2.05%	7.77%
	60-Month	-1.01%	0.93%	3.32%	2.27%	6.27%
	120-Month	3.43%	-0.19%	0.28%	-2.54%	7.83%
	Since Inception (4/94)	5.94%	7.70%	2.83%	6.97%	8.04%

Cumulative Return:	12-Month	-9.04%	-7.30%	-0.03%	1.46%	7.37%
(Total Return)	36-Month	-13.80%	-15.78%	-17.66%	-6.02%	25.17%
	60-Month	-4.96%	4.72%	17.76%	11.90%	35.54%
	120-Month	40.17%	-1.92%	2.85%	-22.67%	112.61%
	Since Inception (4/94)	144.67%	215.74%	54.01%	184.05%	231.51%

Annualized Standard Deviation of Monthly	12-Month	6.91%	28.27%	33.36%	30.17%	20.65%
Returns (measures the dispersion of returns	36-Month	13.07%	19.38%	23.54%	22.27%	12.96%
around the mean or average return):	60-Month	12.15%	15.81%	19.62%	19.20%	11.11%
	120-Month	13.38%	16.17%	17.90%	27.96%	10.27%
	Since Inception (4/94)	14.07%	15.55%	16.41%	25.63%	9.65%

Worst Decline:	Last 60 Months	-28.12%	-50.96%	-58.24%	-51.80%	-14.74%
	Duration of Decline	6/07 - 8/09	10/07 - 2/09	10/07 - 2/09	10/07 -2/09	12/08 - 5/09
	Last 120 Months	-28.12%	-50.96%	-58.24%	-75.03%	-14.74%
	Duration of Decline	6/07 - 8/09	10/07 - 2/09	10/07 - 2/09	2/00 -9/02	12/08 - 5/09
	Since Inception (4/94)	-28.12%	-50.96%	-58.24%	-75.03%	-14.74%
	Duration of Decline	6/07 - 8/09	10/07 - 2/09	10/07 - 2/09	2/00 -9/02	12/08 - 5/09

Correlation With S&P 500:	Last 60 Months	0.09	1.00	0.91	0.93	-0.04
	Last 120 Months	-0.17	1.00	0.88	0.81	-0.17

Correlation During S&P 500 Positive Months:	Last 60 Months	-0.16	1.00	0.68	0.82	-0.22
	Last 120 Months	-0.28	1.00	0.64	0.62	-0.20

Correlation During S&P 500 Negative Months:	Last 60 Months	-0.16	1.00	0.91	0.89	0.23
	Last 120 Months	-0.22	1.00	0.83	0.63	0.07

This table was prepared by Campbell & Company. See the glossary following this section for information integral to this table.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Sector Allocation

Sector allocation for each sector is calculated using the dollar value of margin posted as collateral to support trading in each sector as a percentage of the total dollar value of margin posted to support trading in all sectors. This chart reports average sector allocation for each sector as of the previous six month-ends through September 30, 2009 as follows: 35% to Foreign Exchange, 24% to Interest Rates, 27% to Equity Indices and 14% to Commodities. Sector allocation and the specific markets traded, may frequently fluctuate in response to changes in market volatility.

Sector Allocation
Average of Last Six Month-ends Through September 2009

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Value-at-Risk (VAR) for the Period Ending September 30, 2009
VaR expresses market risk as a percentage of a portfolio’s value. Normally, VaR is measured over a specific time horizon and at a specific confidence level. Campbell & Company produces a daily VaR using a quarterly look back at a 97.5% confidence level, which represents approximately 2 standard deviations using a standard normal distribution. This allows us to make the statement that we have 97.5% confidence that our daily loss will not exceed the VaR percentage of a portfolio’s value. This means that we would expect daily losses to exceed our VaR metric approximately 2.5% of the time. Because the risk of a whole portfolio is generally less than the sum of the risks of the individual sectors, component risk is used to describe the contribution of each sector’s risk to the overall portfolio risk. In some cases, a sector may “hedge” the portfolio, and thus reduce risk, in which case the component risk for that sector would be negative.

The information contained herein conforms to emerging industry standards and should enhance your ability to monitor the risk in your investment. We report daily VaR as of the end of the period using a quarterly look back. VaR as calculated may not be comparable to similarly titled measures used by other entities.

These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

SUPPLEMENTAL PERFORMANCE

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Campbell Strategic Allocation Fund

This chart shows the value of an initial $1,000 investment in the Strategic Allocation Fund from inception through September 2009.

Worst Monthly Percentage Draw-down(1): July 2007/10.92%
Worst Peak-to-Valley Draw-down(1): June 2007 — August 2009/28.12%

Campbell Strategic Allocation Fund
Value of Initial $1,000 Investment
April 1994 — September 2009

	Rate of Return(2)
	(Computed on a compounded monthly basis)
Month	2009	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
January	−0.08%	−0.46%	2.50%	1.97%	−2.22%	1.85%	7.74%	−0.98%	−1.30%	3.53%	−5.02%	2.74%	4.52%	5.79%	−4.67%

February	0.82%	1.44%	−5.89%	−1.85%	−1.32%	10.65%	7.46%	−2.27%	0.11%	−0.60%	1.67%	−2.81%	2.03%	−5.97%	4.21%

March	−2.23%	−0.23%	−3.38%	4.40%	−0.07%	0.83%	−4.52%	−1.81%	7.02%	−2.67%	0.46%	4.68%	−2.47%	4.72%	8.77%

April	−4.77%	−2.69%	2.07%	−2.94%	0.40%	−6.84%	2.51%	−4.57%	−8.42%	−1.80%	5.33%	−6.69%	−3.60%	3.59%	1.13%	0.16%

May	−0.79%	1.95%	5.61%	−2.91%	4.86%	−0.61%	1.89%	3.88%	0.95%	2.15%	−3.69%	4.07%	−2.92%	−2.18%	−0.84%	−2.42%

June	−2.43%	5.26%	4.33%	−0.55%	6.54%	−3.30%	−0.94%	7.74%	−1.98%	1.87%	4.81%	1.29%	2.48%	0.75%	−1.77%	5.15%

July	0.05%	−1.30%	−10.92%	−0.21%	0.90%	−0.73%	−4.85%	7.78%	1.15%	−2.07%	−0.32%	−4.00%	9.12%	−0.78%	−3.82%	−3.93%

August	−1.32%	−1.64%	−6.79%	−0.51%	−5.68%	−1.37%	2.23%	3.33%	1.94%	2.82%	0.82%	9.48%	−5.69%	1.84%	5.47%	−3.89%

September	3.79%	−1.37%	1.74%	−2.92%	3.59%	−1.78%	−1.72%	3.62%	6.66%	−3.71%	1.36%	2.47%	4.51%	1.77%	−3.93%	5.20%

October		−1.22%	5.48%	1.60%	3.97%	2.16%	2.63%	−4.98%	5.01%	2.88%	−4.31%	3.97%	1.83%	12.44%	0.79%	−0.14%

November		−1.46%	−6.32%	0.68%	2.02%	3.78%	0.71%	−1.61%	−10.14%	6.25%	0.58%	−0.75%	0.17%	11.00%	−0.15%	−6.67%

December		0.44%	−2.46%	7.76%	−3.16%	0.59%	4.14%	3.31%	3.49%	2.05%	3.28%	0.30%	4.46%	−4.41%	5.35%	−4.98%

	−6.96%	−1.53%	−14.65%	4.04%	9.53%	4.35%	17.68%	13.12%	2.91%	10.70%	4.45%	14.60%	14.31%	30.46%	9.99%	−11.62%

Total	(9 months)															(9 months)

(1)	“Draw-down” means losses experienced by the Fund over a specified period.

(2)	The “Rate of Return” for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net asset value in the calculations of “Rates of Return.”

These charts were prepared by Campbell & Company. The performance of the Strategic Allocation Fund does not reflect the performance of all investors in the Strategic Allocation Fund. See the glossary following this section for information integral to these charts.

SUPPLEMENTAL PERFORMANCE — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Campbell Strategic Allocation Fund — (Continued)

Compounded Annual Rates of Return
April 1994 - September 2009
12-month	−9.04%

24-month	−6.03%

36-month	−4.83%

Since Inception	5.94%

Statistics
4/94 - 9/09
Compounded Monthly Annual Rate of Return	5.94%

Average Monthly Rate of Return	0.56%

Standard Deviation of Monthly Returns	4.06%

Annualized Standard Deviation	14.07%

Sharpe Ratio	0.17

Average Monthly Gain	3.52%

Average Monthly Loss	−2.95%

Number of Profitable Months	101

Number of Unprofitable Months	85

Average Duration of Decline (Months)	2.94

Average Recovery Period (Months)	2.97

Latest Month’s Margin to Equity	12.00

This graph shows the magnitude of the five largest declines for the Strategic Allocation Fund since inception through September 2009. It also shows the duration of the declines, the subsequent recovery period and the Strategic Allocation Fund’s return over the following 12-month period.

A draw-down is any losing period during an investment record. It is defined as the percent retrenchment from any peak in performance to the valley or trough. A draw-down is in effect from the time a retrenchment begins until a new high is reached. In terms of time, a draw-down encompasses both the period from peak to valley (length) and the time from the valley to a new high (recovery).

These tables and graphs were prepared by Campbell & Company. The performance of the Strategic Allocation Fund does not reflect the performance of all investors in the Strategic Allocation Fund. See the glossary following this section for information integral to these tables and graphs.

SUPPLEMENTAL GOLD DISCUSSION

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The Price of Spot Gold Versus Inflation-Adjusted Spot Gold

The chart below displays the price of spot gold versus the price of inflation-adjusted spot gold. As indicated below, the price of spot gold remains well below its peak on an inflation-adjusted basis.

January 1968* — September 2009

*Spot gold was deregulated in January 1968. The source data was obtained from the National Bureau of Economic Research.

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart. By offering the Global Trend Series (GLD) neither the Global Trend Fund nor Campbell & Company is making any recommendation or providing any investment or other advice with respect to the possible future performance of gold, gold futures, or any other gold-related product, nor is it a prediction or recommendation as to the future performance of the U.S. Dollar. The Global Trend Series (GLD) is offered solely to provide a gold-denominated exposure to the Campbell Trend Following Portfolio to those investors who prefer to have their investments denominated in gold, as opposed to the U.S. Dollar.

SUPPLEMENTAL GOLD DISCUSSION — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hypothetical Performance Statistics

The table below provides various performance statistics for the hypothetical blend of the CISDM Index with Spot Gold.

January 1980* — September 2009

CISDM Index
Hypothetical Performance Statistics	With Spot Gold
Compounded Annual RoR	13.02%
Average Monthly RoR	1.25%
Standard Deviation of Monthly Returns	6.85%
Annualized Standard Deviation	23.72%
Largest Drawdown (January 1983 — November 1984)	−47.08%
Sharpe Ratio	0.41
Average Monthly Gain	5.76%
Average Monthly Loss	−4.09%
Number of Profitable Months	195 (54)%
Number of Unprofitable Months	165 (46)%
Average Duration of Decline (months)	4.61
Average Recovery Period (months)	4.27

* CISDM data was not available prior to 1980.

This table was prepared by Campbell & Company. See the glossary following this section for information integral to this table. By offering the Global Trend Series (GLD) neither the Global Trend Fund nor Campbell & Company is making any recommendation or providing any investment or other advice with respect to the possible future performance of gold, gold futures, or any other gold-related product, nor is it a prediction or recommendation as to the future performance of the U.S. Dollar. The Global Trend Series (GLD) is offered solely to provide a gold-denominated exposure to the Campbell Trend Following Portfolio to those investors who prefer to have their investments denominated in gold, as opposed to the U.S. Dollar.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL GOLD DISCUSSION — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hypothetical Performance of the CISDM Index Blended with Spot Gold Using a Logarithmic Scale

The chart below shows the value of an initial $10,000 investment in the CISDM Index blended with Spot Gold over the specified time period. A logarithmic line chart has a logarithmic scale on the y (vertical) axis. These charts are useful for compounding relative (percentage) changes, rather than absolute amounts of change, for a set of values.

Value of an Initial $10,000 Investment
January 1980* — September 2009

* CISDM data was not available prior to 1980.

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart. By offering the Global Trend Series (GLD) neither the Global Trend Fund nor Campbell & Company is making any recommendation or providing any investment or other advice with respect to the possible future performance of gold, gold futures, or any other gold-related product, nor is it a prediction or recommendation as to the future performance of the U.S. Dollar. The Global Trend Series (GLD) is offered solely to provide a gold-denominated exposure to the Campbell Trend Following Portfolio to those investors who prefer to have their investments denominated in gold, as opposed to the U.S. Dollar.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL GOLD DISCUSSION — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Correlation of Monthly Returns

The chart below shows the correlation between the S&P 500 Index and various stock indices, the CISDM Index, spot gold and the hypothetical blend of the CISDM Index with Spot Gold.

January 1980* — September 2009

* CISDM data was not available prior to 1980.

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart. By offering the Global Trend Series (GLD) neither the Global Trend Fund nor Campbell & Company is making any recommendation or providing any investment or other advice with respect to the possible future performance of gold, gold futures, or any other gold-related product, nor is it a prediction or recommendation as to the future performance of the U.S. Dollar. The Global Trend Series (GLD) is offered solely to provide a gold-denominated exposure to the Campbell Trend Following Portfolio to those investors who prefer to have their investments denominated in gold, as opposed to the U.S. Dollar.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL GOLD DISCUSSION — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Compounded Annual Rates of Returns

The chart below shows the compounded annual rates of returns for various stock indices, the CISDM Index, spot gold and the hypothetical blend of the CISDM Index with Spot Gold.

January 1980* — September 2009

* CISDM data was not available prior to 1980.

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart. By offering the Global Trend Series (GLD) neither the Global Trend Fund nor Campbell & Company is making any recommendation or providing any investment or other advice with respect to the possible future performance of gold, gold futures, or any other gold-related product, nor is it a prediction or recommendation as to the future performance of the U.S. Dollar. The Global Trend Series (GLD) is offered solely to provide a gold-denominated exposure to the Campbell Trend Following Portfolio to those investors who prefer to have their investments denominated in gold, as opposed to the U.S. Dollar.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL GOLD DISCUSSION — (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Standard Deviation of Monthly Returns (Volatility)

The chart below shows the standard deviation of monthly returns for various stock indices, the CISDM Index, spot gold and the hypothetical blend of the CISDM Index with Spot Gold.

January 1980* — September 2009

* CISDM data was not available prior to 1980.

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart. By offering the Global Trend Series (GLD) neither the Global Trend Fund nor Campbell & Company is making any recommendation or providing any investment or other advice with respect to the possible future performance of gold, gold futures, or any other gold-related product, nor is it a prediction or recommendation as to the future performance of the U.S. Dollar. The Global Trend Series (GLD) is offered solely to provide a gold-denominated exposure to the Campbell Trend Following Portfolio to those investors who prefer to have their investments denominated in gold, as opposed to the U.S. Dollar.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

GLOSSARY OF TERMS

Barclays Capital Long-Term T-Bond Index*
Utilized as a broad measure of the performance of long-term government bonds. The index, which is a component of the Barclays U.S. Treasury Bond Index, consists of Treasury bonds with maturities of ten years or greater.

Campbell Strategic Allocation Fund, L.P.
The Strategic Allocation Fund, which began trading in April 1994, is an actively managed account with speculative trading profits as its objective. Performance information for the Strategic Allocation Fund is net of all fees and commissions.

Campbell Global Trend Fund, L.P.
The Global Fund will be an actively managed account with speculative trading profits as its objective. The Global Trend Fund has not commenced trading and does not have any performance history.

Credit Agricole Structured Asset Management Center for International Securities and Derivatives Markets CPO Asset Weighted Index (CISDM)
The CISDM Index is a dollar weighted index that includes the performance of current as well as retired public futures funds, private pools and offshore funds that have the objective of speculative trading profits. The CISDM Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The CISDM Index is not the same as an investment in the Funds, and the Funds may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index. Investors cannot invest in this index.

Credit Agricole Structured Asset Management Center for International Securities and Derivatives Markets CPO Asset Weighted Index (CISDM) Blended With Spot Gold
The performance information for this blend includes the performance of the CISDM Index hypothetically rebalanced monthly over the specified time period to assure a 100% allocation to spot gold with a 100% overlay of the CISDM Index each month.

Hedge Fund Research Performance Index (HFRI) Fund of Funds Composite Index
The HFRI monthly performance indices are equally weighted performance indices used as industry standard benchmarks of hedge fund performance. Fund of funds invest with multiple managers through funds or managed accounts. The strategy designs a diversified portfolio of managers with the objective of significantly lowering the risk (volatility) of investing with an individual manager. Investors cannot invest in this index.

Morgan Stanley Capital International Europe, Australasia, Far East Index (EAFE)*
A cap weighted index that is designed to measure the investment returns of developed economies outside of North America. The Index includes publicly traded stocks from 21 countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.

NASDAQ Composite Index*
Measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company’s security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the Index.

Spot Gold
Gold that is bought and sold for cash and delivered immediately. The spot price is different from the futures price on an exchange, which reflects what the commodity might be worth in the future months.

Spot Gold (Inflation-Adjusted)
The inflation-adjusted price of gold in 2009 U.S. Dollars using U.S. inflation rates obtained from the National Bureau of Economic Research.

Standard & Poor’s 500 Composite Stock Index (S&P 500)*
The 500 stocks in the S&P 500 are chosen by Standard and Poor’s based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies, rather the Index is designed to capture the returns of many different sectors of the U.S. economy. This is the only index that includes dividends reinvested.

*	Passive, unmanaged indices of equity and debt securities generally purchased by investors with an investment objective of capital preservation, growth or income. Investors cannot invest in an index; performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

Performance information for (1) the stock and hedge fund indices was obtained through Per Trac 2000, (2) the bond index was obtained through Barclays Capital, and (3) the CISDM Index was obtained through casam-hedge.com. Some information contained herein may not have been audited.

APPENDIX I

BLUE SKY GLOSSARY

The following definitions are included in this Appendix I in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the “Guidelines for the Registration of Commodity Pool Programs” Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.

Definitions — As used in the Guidelines, the following terms have the following meanings:

Administrator — The official or agency administering the security laws of a state.

Advisor — Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

Affiliate — An Affiliate of a Person means:  (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

Capital Contributions — The total investment in a Program by a Participant or by all Participants, as the case may be.

Commodity Broker — Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

Commodity Contract — A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet — A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

Net Assets — The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest — The Net Assets divided by the number of Program Interests outstanding.

Net Worth — The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits — The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

Organizational and Offering Expenses — All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants’ and attorneys’ fees.

Participant — The holder of a Program Interest.

APP-1

Person — Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee — Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

Program — A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

Program Broker — A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

Program Interest — A limited partnership interest or other security representing ownership in a program.

Pyramiding — A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor — Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates.

Valuation Date — The date as of which the Net Assets of the Program are determined.

Valuation Period — A regular period of time between Valuation.

APP-2

EXHIBIT A

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

ARTICLE 1.
FORMATION AND NAME

The parties to this Second Amended and Restated Agreement of Limited Partnership (the “Agreement”) dated as of January 1, 2010 have formed Campbell Strategic Allocation Fund, L.P. (the “Partnership”) under the Delaware Revised Uniform Limited Partnership Act in effect on the date thereof (the “Act”) and do hereby continue the Partnership pursuant to the terms herein. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney which may be filed with this Agreement and any amendment hereto and such additional information as is required from him to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partner.

ARTICLE 2.
PRINCIPAL OFFICE AND REGISTERED AGENT

The principal office of the Partnership shall be 2850 Quarry Lake Drive, Baltimore, Maryland 21209, or such other place as the General Partner may designate from time to time. The Registered Agent for the Limited Partnership is D. Keith Campbell, 2850 Quarry Lake Drive, Baltimore, Maryland 21209. The Tax Matters Partner for the Limited Partnership is Campbell & Company, Inc.

ARTICLE 3.
BUSINESS AND PURPOSE OF THE PARTNERSHIP

The Partnership’s business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of futures and other related investment interests and any activities incidental or related thereto. The objective of the Partnership business is appreciation of its assets through speculative trading.

ARTICLE 4.
TERM, DISSOLUTION AND FISCAL YEAR

4.1  Term.  The term of the Partnership commenced upon the execution and filing of the Certificate of Limited Partnership, as amended, and shall end upon the first to occur of the following: (i) December 31, 2023; (ii) an election to dissolve the Partnership in accordance with the provisions of Article 4.2 by Limited Partners owning more than 50% of the Units then outstanding; (iii) the withdrawal of the General Partner, as defined in, and subject to the limitations of Article 13; (iv) a determination by the General Partner that the purpose of the Partnership cannot be fulfilled; or (v) any event which constitutes a dissolution of a limited partnership under the Act or otherwise makes it unlawful for the existence of the Partnership to be continued.

4.2  Dissolution.  Upon the occurrence of an event causing the dissolution of the Partnership, the Partnership shall be wound up and terminated. Upon dissolution and termination of the Partnership, the General Partner shall contribute to the Partnership an amount equal in the aggregate to the lesser of (a) the deficit balance in their capital accounts, or (b) the excess of 1.01% of the net aggregate capital contributions paid in by the Limited Partners over any capital previously contributed by the General Partner. Payment of creditors, and distribution of the Partnership’s assets shall be effected as soon as practicable in accordance with the Act, and the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner’s respective capital account, less any amount owing by such Partner (or assignee) to the Partnership.

4.3  Fiscal Year.  The fiscal year of the Partnership shall end on December 31, unless the General Partner elects, with the approval of the Internal Revenue Service and the CFTC, a different fiscal year.

ARTICLE 5.
GENERAL PARTNER

The General Partner is Campbell & Company, Inc., a Maryland corporation, 2850 Quarry Lake Drive, Baltimore, Maryland 21209.

ARTICLE 6.
CAPITAL CONTRIBUTIONS AND
UNITS OF LIMITED PARTNERSHIP INTEREST

6.1  Units and Capital Contributions of Limited Partners.  Interests in the Partnership other than the General Partner’s interests, shall be evidenced by Units (individually a “Unit”).

6.2  Capital Contributions by General Partner; Net Worth.  The General Partner has contributed cash to the capital of the Partnership in an amount equal to at least 1% of the net aggregate contributions of all Partners including the General Partner. The General Partner’s contribution shall be evidenced by Units of General Partnership Interest. The General Partner may make withdrawals of its Units provided that such withdrawals do not reduce the General Partner’s aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions. If additional Limited Partners are admitted during any Continuing Offering pursuant to the provisions of Article 11 herein, the General Partner shall make such additional capital contributions as may be required to maintain its interest at the required level in the Partnership at all times during the term of the Partnership. The General Partner shall maintain a net worth so long as it acts as general partner equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum required net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

6.3  Availability of Contributions.  The aggregate of all Partnership contributions shall be available to the Partnership to carry on its business and purpose, and no interest shall be paid to any Partner on any such contributions.

ARTICLE 7.
ALLOCATION OF PROFITS AND LOSSES

7.1  Capital Accounts.  A capital account shall be established for each Partner, including the General Partner. The initial balance of each Partner’s capital account shall be the amount of his initial capital contribution to the Partnership.

7.2  Monthly Allocations.  As of the close of business (as determined by the General Partner) of the last day of each month, the following determinations and allocations shall be made:

(1) The Net Assets of the Partnership (as defined in Article 7.4) before the General Partner’s Brokerage Fee, the direct administrative expenses and the General Partner’s performance fees payable shall be determined.

(2) Brokerage Fees payable by the Partnership and the direct administrative expenses shall then be charged against the Net Assets.

(3) Accrued performance fees, if any, shall then be charged against the Net Assets.

(4) Any increase or decrease in the Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3)) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

(5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units, and any amount paid to the General Partner by way of distribution or redemption of Units of General Partnership Interest, shall be charged to such Partner’s capital account.

7.3  Allocation of Profit and Loss for Federal Income Tax Purposes.  At the end of each taxable year, each item of Partnership taxable income, gain, loss, deduction, or credit will be allocated among the Partners in accordance with the following provisions:

(1) Capital gain shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner received on redemption exceeds the amount paid for the redeemed Units (as set forth in subparagraph (5));

(2) Capital gain remaining after the allocation in subparagraph (1) shall be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partner’s capital accounts;

(3) Capital losses shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner paid for the redeemed Units (as set forth in subparagraph (5)) exceeds the amount the Partner received on redemption;

(4) Capital losses remaining after the allocation in subparagraph (3) shall be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts;

(5) For the purpose of the allocations of capital gain and loss in subparagraphs (1) and (3), the amount each Partner paid for each of his Units shall be deemed to have increased by the amount of capital gain allocated to him with respect to such Unit pursuant to subparagraph (2) or ordinary income pursuant to subparagraph 6; decreased by the amount of any capital loss allocated to him with respect to such Unit pursuant to subparagraph (4) or ordinary expense pursuant to subparagraph 6; and decreased by the amount of any distributions to him with respect to such Unit pursuant to Article 7.8;

(6) Items of ordinary income and expense will be allocated pro rata among the Partners based upon their respective capital accounts as of the end of each month in which the items of ordinary income or expense accrue; provided that any performance fee paid to the General Partner shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit’s net performance fee (the excess, if any, of the aggregate of all performance fees allocated to the capital account relating to such Unit over the aggregate of all reversals of performance fees allocated to such Unit) bears to the net performance fee of all Units;

(7) Notwithstanding subparagraphs (4) and (6), if the allocation of such loss would cause a Limited Partner to have a capital account deficit, then such loss shall be allocated to the General Partner, according to its capital account, to the extent of such losses;

(8) For purposes of this Paragraph 7.3, “capital gain” and “capital loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the “Code”), including but not limited to gain or loss required to be taken into account pursuant to Section 1256 thereof and any income, gain or loss determined under Section 988 of the Code; and

(9) Allocations of capital gain or loss will be made pro rata from each category of capital gain or loss determined under Section 1(h) of the Code and income or loss determined under Section 988 of the Code.

7.4  Definitions; Accounting.

(1)  Net Assets.  “Net Assets” of the Partnership shall mean the total assets of the Partnership, including all cash and cash equivalents, plus accrued interest thereon, and the market value of all open commodity positions and other assets of the Partnership, less all liabilities of the Partnership, including accrued performance fees determined in accordance with the principles specified in this subparagraph and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity or commodity futures contract traded on an exchange, or through a clearing firm or through a bank, shall mean the most recent available settlement price or closing quotation, as appropriate on the exchange, or of the clearing firm or bank on or through which the commodity or contract is traded by the Partnership on the day with respect to which Net Assets are being determined. If such contract cannot be liquidated, due to the operation of daily limits or otherwise, on a day as of which Net Assets are determined, the liquidating value on the first subsequent day on which the contract would be liquidated may be used or such other value as the General

Partner may deem fair and reasonable. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied.

(2)  Net Asset Value.  The “Net Asset Value” of the Partnership shall mean the total capital accounts of all Partners. The “Net Asset Value” of a Unit shall be the total capital accounts of all Partners, divided by the number of Units owned by all Partners.

(3)  Blue Sky Glossary.  The definitions in the Blue Sky Glossary in Appendix I to the Partnership’s Prospectus are hereby incorporated herein by reference.

7.5  Expenses.

(1) The General Partner shall advance the organization and offering expenses of the initial and continuous offerings of the Units, and no such expenses shall be deducted from the proceeds of the offerings. Subject to the limitation described below, the General Partner shall be reimbursed such advanced amounts by the Partnership in approximately 30 equal installments commencing after the closing of the initial offering and monthly during the continuous offering. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event shall the General Partner be entitled to receive reimbursement in an amount greater than 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings, as the case may be. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the General Partner or the Partnership in organizing the Partnership and offering the Units, including legal and accounting fees incurred, bank account charges, all blue sky filing fees, filing fees payable upon formation and activation of the Partnership, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Article 8 herein or guidelines imposed by appropriate regulatory bodies.

(2) The Partnership shall be obligated to pay all liabilities incurred by it, including without limitation, (i) Brokerage Fees; (ii) operating expenses and performance fees; (iii) legal and accounting fees; (iv) cash management fees; and (v) taxes and other extraordinary expenses incurred by the Partnership. During any year of operations, the General Partner shall be responsible for payment of operating expenses in excess of 0.5% of the Partnership’s average month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Partnership. The Partnership shall receive all interest earned on its assets.

(3) Compensation to any party, including the General Partner (or any advisor which may be retained in the future), shall not exceed the limitations imposed as of the date hereof by the North American Securities Administrators Association (“NASAA”). In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse the Partnership for such excess. NASAA limitations on fees are as follows: management fees, advisory fees and all other fees, except for performance fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of net asset value. The aggregate performance fees shall not exceed 15% of new trading profits. The sponsor or advisor will be entitled to an additional 2% performance fee for each 1% by which the net asset value fee is reduced below 6%. Commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus pit brokerage fees or 14% annually of average net assets, including pit brokerage fees. The Partnership will pay an 8% per annum Brokerage Fee, of which 3% will be for management services, allowing the performance fee to be 20%, as discussed above. The remaining 5% from the Brokerage Fee will be paid for brokerage services (including the initial distribution of the Units, execution of commodity transactions, and ongoing services to the Limited Partners), which is less than the 14% limit imposed by NASAA.

(4) The Partnership shall also be obligated to pay any costs of indemnification to the extent permitted under Article 15 of this Agreement.

7.6  Limited Liability of Limited Partners.  Each Unit purchased by a Limited Partner is fully paid and non-assessable. A Limited Partner shall be liable for the Partnership’s obligations to the extent of the capital contributed by him plus his share of profits remaining in the Partnership, if any.

In addition, if a Limited Partner receives a return of any part of his capital contribution, he shall be liable to the Partnership for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Partnership’s liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership.

A Limited Partner shall also be liable to the Partnership for return of any part of his capital contribution returned to him, for a period of six years, if such return was in violation of this Agreement or the Act.

7.7  Return of Limited Partner’s Capital Contribution.  Except to the extent that a Limited Partner shall have the right to redeem Units, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution and termination of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.

7.8  Distributions.  The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units or dissolution), if any, the Partnership will make to its Partners (or any assignee thereof). Distributions shall be made pro rata in accordance with the respective capital accounts of the Partners.

ARTICLE 8.
MANAGEMENT

8.1  General.

(1) The General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership including, without limitation, all functions necessary for administration of the Partnership. The General Partner shall have the fiduciary responsibility for the safekeeping and use of all assets of the Partnership, whether or not in its immediate possession or control, shall not contract away such duty and shall not employ or permit another to employ such assets in any manner except for the exclusive benefit of the Partnership. The General Partner, on behalf of the Partnership, shall make all investment decisions regarding the Partnership and shall have complete trading discretion. The General Partner shall seek the best price and services available in its futures brokerage transactions, and all brokerage transactions for the Partnership’s futures trades will be effected at competitive rates.

(2) The General Partner shall receive from the Partnership: (i) Brokerage Fees of 8% per annum of the month-end Net Assets; and (ii) a quarterly “performance fee” of 20% of the Partnership’s aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of interest income. The performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Unit value or Unit value as of the commencement of trading, whichever is higher. In determining the fees in this paragraph, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the fees being calculated for such current period. Such fees may be changed upon sixty days’ notice to the Limited Partners, provided that prior to the imposition of the revised fees, Limited Partners have an opportunity to redeem (and there are no delays in receiving payment therefor) and the notice explains their redemption and voting rights. Further, any new contract with any advisor, including the General Partner, shall carryforward all losses attributable to such advisor or General Partner, as the case may be.

(3) The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: entering into commercially reasonable contracts, opening bank accounts, paying or authorizing the payment of distributions to the Partners and expenses of the Partnership including fees to the General Partner, taxes and other fees of governmental agencies.

(4) The General Partner shall keep and retain for at least six years, at the principal office of the Partnership, such books and records relating to the business of the Partnership as it deems necessary to substantiate that Units were sold only to purchasers for whom such securities were suitable and which are required by the Commodity Exchange Act, and the rules and regulations thereunder. Such books and records shall be available to any Limited

Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership.

(5) The General Partner may engage in other business activities and shall not refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures or forward contracts or otherwise. Subject to the terms and conditions set forth in this Agreement, the General Partner may engage and compensate on behalf of the Partnership, from funds of the Partnership, such persons, firms or corporations, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership. The General Partner may develop and implement a cash management facility. In such event, the General Partner may cause the Partnership to participate in such facility if doing so would be in the best interests of the Partnership. Competitive management fees may be paid to the General Partner or an affiliate thereof.

(6) No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of such authority.

(7) Except as provided by Article 13, the General Partner may not sell, assign, or otherwise dispose of all or substantially all of its General Partnership Interest in the Partnership except for a sale or transfer of all Partnership interests of all Partners or a sale of all or substantially all of its interest to a corporation controlled by such General Partner. The foregoing restriction shall not be applicable to the General Partner mortgaging, pledging, hypothecating or granting a security interest in its General Partnership Interest as collateral for a loan or loans and any such assignment of all or any portion of the General Partner’s Interest shall not cause an event of withdrawal with respect to the General Partner pursuant to Article 13 of this Agreement.

(8) The maximum period covered by any contract entered into by the Partnership, except for certain provisions which survive the stated term, shall be one year. Agreements between the Partnership and the General Partner or any affiliate shall be terminable by the Partnership without penalty on 60 days’ written notice. All sales of Units in the United States shall be made by registered brokers. No sales will be made by the General Partner or an affiliate.

8.2  Prohibitions.  The Partnership shall not: (i) engage in pyramiding; (ii) commingle its assets with the assets of any other person, except as permitted by law; (iii) make loans to the General Partner or any affiliate thereof or to any person; (iv) pay per-trade compensation to the General Partner or any advisor or any affiliate thereof or to any person who receives any other form of compensation from the Partnership; or (v) permit rebates or give-ups to be received by the General Partner or affiliates thereof nor shall the General Partner participate in any reciprocal business arrangements which would circumvent the foregoing or any other provision of this Agreement; or (vi) borrow cash or other assets from the General Partner.

ARTICLE 9.
REPORTS TO LIMITED PARTNERS

The books and records of the Partnership shall be audited annually by an independent certified public accountant. Net Assets and Net Asset Value per Unit shall be determined daily and will be supplied in writing to any Limited Partner who requests such information. The General Partner will cause each Partner to receive (i) within ninety (90) days after the close of each fiscal year an annual report with audited financial statements (including a balance sheet and income statement) for the fiscal year then ended, and (ii) within seventy-five (75) days after the close of each fiscal year such tax information as is necessary for the Partner to complete his federal income tax return. In addition, the General Partner will report within 30 days after the end of each month to the Limited Partners the information required by the CFTC to be reported, which information currently includes the following: the total amount of realized net gain or loss on commodity interest positions liquidated during the month; the change in unrealized net gain or loss on commodity interest positions during the month; the total amount of net gain or loss from all other transactions engaged in by the Partnership during the month, including interest earned; the total amount of all Brokerage Fees and performance fees, and all other expenses incurred or accrued by the Partnership during the month; the Net Asset Value of a Unit as of the end of the month and as of the end of the previous month;

the total amount of additions to the Net Assets of the Partnership made during the month; the total amount of withdrawals from and redemptions of Units for the month; and the total net income or loss of the Partnership during the month. In the event either Net Asset Value per Unit as of the end of any business day declines by more than 50% of the previous year-end or month-end Net Asset Value per Unit, or there is a material change in the advisory agreement with the General Partner or otherwise affecting the compensation to any party, including the General Partner, the General Partner will notify each Limited Partner of such information, their redemption and voting rights and any material effect on the Units within seven business days. Reporting to Limited Partners may be via hard copy or, where permitted by applicable rules, via electronic media. In the event of the 50% decline in Net Asset Value per Unit referred to in the previous sentence, the General Partner will declare a special redemption period and temporarily suspend the Partnership’s trading during such period.

ARTICLE 10.
DISPOSITIONS AND REDEMPTIONS OF PARTNERSHIP UNITS

10.1  Permissible Dispositions.  A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Article 10.1. No such transferee, pledgee, assignee, or secured creditor shall become a substituted Limited Partner unless the General Partner consents in writing to such substitution. The General Partner has complete discretion to withhold consent but only intends to do so in order to prevent or minimize potential adverse legal or tax consequences to the Partnership. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the beginning of the month following the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer, assignment, or pledge until it has received at least 30 days’ prior written notice thereof from the transferor, assignor, or pledgor, which notice shall include (i) the name, signature, address and social security or taxpayer identification number of the transferee, assignee, or pledgee, (ii) the number of Units transferred, assigned or pledged, and (iii) the signature of the transferor, assignor, or pledgor. The General Partner may, in its discretion, waive receipt of the above described written notice or waive any defect therein. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act, (ii) the amount of the transfer is at least the minimum subscription amount except for transfers by gift, inheritance, or to affiliates, including family members of the person transferring the Units, and (iii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as a corporation or an association under the Internal Revenue Code, as amended. No transfer or assignment of Units shall be effective or recognized by the Partnership if following such transfer or assignment there would result a termination of the Partnership for federal income tax purposes as provided in Code 708(b) and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that the assignee shall receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. The transfer or assignment of Units shall be subject to all applicable securities laws. The transferor or assignor shall bear all costs (including any attorneys’ fees) related to such transfer or assignment.

10.2  Redemptions.

(1) A Limited Partner (or any assignee thereof) may withdraw all or part of his capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value per Unit, reduced as hereinafter described (such withdrawal being herein referred to as a “Redemption”).

(2) Redemptions shall be effective as of the end of any month ending after a Request for Redemption in proper form has been timely received by the General Partner (the “Redemption Date”). Redemption fees apply through the first twelve month-ends following purchase (from and including the Closing Date on which the Unit is purchased) as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end, and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply. As used herein, “Request for Redemption” shall mean a written request of such withdrawal transmitted by the Limited Partner (or any assignee thereof) to the General Partner not less than ten business days prior to the end of the month or such shorter period as established by the General Partner. Upon Redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit redeemed, an amount equal to the Net Asset Value per Unit as of the Redemption Date, less any amount owing by such Limited Partner (and his assignee, if any) to the Partnership pursuant to Article 15.3, and less any applicable redemption fees due to the General Partner. If redemption is requested by an assignee, all amounts owed to the Partnership under Article 15.3 by the Partner to whom such Unit was sold, as well as all amounts owed by the assignees of such Unit, shall be deducted from the amount payable upon Redemption by any assignee. All Requests for Redemption in proper form shall be honored and payment will be made within twenty (20) business days following the Redemption Date, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions or the default or delay in payments due the Partnership from commodity brokers, banks, or other persons, the Partnership may delay payment to Partners requesting Redemption of Units. In the event that Redemptions are requested for more Units than the General Partner is able to honor due to the foregoing contingencies, the General Partner will honor Requests for Redemption in the order actually received and will hold Requests for Redemption in such order. Limited Partners will be notified within 10 days after month-end if any Redemption cannot be honored under the terms hereof and their Requests thereafter will be honored at the first available opportunity. The Partnership shall not be obligated to redeem Units that are subject to a pledge or otherwise encumbered in any fashion.

(3) Subparagraph (2) notwithstanding, if the Net Asset Value per Unit is determined for purposes of Redemption as of a month-end which is not the end of a quarter, any performance fees payable and applicable to such Unit, will be determined and charged to such Unit as though such month-end were the end of a quarter and such performance fees were payable and such performance fees will be paid.

ARTICLE 11.
OFFERING OF UNITS; ADMISSION OF ADDITIONAL LIMITED PARTNERS

The General Partner shall, from time to time, (i) cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and public offering of the Units; (ii) seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and (iii) take such other actions as the General Partner deems advisable.

The General Partner, at its option, may admit additional Limited Partners to the Partnership without the consent of the Limited Partners at any time. Such additional Limited Partners shall contribute capital to the Partnership, and shall be admitted as Limited Partners as of the first business day of the month immediately following the month-end as of which their subscriptions were accepted by the General Partner at no less than the Net Asset Value per Unit as of such month-end.

ARTICLE 12.
SPECIAL POWER OF ATTORNEY

By execution of this Agreement, each Limited Partner irrevocably constitutes and appoints the General Partner with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and any amendments thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or Certificate of Limited Partnership in accordance with the terms of this Agreement; and (iii) Certificates of Fictitious or Assumed Name. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney.

ARTICLE 13.
WITHDRAWAL OF A PARTNER

The Partnership shall terminate and be dissolved upon the withdrawal, or insolvency of the General Partner (unless in the case of the withdrawal of the General Partner, the actions necessary to continue the Partnership are taken pursuant to Article 16). The General Partner shall cease to be a general partner of the Partnership upon the occurrence of any of the following events of withdrawal: (i) the General Partner’s bankruptcy or insolvency; (ii) any event prescribed in the Act that is not encompassed in this Article 13; or (iii) 120 days’ prior written notice to the Limited Partners of the General Partner’s intent to withdraw as a General Partner. If the General Partner withdraws as general partner, it can redeem its interests in the Partnership at Net Asset Value as of the next month-end in which it is calculated. If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal. The death, incompetency, incapacity, withdrawal, insolvency, or dissolution of a Limited Partner shall not dissolve or terminate the Partnership, and said Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner’s Units except as provided in Article 10 hereof. Each Limited Partner (and any assignee of such Limited Partner) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to a special audit of the books and records of the Partnership, provided that the waiver shall not relieve the General Partner from its reporting obligations set forth in Article 9.

ARTICLE 14.
NO PERSONAL LIABILITY FOR RETURN OF CAPITAL

Subject to the provisions of Article 15 below, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

ARTICLE 15.
STANDARD OF LIABILITY; INDEMNIFICATION

15.1  Standard of Liability.  The General Partner and its controlling persons shall have no liability to the Partnership or any Limited Partner for any loss suffered by the Partnership which arises out of any action of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner.

15.2  Indemnification by the Partnership.  The Partnership shall indemnify, defend, and hold harmless the General Partner (including controlling persons and a former General Partner who has withdrawn from the Partnership) from and against any loss, liability, damage, cost or expense (including attorneys’ fees, and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Partnership, from any source only if all of the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership’s assets and not from the Limited Partners. In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (d) in the case of subparagraph (c), the court considering the request has been advised of the position of the Securities and Exchange Commission and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified herein.

15.3  Advance Payment.  Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the General Partner may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Article 15 upon final disposition.

ARTICLE 16.
AMENDMENTS; MEETINGS

16.1  Amendments with Consent of the General Partner.  If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument signed by the General Partner and by the holders of more than fifty percent (50%) of the Units then owned by the Limited Partners. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Limited Partnership Agreement, provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Limited Partners, change or alter this Section 16, extend the term of the Partnership, reduce the capital account of any Partner or modify the percentage of profits, losses or distributions to which any Partner is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such assignee’s written consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein (including, without limitation, allocating capital gain and capital loss on a net rather than a gross basis) to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes, (iv) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (v) to change the name of the Partnership and to make any modifications to this Limited Partnership Agreement to reflect the admission of an additional or substitute general partner, (vi) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners and does not alter the basic investment policies or structure of the Partnership, or that is required by law, or (vii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or their respective directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended, or “plan asset” regulations adopted under ERISA as a result of their association with the Partnership.

16.2  Meetings.  The General Partner will maintain at the office a list of the names and addresses of all Limited Partners and the Units owned by them. Upon request of any Limited Partner or his representative, the General Partner shall make such list available for review by any Limited Partner or his representative, and upon request, either in person or by mail, the General Partner shall furnish a copy of such list by mail to any Limited Partner or his representative, for the cost of duplication and postage the General Partner shall maintain and preserve such records for a period of five years. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within 15 days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

16.3  Amendments and Actions Without Consent of the General Partner.  At any meeting called pursuant to Article 16.2, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than a majority of the Units then owned by the Limited Partners (any Units held by the General Partner or its affiliates shall be disregarded in calculating the percentage of outstanding Units and the General Partner shall be prohibited from voting as a Limited Partner) the following actions may be taken: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Act, provided, however, that consent of all Limited Partners shall be required in the case of amendments requiring the consent of all Limited Partners under the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) any contracts with the General Partner may be terminated on 60 days written notice; and (vi) the sale of all the assets of the Partnership may be approved; provided, however, that none of the said actions may be taken unless the action is permitted under the Act. In the event of the occurrence of an event described in (iii) or (iv) above, the interest of the General Partner shall be redeemed and paid to the General Partner on the basis of the Net Assets allocable thereto on the date of such event.

ARTICLE 17.
GOVERNING LAW

The General Partner and Limited Partners expressly agree that all the terms and provisions hereof shall be construed under the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended and shall govern the partnership aspects of this Agreement absent contrary terms contained in this Agreement.

ARTICLE 18.
MISCELLANEOUS

18.1  Priority Among Limited Partners.  No Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

18.2  Notices.  All notices under this Agreement, other than Requests for Redemption of Units, notices of assignment, transfer or pledge of Units, and reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mails. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner. Requests for Redemption and notices of assignment, transfer or pledge of Units shall be effective upon receipt by the Partnership.

18.3  Binding Effect.  This Agreement shall inure to and be binding upon all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound hereby, including all rights which they may have under Article 16 hereof.

18.4  Captions.  Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

18.5  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first appearing above.

GENERAL PARTNER:

CAMPBELL & COMPANY, INC.

By:	/s/ Gregory T. Donovan
Name:     Gregory T. Donovan

Title:	Chief Financial Officer

By:	/s/ Thomas P. Lloyd
Name:     Thomas P. Lloyd

Title:	General Counsel

LIMITED PARTNERS:

Campbell & Company as attorney-in-fact for the Limited Partners who have agreed by separate instrument to be a party hereto.

CAMPBELL & COMPANY, INC.

By:	/s/ Gregory T. Donovan
Name:     Gregory T. Donovan

Title:	Chief Financial Officer

By:	/s/ Thomas P. Lloyd
Name:     Thomas P. Lloyd

Title:	General Counsel

EXHIBIT B

CAMPBELL GLOBAL TREND FUND, L.P.
AMENDED AGREEMENT OF LIMITED PARTNERSHIP

This Amended Limited Partnership Agreement of Campbell Global Trend Fund, L.P. (the “Fund” or the “Partnership”), is entered into as of January 1, 2010 (this “Agreement”), by and among Campbell & Company, Inc., a Maryland corporation, as general partner (the “General Partner” or “Campbell & Company), and those other parties who may be hereafter admitted to the Fund and who shall execute this Agreement, whether in counterpart, by separate instrument or otherwise, as limited partners of the Fund (collectively the “Limited Partners”) executed by Campbell & Company, Inc. as general partner, in accordance with the provisions hereinafter set forth. This Agreement amends and restates in its entirety the original Limited Partnership Agreement of the Fund dated as of December 1, 2009.

WITNESSETH:

WHEREAS, the General Partner heretofore filed an Amended Certificate of Limited Partnership with the Office of the Secretary of State of the State of Delaware under and pursuant to the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq., as amended from time to time, the “Act”); and

WHEREAS, the parties desire to enter into this Agreement to: (i) set forth their respective interests, rights, powers, authority, duties, responsibilities, liabilities and obligations in and with respect to the Fund, as well as the respective interests, rights, powers, authority, duties, responsibilities, liabilities and obligations of persons who may hereafter be admitted to the Fund as Limited Partners in accordance with the provisions hereof, and (ii) provide for the management and conduct of the business and affairs of the Fund.

NOW, THEREFORE, in consideration of the mutual premises and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.
NAME; APPOINTMENT OF GENERAL PARTNER; CONTINUATION

1.1.  Name; Appointment of General Partner.  The name of the Fund is Campbell Global Trend Fund, L.P. (the “Fund”). Campbell & Company, Inc. shall be the General Partner of the Fund and the General Partner shall be the General Partner of each Series (as defined herein). The General Partner shall determine in its sole discretion the name or designation of any Series in the Fund. The General Partner may, without the approval of the other Limited Partners, establish and designate one or more additional Series and Classes (which may invest in the same or different portfolios), change the name of the Fund or the name or designation of any Series or Class in the Fund, or cause the Fund or any Series or Class in the Fund to transact business under another name. The General Partner shall notify all Limited Partners and their permitted assigns of which it has written notice of any such change. Any use in this Agreement of the term “Fund” shall, should the context so require, be deemed to be a reference to any Series and any use in this Agreement of the terms “Limited Partner,” “capital account,” “Capital Contribution” or “Interest” shall, should the context so require, be deemed to be a reference to a Limited Partner, capital account, Capital Contribution or Interest of any Series. The use of the terms “Fund” or “Series” in this Agreement shall in no event alter the intent of the parties hereto that the Fund, may in the future, at the General Partner’s discretion, receive the full benefit of the limitations on inter-Series liability as set forth in the Act.

1.2.  Formation and Continuation.  The General Partner has formed the Fund as a series limited partnership containing one or more series of limited partner interests pursuant to and in accordance with the provisions of the Act. The General Partner has caused to be executed and filed with the Secretary of State of the State of Delaware an Amended Certificate of Limited Partnership conforming to the requirements of the Act which such Amended Certificate of Limited Partnership provides for the limitation of liability of each Series (as may be so designated and established) to the debts, liabilities, obligations and expenses of such Series and not those of any other Series or the

Fund in general, so that the liability of each Series shall be segregated and the liability of each additional Series, as designated, may be segregated as such in the future, in the sole discretion of the General Partner. The General Partner and the Limited Partners are entering into this Agreement in order to provide for the establishment and continuation of the Fund as a series limited partnership under the Act and the General Partner and shall execute, file and record as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the Fund as determined by the General Partner from time to time.

ARTICLE 2.
PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE AND
REGISTERED AGENT; LIMITED PARTNERS NOT AGENTS

2.1.  Principal Place of Business.  The principal office of the Fund shall be located at 2850 Quarry Lake Drive, Baltimore, Maryland 21209, or such other place as the General Partner may designate from time to time.

2.2.  Registered Office and Registered Agent.  The registered office of the Fund in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent for service of process on the Fund shall be The Corporation Trust Company. The General Partner may from time to time change such registered agent and registered office and shall give prompt notice of any such change to each Limited Partner.

2.3.  Limited Partners Not Agents.  Except as specifically provided herein, nothing contained herein shall be construed to constitute any Limited Partner the agent of any other Limited Partner.

ARTICLE 3.
BUSINESS AND PURPOSE OF THE FUND

The business and purpose of the Fund is to, directly or indirectly, trade, buy, sell, swap or otherwise acquire, hold or dispose of any and all commodities (including, but not limited to, foreign currencies, money market instruments, and any other financial instruments or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign futures contracts, forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto, as well as swaps and other derivatives of any type or nature whatsoever, whether currently existing or hereafter developed, whether traded on an organized exchange or otherwise, to engage in all activities necessary, convenient or incidental thereto and to carry on such other businesses, purposes, or activities as may be set forth from time to time in the Fund’s Disclosure Document, as amended or supplemented from time to time (the “Prospectus”). The Fund may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. The Fund may engage in such business and purpose either directly or through subsidiaries, joint ventures, entities or partnerships, provided that the Fund’s participation in any of the foregoing has no adverse economic or liability consequences for the Limited Partners, which consequences would not be present had the Fund engaged in that same business or purpose directly. The objective of the Fund’s business is appreciation of its assets through speculative trading.

The Fund shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary, appropriate, advisable or convenient to the conduct, promotion or attainment of any business, purpose or activity of the Fund.

ARTICLE 4.
TERM, DISSOLUTION AND FISCAL YEAR

4.1  Term.  The term of the Partnership commenced upon the execution and filing of the Certificate of Limited Partnership, as amended, and shall end upon the first to occur of the following: (i) an election to dissolve the Partnership in accordance with the provisions of Article 4.2 by Limited Partners owning more than 50% of the Units then outstanding; (ii) the withdrawal of the General Partner, as defined in, and subject to the limitations of

Article 13; (iii) a determination by the General Partner that the purpose of the Partnership cannot be fulfilled; or (iv) any event which constitutes a dissolution of a limited partnership under the Act or otherwise makes it unlawful for the existence of the Partnership to be continued.

4.2  Dissolution.  Upon the occurrence of an event causing the dissolution of the Partnership, the Partnership shall be wound up and terminated. Upon dissolution and termination of the Partnership, the General Partner shall contribute to the Partnership an amount equal in the aggregate to the lesser of (a) the deficit balance in their capital accounts, or (b) the excess of 1.01% of the net aggregate capital contributions paid in by the Limited Partners over any capital previously contributed by the General Partner. Payment of creditors, and distribution of the Partnership’s assets shall be effected as soon as practicable in accordance with the Act, and the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner’s respective capital account, less any amount owing by such Partner (or assignee) to the Partnership.

4.3  Fiscal Year.  The fiscal year of the Partnership shall end on December 31, unless the General Partner elects, with the approval of the Internal Revenue Service and the CFTC, a different fiscal year.

ARTICLE 5.
GENERAL PARTNER

5.1 The General Partner is Campbell & Company, Inc., a Maryland corporation, 2850 Quarry Lake Drive, Baltimore, Maryland 21209.

ARTICLE 6.
CAPITAL CONTRIBUTIONS AND
UNITS OF LIMITED PARTNERSHIP INTEREST

6.1  Units and Capital Contributions of Limited Partners.  Interests in the Partnership, other than the General Partner’s interests, shall be evidenced by Units (individually a “Unit”).

6.2  Capital Contributions by General Partner; Net Worth.  The General Partner has contributed cash to the capital of each Series of the Partnership respectively in an amount equal to the greater of (i) 1% of the net aggregate contributions of all Partners in each Series including the General Partner or (ii) $25,000. The General Partner’s contribution shall be evidenced by Units of General Partnership Interest. The General Partner may make withdrawals of its Units provided that such withdrawals do not reduce the General Partner’s aggregate percentage interest in each Series of the Partnership below the levels described in the previous sentence. If additional Limited Partners are admitted during any Continuing Offering pursuant to the provisions of Article 11 herein, the General Partner shall make such additional capital contributions as may be required to maintain its interest at the required level in each Series of the Partnership at all times during the term of the Partnership. The General Partner shall maintain a net worth so long as it acts as general partner equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum required net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

6.3  Issuance and Sale of Units.  The Fund is authorized to issue an unlimited number of Units. The General Partner is authorized to admit as Limited Partners, in compliance with applicable law, any person and may issue Units to such Limited Partners. In connection with the Fund’s offering of Units, the General Partner, on behalf of the Fund, shall: (i) qualify Units for sale initially and on a continuing basis under the Blue Sky and securities laws of such states of the United States or other jurisdictions as the General Partner shall deem advisable; (ii) make such arrangements for the offering and sale of Units as it shall deem appropriate; and (iii) take such action with respect to the matters described in clauses (i) and (ii) as it shall deem advisable or necessary. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties at the then current net asset value of such Units in connection with the business of the Fund. In connection with any issuance of Units, the General Partner may issue fractional Units.

6.4  Establishment of Series.  The General Partner, on behalf of the Fund, shall designate various series of Units (each Series of Units is referred to herein as a “Series”), and each Series may have such general partners, separate business purposes, investment objectives, rights, powers or duties with respect to specified property or obligations of such Series or the Fund, as applicable, or profits and losses associated with specified property or obligations, and such other rights as the General Partner shall determine. The General Partner, in addition to being the general partner of the Fund, shall be the general partner associated with each Series designated and established hereunder. The General Partner hereby establishes and designates the following Series: the “Global Trend Series (USD)” and the “Global Trend Series (GLD)”. Additional Series of Units may be offered from time to time in the discretion of the General Partner and the terms of any such Series shall be determined by the General Partner and set forth in the Prospectus. Separate and distinct records may be maintained for each Series and the Fund may hold and account for the assets associated therewith separately from the other Fund property and the assets associated with any other Series. Each Unit of a Series (or a Class thereof,) shall represent an equal beneficial interest in the net assets associated with that Series (or Class thereof).

The General Partner, in its sole discretion, shall organize the Fund so that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series or a general partner associated with such Series shall be enforceable only against the assets of such Series or a general partner associated with such Series, and not against the assets of the Fund generally, any other Series thereof or any general partner not associated with such Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund generally or any other Series thereof shall be enforceable against the assets of such Series or a general partner associated with such Series. With respect to debts, liabilities, obligations and expenses which relate to the Fund generally or more than one Series, the General Partner in its discretion may allocate and apply such debts, liabilities, obligations and expenses to and among certain Series as the General Partner considers appropriate.

A Series may have a business purpose or investment strategy that differs from other Series. A Series may be treated as a separate partnership for U.S. federal income tax purposes, in the General Partner’s discretion. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series may include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

6.5  Classes.  Within each Series the General Partner may designate Units into any number of classes (each a “Class”). The Global Trend Series (USD) shall consist initially of Class A (USD), Class B (USD), Class C (USD), Class D (USD) and Class E (USD) Units. The Global Trend Series (GLD) shall consist initially of Class A (GLD), Class B (GLD), and Class C (GLD) Units. For the avoidance of doubt, the creation of separate Classes of Units within a Series shall be for accounting purposes only, and is not intended to separate or segregate the assets and liabilities of one Class within a Series from all other Classes in that same Series. Further, for the avoidance of doubt, the General Partnership Units shall be accounted for separately from all other Units and shall be considered the functional equivalent of a separate “class” of Units for all purposes hereunder. Such General Partnership Units shall share in the profits, losses, and expenses of the Partnership on a pro rata basis, excluding any advisory fees, general partner fees, performance fees, and certain other expenses (or a portion thereof) as determined by the General Partner in its sole discretion

6.6  Establishment of Additional Series and Classes.  The establishment and designation of any Series and/or Classes of Units other than those specifically named in Sections 6.4 and 6.5 above shall be effective upon the execution by the General Partner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series and/or Classes, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series or Class previously established and designated, the General Partner may, in its exclusive discretion, abolish that Series and/or Class and the establishment and designation thereof. Each instrument referred to in this Section 6.6 shall have the status of an amendment to this Agreement.

6.7  Availability of Contributions.  The aggregate of all Partnership contributions shall be available to the Partnership to carry on its business and purpose, and no interest shall be paid to any Partner on any such contributions.

ARTICLE 7.
ALLOCATION OF PROFITS AND LOSSES

7.1  Capital Accounts.  A separate capital account shall be established and maintained for each Limited Partner, including with respect to each Series. The initial balance of each Limited Partner’s capital account shall be the amount initially contributed to that capital account, and shall be appropriately adjusted to reflect allocations of net profits, net losses and distributions of cash or other property, whether through redemption or otherwise. To the extent that a Limited Partner purchases Units of different Series, the Fund shall establish a separate memorandum account within the Limited Partner’s primary capital account for each Series of Units.

7.2  Periodic Allocations.  The Fund shall commence operations as a monthly liquidity fund. Profits and losses, accordingly, initially will be allocated on a monthly basis. However, the General Partner reserves the right, without the consent of the Limited Partners, to provide liquidity to the Limited Partners of any existing or future Series or Class on a more frequent basis, employing periods shorter than one month for, among other things, the allocation of profits and losses. As of the close of business (as determined by the General Partner) on the last day of each period and on each Redemption Date, the following determinations and allocations shall be made with respect to each Series and each Class: (i) any increase or decrease in the Net Assets (prior to the accrual of all fees and other charges) shall be determined; (ii) fees and charges shall then be charged against Net Assets; (iii) accrued performance fees, if any, shall then be charged against Net Assets; (iv) any remaining increase or decrease in the Net Assets as compared to the last such determination of Net Assets shall be credited or charged to the capital accounts of each Limited Partner of such Series and Class in the ratio that the balance of each capital account bears to the balance of all capital accounts for such Series and Class; and (v) the amount of any distribution to a Limited Partner and any amount paid to a Limited Partner on redemption of Units shall be charged to such Limited Partner’s capital account.

7.3  Allocation of Profit and Loss for Federal Income Tax Purposes.  At the end of each taxable year, each item of Partnership taxable income, gain, loss, deduction, or credit will be allocated among the Partners in accordance with the following provisions:

(1) Capital gain shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner received on redemption exceeds the amount paid for the redeemed Units (as set forth in subparagraph (5));

(2) Capital gain remaining after the allocation in subparagraph (1) shall be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partner’s capital accounts;

(3) Capital losses shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner paid for the redeemed Units (as set forth in subparagraph (5)) exceeds the amount the Partner received on redemption;

(4) Capital losses remaining after the allocation in subparagraph (3) shall be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts;

(5) For the purpose of the allocations of capital gain and loss in subparagraphs (1) and (3), the amount each Partner paid for each of his Units shall be deemed to have increased by the amount of capital gain allocated to him with respect to such Unit pursuant to subparagraph (2) or ordinary income pursuant to subparagraph (6); decreased by the amount of any capital loss allocated to him with respect to such Unit pursuant to subparagraph (4) or ordinary expense pursuant to subparagraph (6); and decreased by the amount of any distributions to him with respect to such Unit pursuant to Article 7.8;

(6) Items of ordinary income and expense will be allocated pro rata among the Partners based upon their respective capital accounts as of the end of each month in which the items of ordinary income or expense accrue; provided that any performance fee paid to the General Partner shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit’s net performance fee (the excess, if any, of the aggregate of all performance fees allocated to the capital account relating to such Unit over the aggregate of all reversals of performance fees allocated to such Unit) bears to the net performance fee of all Units;

(7) Notwithstanding subparagraphs (4) and (6), if the allocation of such loss would cause a Limited Partner to have a capital account deficit, then such loss shall be allocated to the General Partner, according to its capital account, to the extent of such losses;

(8) For purposes of this Paragraph 7.3, “capital gain” and “capital loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the “Code”), including but not limited to gain or loss required to be taken into account pursuant to Section 1256 thereof and any income, gain or loss determined under Section 988 of the Code; and

(9) Allocations of capital gain or loss will be made pro rata from each category of capital gain or loss determined under Section 1(h) of the Code and income or loss determined under Section 988 of the Code.

7.4  Definitions; Accounting.

(1)  Net Assets.  “Net Assets” of the Partnership shall mean the total assets of the Partnership, including all cash and cash equivalents, plus accrued interest thereon, and the market value of all open commodity positions and other assets of the Partnership, less all liabilities of the Partnership, including accrued performance fees determined in accordance with the principles specified in this subparagraph and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity or commodity futures contract traded on an exchange, or through a clearing firm or through a bank, shall mean the most recent available settlement price or closing quotation, as appropriate on the exchange, or of the clearing firm or bank on or through which the commodity or contract is traded by the Partnership on the day with respect to which Net Assets are being determined. If such contract cannot be liquidated, due to the operation of daily limits or otherwise, on a day as of which Net Assets are determined, the liquidating value on the first subsequent day on which the contract would be liquidated may be used or such other value as the General Partner may deem fair and reasonable. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied. The “Net Assets of a ‘Series’ or ‘Class’ ” shall mean the Net Assets of the Partnership, on a Series-by-Series or Class-by-Class basis.

(2)  Net Asset Value.  The “Net Asset Value” of the Partnership shall mean the total capital accounts of all Partners. The “Net Asset Value” of a Series or Class shall mean the Net Asset Value of the Partnership on a Series-by-Series or Class-by-Class basis. The “Net Asset Value” of a Unit shall be the total capital accounts of all Partners, divided by the number of Units owned by all Partners.

(3)  Blue Sky Glossary.  The definitions in the Blue Sky Glossary in Appendix I to the Partnership’s Prospectus are hereby incorporated herein by reference.

7.5  Expenses.

(1) The Fund, and in turn, each Class of Units (excluding Class E (USD) Units and Class C (GLD) Units), shall pay, monthly, its organization and offering expenses (collectively, “Offering Costs”) as incurred, subject to an annual cap of 0.50% of the Fund’s, and in turn, each Class of Units’, month end net asset value. Such Offering Costs include all fees and expenses in connection with the distribution of the Units, including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities (including wholesaling), and marketing expenses of Campbell & Company and the selling agents which are paid by the Fund. Any Offering Costs incurred in excess of the aforementioned annual cap are initially paid by the trading advisor; provided, however, that the Fund reimburses the Offering Costs paid by the trading advisor at such time, if any, as the Fund is able to do so within the limit of the aforementioned cap. In its discretion, the General Partner may require the Fund to reimburse the General Partner in any subsequent calendar year for amounts that exceeded these limits in any calendar year, provided that the maximum amount reimbursed by the Fund in any calendar year not exceed the overall limits set forth above. In no event will the reimbursement exceed 2.5% of the total subscriptions accepted by the Fund. In no event shall the Offering Costs paid by the Fund exceed the limits set by the NASAA Guidelines during such time as the Units are registered for sale to the public. Each Class of Units (excluding Class E (USD) Units and Class C (GLD) Units) shall be specifically allocated its pro rata Share of the Offering Costs.

(2) The Partnership shall be obligated to pay all liabilities incurred by it, including without limitation, (i) advisory and general partner fees payable to Campbell & Company; (ii) fees payable to the futures broker and over-the-counter counterparty; (iii) selling commissions and broker-dealer custodial fees as described in the Prospectus payable to the selling agents; (iv) operating expenses and performance fees; (v) administrative, legal and accounting fees; (vi) cash management fees; and (vii) taxes and other extraordinary expenses incurred by the Partnership. During any year of operations, the General Partner shall be responsible for payment of operating expenses in excess of 0.5% of the Partnership’s average month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Partnership. The Partnership shall receive all interest earned on its assets.

(3) Class A (USD) Units, Class C (USD) Units, Class A (GLD) Units, and Class B (GLD) Units shall pay a monthly broker-dealer custodial fee of 0.25% of each respective Class’s month-end net asset value per annum to the selling agents (the firm, not the individual) provided, however that the total of such broker-dealer custodial fees per Unit do not exceed 1.0% of the gross offering proceeds of Class A (USD) Units and Class A (GLD) Units and 6% of the gross offering proceeds of Class C (USD) Units and Class B (GLD) Units.

(4) Compensation to any party, including the General Partner (or any advisor which may be retained in the future), shall not exceed the limitations imposed as of the date hereof by the North American Securities Administrators Association (“NASAA”). In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse the Partnership for such excess. NASAA limitations on fees are as follows: general partner fees, advisory fees and all other fees paid to the General Partner, except for performance fees and commodity brokerage commissions, when added to organization and offering expenses, shall not exceed 6% annually of net asset value. The aggregate performance fees shall not exceed 15% of new trading profits. The sponsor or advisor will be entitled to an additional 2% performance fee for each 1% by which the net asset value fee (including any general partner or advisory fees paid to the General Partner and organization and offering expenses) is reduced below 6%. Commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus pit brokerage fees or 14% annually of average net assets, including pit brokerage fees. Each Class of Units of the Partnership will pay to the futures brokers and over-the-counter counterparty up to 1% of the net asset value ofthat Class of Units, respectively. Each Class of Units will pay Campbell & Company a monthly (i) advisory fee at the annual rate of 2% and (ii) general partner fee at an annual rate of 1%, of the net asset value of that Class of Units, respectively, prior to any accrual for or payment of any general partner fee, advisory fee, performance fee, redemption or subscription during said month, allowing the performance fee to be 20%, as discussed above.

(5) The Partnership will pay to selected selling agents who have sold Class A (USD) Units, Class B (USD) Units, and Class A (GLD) Units selling commissions of 2% of each subscription of Class A (USD) Units, Class B (USD) Units, and Class A (GLD) Units (which includes the initial distribution of the Units, execution of commodity transactions, and ongoing services to the Limited Partners), which is less than the 14% limit imposed by NASAA. The amount paid to selling agents of Class A (USD) Units, Class B (USD) Units, and Class A (GLD) Units sold pursuant to each disclosure document will not, however, exceed 8.0% of the gross offering proceeds of the Class A (USD) Units and Class A (GLD) Units and 9.0% of the gross offering proceeds of the Class B (USD) Units sold pursuant to the disclosure document.

Once total underwriting compensation, including, but not limited to, the fees mentioned in the preceding paragraph, paid on any Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit, Class D (USD) Unit, Class A (GLD) Unit or Class B (GLD) Unit reaches 10% of the gross offering proceeds, (1) the Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit or Class D (USD) Unit will automatically be re-designated as Class E (USD) Units, which are identical to Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units except that Class E (USD) Units do not pay any offering expenses, selling agent fee, broker-dealer custodial fee payable to the selling agents and, if applicable, redemption fees, and (2) the Class A (GLD) Unit or Class B (GLD) Unit will automatically be re-designated as Class C (GLD) Units, which are identical to Class A (GLD) Units and Class B (GLD) Units, except that Class C (GLD) Units do not pay any offering expenses, selling agent fee, broker-dealer custodial fee payable to the selling agents and, if applicable, redemption fees.

(6) The Partnership shall also be obligated to pay any costs of indemnification to the extent permitted under Article 15 of this Agreement.

7.6  Limited Liability of Limited Partners.  Each Unit purchased by a Limited Partner is fully paid and non-assessable. A Limited Partner shall be liable for the Partnership’s obligations to the extent of the capital contributed by him plus his share of profits remaining in the Partnership, if any.

In addition, if a Limited Partner receives a return of any part of his capital contribution, he shall be liable to the Partnership for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Partnership’s liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership.

A Limited Partner shall also be liable to the Partnership for return of any part of his capital contribution returned to him, for a period of six years, if such return was in violation of this Agreement or the Act.

7.7  Return of Limited Partner’s Capital Contribution.  Except to the extent that a Limited Partner shall have the right to redeem Units, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution and termination of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.

7.8  Distributions.  The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units or dissolution), if any, the Partnership will make to its Partners (or any assignee thereof). Distributions shall be made pro rata in accordance with the respective capital accounts of the Partners.

ARTICLE 8.
MANAGEMENT

8.1  General.

(1) The General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership including, without limitation, all functions necessary for administration of the Partnership. The General Partner shall have the fiduciary responsibility for the safekeeping and use of all assets of the Partnership, whether or not in its immediate possession or control, shall not contract away such duty and shall not employ or permit another to employ such assets in any manner except for the exclusive benefit of the Partnership. The General Partner, on behalf of the Partnership, shall make all investment decisions regarding the Partnership and shall have complete trading discretion. The General Partner shall seek the best price and services available in its futures brokerage transactions, and all brokerage transactions for the Partnership’s futures trades will be effected at competitive rates.

(2) The General Partner shall receive from the Partnership: (i) advisory fee of 2% per annum of the month-end Net Asset Value of all Classes of Units; general partner fee of 1% per annum of the month-end Net Asset Value of all Classes of Units; and (ii) a quarterly “performance fee” of 20% of the Partnership’s aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of interest income. The performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Unit value or Unit value as of the commencement of trading, whichever is higher. In determining the fees in this paragraph, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the performance fees being calculated for such current period. Such fees may be changed upon sixty days’ notice to the Limited Partners, provided that prior to the imposition of the revised fees, Limited Partners have an opportunity to redeem (and there are no delays in receiving payment therefor) and the notice explains their redemption and voting rights. Further, any new contract with any advisor, including the General Partner, shall carryforward all losses attributable to such advisor or General Partner, as the case may be.

(3) The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: entering into commercially reasonable contracts, opening bank accounts, paying or authorizing the payment of distributions to the Partners and expenses of the Partnership including fees to the General Partner, taxes and other fees of governmental agencies.

(4) The General Partner shall keep and retain for at least six years, at the principal office of the Partnership, such books and records relating to the business of the Partnership as it deems necessary to substantiate that Units were sold only to purchasers for whom such securities were suitable and which are required by the Commodity Exchange Act, and the rules and regulations thereunder. Such books and records shall be available to any Limited Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership.

(5) The General Partner may engage in other business activities and shall not refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures or forward contracts or otherwise. Subject to the terms and conditions set forth in this Agreement, the General Partner may engage and compensate on behalf of the Partnership, from funds of the Partnership, such persons, firms or corporations, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership. The General Partner may develop and implement a cash management facility. In such event, the General Partner may cause the Partnership to participate in such facility if doing so would be in the best interests of the Partnership. Competitive management fees may be paid to the General Partner or an affiliate thereof.

(6) No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of such authority.

(7) Except as provided by Article 13, the General Partner may not sell, assign, or otherwise dispose of all or substantially all of its General Partnership Interest in the Partnership except for a sale or transfer of all Partnership interests of all Partners or a sale of all or substantially all of its interest to a corporation controlled by such General Partner. The foregoing restriction shall not be applicable to the General Partner mortgaging, pledging, hypothecating or granting a security interest in its General Partnership Interest as collateral for a loan or loans and any such assignment of all or any portion of the General Partner’s Interest shall not cause an event of withdrawal with respect to the General Partner pursuant to Article 13 of this Agreement.

(8) The maximum period covered by any contract entered into by the Partnership, except for certain provisions which survive the stated term, shall be one year. Agreements between the Partnership and the General Partner or any affiliate shall be terminable by the Partnership without penalty on 60 days’ written notice. All sales of Units in the United States shall be made by registered brokers. No sales will be made by the General Partner or an affiliate.

8.2  Prohibitions.  The Partnership shall not: (i) engage in pyramiding; (ii) commingle its assets with the assets of any other person, except as permitted by law; (iii) make loans to the General Partner or any affiliate thereof or to any person; (iv) pay per-trade compensation to the General Partner or any advisor or any affiliate thereof or to any person who receives any other form of compensation from the Partnership; or (v) permit rebates or give-ups to be received by the General Partner or affiliates thereof nor shall the General Partner participate in any reciprocal business arrangements which would circumvent the foregoing or any other provision of this Agreement; or (vi) borrow cash or other assets from the General Partner.

ARTICLE 9.
REPORTS TO LIMITED PARTNERS

The books and records of the Partnership shall be audited annually by an independent certified public accountant. Net Assets and Net Asset Value per Unit shall be determined daily and will be supplied in writing to any Limited Partner who requests such information. The General Partner will cause each Partner to receive (i) within ninety (90) days after the close of each fiscal year an annual report with audited financial statements (including a balance sheet and income statement) for the fiscal year then ended, and (ii) within seventy-five (75) days after the close of each fiscal year such tax information as is necessary for the Partner to complete his Federal income tax return. In addition, the General Partner will report within 30 days after the end of each month to the Limited Partners the information required by the CFTC to be reported, which information currently includes the following: the total amount of realized net gain or loss on commodity interest positions liquidated during the month; the change in unrealized net gain or loss on commodity interest positions during the month; the total amount of net gain or loss from all other transactions engaged in by the Partnership during the month, including interest earned; the total amount of (i) the general partner and advisory fees payable to Campbell & Company; (ii) fees payable to the futures broker and over-the-counter counterparty; (iii) fees payable by Class A (USD) Units, Class B (USD) Units, and Class A (GLD) Units to the selling agents who have sold Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units; and (iv) performance fees, and all other expenses incurred or accrued by the Partnership during the month; the Net Asset Value of a Unit as of the end of the month and as of the end of the previous month; the total amount of additions to the Net Assets of the Partnership made during the month; the total amount of withdrawals from and redemptions of Units for the month; and the total net income or loss of the Partnership during the month. In the event either Net Asset Value per Unit as of the end of any business day declines by more than 50% of the previous year-end or month-end Net Asset Value per Unit, or there is a material change in the advisory agreement with the General Partner or otherwise affecting the compensation to any party, including the General Partner, the General Partner will notify each Limited Partner of such information, their redemption and voting rights and any material effect on the Units within seven business days. Reporting to Limited Partners may be via hard copy or, where permitted by applicable rules, via electronic media. In the event of the 50% decline in Net Asset Value per Unit referred to in the previous sentence, the General Partner will declare a special redemption period and temporarily suspend the Partnership’s trading during such period.

ARTICLE 10.
DISPOSITIONS AND REDEMPTIONS OF PARTNERSHIP UNITS

10.1  Permissible Dispositions.  A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Article 10.1. No such transferee, pledgee, assignee, or secured creditor shall become a substituted Limited Partner unless the General Partner consents in writing to such substitution. The General Partner has complete discretion to withhold consent but only intends to do so in order to prevent or minimize potential adverse legal or tax consequences to the Partnership. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the beginning of the month following the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer, assignment, or pledge until it has received at least 30 days’ prior written notice thereof from the transferor, assignor, or pledgor, which notice shall include (i) the name, signature, address and social security or taxpayer identification number of the transferee, assignee, or pledgee, (ii) the number of Units transferred, assigned or pledged, and (iii) the signature of the transferor, assignor, or pledgor. The General Partner may, in its discretion, waive receipt of the above described written notice or waive any defect therein. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act, (ii) the amount of the transfer is at least the minimum subscription amount except for transfers by gift, inheritance, or to affiliates, including family members of the person transferring the Units, and (iii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as a corporation or an association under the Internal Revenue Code, as amended. No transfer or assignment of Units shall be effective or recognized by the Partnership if following such transfer or assignment there would result a termination of the Partnership for federal income tax purposes as provided in Code 708(b) and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that the assignee shall receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. The transfer or assignment of Units shall be subject to all applicable securities laws. The transferor or assignor shall bear all costs (including any attorneys’ fees) related to such transfer or assignment.

10.2  Redemptions.

(1) A Limited Partner (or any assignee thereof) may withdraw all or part of his capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value per Unit, reduced as hereinafter described (such withdrawal being herein referred to as a “Redemption”).

(2) Redemptions shall be effective as of the end of any month ending after a Request for Redemption in proper form has been timely received by the General Partner (the “Redemption Date”). Redemption fees apply to the Class A (USD) Units, Class B (USD) Units, and Class A (GLD) Units through the first twelve month-ends following purchase as follows: 1.833% of net asset value per redeemed Unit through the second month-end, 1.666% of net asset value per redeemed Unit through the third month-end, 1.500% of net asset value per redeemed Unit through the fourth month-end, 1.333% of net asset value per redeemed Unit through the fifth month-end, 1.167% of net asset value per redeemed Unit through the sixth month-end, 1.000% of net asset value per redeemed Unit through the seventh month-end, 0.833% of net asset value per redeemed Unit through the eighth month-end, 0.667% of net asset value per redeemed Unit through the ninth month-end, 0.500% of net asset value per redeemed Unit through the tenth month-end, 0.333% of net asset value per redeemed Unit through the eleventh month-end, 0.167% of net asset value per redeemed Unit through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Class A (USD) Unit, Class B (USD) Unit, or Class A (GLD) Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Class A (USD) Unit, Class B (USD) Unit, or Class A (GLD) Unit redeemed on the first anniversary of the purchase. As used herein, “Request for Redemption” shall mean a written request of such withdrawal transmitted by the Limited Partner (or any assignee thereof) to the General Partner not less than ten business days prior to the end of the month or such shorter period as established by the General Partner. Upon Redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit redeemed, an amount equal to the Net Asset Value per Unit as of the Redemption Date, less any amount owing by such Limited Partner (and his assignee, if any) to the Partnership pursuant to Article 15.3, and less any applicable redemption fees due to the General Partner. If redemption is requested by an assignee, all amounts owed to the Partnership under Article 15.3 by the Partner to whom such Unit was sold, as well as all amounts owed by the assignees of such Unit, shall be deducted from the amount payable upon Redemption by any assignee. All Requests for Redemption in proper form shall be honored and payment will be made within twenty (20) business days following the Redemption Date, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions or the default or delay in payments due the Partnership from commodity brokers, banks, or other persons, the Partnership may delay payment to Partners requesting Redemption of Units. In the event that Redemptions are requested for more Units than the General Partner is able to honor due to the foregoing contingencies, the General Partner will honor Requests for Redemption in the order actually received and will hold Requests for Redemption in such order. Limited Partners will be notified within 10 days after month-end if any Redemption cannot be honored under the terms hereof and their Requests thereafter will be honored at the first available opportunity. The Partnership shall not be obligated to redeem Units that are subject to a pledge or otherwise encumbered in any fashion.

(3) Subparagraph (2) notwithstanding, if the Net Asset Value per Unit is determined for purposes of Redemption as of a month-end which is not the end of a quarter, any performance fees payable and applicable to such Unit, will be determined and charged to such Unit as though such month-end were the end of a quarter and such performance fees were payable and such performance fees will be paid.

ARTICLE 11.
OFFERING OF UNITS; ADMISSION OF ADDITIONAL LIMITED PARTNERS

The General Partner shall, from time to time, (i) cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and public offering of the Units; (ii) seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and (iii) take such other actions as the General Partner deems advisable.

The General Partner, at its option, may admit additional Limited Partners to the Partnership without the consent of the Limited Partners at any time. Such additional Limited Partners shall contribute capital to the Partnership, and shall be admitted as Limited Partners as of the first business day of the month immediately following the month-end as of which their subscriptions were accepted by the General Partner at no less than the Net Asset Value per Unit as of such month-end.

ARTICLE 12.
SPECIAL POWER OF ATTORNEY

By execution of this Agreement, each Limited Partner irrevocably constitutes and appoints the General Partner with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and any amendments thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or Certificate of Limited Partnership in accordance with the terms of this Agreement; and (iii) Certificates of Fictitious or Assumed Name. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney.

ARTICLE 13.
WITHDRAWAL OF A PARTNER

The Partnership shall terminate and be dissolved upon the withdrawal, or insolvency of the General Partner (unless in the case of the withdrawal of the General Partner, the actions necessary to continue the Partnership are taken pursuant to Article 16). The General Partner shall cease to be a general partner of the Partnership upon the occurrence of any of the following events of withdrawal: (i) the General Partner’s bankruptcy or insolvency; (ii) any event prescribed in the Act that is not encompassed in this Article 13; or (iii) 120 days’ prior written notice to the Limited Partners of the General Partner’s intent to withdraw as a General Partner. If the General Partner withdraws as general partner or is removed as General Partner Pursuant to Article 16, it can redeem its interests in the Partnership at Net Asset Value as of the next month-end in which it is calculated. If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal. The death, incompetency, incapacity, withdrawal, insolvency, or dissolution of a Limited Partner shall not dissolve or terminate the Partnership, and said Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner’s Units except as provided in Article 10 hereof. Each Limited Partner (and any assignee of such Limited Partner) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to a special audit of the books and records of the Partnership, provided that the waiver shall not relieve the General Partner from its reporting obligations set forth in Article 9.

ARTICLE 14.
NO PERSONAL LIABILITY FOR RETURN OF CAPITAL

Subject to the provisions of Article 15 below, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

ARTICLE 15.
STANDARD OF LIABILITY; INDEMNIFICATION

15.1  Standard of Liability.  The General Partner and its controlling persons shall have no liability to the Partnership or any Limited Partner for any loss suffered by the Partnership which arises out of any action of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner.

15.2  Indemnification by the Partnership.  The Partnership shall indemnify, defend, and hold harmless the General Partner (including controlling persons and a former General Partner who has withdrawn from the Partnership) from and against any loss, liability, damage, cost or expense (including attorneys’ fees, and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Partnership, from any source only if all of the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership’s assets and not from the Limited Partners. In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (d) in the case of subparagraph (c), the court considering the request has been advised of the position of the Securities and Exchange Commission and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified herein.

15.3  Advance Payment.  Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the General Partner may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Article 15 upon final disposition.

ARTICLE 16.
AMENDMENTS; MEETINGS

16.1.  Amendments Not Requiring the Consent of the Fund.

(a) The General Partner, without obtaining the authorization or approval of any other Limited Partner and without giving prior notification to any Limited Partner, may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom or adding one or more provisions hereto, to the extent necessary, in the reasonable judgment of the General Partner, to: (i) cause the provisions of this Agreement to comply with the provisions of Section 7704 of the Code and the Treasury Regulations thereunder; (ii) otherwise cause the provisions of this Agreement to comply with any requirement, condition or guideline contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; (iii) ensure the Fund’s continuing classification as a partnership for U.S. federal income tax purposes; (iv) prevent the Fund from being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations; (v) take such action as may be necessary or appropriate to avoid the assets of the Fund being treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any plan or account subject to Section 4975 of the Code (or any corresponding provision of succeeding law); (vi) prevent the Fund from being required to register as an “investment company” under the Investment Company Act of 1940; (vii) avoid the Fund engaging in any “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code); (viii) add to the obligations of the General Partner for the benefit of the Fund or the Limited Partners; (ix) make any modification to this Agreement to reflect the admission of additional or substitute General Partners (x) reflect the admission, substitution, termination or redemption of Limited Partners after the date hereof in accordance with the provisions of this Agreement; (xi) cure any ambiguity in this Agreement, or correct any provision in this Agreement that is manifestly incorrect; or (xii) provide that any one or more additional or substitute General Partner may possess and exercise any one or more of the rights, powers and authority of the General Partner hereunder; provided that such appointment of an additional General Partner does not constitute an “assignment” within the meaning of Section 202(a)(1) of the Advisers Act.

(b) Upon giving notification to the Limited Partners, but without obtaining the authorization or approval of any Limited Partner, the General Partner may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom or adding one or more provisions hereto, for such purpose of purposes as the General Partner may deem necessary, appropriate, advisable or convenient, provided that, in the General Partner’s reasonable judgment, such amendment could not reasonably be expected to have a material adverse effect on the Fund or any Limited Partner.

16.2  Meetings.  The General Partner will maintain at the office a list of the names and addresses of all Limited Partners and the Units owned by them. Upon request of any Limited Partner or his representative, the General Partner shall make such list available for review by any Limited Partner or his representative, and upon request, either in person or by mail, the General Partner shall furnish a copy of such list by mail to any Limited Partner or his representative, for the cost of duplication and postage. The General Partner shall maintain and preserve such records for a period of five years. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within 15 days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

16.3  Amendments and Actions Without Consent of the General Partner.  At any meeting called pursuant to Article 16.2, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than a majority of the Units then owned by the Limited Partners (any Units held by the General Partner or its affiliates shall be disregarded in calculating the percentage of outstanding Units and the General Partner shall be prohibited from voting as a Limited Partner) the following actions may be taken: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Act, provided, however, that consent of all Limited Partners shall be required in the case of amendments requiring the consent of all Limited Partners under the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) any contracts with the General Partner may be terminated on 60 days written notice; and (vi) the sale of all the assets of the Partnership may be approved; provided, however, that none of the said actions may be taken unless the action is permitted under the Act. In the event of the occurrence of an event described in (iii) or (iv) above, the interest of the General Partner shall be redeemed and paid to the General Partner on the basis of the Net Assets allocable thereto on the date of such event.

16.4.  Amendment Requiring Consent of the Fund.  Subject to the provisions of Section 16.3, the General Partner may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom or adding one or more provisions hereto, in a manner that materially adversely affects or could reasonably be expected to have a material affect on the Fund or the Limited Partners; provided, however, that the General Partner may not make any such Amendment without giving notification to the Limited Partners, at least thirty (30) days prior to the implementation of such amendment, setting forth all material facts relating to such amendment, and obtaining the Consent of the Fund to such amendment prior to the implementation thereof.

16.5.  Consent of the Fund.  For purposes of this Agreement, the “Consent of the Fund,” when used with respect to a particular transaction, practice, amendment to this Agreement or other action (any such transaction, practice, amendment or other action being referred to in this Agreement as a “Consent Transaction”), shall be deemed to have been obtained if a Majority in Interest of the Limited Partners, approves such Consent Transaction (it being understood and agreed that, for purposes of the foregoing, (i) a Limited Partner shall be deemed to approve a Consent Transaction if such Limited Partner either (a) affirmatively approves such Consent Transaction prior to the completion, consummation or implementation thereof or (b) fails to give notification to the Fund of its objection to such Consent Transaction prior to the completion, consummation or implementation thereof and (ii) a Limited Partner who withdraws or is required to withdraw all amounts from its capital account(s) pursuant to the provisions of this Agreement prior to the completion, consummation or implementation of such a Consent Transaction shall thereupon automatically cease to have any right to approve or withhold its approval of such Consent Transaction and shall not be considered a Limited Partner for purposes of determining whether a Majority in Interest of the Limited Partners has approved such Consent Transaction, notwithstanding that such Limited Partner may have objected to such Consent Transaction). “Majority in Interest” of the Limited Partners, means Limited Partners (other than the General Partner and its affiliates), the opening balances of whose capital accounts at such time exceed 50% of the opening balances of the capital accounts at such time of all Limited Partners (other than the General Partner and its affiliates).

16.6.  Certain Amendments Requiring Consent of Affected Limited Partners.  Notwithstanding any other provision of this Article XVI, this Agreement may not be amended so as to modify the limited liability of a Limited Partner.

16.7.  Amendments of Certificate.

(a) The General Partner shall cause the Certificate of Limited Partnership to be amended and/or restated at such time or times, to such extent and in such manner as may be required by the Act.

(b) The General Partner may cause the Certificate of Limited Partnership to be amended and/or restated in accordance with the principles set forth in this Article XVI, and any such amendment and/or restatement shall be effective immediately upon the filing of a certificate of amendment in the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

ARTICLE 17.
GOVERNING LAW

The General Partner and Limited Partners expressly agree that all the terms and provisions hereof shall be construed under the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended and shall govern the partnership aspects of this Agreement absent contrary terms contained in this Agreement.

ARTICLE 18.
MISCELLANEOUS

18.1  Priority Among Limited Partners.  No Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

18.2  Notices.  All notices under this Agreement, other than Requests for Redemption of Units, notices of assignment, transfer or pledge of Units, and reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mails. Reports by the General Partner to the Limited Partners shall be in writing or in such electronic format as permitted by applicable rules. When such requests are in writing, they shall be sent by first class mail to the last known address of each Limited Partner. When such reports are in electronic format, they shall be delivered consistent with applicable rules. Requests for Redemption and notices of assignment, transfer or pledge of Units shall be effective upon receipt by the Partnership.

18.3  Binding Effect.  This Agreement shall inure to and be binding upon all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound hereby, including all rights which they may have under Article 16 hereof.

18.4  Captions.  Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

18.5  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first appearing above.

LIMITED PARTNERS:	GENERAL PARTNER:

All Limited Partners now and hereafter admitted as limited partners of the Fund pursuant to the power of attorney now or hereafter executed in favor of and delivered to the General Partner.	CAMPBELL & COMPANY, INC.
By: /s/ Thomas P. Lloyd
By: Campbell & Company, Inc. Attorney-in-fact	Name: Thomas P. Lloyd Title: General Counsel

By: /s/ Thomas P. Lloyd	By: /s/ Gregory T. Donovan
Name: Thomas P. Lloyd Title: General Counsel	Name: Gregory T. Donovan Title: Chief Financial Officer

By: /s/ Gregory T. Donovan
Name: Gregory T. Donovan Title: Chief Financial Officer

EXHIBIT C

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
REQUEST FOR REDEMPTION

Please send original to: Campbell & Company, Inc. General Partner 2850 Quarry Lake Drive Baltimore, Maryland 21209 Phone: 800-698-7235 Fax: 410-413-2572	Date	Limited Partner No.
Social Security Number/Taxpayer ID Number (must be included)

	Client Mailing Address	City, State and Zip Code

	Client Phone Number	Client E-mail Address	Brokerage Account Number

Dear Sir/Madam:

The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Limited Partnership Agreement of CAMPBELL STRATEGIC ALLOCATION FUND, L.P. (“Fund”), of the undersigned’s limited partnership units (“units”) in the Fund at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption will be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received ten (10) business days prior to the end of such month. Redemption fees apply through the first twelve month ends following purchase (from and including the closing date on which the unit is purchased) as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end and 1% of net asset value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Partners Only
Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned’s true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Partners Only
Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

In order for this redemption request to be processed, it is mandatory to complete the following:

     Type of Redemption (check one):

     ☐  Full Redemption

     ☐  Partial Redemption (specify number of units                        or dollar amount $                      )

     Remittance of Redemption Funds:

☐	Forward redemption funds to the undersigned at:

Name	Street	City, State and Zip Code

     ☐  Remit funds directly to Brokerage Account Number:

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.
ALL BENEFICIARIES MUST SIGN ON THE SAME REDEMPTION FORM WHEN APPLICABLE.

Entity Limited Partner	Individual Limited Partner(s)

Printed Name of Entity Limited Partner (or assignee)	Printed Limited Partner Name	Signature of Limited Partner
By:
Signature of Trustee, Custodian, Fiduciary, Partner or Authorized Officer	Printed Limited Partner Name/Custodian	Signature of Limited Partner/Custodian
Title:	Additional Limited Partner Signature	Additional Limited Partner Signature

Custodian Medallion Signature Guarantee
	Financial Advisor Name	Broker/Dealer Name
	Branch Address	Financial Advisor E-mail
	Branch Phone Number	Branch Fax Number

C-1

CAMPBELL GLOBAL TREND FUND, L.P.
REQUEST FOR REDEMPTION

Please send original to: Campbell & Company, Inc. General Partner 2850 Quarry Lake Drive Baltimore, Maryland 21209 Phone: 800-698-7235 Fax: 410-413-2572	Date	Limited Partner No.
Social Security Number/Taxpayer ID Number (must be included)

	Client Mailing Address	City, State and Zip Code

	Client Phone Number	Client E-mail Address	Brokerage Account Number

Dear Sir/Madam:

The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Limited Partnership Agreement of CAMPBELL GLOBAL TREND FUND, L.P. (“Fund”), of the undersigned’s limited partnership units (“units”) in the Fund at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption will be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received ten (10) business days prior to the end of such month. Redemption fees apply through the first twelve month ends following purchase of the Class A (USD) Units, Class B (USD) Units and Class A (GLD) Units as follows: 1.833% of net asset value (NAV) per Class A (USD) Unit, Class B (USD) Unit or Class A (GLD) Unit redeemed through the second month-end, decreasing every month thereafter to 1.666%, 1.500%, 1.333%, 1.167%, 1.000%, 0.833%, 0.667%, 0.500%, 0.333%, and 0.167%, respectively. After the twelfth month-end following purchase of a unit, no redemption fees apply. The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Partners Only

Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned’s true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Partners Only

Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

In order for this redemption request to be processed, it is mandatory to complete the following:

     Type of Redemption (check one)

     ☐  Full Redemption

     ☐  Partial Redemption (specify number of units or dollar amount):

Class A (USD) Units	Class B (USD) Units	Class C (USD) Units	Class D (USD) Units

Class E (USD) Units	Class A (GLD) Units	Class B (GLD) Units	Class C (GLD) Units

     Remittance of Redemption Funds:
     ☐  Forward redemption funds to the undersigned at:

Name	Street	City, State and Zip Code

☐  Remit funds directly to Brokerage Account Number:

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.
ALL BENEFICIARIES MUST SIGN ON THE SAME REDEMPTION FORM WHEN APPLICABLE.

Entity Limited Partner	Individual Limited Partner(s)

Printed Name of Entity Limited Partner (or assignee)	Printed Limited Partner Name	Signature of Limited Partner
By:
Signature of Trustee, Custodian, Fiduciary, Partner or Authorized Officer	Printed Limited Partner Name/Custodian	Signature of Limited Partner/Custodian
Title:	Additional Limited Partner Signature	Additional Limited Partner Signature

Custodian Medallion Signature Guarantee
	Financial Advisor Name	Broker/Dealer Name
	Branch Address	Financial Advisor E-mail
	Branch Phone Number	Branch Fax Number

C-2

EXHIBIT D

SUBSCRIPTION REQUIREMENTS

Campbell Strategic Allocation Fund, L.P.

By executing the Subscription Agreement for Campbell Strategic Allocation Fund, L.P. (the “Strategic Allocation Fund”), each purchaser (“purchaser”) of limited partnership units in the Strategic Allocation Fund (“units”) irrevocably subscribes for units at a price equal to the net asset value per unit as of the end of the month in which the subscription is accepted provided such subscription is received at least five business days prior to such month end, as described in this prospectus dated March 1, 2010 (the “prospectus”). The Strategic Allocation Fund is only open to existing investors wishing to make additions to their existing accounts. Limited partners may increase their investment in the Strategic Allocation Fund with a minimum additional investment of $1,000. Subscriptions must be accompanied by a check or wire in the full amount of the subscription and made payable to “Campbell Strategic Allocation Fund, L.P.” Purchaser is also delivering to the selling agent an executed Subscription Agreement (Exhibit E to the prospectus). If purchaser’s Subscription Agreement is accepted, purchaser agrees to contribute purchaser’s subscription to the Strategic Allocation Fund and to be bound by the terms of the Strategic Allocation Fund’s Limited Partnership Agreement, attached as Exhibit A to the prospectus.

Campbell Global Trend Fund, L.P.

By executing the Subscription Agreement for Campbell Global Trend Fund, L.P. (the “Global Trend Fund”), each purchaser (“purchaser”) of limited partnership units of any of the classes of the Global Trend Fund (“units”) irrevocably subscribes for units at a price equal to the net asset value per class of unit as of the end of the month in which the subscription is accepted provided such subscription is received at least five business days prior to such month end, as described in this prospectus dated March 1, 2010 (the “prospectus”). The general partner in its sole and absolute discretion may change the foregoing notice requirement by written notice to you, as described in this prospectus dated March 1, 2010 (the “prospectus”). The minimum initial subscription for Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units is $1,000 from IRAs and other tax-exempt accounts and $5,000 from all other investors. Limited partners of Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units may increase their investment with a minimum additional investment of $1,000. The minimum initial subscription for Class A (GLD) Units and Class B (GLD) Units is $50,000. Limited partners of Class A (GLD) Units and Class B (GLD) Units may increase their investment with a minimum additional investment of $10,000. Subscriptions must be accompanied by a check or wire in the full amount of the subscription and made payable to “Campbell Global Trend Fund, L.P.” Purchaser is also delivering to the selling agent an executed Subscription Agreement (Exhibit F to the prospectus). If purchaser’s Subscription Agreement is accepted, purchaser agrees to contribute purchaser’s subscription to the Global Trend Fund and to be bound by the terms of the Global Trend Fund’s Limited Partnership Agreement, attached as Exhibit B to the prospectus.

Both Funds

Purchaser agrees to reimburse the applicable Fund and Campbell & Company, Inc., the general partner, for any expense or loss incurred as a result of the cancellation of purchaser’s units due to a failure of purchaser to deliver good funds in the amount of the subscription price. By execution of the applicable Fund’s Subscription Agreement, purchaser will be deemed to have executed the respective Limited Partnership Agreement and to be bound by the terms of the respective Limited Partnership Agreement, which will be in substantially the form of the Limited Partnership Agreements included in the prospectus as Exhibits A and B.

In connection with this Exhibit D and the attached Subscription Agreements, the term “purchaser” will also include subscriptions from related investors such as the spouse, children, step-children, siblings, parents or other immediate relatives of a current limited partner living in the same household, as well as any related investing entity, such as a trust, 401K account, foundation or other entity, provided that the current limited partner is the primary “decision maker” on behalf of these related investors and further provided that the limited partner exercises investment control over such subscriptions.

As an inducement to the general partner to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser’s shareholders, partners or beneficiaries), by executing and delivering purchaser’s Subscription Agreement, represents and warrants to the general partner, the clearing broker and the selling agent who solicited purchaser’s subscription and the Funds, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and is legally competent to do so. Purchaser acknowledges that purchaser has received a copy of the prospectus, including the respective Fund’s Limited Partnership Agreement.

(b) All information that purchaser has furnished to the general partner or that is set forth in the Subscription Agreement submitted by purchaser is correct and complete as of the date of such Subscription Agreement, and if there should be any change in such information prior to acceptance of purchaser’s subscription, purchaser will immediately furnish such revised or corrected information to the general partner.

(c) Unless (d) or (e) below is applicable, purchaser’s subscription is made with purchaser’s funds for purchaser’s own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the units and enter into and be bound by the Subscription Agreement on behalf of the entity for which he is purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the Subscription Agreement and become a Limited Partner pursuant to the applicable Limited Partnership Agreement attached to the prospectus as Exhibits A and B.

(f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of, the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

(g) If the undersigned is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any such Plan due to investments made in such entity by Plans or other Plan Asset Entities (in which case, the representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in either or both Funds for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in either or both Funds is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in either or both Funds does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in either or both Funds has been duly authorized and approved by all necessary parties; (e) none of the general partner, the Funds’ advisors, the Funds’ cash managers, the Funds’ futures brokers, the Funds’ over-the-counter counterparties, the Funds’ escrow agent, any wholesaler, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in either or both Funds, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the general partner, the Funds’ advisors, the Funds’ cash managers, the Funds’ futures brokers, the Funds’ over-the-counter counterparties, the Funds’ escrow agent, each wholesaler, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

(h) If the undersigned is acting on behalf of a trust (the “Subscriber Trust”), the individual signing the Subscription Agreement on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

(i) Purchaser represents and warrants that purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in each Fund.

Kansas — The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in the Fund and other managed futures investments to not more than 10% of your liquid net worth. “Liquid net worth” is that portion of your total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky — Either (i) Net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

EXHIBIT E

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

UNITS OF LIMITED PARTNERSHIP INTEREST

SUBSCRIPTION AGREEMENT

Campbell Strategic Allocation Fund, L.P.
c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
Dear Sir/Madam:

1.  Subscription for Units.  I hereby subscribe for the number of Units of Limited Partnership Interest (“units”) in Campbell Strategic Allocation Fund, L.P. (the “Fund”) set forth on the reverse side (minimum additional investment of $1,000) of this Subscription Agreement, at net asset value per unit as set forth in the prospectus of the Fund dated March 1, 2010 (the “prospectus”). The undersigned’s wire or check payable to “Campbell Strategic Allocation Fund, L.P.,” in the full amount of the undersigned’s subscription, accompanies the Subscription Agreement Signature Page. If this subscription is rejected, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional units in lieu of interest earned on the undersigned’s subscription while held in escrow. The general partner, in its sole and absolute discretion, accepts or rejects this subscription in whole or in part. All subscriptions once submitted are irrevocable. All units are offered subject to prior sale.

2.  Representations and Warranties of Subscriber.  I have received the prospectus. By submitting this Subscription Agreement I am making the representations and warranties set forth in “Exhibit D — Subscription Requirements” contained in the prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3. Acceptance of Limited Partnership Agreement.  I agree that as of the date of the acceptance of my subscription by the Fund I shall become a Limited Partner, and I hereby (i) acknowledge that I have received the Limited Partnership Agreement of the Fund, (ii) agree to each and every term of the Limited Partnership Agreement, (iii) agree that my execution of this Subscription Agreement shall constitute (for all purposes) my execution of the Limited Partnership Agreement and agreement to the terms thereof, and (iv) acknowledge that the general partner may rely upon my execution of this Subscription Agreement as constituting execution of the Limited Partnership Agreement and agreement to the terms thereof.

4.  Irrevocability; Governing Law.  I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in the Strategic Allocation Fund. This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

READ AND COMPLETE REVERSE SIDE

E-1

EXHIBIT E
Signature Page

CSAF
SUBSCRIPTION AGREEMENT
IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement, by payment of the purchase price for Units of Limited Partnership Interest in Campbell Strategic Allocation Fund, L.P. and by either (i) enclosing a check payable to “Campbell Strategic Allocation Fund, L.P.,” or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor’s customer securities account in the amount set forth below, hereby subscribes for the purchase of units at net asset value per unit. The named investor further acknowledges receipt of the prospectus dated March 1, 2010, including the Strategic Allocation Fund’s Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement set forth therein, the terms of which govern the investment in the units being subscribed for hereby.

1) Total $ Amount	2) Account # (must be completed)
(minimum of $1,000 for additional investments)	☐ if payment is made by debit to investor’s securities account, check box

3) Social Security # - -	Taxpayer ID # - -

	Joint Accounts[1]	Trust Accounts2 or 3
☐ Individual[1] ☐ UGMA/UTMA[3] ☐ Corporation or Limited Liability Company[2] ☐ Partnership[2] ☐ Estate[2]	☐ Tenants by/in Entirety ☐ Tenants in Common ☐ Joint Tenancy with Rights of Survivorship ☐ Community Property	☐ Revocable or Grantor ☐ Other than Revocable or Grantor

IRA Accounts[3]	Pension/Profit Sharing Plans
☐ Traditional ☐ Rollover	☐ SEP[3] ☐ 401(k)[2]	Note: In connection with any subscription, the general partner, in its sole discretion, may request a subscriber to provide appropriate authorization documents.
☐ Roth	☐ DBP/DCP[2] ☐ Simple IRA[3]
[1] Primary Owner’s Social Security Number is required. [2] EIN/TIN is required. [3] Beneficial Owner’s Social Security Number and Custodian’s TIN are required.

4) ☐ Check here if this is an addition to an existing account. Partner #:

4a) ☐ Check here if this account is related to an existing account. Partner #:

5) Limited Partner Name

6)	Additional Information (For Estates, Partnerships, Trusts and Corporations)

7)	Resident Address of Limited Partner

Street (P.O. Box not acceptable)	City State Zip Code

8)	Mailing Address (if different)
                                                            Street                                                                                                                         City                                State                         Zip Code

9)	Custodian Name and Mailing Address

Name	Street City State Zip Code

10)
INVESTOR(S) MUST SIGN

X	X
Signature of Investor Date Telephone No.	Signature of Joint Investor (if any) or Custodian Date

Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY:

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:  ☐. Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY:

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

11)
FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the units, as set forth in the prospectus dated March 1, 2010. I have also informed the investor of the unlikelihood of a public trading market developing for the units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/ her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/ her financial position, net worth and other suitability characteristics.

The Financial Advisor MUST sign below in order to substantiate compliance with FINRA Rule 2310.

X	X
Financial Advisor Signature Date	Office Manager Signature Date
(if required by Selling Agent procedures)

12)
Selling Firm	F.A. Name	F.A. Number
(print clearly for proper credit)

F.A. Phone F.A. Fax F.A. Email Address

F.A. Address (for confirmations)	Street (P.O. Box not acceptable) City State Zip Code

E-2

EXHIBIT F

CAMPBELL GLOBAL TREND FUND, L.P.

UNITS OF LIMITED PARTNERSHIP INTEREST

SUBSCRIPTION AGREEMENT

Campbell Global Trend Fund, L.P.
c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209

Dear Sir/Madam:

1.  Subscription for Units.  I hereby subscribe for the number of Units of Limited Partnership Interest (“units”) in Campbell Global Trend Fund, L.P. (the “Fund”) set forth on the reverse side (the minimum initial investment for the Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units is $1,000 for IRAs and other tax-exempt accounts and $5,000 for all other investors; the minimum initial investment for the Class A (GLD) Units and Class B (GLD) Units is $50,000) of this Subscription Agreement, at net asset value per unit as set forth in the prospectus of the Fund dated March 1, 2010 (the “prospectus”). The undersigned’s wire or check payable to “Campbell Global Trend Fund, L.P.,” in the full amount of the undersigned’s subscription (additions may be made with a minimum investment of $1,000 for the Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units and $10,000 for the Class A (GLD) Units and Class B (GLD) Units, as described in the prospectus), accompanies the Subscription Agreement Signature Page. If this subscription is rejected, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional units in lieu of interest earned on the undersigned’s subscription while held in escrow. The general partner, in its sole and absolute discretion, accepts or rejects this subscription in whole or in part. All subscriptions once submitted are irrevocable. All units are offered subject to prior sale.

2.  Representations and Warranties of Subscriber.  I have received the prospectus. By submitting this Subscription Agreement I am making the representations and warranties set forth in “Exhibit D — Subscription Requirements” contained in the prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.  Acceptance of Limited Partnership Agreement.  I agree that as of the date of the acceptance of my subscription by the Fund I shall become a Limited Partner, and I hereby (i) acknowledge that I have received the Limited Partnership Agreement of the Fund, (ii) agree to each and every term of the Limited Partnership Agreement, (iii) agree that my execution of this Subscription Agreement shall constitute (for all purposes) my execution of the Limited Partnership Agreement and agreement to the terms thereof, and (iv) acknowledge that the general partner may rely upon my execution of this Subscription Agreement as constituting execution of the Limited Partnership Agreement and agreement to the terms thereof.

4.  Irrevocability; Governing Law.  I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in the Global Trend Fund. This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

READ AND COMPLETE REVERSE SIDE

F-1

EXHIBIT F
Signature Page

CGTF
SUBSCRIPTION AGREEMENT
IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement, by payment of the purchase price for Units of Limited Partnership Interest in Campbell Global Trend Fund, L.P. and by either (i) enclosing a check payable to “Campbell Global Trend Fund, L.P.,” or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor’s customer securities account in the amount set forth below, hereby subscribes for the purchase of units at net asset value per unit. The named investor further acknowledges receipt of the prospectus dated March 1, 2010, including the Global Trend Fund’s Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement set forth therein, the terms of which govern the investment in the units being subscribed for hereby.

1) Total Amount of: Class A (USD) Units $	Class B (USD) Units $	Class C (USD) Units $	Class D (USD) Units $

   (minimum of $1,000 from IRAs and other tax-exempt accounts and $5,000 from all other investors; $1,000 for additional investments)

Class A (GLD) Units $ Class B (GLD) Units $	(minimum of $50,000; $10,000 for additional investments)

Class E (USD) and Class C (GLD) Units are not being offered in the prospectus and will be issued in exchange for Class A (USD), B (USD), C (USD), D (USD), A (GLD) and B (GLD) Units in certain circumstances which are described in the prospectus.

2)	Account # (must be completed) ☐ If payment is made by debit to investor’s securities account, check box

3) Social Security # - -	Taxpayer ID # - -

	Joint Accounts[1]	Trust Accounts2 or 3
☐ Individual[1] ☐ UGMA/UTMA[3] ☐ Corporation or Limited Liability Company[2] ☐ Partnership[2] ☐ Estate[2]	☐ Tenants by/in Entirety ☐ Tenants in Common ☐ Joint Tenancy with Rights of Survivorship ☐ Community Property	☐ Revocable or Grantor ☐ Other than Revocable or Grantor

IRA Accounts[3]	Pension/Profit Sharing Plans
☐ Traditional ☐ Rollover	☐ SEP[3] ☐ 401(k)[2]	Note: In connection with any subscription, the general partner, in its sole discretion, may request a subscriber to provide appropriate authorization documents.
☐ Roth	☐ DBP/DCP[2] ☐ Simple IRA[3]
[1] Primary Owner’s Social Security Number is required. [2] EIN/TIN is required. [3] Beneficial Owner’s Social Security Number and Custodian’s TIN are required.

4) ☐ Check here if this is an addition to an existing account. Partner #:

4a) ☐ Check here if this account is related to an existing account. Partner #:

5) Limited Partner Name

6)	Additional Information (For Estates, Partnerships, Trusts and Corporations)

7)	Resident Address of Limited Partner

Street (P.O. Box not acceptable)	City State Zip Code

8)	Mailing Address (if different)
                                                            Street                                                                                                                         City                                State                         Zip Code

9)	Custodian Name and Mailing Address

Name	Street City State Zip Code

10)
INVESTOR(S) MUST SIGN

X	X
Signature of Investor Date Telephone No.	Signature of Joint Investor (if any) or Custodian Date

Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY:

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:  ☐. Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY:

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

11)
FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the units, as set forth in the prospectus dated March 1, 2010. I have also informed the investor of the unlikelihood of a public trading market developing for the units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/ her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/ her financial position, net worth and other suitability characteristics.

The Financial Advisor MUST sign below in order to substantiate compliance with FINRA Rule 2310.

X	X
Financial Advisor Signature Date	Office Manager Signature Date
(if required by Selling Agent procedures)

12)
Selling Firm	F.A. Name	F.A. Number
(print clearly for proper credit)

F.A. Phone F.A. Fax F.A. Email Address

F.A. Address (for confirmations)	Street (P.O. Box not acceptable) City State Zip Code

F-2

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the units (other than selling commissions).

Campbell Strategic Allocation Fund, L.P. and Campbell Global Trend Fund, L.P.

Approximate
Amount

Securities and Exchange Commission Registration Fee	$40,000
The Financial Industry Regulatory Authority Filing Fee	60,500
Printing Expenses	150,000
Blue Sky Expenses (Excluding Legal Fees)	300,000
Escrow Fees	5,000
Fees of Certified Public Accountants	50,000
Fees of Counsel	200,000
Total	$805,500

Item 14.	Indemnification of Directors and Officers.

Article 15 of the respective Limited Partnership Agreement of the Strategic Allocation Fund and the Global Trend Fund filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the general partner. The general partner and its controlling persons will have no liability to the Funds or any limited partner of the Funds for any loss suffered by the Funds which arises out of any action of the general partner if the general partner, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of the general partner. The Funds indemnify, defend, and hold harmless the general partner (including controlling persons and a former general partner who has withdrawn from the Strategic Allocation Fund) from and against any loss, liability, damage, cost or expense (including attorneys’ fees, and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Funds, from any source only if all of the following conditions are satisfied: (i) the general partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Funds, (ii) the general partner was acting on behalf of or performing services for the Funds, (iii) such liability or loss was not the result of negligence or misconduct by the general partner, and (iv) such indemnification is recoverable only out of the respective Fund’s assets and not from the limited partners. In no event will the general partner or any of the selling agents receive indemnification from the Funds arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (d) in the case of subparagraph (c), the court considering the request has been advised of the position of the Securities and Exchange Commission and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The Funds will not incur the cost of that portion of liability insurance which insures the general partner for any liability as to which the general partner is prohibited from being indemnified herein.

Item 15.	Recent Sales of Unregistered Securities.

On May 11, 1993, one Unit of limited partnership interest in the Campbell Strategic Fund was sold to an individual affiliated with Campbell & Company in order to permit the filing of a Certificate of Limited Partnership for the Campbell Strategic Fund. The sale of this Unit was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other unregistered sales of Units.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description of Document

1.1	Amended Form of Selling Agreement for Campbell Strategic Allocation Fund, L.P. and Campbell Global Trend Fund, L.P.(5)
1.2	Form of Service Agreement for Campbell Strategic Allocation Fund, L.P.(2)
3.1	Certificate of Limited Partnership of Campbell Strategic Allocation Fund, L.P.(1)
3.2	Amended Certificate of Limited Partnership of Campbell Global Trend Fund, L.P.
3.3	Amended Agreement of Limited Partnership of Campbell Strategic Allocation Fund, L.P. (included to the Prospectus as Exhibit A)
4.2	Amended Agreement of Limited Partnership of Campbell Global Trend Fund, L.P. (included to the Prospectus as Exhibit B)
5.1	Opinion of Sidley Austin LLP as to legality of the Units of Campbell Strategic Allocation Fund, L.P.
5.2	Opinion of Sidley Austin LLP as to legality of the Units of Campbell Global Trend Fund, L.P.
8.1	Opinion of Sidley Austin LLP as to income tax matters of Campbell Strategic Allocation Fund, L.P.
8.2	Opinion of Sidley Austin LLP as to income tax matters of Campbell Global Trend Fund, L.P.
10.1	Advisory Agreement between Campbell Strategic Allocation Fund, L.P. and Campbell & Company(1)
10.2	Amended Advisory Agreement between Campbell Global Trend Fund, L.P. and Campbell & Company(5)
10.3	Commodity Customer Agreement with UBS Securities LLC with respect to Campbell Strategic Allocation Fund, L.P.(3)
10.4	Commodity Customer Agreement with Goldman, Sachs & Co. with respect to Campbell Strategic Allocation Fund, L.P.(3)
10.5	Commodity Customer Agreement with NewEdge USA, LLC with respect to Campbell Global Trend Fund, L.P.(5)
10.6	Global Institutional Master Custody Agreement with respect to Campbell Strategic Allocation Fund, L.P.(6)
10.7	Global Institutional Master Custody Agreement with respect to Campbell Global Trend Fund, L.P.(5)
10.8	Over-the-Counter Counterparty Agreement with Deutsche Bank AG London with respect to Campbell Strategic Allocation Fund, L.P.(4)
10.9	Over-the-Counter Counterparty Agreement with Royal Bank of Scotland plc with respect to Campbell Strategic Allocation Fund, L.P.(6)
10.10	Over-the-Counter Counterparty Agreement with Royal Bank of Scotland plc with respect to Campbell Global Trend Fund, L.P.(5)
10.11	Non-Custody Investment Advisory Agreement with Wilmington Trust Investment Management LLC, cash manager with respect to Campbell Strategic Allocation Fund, L.P.(6)
10.12	Non-Custody Investment Advisory Agreement with Wilmington Trust Investment Management LLC, cash manager with respect to Campbell Global Trend Fund, L.P.(5)
10.13	Non-Custody Investment Advisory Agreement with and Horizon Cash Management L.L.C., cash manager with respect to Campbell Strategic Allocation Fund, L.P.(6)

Exhibit
Number	Description of Document

10.14	Request for Redemption for Campbell Strategic Allocation Fund, L.P. and Campbell Global Trend Fund, L.P. (included to the Prospectus as Exhibit C)
10.15	Subscription Requirements for Campbell Strategic Allocation Fund, L.P. and Campbell Global Trend Fund, L.P. (included to the Prospectus as Exhibit D)
10.16	Subscription Agreement for Campbell Strategic Allocation Fund, L.P. (included to the Prospectus as Exhibit E)
10.17	Subscription Agreement for Campbell Global Trend Fund, L.P. (included to the Prospectus as Exhibit F)
10.18	Escrow Agreement for Campbell Strategic Allocation Fund, L.P.(1)
10.19	Escrow Agreement for Campbell Global Trend Fund, L.P.(5)
23.1	Consent of Sidley Austin LLP is included as part of Exhibits 5.1 and 5.2.
23.2	Consent of Arthur F. Bell, Jr. & Associates, L.L.C.
23.3	Consent of Sidley Austin LLP as tax counsel is included as part of Exhibits 8.1 and 8.2.
23.4	Consent of Deloitte & Touche LLP.

(1)	Previously filed as an exhibit to Registration Statement on Form S-1 on August 9, 1993 and incorporated herein by reference.

(2)	Previously filed as an exhibit to Post — Effective Amendment No. 1 to the Registration Statement on Form S-1 on May 22, 1995 and incorporated herein by reference.

(3)	Previously filed as an exhibit to Post — Effective Amendment No. 4 to the Registration Statement on Form S-1 on August 15, 2007 and incorporated herein by reference.

(4)	Previously filed as an exhibit to Registration Statement on Form S-1 on May 18, 2001 and incorporated herein by reference.

(5)	To be filed by amendment.

(6)	Previously filed as an exhibit to Registration Statement on Form S-1 on December 18, 2009 and incorporated herein by reference.

(b) The following financial statements are included in the Prospectus:

No Financial Schedules are required to be filed herewith.

Item 17.	Undertakings.

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S — 8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S — 3 or Form F — 3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)  Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If any registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that such registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by any registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If any registrant is relying on Rule 430B:

(A) Each prospectus filed by each registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If any registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of each registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of each undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of each undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about each undersigned registrant or its securities provided by or on behalf of each undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by each undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by an officer, director, or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of each Registrant has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, State of Maryland, on February 19, 2010.

Campbell Strategic Allocation Fund, L.P.

By:	Campbell & Company, Inc.,
its General Partner

By:	/s/ Theresa D. Becks
Name:     Theresa D. Becks

Title:	Chief Executive Officer

By:	/s/ Gregory T. Donovan
Name:     Gregory T. Donovan

Title:	Chief Financial Officer

Campbell Global Trend Fund, L.P.

By:	Campbell & Company, Inc.,
its General Partner

By:	/s/ Theresa D. Becks
Name:     Theresa D. Becks

Title:	Chief Executive Officer

By:	/s/ Gregory T. Donovan
Name:     Gregory T. Donovan

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the General Partner of each Registrant in the capacities and on the date indicated.

Campbell & Company, Inc.,
General Partner Of each Registrant

/s/ D. Keith Campbell Name: D. Keith Campbell	Chairman of the Board and Director	February 19, 2010

/s/ Bruce L. Cleland Name: Bruce L. Cleland	Vice Chairman of the Board and Director	February 19, 2010

/s/ Theresa D. Becks Name: Theresa D. Becks	President, Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2010

/s/ Gregory T. Donovan Name: Gregory T. Donovan	Chief Financial Officer and Treasurer (Principal Financial Officer)	February 19, 2010

(Being principal executive officer, the principal financial officer and a majority of the directors of Campbell & Company, Inc.)

CAMPBELL & COMPANY, INC.	General Partner of each Registrant	February 19, 2010

By:	/s/ Theresa. D. Becks
Name: Theresa D. Becks
Title: Chief Executive Officer